                                  SCHEDULE 14A

                    Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]   Preliminary Proxy Statement
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
240.14a-2.

                            ALLEGRO NEW MEDIA, INC.
                (Name of Registrant as Specified in its Charter)
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j) (2).
[ ]   $500 per each party to the controversy pursuant to Exchange Act Rule
14a-6(i)(3).
[X]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:
Common Stock, par value $.001 per share

     2) Aggregate number of securities to which transaction applies:
3,846,335

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
$4.55

     4) Proposed maximum aggregate value of transaction:
$17,500,825

     5) Total fee paid:
$3,500

     [ ] Fee paid previously with preliminary materials

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule, and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

ALLEGRO LOGO
                                                                          , 1996
Dear Stockholder:

    You are cordially invited to attend a Special Meeting of Stockholders of
Allegro New Media, Inc. ("Allegro") to be held on         ,         , 1996 at
        , local time, at         . At the Special Meeting, you will be asked to
consider and approve certain proposals relating to the proposed combination of SPC Acquisition Corporation, a wholly-owned subsidiary of Allegro ("Merger Sub"), with Software Publishing Corporation ("SPC") (the "Merger") pursuant to the Agreement and Plan of Reorganization between Allegro, Merger Sub and SPC (the "Agreement"). The accompanying Prospectus/Joint Proxy Statement presents the details of the Merger.

    After careful consideration, Allegro's Board of Directors has unanimously approved the Agreement and the transactions contemplated thereby. In making this determination, the Board of Directors of Allegro has received an opinion from Frost Capital Partners, Inc. that the Merger is fair to Allegro and the stockholders of Allegro from a financial point of view. The Board of Directors of Allegro believes that the proposed Merger and the other proposals described below are in the best interests of Allegro and unanimously recommends that you vote FOR (1) the approval of the Agreement and the Merger; (2) an amendment to the Certificate of Incorporation of Allegro to increase the authorized number of shares of Common Stock, $.001 par value per share, of Allegro (the "Allegro Common Stock") from 18,000,000 to 30,000,000, subject to and upon consummation of the Merger, (3) an amendment to the Certificate of Incorporation of Allegro to eliminate the Class A Convertible Preferred Stock, the outstanding shares of which have been converted into shares of Common Stock and (4) an amendment to the Allegro 1994 Long Term Incentive Plan (the "Allegro Incentive Plan") to increase by 2,000,000 to 3,000,000 the number of shares of Allegro Common Stock to be available for grant and reserved for issuance under the Allegro Incentive Plan (which increase represents approximately 20.3% of the shares of the Allegro Common Stock estimated to be outstanding or issuable following consummation of the Merger (based upon the capitalization of Allegro and SPC as of October 1, 1996)), subject to and upon consummation of the Merger.

    The Board of Directors of Allegro believes the Merger offers Allegro and its stockholders a number of important benefits including: (i) the strategic fit between Allegro and SPC, creating an opportunity for the combined company to play a significant role in the evolving market for visual communications and business productivity software products, (ii) the potential for the combined company to capitalize on the product offerings and the marketing and product synergies between SPC's and Allegro's product lines, and (iii) the greater financial, product development, sales and marketing and management resources that would result from combining the operations of the two companies. In the Merger, all of the issued and outstanding shares of capital stock of SPC will be converted into the right to receive an aggregate of approximately 3,372,825 shares of Allegro Common Stock, based on the capitalization of SPC and Allegro on October 1, 1996. Allegro will also assume options exercisable for up to approximately 816,926 additional shares of Allegro Common Stock, based on the number of options to purchase SPC Common Stock, par value $.001 per share ("SPC Common Stock") outstanding on October 1, 1996. As a result, following the Merger, based on the shares of SPC Common Stock and Allegro Common Stock outstanding as of October 1, 1996, the former holders of SPC Common Stock will hold approximately 43.0% of the Allegro Common Stock, and the holders of Allegro Common Stock prior to the Merger will hold approximately 57.0% of the Allegro Common Stock.

    All stockholders are invited to attend the Special Meeting in person. Approval of the Agreement and the Merger by Allegro stockholders is not required under applicable law; nevertheless, the Board of Directors of Allegro has determined to seek the affirmative vote of a majority of the total votes cast regarding the proposal to approve the Agreement and the Merger, with the Allegro Common Stock and the Allegro Class B Voting Preferred Stock voting together as a class. The amendment of the Allegro Certificate of Incorporation increasing the number of authorized shares of Allegro Common Stock requires the affirmative vote of holders of a majority of the outstanding shares of Allegro Common Stock and the Allegro Class B Voting Preferred Stock, each voting separately as a class; the amendment of the Allegro Certificate of Incorporation eliminating the Class A Convertible Preferred Stock requires the affirmative vote of holders of a majority of the outstanding shares of Allegro Common Stock and the Allegro Class B Voting Preferred Stock, voting together as a class; and the amendment to the Allegro Incentive Plan requires the affirmative vote of a majority of the total votes cast regarding such proposal, with the Allegro Common Stock and the Allegro Class B Voting Preferred Stock voting together as a class.

    Stockholders are urged to review carefully the information contained in the accompanying Prospectus/Joint Proxy Statement, including in particular the information under the captions "Risk Factors," "Allegro New Media, Inc. Special Meeting--Recommendations of Allegro Board of Directors," "Approval of the Merger and Related Transactions--Joint Reasons for the Merger" and "--Allegro's Reasons for the Merger" prior to making any voting decision in connection with their Allegro Common Stock.

    Whether or not you expect to attend the Special Meeting in person, please complete, sign and promptly return the enclosed proxy card in the enclosed postage-prepaid envelope to assure representation of your shares. You may revoke your proxy at any time before it has been voted, and if you attend the Special Meeting you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                          Sincerely,

                                          Barry A. Cinnamon
                                          Chairman of the Board,
                                          President and Chief Executive Officer
Fairfield, New Jersey

                 YOUR PROXY IS IMPORTANT--PLEASE VOTE PROMPTLY

                            ALLEGRO NEW MEDIA, INC.
                                   3 OAK ROAD
                          FAIRFIELD, NEW JERSEY 07004

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON           , 1996

     A Special Meeting of Stockholders (the "Allegro Meeting") of Allegro New
Media, Inc., a Delaware corporation ("Allegro"), will be held at           , on
          ,           , 1996, at           , local time, to consider and act on
the following matters:

     1. the approval of the Merger and the Agreement and Plan of Reorganization (the "Agreement") dated as of October 1, 1996, among Allegro, SPC Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Allegro (the "Merger Sub"), and Software Publishing Corporation, a Delaware corporation ("SPC") pursuant to which, among other things, (i) Merger Sub will be merged with and into SPC (the "Merger"), and (ii) each share of Common Stock, par value $.001 per share, of SPC (the "SPC Common Stock") will be converted into the right to receive, and become exchangeable for, 0.26805 shares of Common Stock, par value $.001 per share, of Allegro (the "Allegro Common Stock");

     2. an amendment to the Certificate of Incorporation of Allegro to increase the number of shares of Allegro Common Stock authorized to be issued from 18,000,000 to 30,000,000, subject to and upon consummation of the Merger;

     3. an amendment to the Certificate of Incorporation of Allegro to eliminate the Class A Convertible Preferred Stock, the outstanding shares of which have been converted into shares of Allegro Common Stock;

     4. an amendment to the Allegro 1994 Long Term Incentive Plan (the "Allegro Incentive Plan") to increase from 1,000,000 to 3,000,000 the number of shares of Allegro Common Stock available for grant under the Allegro Incentive Plan (which increase represents approximately 20.3% of the shares of the Allegro Common Stock estimated to be outstanding or issuable following consummation of the Merger (based upon the capitalization of Allegro and SPC as of October 1, 1996)), subject to and upon consummation of the Merger; and

     5. to transact such other matters as may properly come before the Allegro Meeting or any postponements or adjournments of the Allegro Meeting.

     Following the Merger, based on the shares of SPC Common Stock and Allegro Common Stock outstanding as of October 1, 1996, the former holders of SPC Common Stock will hold approximately 43.0% of the Allegro Common Stock and the holders of Allegro Common Stock prior to the Merger will hold approximately 57.0% of the Allegro Common Stock.

     Information relating to the above matters is set forth in the attached Prospectus/Joint Proxy Statement. Stockholders of record as of the close of
business on           , 1996 will be entitled to notice of, and to vote at, the
Allegro Meeting and any adjournments or postponements thereof.

     All stockholders are cordially invited to attend the Allegro Meeting in person.

                                          By Order of the Board of Directors

                                          Lori Kramer Cinnamon
                                          Secretary
Fairfield, New Jersey
          , 1996

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ALLEGRO MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                        PROSPECTUS/JOINT PROXY STATEMENT

                                3,846,335 SHARES

                              ALLEGRO COMMON STOCK

                            ------------------------

     This Prospectus/Joint Proxy Statement constitutes the Prospectus of Allegro New Media, Inc., a Delaware corporation ("Allegro"), with respect to up to 3,846,335 shares of its Common Stock, par value $.001 per share (the "Allegro Common Stock"), to be issued in connection with the proposed merger (the "Merger") of SPC Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Allegro ("Merger Sub"), with and into Software Publishing Corporation, a Delaware corporation ("SPC"), pursuant to the terms set forth in the Agreement and Plan of Reorganization, dated as of October 1, 1996 (the "Agreement"), among Allegro, Merger Sub and SPC. As used herein, the term "Combined Company" means Allegro and SPC and their respective subsidiaries as a consolidated entity following the Merger, and references to the products, business, results of operations or financial condition of the Combined Company should be considered to refer to Allegro and SPC, unless the context otherwise requires. As a result of the Merger, each outstanding share of Common Stock, $.001 par value per share, of SPC (the "SPC Common Stock"), other than shares as to which appraisal rights pursuant to the Delaware General Corporation Law (the "Delaware General Corporation Law") have been exercised and shares held in the treasury of SPC or owned by Merger Sub, Allegro or any wholly owned subsidiary of Allegro or SPC, will be converted into the right to receive 0.26805 shares of Allegro Common Stock (the "Exchange Ratio"), and each outstanding option or right to purchase SPC Common Stock under the SPC 1987 Stock Option Plan, 1989 Stock Option Plan and 1991 Stock Option Plan (collectively, the "SPC Stock Option Plans") will be assumed by Allegro and become an option or right to purchase Allegro Common Stock, with appropriate adjustments to the number of shares issuable thereunder and the exercise price thereof based on the Exchange Ratio. Holders of SPC Common Stock who do not vote in favor of the Merger may, under certain circumstances and by following prescribed statutory procedures, receive cash for their shares. See "Terms of the Merger--Appraisal Rights."

     This Prospectus/Joint Proxy Statement also constitutes the Proxy Statements of Allegro and SPC with respect to the Special Meeting of Stockholders of
Allegro scheduled to be held on           , 1996 (the "Allegro Meeting") and the
Special Meeting of Stockholders of SPC scheduled to be held on           , 1996
(the "SPC Meeting").

     This Prospectus/Joint Proxy Statement and the accompanying form of proxy are first being mailed to the stockholders of Allegro and SPC on or about
November    , 1996.

                            ------------------------

     SEE "RISK FACTORS" AT PAGE 17 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY ALLEGRO AND SPC STOCKHOLDERS IN EVALUATING THE PROPOSALS TO BE VOTED ON AT THE ALLEGRO MEETING AND AT THE SPC MEETING AND THE ACQUISITION OF THE SECURITIES OFFERED HEREBY.

                            ------------------------

NEITHER THIS TRANSACTION NOR THE SECURITIES OF ALLEGRO OFFERED HEREBY HAVE
   BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
     OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
         UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/JOINT PROXY
             STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                            ------------------------

    The date of this Prospectus/Joint Proxy Statement is November    , 1996.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                       ------
AVAILABLE INFORMATION..................................................................      2
TRADEMARKS.............................................................................      2
FORWARD-LOOKING STATEMENTS.............................................................      2
SUMMARY................................................................................      3
     The Companies.....................................................................      3
     Special Meeting of Stockholders of Allegro........................................      4
     Special Meeting of Stockholders of SPC............................................      5
     Risk Factors......................................................................      6
     Reasons for the Merger............................................................      7
     Fairness Opinions.................................................................      7
     Income Tax Treatment..............................................................      7
     Regulatory Matters................................................................      7
     Accounting Treatment..............................................................      7
     The Merger........................................................................      8
     Loan Facility.....................................................................     12
SELECTED HISTORICAL AND SELECTED PRO FORMA COMBINED FINANCIAL DATA.....................     13
RISK FACTORS...........................................................................     17
     Uncertainties Relating to Integration of Operations and the Serif Acquisition.....     17
     No Effect on Exchange Ratio of Price of Allegro Common Stock......................     17
     Transaction Expenses; Cost of Integration; Expected Write-off.....................     18
     No Assurance of Profitability; Losses to Date; Substantial Reductions in SPC Net
      Revenues.........................................................................     18
     Change in SPC Product Strategy....................................................     18
     Competition.......................................................................     18
     Need for Additional Funds.........................................................     20
     Possible Effects of Merger on Customers...........................................     20
     Risks Associated with Expansion into New Markets; Emerging Market for Visual
      Communications and Business Productivity Software................................     20
     Fluctuations in Quarterly Results; Future Operating Results Uncertain.............     21
     Rapid Technological Change; New Product Delays; Risk of Product Defects...........     21
     Management of Growth; Dependence on Key Personnel.................................     22
     Risks Relating to Content Licenses................................................     23
     Uncertainty of Market Acceptance; Short Product Life Cycles.......................     23
     Risks of Litigation and Potential Litigation......................................     23
     International Sales; Currency Fluctuations........................................     24
     Dependence on Proprietary Technology; Risk of Third Party Claims for
      Infringement.....................................................................     25
     Volatility Of Stock Prices........................................................     25
     Seasonality.......................................................................     26
     Distribution; Dependence on Retailers, Distributors and Sales Representatives.....     26
     Customer Concentration and Credit Risk............................................     26
     Product Returns; Collection of Accounts Receivable................................     27
     Certain Tax Considerations........................................................     27
     Dependence on External Development Resources......................................     28
     Potential Anti-Takeover Effects of Delaware Law and Certificate of Incorporation;
      Possible Issuances of Preferred Stock............................................     28
     Directors' Liability Limited......................................................     28

                                                                                        PAGE
                                                                                       ------
     No Dividends......................................................................     29
     Contractual Obligations to MS Farrell.............................................     29
     Possible Issuance of Substantial Amounts of Additional Shares Without Stockholder
      Approval.........................................................................     29
     Shares Eligible for Future Sale...................................................     30
INTRODUCTION...........................................................................     31
ALLEGRO NEW MEDIA, INC. SPECIAL MEETING................................................     31
     Date, Time and Place of Allegro Meeting...........................................     31
     Purpose...........................................................................     31
     Record Date and Outstanding Shares................................................     31
     Vote Required.....................................................................     31
     Proxies...........................................................................     32
     Solicitation of Proxies; Expenses.................................................     32
     Recommendations of Allegro Board of Directors.....................................     33
SOFTWARE PUBLISHING CORPORATION SPECIAL MEETING........................................     34
     Date, Time and Place of SPC Meeting...............................................     34
     Purpose...........................................................................     34
     Record Date and Outstanding Shares................................................     34
     Vote Required.....................................................................     34
     Proxies...........................................................................     34
     Solicitation of Proxies; Expenses.................................................     35
     Appraisal Rights..................................................................     35
     Recommendation of SPC Board of Directors..........................................     35
APPROVAL OF THE MERGER AND RELATED TRANSACTIONS........................................     36
     Joint Reasons For the Merger......................................................     36
     Allegro's Reasons For the Merger..................................................     37
     SPC's Reasons For the Merger......................................................     38
     Material Contacts and Board Deliberations.........................................     39
     Opinion of Allegro's Financial Advisor............................................     43
     Opinion of SPC's Financial Advisor................................................     48
     Certain Federal Income Tax Considerations.........................................     51
     Net Operating Loss Carryforwards..................................................     53
     Governmental and Regulatory Approvals.............................................     53
TERMS OF THE MERGER....................................................................     53
     Effective Time....................................................................     53
     Manner and Basis of Converting Shares.............................................     53
     Stock Ownership Following the Merger..............................................     54
     Conduct of Allegro's and SPC's Business Prior to the Merger.......................     55
     Loan Facility.....................................................................     56
     No Solicitation by SPC............................................................     56
     Break Up Fees; Expenses...........................................................     58
     Conditions to the Merger..........................................................     58
     Termination of the Agreement......................................................     59
     Affiliate Agreement...............................................................     60
     Interests of Certain Persons......................................................     60
     Appraisal Rights..................................................................     63
     Combined Company Following the Merger.............................................     64
PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)..........................     66

                                                                                        PAGE
                                                                                       ------
ADDITIONAL MATTERS BEING SUBMITTED TO A VOTE OF ONLY ALLEGRO STOCKHOLDERS..............     72
  Proposal Two--Amendment to Certificate of Incorporation to Increase the Number of
     Authorized Shares of Allegro Common Stock.........................................     72
  Proposal Three--Amendment to Certificate of Incorporation to Eliminate Class A
     Convertible Preferred Stock.......................................................     72
  Proposal Four--Amendment of the 1994 Long Term Incentive Plan........................     73
  Federal Income Tax Consequences......................................................     74
ALLEGRO................................................................................     76
  Allegro Business.....................................................................     76
  Background...........................................................................     76
  Products.............................................................................     77
  Licenses and Proprietary Rights......................................................     77
  Product Development..................................................................     78
  Sales and Marketing..................................................................     79
  Competition..........................................................................     80
  Operations...........................................................................     80
  Governmental Regulations.............................................................     80
  Employees............................................................................     80
  Description of Property..............................................................     81
  Legal Proceedings....................................................................     81
ALLEGRO MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS...........................................................................     82
  General..............................................................................     82
  Results of Operations................................................................     82
  Liquidity and Capital Resources......................................................     84
  Seasonality..........................................................................     85
  Inflation............................................................................     85
ALLEGRO CERTAIN TRANSACTIONS...........................................................     85
  Compliance with Section 16(a) of the Securities Exchange Act.........................     86
ALLEGRO MANAGEMENT AND EXECUTIVE COMPENSATION..........................................     88
  Officers and Directors of Allegro....................................................     88
  Allegro Executive Compensation.......................................................     89
  Summary Compensation Table...........................................................     89
  Stock Option Grants in Last Fiscal Year..............................................     90
  Aggregate Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR
     Values............................................................................     90
  Employment Agreements................................................................     90
ALLEGRO STOCK INFORMATION..............................................................     92
  Allegro Principal Stockholders.......................................................     92
  Allegro Stock Price and Dividend Information.........................................     93
SPC....................................................................................     94
  SPC Business.........................................................................     94
  General..............................................................................     94
  Recent Developments..................................................................     94
  SPC Business Strategy................................................................     95
  Current Products.....................................................................     96
  Marketing............................................................................     97
  Sales and Distribution...............................................................     98

                                                                                        PAGE
                                                                                       ------
  Customer Support.....................................................................     99
  Product Development..................................................................     99
  Competition..........................................................................     99
  Intellectual Property and Other Proprietary Rights...................................    100
  Production...........................................................................    101
  Employees............................................................................    101
  Facilities...........................................................................    102
  Legal Proceedings and Claims.........................................................    102
SPC MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS...........................................................................    102
  General..............................................................................    102
  Results of Operations................................................................    103
  Liquidity and Capital Resources......................................................    107
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF SPC................    108
MANAGEMENT OF SPC......................................................................    109
COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS OF SPC............    111
  Executive Compensation Summary.......................................................    111
  Summary Compensation Table...........................................................    111
  Option Grants in Last Fiscal Year....................................................    112
  Compensation of Directors............................................................    113
  Repricing of Options.................................................................    113
  Table of Ten-Year Option Repricings..................................................    114
  Fiscal Year-End Option Values........................................................    115
  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values....    115
  Management Continuity Agreements.....................................................    115
SPC CERTAIN TRANSACTIONS...............................................................    115
MARKET PRICE OF SPC COMMON STOCK.......................................................    116
COMPARISON OF CAPITAL STOCK............................................................    117
  Description of Allegro Capital Stock.................................................    117
  Allegro Common Stock.................................................................    117
  Preferred Stock......................................................................    117
  Description of SPC Capital Stock.....................................................    118
  SPC Stockholder Rights Plan..........................................................    119
  Comparison of Capital Stock..........................................................    119
EXPERTS................................................................................    120
LEGAL MATTERS..........................................................................    121
INDEX TO FINANCIAL STATEMENTS..........................................................    F-1
  Report of Ernst & Young LLP (Allegro)................................................    F-3
  Report of Ernst & Young LLP (Serif, Inc.)............................................   F-13
  Report of Haines Watts (Serif (Europe) Limited)......................................   F-20
  Report of KPMG Peat Marwick LLP (SPC)................................................   F-30
  Report of Price Waterhouse (SPC).....................................................   F-31

ANNEX A --  Agreement and Plan of Reorganization, dated as of October 1, 1996, among
Allegro New Media, Inc., SPC Acquisition Corporation and Software Publishing
Corporation............................................................................    A-1
ANNEX B --  Opinion of Frost Capital Partners, Inc.....................................    B-1
ANNEX C --  Opinion of Unterberg Harris................................................    C-1
ANNEX D --  Section 262 of the Delaware General Corporation Law........................    D-1
ANNEX E --  Amendment to Allegro New Media, Inc. Certificate of
                 Incorporation Increasing Number of Authorized Shares of Common
Stock..................................................................................    E-1
ANNEX F --  Amendment to Allegro New Media, Inc. Certificate of Incorporation
                 Eliminating Class A Convertible Preferred Stock.......................   FA-1
ANNEX G --  Amendment to Allegro New Media, Inc. 1994 Long Term Incentive Plan.........    G-1

                             AVAILABLE INFORMATION

     Allegro and SPC are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601-2511. Copies of such material may be obtained by mail from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a Worldwide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address "http://www.sec.gov". The Allegro Common Stock is quoted on the Nasdaq SmallCap Market ("Nasdaq/SmallCap" or the "Nasdaq SmallCap Market") and the SPC Common Stock is quoted on the Nasdaq National Market ("Nasdaq/NMS"). Such reports, proxy statements and other information can also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

     Allegro has filed with the SEC a registration statement on Form S-4 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus/Joint Proxy Statement does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement. Copies of the Registration Statement and the exhibits and schedules thereto may be inspected, without charge, at the offices of the SEC, or obtained at prescribed rates from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED HEREIN IN CONNECTION WITH THESE MATTERS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ALLEGRO OR SPC. NEITHER THE DELIVERY HEREOF NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF. THIS PROSPECTUS/JOINT PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED BY THIS PROSPECTUS/JOINT PROXY STATEMENT WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.
                            ------------------------

                                   TRADEMARKS

     This Prospectus/Joint Proxy Statement contains trademarks of Allegro, SPC and their respective subsidiaries and the trademarks of others.
                            ------------------------

                           FORWARD-LOOKING STATEMENTS

     This Prospectus/Joint Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Actual results could differ materially from those projected in the forward-looking statements as a result of certain factors, including those set forth in the various risk factors set forth herein. In connection with forward-looking statements which appear herein, stockholders should carefully review the factors set forth in this Prospectus/Joint Proxy Statement under "Risk Factors." Reference is also made to the particular forward-looking discussions set forth under "Allegro Management's Discussion and Analysis of Financial Condition and Results of Operations" and "SPC Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                    SUMMARY

     THE FOLLOWING CONTAINS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS/JOINT PROXY STATEMENT. THIS SUMMARY DOES NOT CONTAIN A COMPLETE STATEMENT OF ALL MATERIAL ELEMENTS OF THE PROPOSALS TO BE VOTED ON AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS/JOINT PROXY STATEMENT AND IN THE INFORMATION AND DOCUMENTS ANNEXED HERETO.

THE COMPANIES

  Allegro New Media, Inc.

     Allegro and its subsidiaries design, develop, and market a line of computer software products principally for the corporate and small office/home office ("SOHO") computer software markets. Allegro currently sells thirty-one (31) software titles primarily in four product categories: business reference, business productivity, desktop publishing and tutorials, in addition to its home reference and family lifestyle products, which Allegro expects to de-emphasize after completion of the Merger described herein.

     Many of Allegro's products are distinguished by licensed brand names such as Entrepreneur(R) Magazine, as well as Allegro's own Learn to Do(R) brand. In addition, Allegro's acquisition in July 1996 of its subsidiaries Serif Inc. and Serif (Europe) Limited (collectively, "Serif") significantly expanded Allegro's desktop publishing product line to include Serif's existing and new products PagePlus(TM) Home/Office, DrawPlus(TM) 3.0, Publishing Power Suite and PagePlus(TM) 4.0 Professional Edition.

     Allegro relies primarily on three basic sales channels: retail sales, direct mail and original equipment manufacturers ("OEMs"). Allegro sells its products on a direct basis through distributors and to retailers such as software specialty stores, computer superstores, office superstores, office supply stores, warehouse clubs, mall-based chains, consumer electronics stores, mass merchants and bookstores. Retailers purchasing Allegro's products directly from Allegro or through distributors include Best Buy, CompUSA, Computer City, Electronics Boutique, Micro Center, Babbages, Software Etc., Staples, Office Depot, Egghead Discount Software and OfficeMax, as well as major software retailers in the United Kingdom. Distributors of Allegro's products include Ingram Micro, Inc., Tech Data, Merisel and Navarre Corp. Allegro maintains a list of its registered user customers and sends periodic mailings offering to upgrade versions and new products. Allegro also utilizes telesales operations in conjunction with its direct mail operations to increase direct sales to existing and new end-user customers. Allegro sells to a variety of OEMs, which include Allegro's products in software bundles with their equipment. OEMs to which Allegro has sold products include IBM, Philips, Twinhead and Xerox.

     Allegro was initially incorporated in New Jersey in July 1992 and was reincorporated in Delaware in December 1993. Allegro maintains its executive offices at 3 Oak Road, Fairfield, New Jersey 07004, and its telephone number is
(201) 808-1992. Allegro has a website at "http:\\www.businessplus.com." Information contained in such website shall not be deemed to be part of this Prospectus/Joint Proxy Statement.

  SPC Acquisition Corporation

     Merger Sub is a corporation recently organized by Allegro for the purpose of effecting the Merger. It has no material assets and has not engaged in any activities except in connection with the Merger. Merger Sub's executive offices are located at 3 Oak Road, Fairfield, New Jersey 07004, and its telephone number is (201) 808-1992.

  Software Publishing Corporation

     SPC develops and markets business productivity software. SPC's principal product families consist of the Harvard line of graphical information presentation products, including Harvard Graphics(R), and the ASAP(TM) line of Intelligent Formatting(TM) products based on Intelligent Formatting technology acquired as a result of SPC's purchase of Digital Paper, Inc. in March 1995. In 1996, SPC significantly expanded its product families by introducing ASAP WordPower(TM), ASAP WebShow(TM), the ASAP WebShow Presentation Kit and the Harvard Graphics Presenter's Pack, consisting of Harvard Graphics(R), Harvard Spotlight(R), Harvard ChartXL(R) and

Flamingo Plus (distributed under license from a third party). In addition, during fiscal 1996, SPC created two internet plug-ins, ASAP WebShow(TM) for Netscape Navigator and an ActiveX version of ASAP WebShow(TM) for Microsoft Internet Explorer 3.0. SPC also continues to offer word processing and other business productivity software products.

     The majority of SPC's products are sold through corporate reseller and computer software retail channels. SPC's corporate sales are comprised of both individual product sales as well as volume sales. Sales through the retail channel generally are made on a two-step basis, with the initial sales being made by SPC to distributors and then by the distributors to the actual retail chains. In addition, SPC distributes its products through OEMs on a bundle or value-add basis. Corporate reseller and computer software retailers purchasing SPC's products directly from SPC or through distributors include Stream International, Inc., Softmart Inc., Software Spectrum, Inc., Egghead Discount Software, Computer City, CompUSA and Staples. SPC's major distributor is Ingram Micro, Inc.

     SPC was initially incorporated in California in 1980 and was reincorporated in Delaware in 1991. SPC's principal executive offices are located at 111 North Market Street, San Jose, California 95113, and its telephone number is (408) 537-3000.

SPECIAL MEETING OF STOCKHOLDERS OF ALLEGRO

  Time, Date, Place and Purpose

     A Special Meeting of Stockholders of Allegro will be held at           ,
located at           , on           ,           , 1996 at           , local time
(the "Allegro Meeting"). The purpose of the Allegro Meeting is to approve (1) the Agreement and the Merger, (2) an amendment to the Certificate of Incorporation of Allegro (the "Certificate") to increase the number of shares of Allegro Common Stock authorized to be issued from 18,000,000 to 30,000,000, subject to and upon consummation of the Merger, (3) an amendment to the Certificate to eliminate the Class A Convertible Preferred Stock, the outstanding shares of which have been converted to Allegro Common Stock, and (4) an amendment to the Allegro 1994 Long Term Incentive Plan ("Allegro Incentive Plan") to increase by 2,000,000 to 3,000,000 the number of shares of Allegro Common Stock available for grant under the Allegro Incentive Plan (which increase represents approximately 20.3% of the shares of Allegro Common Stock estimated to be outstanding following consummation of the Merger (based on the capitalization of Allegro and SPC as of October 1, 1996)), subject to and upon consummation of the Merger. See "Allegro New Media, Inc. Special Meeting--Date, Time and Place of Allegro Meeting," and "--Purpose."

  Record Date and Vote Required

     Only Allegro stockholders of record at the close of business on           ,
1996 (the "Allegro Record Date") are entitled to notice of and to vote at the Allegro Meeting. Under Delaware law and the charter documents of Allegro (i) the amendment of the Certificate increasing the number of authorized shares of Allegro Common Stock requires the affirmative vote of holders of a majority of the outstanding shares of Allegro Common Stock and the affirmative vote of holders of a majority of the outstanding shares of Allegro Class B Voting Preferred Stock, each voting separately as a class, (ii) the amendment of the Certificate eliminating the Class A Convertible Preferred Stock requires the affirmative vote of holders of a majority of the outstanding shares of Allegro Common Stock and the Allegro Class B Voting Stock voting together as a class, and (iii) the amendment of the Allegro Incentive Plan requires the affirmative vote of a majority of the total votes cast regarding such proposal, with the Allegro Common Stock and Class B Voting Preferred Stock voting together as a class. Approval of the Agreement and the Merger is not required; nevertheless, the Board of Directors of Allegro has determined to seek the affirmative vote of a majority of the total votes cast regarding the proposal to approve the Agreement and Merger, with the Allegro Common Stock and the Class B Voting Preferred Stock voting together as a class. See "Allegro New Media, Inc. Special Meeting--Record Date and Outstanding Shares" and "--Vote Required."

     As of the Allegro Record Date, there were approximately
stockholders of record of Allegro Common Stock and [4,464,431] shares of Allegro Common Stock outstanding, each of which will be entitled to cast one vote per share on each matter to be acted upon at the Allegro Meeting. In addition, as of the Allegro Record Date, Barry A. Cinnamon held of record 60,520 shares of Class B Voting Preferred Stock of Allegro, each of which will be entitled to cast 10 votes on each matter to be acted upon at the Allegro Meeting. As of the Allegro Record Date, the directors and executive officers of
Allegro and their affiliates owned an aggregate    % of the issued and
outstanding Allegro Common Stock, Barry A. Cinnamon owned all of the issued and outstanding shares of Class B Voting Preferred Stock and the officers and
directors of Allegro controlled an aggregate of    % of the voting power of
Allegro. See "Allegro New Media, Inc. Special Meeting--Vote Required."

  Recommendation of Allegro Board of Directors

     Allegro's Board of Directors (the "Allegro Board") has unanimously approved the Agreement and the transactions contemplated thereby and has determined that the Merger is fair and in the best interests of Allegro and its stockholders. After careful consideration, the Allegro Board unanimously recommends a vote in favor of (1) the Agreement and the Merger, (2) an amendment to the Certificate to increase the number of shares of Allegro Common Stock authorized to be issued from 18,000,000 to 30,000,000, subject to and upon consummation of the Merger,
(3) an amendment to the Certificate to eliminate the Class A Convertible Preferred Stock, the outstanding shares of which have been converted to Allegro Common Stock, and (4) an amendment to the Allegro Incentive Plan to increase by 2,000,000 to 3,000,000 the number of shares of Allegro Common Stock available for grant under the Allegro Incentive Plan (which increase represents approximately 20.3% of the shares of Allegro Common Stock estimated to be outstanding following consummation of the Merger (based on the capitalization of Allegro and SPC as of October 1, 1996)), subject to and upon consummation of the Merger. See "Approval of the Merger and Related Transactions-- Joint Reasons for the Merger," "--Allegro's Reasons for the Merger," "Allegro New Media, Inc. Special Meeting--Date, Time and Place of Allegro Meeting," "--Purpose" and "--Recommendations of Allegro Board of Directors."

SPECIAL MEETING OF STOCKHOLDERS OF SPC

  Time, Date, Place and Purpose

     A Special Meeting of Stockholders of SPC will be held at SPC's offices,
located at 111 North Market Street, San Jose, California 95113 on           ,
1996 at           , local time (the "SPC Meeting"). The purposes of the SPC
Meeting are to approve and adopt the Agreement and the Merger and to transact such other matters as may properly come before the SPC Meeting or any postponements or adjournments thereof. See "Software Publishing Corporation Special Meeting--Date, Time and Place of SPC Meeting" and "-- Purpose."

  Record Date and Vote Required

     Only SPC stockholders of record at the close of business on           ,
1996 (the "SPC Record Date") are entitled to notice of and to vote at the SPC Meeting. Pursuant to Delaware General Corporation Law, the affirmative vote of the holders of a majority of the SPC Common Stock outstanding as of the SPC Record Date is required to approve and adopt the Agreement. See "Software Publishing Corporation Special Meeting--Vote Required."

     As of the SPC Record Date, there were           stockholders of record of
SPC Common Stock and [12,582,820] shares of SPC Common Stock outstanding, each of which will be entitled to cast one vote per share on each matter to be acted upon at the SPC Meeting.

  Recommendation of SPC Board of Directors

     SPC's Board of Directors (the "SPC Board") has unanimously approved the Agreement and the transactions contemplated thereby and has determined that the Merger is fair and in the best interests of SPC and its stockholders. After careful consideration, the SPC Board unanimously recommends a vote in favor of the Merger and approval and adoption of the Agreement. Stockholders should read this Prospectus/Joint

Proxy Statement carefully prior to voting. See "Approval of the Merger and Related Transactions--Joint Reasons for the Merger," "--SPC's Reasons for the Merger," "--Material Contacts and Board Deliberations," and "Software Publishing Corporation Special Meeting--Recommendation of SPC Board of Directors."

RISK FACTORS

     THE FOLLOWING RISK FACTORS, AMONG OTHERS SET FORTH UNDER "RISK FACTORS" BELOW, SHOULD BE CONSIDERED BY STOCKHOLDERS IN CONNECTION HEREWITH: (i) THE EXPECTED LONG-TERM STRATEGIC BENEFITS OF THE MERGER ARE DEPENDENT UPON THE SUCCESSFUL COMBINATION AND INTEGRATION OF THE TWO COMPANIES, AND THERE CAN BE NO ASSURANCE THAT THIS WILL OCCUR; (ii) THE FLUCTUATION OF STOCK PRICES AND THE FIXED NATURE OF THE EXCHANGE RATIO MAY CAUSE THE VALUE RECEIVED BY SPC STOCKHOLDERS TO DECLINE OR INCREASE PRIOR TO THE EFFECTIVE TIME OF THE MERGER;
(iii) THERE IS NO ASSURANCE THAT THE INTEGRATION OF SPC'S AND ALLEGRO'S BUSINESS OPERATIONS WILL NOT INVOLVE UNEXPECTED COSTS; (iv) ALLEGRO AND SPC EACH HAVE A HISTORY OF OPERATING LOSSES, AND THERE CAN BE NO ASSURANCE THAT THE COMBINATION OF THE TWO COMPANIES WILL RESULT IN A PROFITABLE CONSOLIDATED COMPANY; (v) SPC'S PRODUCT STRATEGY HAS CHANGED, AND THERE CAN BE NO ASSURANCE THAT THE TRANSITION CAN BE ACCOMPLISHED IN A TIMELY OR EFFICIENT MANNER OR THAT SPC'S NEW PRODUCT STRATEGY WILL BE COMMERCIALLY SUCCESSFUL; (vi) THE VISUAL COMMUNICATION AND BUSINESS PRODUCTIVITY SOFTWARE MARKET, IN WHICH THE COMBINED COMPANY'S PRODUCTS ARE EXPECTED TO COMPETE, IS HIGHLY COMPETITIVE; (vii) THE COMBINED COMPANY POTENTIALLY WILL NEED ADDITIONAL FINANCING; (viii) THERE IS NO ASSURANCE THAT THE BUYING PATTERNS OF ALLEGRO'S AND SPC'S CUSTOMERS WILL NOT BE AFFECTED BY THE MERGER; (ix) THE COMBINED COMPANY IS EXPECTED TO INTRODUCE NEW PRODUCTS INTO, AND EXPAND ITS PRODUCT OFFERINGS IN, NEW MARKETS, AND THERE IS NO ASSURANCE THAT THE COMBINED COMPANY WILL BE ABLE TO ACHIEVE BROAD MARKET ACCEPTANCE OR COMPETE EFFECTIVELY IN THESE NEW MARKETS; (x) A NUMBER OF FACTORS MAY RESULT IN UNANTICIPATED FLUCTUATIONS IN THE COMBINED COMPANY'S QUARTERLY RESULTS; (xi) CHANGING TECHNOLOGY AND MARKET REQUIREMENTS INVOLVE CERTAIN INHERENT RISKS, INCLUDING THE POTENTIAL DIFFICULTY IN SUCCESSFULLY INTRODUCING AND MAINTAINING NEW PRODUCTS; (xii) CERTAIN RISKS ARE ASSOCIATED WITH MANAGING AND MAINTAINING GROWTH; (xiii) CERTAIN RISKS ARE ASSOCIATED WITH VARIOUS LICENSE AGREEMENTS ON WHICH THE COMBINED COMPANY IS EXPECTED TO RELY FOR PRODUCTION OF ITS PRODUCTS;
(xiv) DEVELOPMENT CYCLES FOR PRODUCTS ARE GENERALLY SHORT, AND NO ASSURANCE CAN BE GIVEN THAT THE COMBINED COMPANY WILL SELECT OR BE ABLE TO DEVELOP ITS OWN CONTENT OR TO OBTAIN ELECTRONIC PUBLISHING RIGHTS TO APPROPRIATE CONTENT, DEVELOP ITS TITLES EXPEDITIOUSLY OR ACHIEVE MARKET ACCEPTANCE OF ITS TITLES DURING THEIR PRODUCT LIFE; (xv) RISKS OF LITIGATION COULD HAVE A MATERIAL ADVERSE EFFECT UPON THE COMBINED COMPANY'S BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION; (xvi) CERTAIN RISKS ARE INHERENT IN INTERNATIONAL OPERATIONS, INCLUDING CURRENCY FLUCTUATIONS, HEDGING RISKS AND ADDITIONAL COSTS;
(xvii) THE COMBINED COMPANY WILL BE DEPENDENT ON PROPRIETARY TECHNOLOGY WHICH IT MAY NOT BE ABLE TO FULLY PROTECT; (xviii) THE MARKET FOR THE ALLEGRO COMMON STOCK, AND FOR TECHNOLOGY STOCKS IN GENERAL, IS EXTREMELY VOLATILE; (xix) THE COMPUTER SOFTWARE MARKET IS SEASONAL, AND THERE CAN BE NO ASSURANCE THAT THE COMBINED COMPANY WILL ACHIEVE CONSISTENT GROWTH OR PROFITABILITY ON A QUARTERLY OR ANNUAL BASIS; (xx) CERTAIN RISKS ARE ASSOCIATED WITH THE DISTRIBUTION CHANNELS EXPECTED TO BE USED BY THE COMBINED COMPANY; (xxi) ALLEGRO'S AND SPC'S PRODUCT SALES ARE CONCENTRATED TO A SMALL NUMBER OF CUSTOMERS, AND THE LOSS OF ANY OF THE COMBINED COMPANY'S MAJOR CUSTOMERS, A SIGNIFICANT DECREASE IN PRODUCT SHIPMENTS TO ONE OR MORE OF THEM, OR AN INABILITY TO COLLECT RECEIVABLES FROM ONE OR MORE OF THEM COULD ADVERSELY AFFECT THE COMBINED COMPANY'S BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION; (xxii) THE COMBINED COMPANY MAY ACCEPT PRODUCT RETURNS OR PROVIDE CREDITS TO RETAILERS OR DISTRIBUTORS OF THE COMBINED COMPANY'S PRODUCTS; (xxiii) THE COMBINED COMPANY MAY RELY ON NON-EMPLOYEES IN CONNECTION WITH THE DEVELOPMENT OF CERTAIN OF ITS SOFTWARE PRODUCTS; (xxiv) CERTAIN ANTI-TAKEOVER PROVISIONS APPLICABLE TO THE COMBINED COMPANY MAY ADVERSELY AFFECT THE RIGHTS OF HOLDERS OF ALLEGRO COMMON STOCK;
(xxv) CERTAIN CONTRACTUAL OBLIGATIONS TO MS FARRELL MAY LIMIT THE COMBINED COMPANY'S ABILITY TO ISSUE SECURITIES; (xxvi) POSSIBLE ISSUANCES OF SUBSTANTIAL AMOUNTS OF ADDITIONAL SHARES WITHOUT STOCKHOLDER APPROVAL COULD HAVE AN ADVERSE EFFECT ON THE HOLDERS OF ALLEGRO COMMON STOCK; (xxvii) CERTAIN TAX CONSIDERATIONS COULD IN CERTAIN CIRCUMSTANCES REQUIRE SIGNIFICANT TAX PAYMENTS BY THE COMBINED COMPANY OR IMPAIR THE ABILITY OF THE COMBINED COMPANY TO SELL SPC TO CERTAIN TYPES OF PURCHASERS; AND (xxviii) THE SALE OF ANY SUBSTANTIAL NUMBER OF SHARES OF ALLEGRO

COMMON STOCK CAN BE EXPECTED TO HAVE A DEPRESSIVE EFFECT ON THE MARKET PRICE OF THE ALLEGRO COMMON STOCK. SEE "RISK FACTORS."

REASONS FOR THE MERGER

     The Boards of Directors of SPC and Allegro have authorized the execution and delivery and performance of the Agreement with the expectation that the Merger, by combining the experience, management, financial resources, size and breadth of product offerings of Allegro and SPC, will result in significant long-term strategic benefits to the Combined Company. See "Risk Factors," "Approval of the Merger and Related Transactions--Joint Reasons for the Merger," "--Allegro's Reasons for the Merger," and "--SPC's Reasons for the Merger."

FAIRNESS OPINIONS

     Frost Capital Partners, Inc. ("Frost") has delivered to the Allegro Board its written opinion, dated September 30, 1996, to the effect that, as of such date, the Merger was fair to Allegro and its stockholders from a financial point of view. The full text of the opinion of Frost, which sets forth assumptions made and matters considered, is attached hereto as Annex B to this Prospectus/Joint Proxy Statement and is incorporated herein by reference. HOLDERS OF ALLEGRO COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. See "Approval of the Merger and Related Transactions--Opinion of Allegro's Financial Advisor" and Annex B hereto.

     Unterberg Harris has delivered to the SPC Board its written opinion, dated October 11, 1996, to the effect that, as of October 1, 1996, the consideration to be received by the holders of SPC Common Stock in the Merger was fair from a financial point of view. The full text of the opinion of Unterberg Harris, which sets forth assumptions made and matters considered, is attached hereto as Annex C to this Prospectus/Joint Proxy Statement, and is incorporated herein by reference. HOLDERS OF SPC COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. See "Approval of the Merger and Related Transactions--Opinion of SPC's Financial Advisor" and Annex C attached hereto.

INCOME TAX TREATMENT

     The Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), in which case no gain or loss should generally be recognized by the holders of shares of SPC Common Stock on the exchange of their shares of SPC Common Stock solely for shares of Allegro Common Stock. SPC has received an opinion from tax counsel that the Merger will constitute a reorganization under Section 368(a) of the Code. NONETHELESS, ALL SPC STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS. See "Approval of the Merger and Related Transactions--Certain Federal Income Tax Considerations" and "Risk Factors--Certain Tax Considerations."

REGULATORY MATTERS

     Allegro and SPC are aware of no material governmental or regulatory approvals required for consummation of the Merger, other than compliance with the federal securities laws and applicable securities and "blue sky" laws of the various states. See "Approval of the Merger and Related
Transactions--Governmental and Regulatory Approvals."

ACCOUNTING TREATMENT

     The Merger is intended to be accounted for under the purchase method of accounting for financial reporting purposes in accordance with generally accepted accounting principles.

THE MERGER

  Terms of the Merger

     At the Effective Time (as defined below) of the Merger, Merger Sub will merge with and into SPC, and Allegro will become the owner of all of the capital stock of SPC. It is currently intended that the operations of Allegro and SPC will be combined as soon as practicable following the closing of the Merger. As a result of the Merger, each outstanding share of SPC Common Stock, other than shares as to which appraisal rights have been exercised pursuant to the Delaware General Corporation Law and shares held in the treasury of SPC or owned by Merger Sub, Allegro or any wholly owned subsidiary of Allegro or SPC, will be converted into the right to receive 0.26805 shares of Allegro Common Stock, and each outstanding option or right to purchase SPC Common Stock under the SPC Stock Option Plans will be assumed by Allegro and will become an option or right to purchase Allegro Common Stock, with appropriate adjustments to be made to the number of shares issuable thereunder and the exercise price thereof based on the Exchange Ratio.

     No fractional shares will be issued by virtue of the Merger, but in lieu thereof each holder of shares of SPC Common Stock (after aggregating all fractional shares to be received by such holder) will receive from Allegro an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of Allegro Common Stock for the ten most recent days that the Allegro Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on Nasdaq/SmallCap. See "Terms of the Merger--Manner and Basis of Converting Shares."

  Effective Time of the Merger

     The Merger will become effective upon the filing of a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware or at such later time as may be agreed in writing by Allegro, SPC and Merger Sub and specified in the Certificate of Merger (the "Effective Time"). Assuming all conditions to the Merger are met or waived prior thereto, it is anticipated that the Closing Date of the Merger (the "Closing Date") and Effective Time will be on or about December 31, 1996. See "Terms of the Merger--Effective Time."

  Exchange of SPC Stock Certificates

     Promptly after the Effective Time, Allegro, acting through American Stock Transfer and Trust Company, as its exchange agent (the "Exchange Agent"), will deliver to each SPC stockholder of record a letter of transmittal with instructions to be used by such stockholder in surrendering certificates which, prior to the Merger, represented shares of SPC Common Stock. CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF SPC COMMON STOCK UNTIL SUCH HOLDERS RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT. At the Effective Time, each then outstanding option or right to purchase SPC Common Stock, whether vested or unvested, will be assumed by Allegro without any action on the part of the holder thereof, and the number of shares issuable thereunder and the exercise price thereof will be appropriately adjusted according to the Exchange Ratio. OPTION AGREEMENTS NEED NOT BE SURRENDERED. See "Terms of the Merger--Manner and Basis of Converting Shares."

  Form S-8 Registration Statement

     No later than ten business days after the Closing Date, Allegro will file a registration statement on Form S-8 under the Securities Act covering the shares of Allegro Common Stock issuable upon exercise of options to purchase SPC Common Stock to be assumed by Allegro at the Effective Time. See "Terms of the Merger--Manner and Basis of Converting Shares."

  Stock Ownership Following the Merger

     Based upon the number of shares of SPC Common Stock outstanding and the number of shares issuable upon exercise of outstanding options to purchase SPC Common Stock as of October 1, 1996, and assuming that no holder of SPC Common Stock exercises appraisal rights, an aggregate of approximately 3,372,825 shares of Allegro Common Stock will be issued to SPC stockholders in the Merger and Allegro will assume options exercisable for up to approximately 816,926 additional shares of Allegro Common Stock. Based upon the number of shares of Allegro Common Stock issued and outstanding as of October 1, 1996, and after giving effect to the issuance of Allegro Common Stock as described in the previous sentence, the former holders of SPC Common Stock would hold approximately 43.0% of the Combined Company's total issued and outstanding shares and would have approximately 40.0% of the voting power of the Company, and holders of former SPC options would hold options to purchase approximately 9.9% of the Combined Company's total issued and outstanding shares (assuming the exercise of only such options). The foregoing numbers of shares and percentages are subject to change in the event that the capitalization of either Allegro or SPC changes between October 1, 1996 and the Effective Time, and there can be no assurance as to the actual capitalization of Allegro or SPC at the Effective Time or of the Combined Company at any time following the Effective Time. See "Terms of the Merger--Stock Ownership Following the Merger."

  Conduct of Combined Company Following the Merger

     Pursuant to the Agreement, the full Board of Directors of the Combined Company following the Merger will consist of up to eleven directors, divided into three classes. Two directors will be designated by SPC. One designee of SPC is expected to be Fred Gibbons, the Chairman of the Board of Directors of SPC, in Class III, and the other SPC designee is expected to be Miriam Frazer, the Vice President-Finance and Chief Financial Officer of SPC and the Combined Company, in Class II, both of whom are currently directors of SPC.

     Following the Merger, the principal executive officers of the Combined Company will be as follows: Barry A. Cinnamon, who is currently Chairman of the Board, President and Chief Executive Office of Allegro, will be Chairman of the Board, President and Chief Executive Officer of the Combined Company; Mark Leininger, who is currently Chief Operating Officer, Vice President-Finance, Chief Financial Officer, and Treasurer of Allegro, will be Vice President, Chief Operating Officer and Treasurer of the Combined Company; Miriam Frazer, who is currently Vice President-Finance and Chief Financial Officer of SPC, will be Vice President-Finance and Chief Financial Officer of the Combined Company; Daniel Fraisl, who is currently Vice President-Research and Development of SPC, will be Vice President-Research and Development of the Combined Company; Joseph Szczepaniak, who is currently Vice President-Sales and Marketing of SPC, will be Vice President-Sales and Marketing of the Combined Company; James Tsonas, who is currently Vice-President-Retail Sales of Allegro, will be Vice President-Corporate Sales of the Combined Company; and Lori Kramer Cinnamon, who is currently Assistant Vice President-Marketing of Allegro, will be Assistant Vice President-Marketing of the Combined Company. See "Terms of the Merger--Conduct of Combined Company Following the Merger."

  No Solicitation by SPC

     Under the terms of the Agreement, until the earlier of the Effective Time or termination of the Agreement pursuant to its terms, SPC has agreed that it and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or knowingly encourage submission of, any proposals or offers by any person, entity or group (other than Allegro and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning itself or any of its subsidiaries to, or afford any access to the properties, books or records of itself or any of its subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than Allegro and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to SPC. For the purposes of the Agreement, an "Acquisition Proposal" with respect to an entity means any proposal or offer relating to (i) any merger, consolidation, sale of substantial assets or similar transactions involving the entity or any subsidiaries of the entity (other than sales of assets or inventory in the ordinary course of business or permitted under the terms of the Agreement), (ii) sale of 5% or more of the outstanding shares of capital stock of the entity (including without limitation by way of a tender offer or an exchange offer), (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 5% or more of the then-outstanding shares of capital stock of the entity (except for acquisitions for passive investment purposes only in circumstances where the person or group qualifies for and files a Schedule 13G with respect thereto); or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. SPC has agreed to cease any and all existing activities, discussions or negotiations with any parties conducted prior to the signing of the Agreement with respect to any of the foregoing. SPC has agreed to (i) notify Allegro as promptly as practicable if any inquiry or proposal is made or any information or access is requested in writing in connection with an Acquisition Proposal or potential Acquisition Proposal and
(ii) as promptly as practicable notify Allegro of the significant terms and conditions of any such Acquisition Proposal. In addition, subject to other provisions discussed below, from and after the date of the Agreement until the earlier of the Effective Time and the termination of the Agreement pursuant to its terms, SPC and its subsidiaries have agreed not to, and have agreed to instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Allegro); provided, however, that nothing in the Agreement will prohibit the Board of Directors of SPC from taking and disclosing to its stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act.

     Notwithstanding the foregoing, SPC may, to the extent its Board of Directors determines, in good faith, after consultation with outside legal counsel, that the SPC Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements discussed below, furnish information to any person, entity or group after such person, entity or group has delivered to SPC, in writing, an unsolicited bona fide Acquisition Proposal which its Board of Directors in its good faith reasonable judgment determines, after consultation with its independent financial advisors, would result in a transaction more favorable to the stockholders of SPC from a financial point of view than the Merger and for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors of SPC (based upon the advice of independent financial advisors), is reasonably capable of being financed by such person, entity or group, and which is likely to be consummated (a "Superior Proposal"). In the event SPC receives a Superior Proposal, nothing contained in the Agreement will prevent the Board of Directors of SPC from approving such Superior Proposal or recommending such Superior Proposal to its stockholders, if the SPC Board determines that such action is required by its fiduciary duties under applicable law; provided, however, that SPC has agreed not to accept or recommend to its stockholders, or enter into any agreement concerning, a Superior Proposal for a period of not less than 48 hours after the receipt by Allegro of a copy of such Superior Proposal (or a description of the significant terms and conditions thereof, if not in writing). See "Terms of the Merger--No Solicitation by SPC and "Terms of the Merger--Break Up Fees; Expenses" and "Termination of the Agreement."

  Market Price Data

     The Allegro Common Stock has been traded on Nasdaq/SmallCap under the symbol "ANMI" since Allegro's initial public offering in December 1995. On October 1, 1996, the last day before the announcement of the execution of the Agreement, the closing price of Allegro Common Stock as reported on
Nasdaq/SmallCap was $7.50 per share. On           , 1996, the closing price of
Allegro Common Stock as reported on Nasdaq/SmallCap was $          . There can
be no assurance as to the actual price of Allegro Common Stock prior to, at or at any time following the Effective Time of the Merger, or in the event the Merger is not consummated. See "Risk Factors," and "Allegro--Allegro Stock Information."

     SPC Common Stock has been traded on Nasdaq/NMS under the symbol "SPCO" since SPC's initial public offering in November 1984. On October 1, 1996, the last day before the announcement of the execution of the Agreement, the closing price of SPC Common Stock as reported on the Nasdaq/NMS was $1.81 per share. Following the Merger, SPC Common Stock will no longer be traded on the
Nasdaq/NMS. On           , 1996, the closing price of SPC Common Stock as
reported on the Nasdaq/NMS was $          .

There can be no assurance as to the actual price of SPC Common Stock prior to, or at the Effective Time of the Merger, or in the event the Merger is not consummated. See "Risk Factors," and "SPC--Market Price of SPC Common Stock."

  Termination; Fees

     The Agreement may be terminated under certain circumstances, including, without limitation, (i) by mutual written consent of Allegro and SPC authorized by their respective Boards of Directors; (ii) by either Allegro or SPC (A) if the other party commits certain breaches of representations, warranties or covenants contained in the Agreement; (B) if consummation of the Merger is restricted by an order or other action of a court of competent jurisdiction or a governmental, regulatory or administrative agency or commission; (C) if the Merger is not consummated on or before February 15, 1997 (except that the Agreement cannot be terminated pursuant to this provision by a party whose action or failure to act has been a principal cause of the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of the Agreement); or (D) if a material adverse effect with respect to the other party has occurred since the date of the Agreement.

     SPC has agreed that if it accepts a Superior Proposal, if the Board of Directors of SPC recommends a Superior Proposal to the stockholders of SPC, if the stockholders of SPC fail to approve the Merger following a publicly disclosed (and not withdrawn) Acquisition Proposal with regard to SPC, or if the stockholders of SPC fail to approve the Merger following the withholding, withdrawal or modification by the Board of Directors of SPC, in a manner adverse to Allegro, of its recommendation in favor of the Merger, then SPC will immediately pay to Allegro the sum of $1 million. Each of Allegro and SPC have agreed that, in the case that either company's stockholders fail to approve the Merger under circumstances not described in the preceding sentences, or if such company fails to perform or observe any of its covenants contained in the Agreement, then such company will immediately pay to the other the sum of $750,000. See "Terms of the Merger--Break Up Fees; Expenses," and "--Termination of the Agreement."

  Conditions to the Merger

     Consummation of the Merger is subject to the satisfaction of various conditions, including approvals by the requisite vote of the stockholders of Allegro and SPC. Consummation of the Merger is also subject to the satisfaction of the following conditions: the Registration Statement filed with the SEC relating to the issuance of shares of Allegro Common Stock in connection with the Merger shall be effective; such shares shall be authorized for listing on Nasdaq/SmallCap; and no injunction, court order, or other legal restraint preventing consummation of the Merger shall be in effect. In addition, the obligations of SPC to consummate the Merger are subject to the following conditions, unless waived by SPC: the representations and warranties of Allegro and Merger Sub contained in the Agreement shall be accurate, except where any breach or breaches did not have or would not reasonably be expected to have a material adverse effect on Allegro; Allegro and Merger Sub shall have performed in all material respects the covenants required by the Agreement; no material adverse effect with respect to Allegro shall have occurred; and SPC shall have received a legal opinion from counsel representing Allegro. Similarly, the obligations of Allegro to consummate the Merger are subject to the following conditions, unless waived by Allegro: the representations and warranties of SPC contained in the Agreement shall be accurate, except where any breach or breaches did not have or would not reasonably be expected to have a material adverse effect on SPC; SPC shall have performed in all material respects the covenants required by the Agreement; no material adverse effect with respect to SPC shall have occurred; and Allegro shall have received a legal opinion from counsel representing SPC. See "Terms of the Merger--Conditions to the Merger."

  Interests of Certain Persons in the Merger

     In considering the recommendation of the SPC Board with respect to the Agreement, holders of SPC Common Stock should be aware that certain members of the SPC Board and the executive officers of SPC have certain interests in the Merger that are in addition to the interests of holders of SPC Common Stock generally. See "Terms of the Merger--Interests of Certain Persons."

  Appraisal Rights

     Holders of Allegro Common Stock are not entitled to appraisal rights under the Delaware General Corporation Law in connection with the Merger. Holders of SPC Common Stock will be entitled to appraisal rights under the Delaware General Corporation Law in connection with the Merger. A holder of SPC Common Stock who desires to pursue appraisal rights must (i) file a written objection to the Agreement with SPC before the taking of the stockholders' vote on the Agreement,
(ii) refrain from voting in favor of the Agreement, and (iii) make written demand from the surviving corporation for payment for the stockholder's shares, all in accordance with the Delaware General Corporation Law. Such appraisal rights are conditioned upon not voting for the Agreement. See "Terms of the Merger--Appraisal Rights."

  Anti-takeover Provisions of Delaware Law and the Combined Company's Charter Documents

     Delaware Law and the Certificate of Incorporation of the Combined Company contain a number of provisions which may have the effect of delaying, discouraging or defeating an attempt by a third party to take control of the Combined Company without the approval of the Board of Directors of the Combined Company. The Combined Company will be subject to the provisions of Section 203 of the Delaware General Corporation Law, which restricts the corporation from entering into certain "business combinations" with an "interested person" for a period of three years. An interested person is generally defined to mean a person or entity that has acquired in excess of 15% of the Combined Company's voting stock. In addition, the Combined Company's Board will have authority to issue up to 1,939,480 shares of preferred stock and to fix the rights, preferences, privileges and restrictions, including voting rights, of such shares without any further vote or action by the stockholders. The issuance of such preferred stock could have a dilutive effect upon the stockholders of the Combined Company, and could discourage an unsolicited attempt to take over the Combined Company. The Combined Company's Board of Directors will be classified into three classes, which would permit a person who wishes to propose an alternative slate of nominees to such Board of Directors to propose nominees for only one-third of the Board of Directors at a time. Allegro also has 60,250 shares of Class B Voting Preferred Stock issued and outstanding and held by Barry A. Cinnamon, each share of which is entitled to cast 10 votes on each matter to be acted upon by holders of Allegro Common Stock. The Combined Company will have a requirement in its Certificate of Incorporation that 66 2/3% of the stockholders of the Combined Company entitled to vote thereon approve certain transactions, including mergers and sales or transfers of all or substantially all of the assets of the Combined Company to "interested persons" as defined in
Section 203 of the Delaware General Corporation Law, and a provision in its By-Laws which requires the consent of 66 2/3% of the stockholders of the Combined Company to request a special meeting of stockholders (other than a special meeting called by the Board of Directors or President of the Combined Company). These provisions will continue in effect after the Merger. See "Comparison of Capital Stock."

LOAN FACILITY

     Pursuant to the Agreement, SPC has agreed to loan Allegro up to $1,000,000 (the "Loan Facility"). Funds may be advanced to Allegro in amounts not exceeding $333,333 in any 30-day period. Funds advanced may be used only for working capital purposes. In the event the Merger is not consummated for any reason, all amounts advanced to Allegro under the Loan Facility will be automatically converted into Allegro Common Stock at a conversion price of 90% of the average of the last reported sales prices of the Allegro Common Stock for the ten trading days ending on the day immediately prior to the date of termination leading to conversion of the amounts advanced under the Loan Facility (the "Loan Conversion Price"); however, in the event the Agreement is terminated under circumstances in which SPC is required to pay Allegro a termination fee, then only one-half the amounts advanced under Loan Facility will be converted into Allegro Common Stock at the Loan Conversion Price, and the remaining one-half shall be payable to SPC in cash at the time and in the same manner as the payment of such termination fee. As of October 28, 1996, no advances had been made under the Loan Facility.

       SELECTED HISTORICAL AND SELECTED PRO FORMA COMBINED FINANCIAL DATA

     The following selected historical financial information of Allegro and SPC has been derived from their respective historical financial statements, and should be read in conjunction with each company's consolidated financial statements and the notes thereto, included elsewhere in this Prospectus/Joint Proxy Statement. The selected pro forma combined financial information is derived from the unaudited pro forma condensed combined financial statements, which give effect to the acquisition of Serif Inc. and Serif (Europe) Ltd. under the heading "Combined Allegro Pro Forma" and the Merger under the heading "Combined Pro Forma", and should be read in conjunction with such unaudited pro forma condensed combined financial statements and the notes thereto included in this Prospectus/Joint Proxy Statement. No dividends have been declared or paid on Allegro or SPC Common Stock. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the periods indicated, nor is it necessarily indicative of future operating results or financial position.

               ALLEGRO SELECTED HISTORICAL FINANCIAL INFORMATION

                                                                              NINE MONTHS
                                      YEAR ENDED DECEMBER 31,             ENDED SEPTEMBER 30,
                                ------------------------------------    ------------------------
                                  1993         1994          1995          1995          1996
                                ---------    ---------    ----------    ----------    ----------
HISTORICAL CONSOLIDATED
  STATEMENT OF OPERATIONS
  DATA:
Net sales.....................  $ 530,561    $1,006,131   $1,410,962    $  913,041    $2,554,937
Cost of goods sold............    210,958      411,506       795,730       430,015       729,513
                                ---------    ---------    -----------   -----------   -----------
Gross profit..................    319,603      594,625       615,232       483,026     1,825,424
Loss before extraordinary
  item........................   (177,054)    (659,207)   (1,155,563)     (826,542)   (8,146,482)
Extraordinary (loss)..........                               990,928
Net (loss)....................   (177,054)    (659,207)   (2,146,491)     (826,542)   (8,146,482)
Accretion of carrying value
  and dividends attributable
  to Class A Convertible
  Preferred Stock.............         --      132,880            --       251,466            --
                                ---------    ---------    -----------   -----------   -----------
Net (loss) attributable to
  common stockholders.........  $(177,054)   $(792,087)   $(2,146,491)  $(1,078,008)  $(8,146,482)
                                =========    =========    ===========   ===========   ===========
Loss per common share:
Extraordinary (loss) per
  common share................         --           --          (.66)           --            --
Net (loss) per common share...  $    (.17)   $    (.51)   $    (1.44)   $     (.72)   $    (2.44)
                                =========    =========    ===========   ===========   ===========
Weighted average number of
  common shares outstanding...  1,051,066    1,558,135     1,493,171     1,498,133     3,331,920

                                                             DECEMBER 31, 1995     SEPTEMBER 30, 1996
                                                             -----------------     ------------------
HISTORICAL CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents..................................      $2,928,272            $  990,516
Working capital............................................      2,878,348                351,035
Total assets...............................................      3,858,606              4,784,457
Total stockholders' equity.................................      $3,137,864            $2,090,537

                 SPC SELECTED HISTORICAL FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          YEAR ENDED SEPTEMBER 30,
                                          --------------------------------------------------------
                                            1992        1993        1994        1995        1996
                                          --------    --------    --------    --------    --------
HISTORICAL CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
Net revenues...........................   $156,436    $104,360    $ 61,511    $ 31,377    $ 12,976
Gross profit...........................    127,518      87,612      49,337      24,064      10,003
Provisions for restructuring and lease
  obligations..........................     13,176      17,983       5,244         (70)        428
In-process research and development....         --          --          --       4,756          --
Income (loss) from operations..........      1,379     (33,888)    (14,970)    (20,247)    (12,913)
Net income (loss)......................        526     (34,169)     (4,867)    (16,537)     (9,254)
Dividends on redeemable preferred
  stock................................       (430)       (179)        (29)         --          --
Net income (loss) available to common
  stockholders.........................   $     96    $(34,348)   $ (4,896)   $(16,537)   $ (9,254)
Net income (loss) per common share.....   $   0.01    $  (2.81)   $  (0.40)   $  (1.32)   $  (0.74)
Shares used in computing net income
  (loss) per share.....................     12,181      12,212      12,391      12,494      12,551

                                                            AS OF SEPTEMBER 30,
                                          --------------------------------------------------------
                                            1992        1993        1994        1995        1996
                                          --------    --------    --------    --------    --------
HISTORICAL CONSOLIDATED BALANCE SHEET
  DATA:
Cash, cash equivalents and short-term
  investments..........................   $ 60,786    $ 57,261    $ 47,559    $ 28,431    $ 12,605
Working capital........................     54,566      42,344      36,947      11,924       4,508
Total assets...........................    117,664      85,947      63,056      39,892      17,728
Accrued lease obligations, less current
  portion..............................      9,206      16,313      11,399          --          --
Acquisition-related liability, less
  current portion......................         --          --          --       1,449          --
Redeemable preferred stock.............      5,261       2,670          --          --          --
Stockholders' equity...................     66,757      34,559      30,185      13,703       6,167

    SELECTED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  YEAR ENDED DECEMBER 31, 1995
                                                           -------------------------------------------
                                                           HISTORICAL    COMBINED ALLEGRO    COMBINED
                                                            ALLEGRO         PRO FORMA        PRO FORMA
                                                           ----------    ----------------    ---------
PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
  DATA(1)(2):
Revenues................................................    $  1,411         $ 11,445        $ 42,822
Gross profit............................................         615            8,188          32,252
In-process research and development.....................          --               --           4,756
Loss before extraordinary item..........................    $ (1,156)        $ (1,646)       $(18,183 )
Loss per share before extraordinary item................    $  (0.77)        $  (0.66)       $  (3.10 )
SPC equivalent loss per share before extraordinary item
  (5)...................................................          --               --           (0.83 )
Shares used in per share calculation....................       1,493            2,493           5,866

                                                              NINE MONTHS ENDED SEPTEMBER 30, 1996
                                                           -------------------------------------------
                                                           HISTORICAL    COMBINED ALLEGRO    COMBINED
                                                            ALLEGRO         PRO FORMA        PRO FORMA
                                                           ----------    ----------------    ---------
PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
  DATA(1)(3):
Revenues................................................    $  2,555         $  6,660        $ 14,625
Gross profit............................................       1,825            4,625          10,742
In-process research and development.....................       3,886               --              --
Net loss................................................    $ (8,146)        $ (4,465)       $(11,481 )
Net loss per share......................................    $  (2.44)        $  (1.09)       $  (1.53 )
Shares used in per share calculation....................       3,332            4,109           7,482
SPC equivalent loss per share(5)........................          --               --        $  (0.41 )

                                                                              SEPTEMBER 30, 1996
                                                                              ------------------
PRO FORMA COMBINED CONDENSED BALANCE SHEET DATA:
Working capital............................................................        $  2,860
Total assets...............................................................          20,333
Stockholders' equity.......................................................           6,078

                                                                                                  SPC
                                                                                               EQUIVALENT
                                                                                  COMBINED      COMBINED
                                                    HISTORICAL     HISTORICAL       PRO           PRO
                                                     ALLEGRO          SPC         FORMA(4)      FORMA(5)
                                                    ----------     ----------     --------     ----------
PRO FORMA BOOK VALUE PER SHARE:
September 30, 1996................................    $ 0.47         $ 0.49        $ 0.78        $ 0.21

---------------

(1) On July 31, 1996, Allegro acquired Serif Inc. and Serif (Europe) Limited (collectively, "Serif"). See "Unaudited Pro Forma Condensed Combined Financial Statements" and accompanying notes thereto.

(2) The Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1995 includes Allegro and Serif's results of operations for the year ended December 31, 1995 under the caption "Combined Allegro Pro Forma" and SPC's results of operations for the twelve months ended September 30, 1995 under the caption "Combined Pro Forma". Such results of operations exclude the nonrecurring charges for in-process research and development associated with these transactions.

(3) The Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 1996 includes the operating results of Allegro for the nine months ended September 30, 1996 and Serif's results of operations for the period from January 1, 1996 to July 31, 1996 prior to the acquisition by Allegro under the caption "Combined Allegro Pro Forma" and SPC's operating results for the nine months ended September 30, 1996 under the caption "Combined Pro Forma".

(4) The pro forma combined book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of common stock outstanding as of the end of the period.

(5) SPC equivalent per share amounts are computed by multiplying the related pro forma combined per share amounts by the Exchange Ratio of 0.26805.

                                  RISK FACTORS

     THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE PROPOSALS TO BE VOTED ON AT THE ALLEGRO MEETING AND THE SPC MEETING AND THE ACQUISITION OF THE SECURITIES OFFERED HEREBY. THIS SECTION CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN THE FOLLOWING RISK FACTORS AND ELSEWHERE HEREIN.

UNCERTAINTIES RELATING TO INTEGRATION OF OPERATIONS AND THE SERIF ACQUISITION

     Allegro and SPC have entered into the Agreement with the expectation that the proposed Merger will result in long-term strategic benefits. These anticipated benefits will depend in part on whether the companies' operations can be integrated in an efficient and effective manner. There can be no assurance that this will occur. The combination of the companies will require, among other things, integration of the companies' respective product offerings and coordination of the companies' sales, marketing and research and development efforts.

     The successful combination of companies and product lines in the software applications industry may be more difficult and require a greater period of time to accomplish than in other industries. The success of the Combined Company's software application business will require communication and cooperation in product development and marketing among the senior executives and key technical personnel of Allegro and SPC. Given the inherent difficulties involved in completing a major business combination there can be no assurance than such cooperation will occur or that the integration of the respective businesses will be successful and will not result in disruptions in the Combined Company's business. In addition, there can be no assurance that the Combined Company will retain its key technical and management personnel, or that the Combined Company will realize any of the anticipated benefits of the Merger. The success of the integration process will be significantly influenced by the ability of the Combined Company to attract and retain key management, sales, marketing and research and development personnel, while concurrently minimizing the Combined Company's costs and expenses. There is no assurance that the foregoing will be accomplished smoothly or successfully. The integration of operations following the Merger will require the dedication of management resources, which may distract attention from the day-to-day operations of the Combined Company. The inability of management to successfully integrate the operations of the companies could have a material adverse effect upon the business, operating results and financial condition of the Combined Company.

     Additionally, although SPC and Allegro believe that the Combined Company will benefit from the combination of the distribution channels of each, there can be no assurance that the Combined Company will be able to take full advantage of such combination. Allegro and SPC also use a number of distribution channels in the various geographic markets in which their respective products are sold and there can be no assurance that channel conflicts will not develop following the Merger as the Combined Company attempts to integrate these channels.

     Allegro has recently completed the acquisition of Serif, and the Combined Company may acquire other companies, products or technologies in the future. There can be no assurance that these acquisitions and the Merger between Allegro and SPC can be effectively integrated, that such acquisitions will not result in costs or liabilities that could materially and adversely affect the Combined Company's business, operating results and financial condition, or that the Combined Company will obtain the anticipated or desired benefits of such transactions.

NO EFFECT ON EXCHANGE RATIO OF PRICE OF ALLEGRO COMMON STOCK

     Under the terms of the Agreement, each share of SPC Common Stock issued and outstanding at the Effective Time will be converted into the right to receive
0.26805 shares of Allegro Common Stock. The Agreement does not contain any provisions for adjustment of the Exchange Ratio based on fluctuations in the price of Allegro Common Stock or the SPC Common Stock. Accordingly, the value of the consideration to be received by stockholders of SPC upon the Merger will depend on the market price of the Allegro Common Stock at the Effective Time. The Exchange Ratio is based on an arms-length negotiation between Allegro and

SPC. There can be no assurance that the market price of the Allegro Common Stock after the Effective Time will not be lower than either the price of the Allegro Common Stock or the price of SPC Common Stock at or prior to the Effective Time.

TRANSACTION EXPENSES; COST OF INTEGRATION; EXPECTED WRITE-OFF

     Allegro and SPC estimate they will incur direct transaction costs of approximately $2 million associated with the Merger. In addition, the Combined Company expects to incur an additional significant charge to operations, which is currently estimated to be approximately $14,200,000, in respect of in-process research and development in the quarter in which the Merger is expected to be consummated, and expenses which currently are not expected to exceed $5 million, to reflect costs associated with integrating the two companies. There can be no assurance that the Combined Company will not incur additional material charges in subsequent quarters to reflect additional costs associated with the Merger.

NO ASSURANCE OF PROFITABILITY; LOSSES TO DATE; SUBSTANTIAL REDUCTIONS IN SPC NET REVENUES

     Allegro has been unprofitable since inception in July 1992 and expects to incur operating losses in the course of building the business of the Combined Company for at least the next several months. The Combined Company's operating losses may increase as it develops, produces and distributes additional products, de-emphasizes certain products and integrates the Serif and SPC operations, and such losses may fluctuate from quarter to quarter.

     SPC has experienced substantial reductions in its net revenues in recent years. For the years ended September 30, 1992, 1993, 1994, 1995 and 1996, SPC's revenues were $156.4 million, $104.4 million, $61.5 million, $31.4 million, and $13.0 million, respectively. SPC believes that these substantial reductions in revenue were caused in large part by the adoption by users of the Windows and Windows 95 operating systems, competitive software packages, lower selling prices, the bundling of software into suites of application programs and other competitive factors. See "Risk Factors--Competition" and "SPC Management's Discussion and Analysis of Financial Condition and Results of Operations." There is no assurance that the Combined Company will be able to overcome these factors in the future.

     No assurance can be given that the combination of Allegro and SPC, each of which has experienced losses in recent years, will result in a profitable Combined Company. See "Allegro Management's Discussion and Analysis of Financial Condition and Results of Operations" and "SPC Management's Discussion and Analysis of Financial Condition and Results of Operations."

CHANGE IN SPC PRODUCT STRATEGY

     In fiscal year 1996, 70% of SPC's net revenue was derived from the Harvard Graphics line of products; however, net revenues for the line declined substantially from the prior year. SPC believes that the market for the Harvard Graphics product line has matured, as evidenced by declining net revenues from that product line, and that greater opportunities exist for products based on Intelligent Formatting technology in both current and emerging markets. Accordingly, in August 1996, following the announcement of its third fiscal quarter results, SPC changed its product strategy away from the Harvard Graphics products toward emphasizing products embodying SPC's recently acquired Intelligent Formatting technology. The first Intelligent Formatting product was introduced by SPC in the fiscal quarter ended September 30, 1995. There can be no assurance that this transition can be accomplished in a timely or efficient manner, or that products based on Intelligent Formatting technology will achieve market acceptance or be commercially successful. See "SPC--SPC Business."

COMPETITION

     The market for visual communications and business productivity software is highly competitive and subject to rapid technological change. Many of Allegro's and SPC's current and potential competitors possess significantly greater financial, technical and marketing resources, greater name recognition and a larger installed customer base than the Combined Company will have. In addition, many of these competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements, and to devote greater resources to the development, promotion and sale of their products than the Combined

Company. Furthermore, because there are relatively low barriers to entry in the software industry, Allegro and SPC expect additional competition from other established and emerging companies, which may choose to enter the market by developing products that compete with those offered by the Combined Company or by acquiring companies, businesses, products or product lines that compete with the Combined Company. It is also possible that alliances among competitors may emerge and rapidly acquire significant market share. Allegro and SPC also believe that competition will increase as a result of software industry consolidation. There can be no assurance that the Combined Company's current or potential competitors will not develop or acquire products comparable or superior to those developed by the Combined Company, combine or merge to form significant competitors, or adapt more quickly than the Combined Company to new technologies, evolving industry trends and changing customer requirements. Increased competition could result in price reductions, reduced margins or loss of market share, any of which could materially and adversely affect the Combined Company's business, operating results and financial condition. There can be no assurance that the Combined Company will be able to compete successfully against current and future competitors or that competitive pressures faced by the Combined Company will not have a material adverse effect on its business, operating results and financial condition. If the Combined Company is unable to compete successfully against current and future competitors, the Combined Company's business, operating results and financial condition will be materially and adversely affected.

     Some of the competitors of the Combined Company sell "bundles" or "suites" of products which include products that directly compete with Combined Company's products and which are bundled with other office software programs by the same or multiple competitors. These suite products are sold at an all-inclusive price. Additionally, application software is increasingly bundled and preloaded into new computers. The price for a stand-alone or pre-loaded bundle or suite of software is typically significantly less than separately purchased applications, and many end users are likely to prefer the bundle or suite over a more expensive combination of other individually purchased applications, even if the latter applications offer superior performance or features. These factors have resulted and will continue to cause significant downward pressures on average selling prices for the Combined Company's products. There is no assurance that the Combined Company will be able to adopt strategies to compete successfully in this environment.

     The primary competitor of Allegro and SPC is, and the primary competitor of the Combined Company is expected to be, Microsoft Corporation. In addition, based on product lines and price points, Allegro regards Symantec, Corel, SoftKey International, Expert Software, Individual Software, Inc. and IMSI as close competitors.

     The dominant position of Microsoft in the personal computer operating system and application program market place provides it with competitive advantages, including the ability to determine the direction of future operating systems and to leverage its strength in one or more product areas to achieve a dominant position in new markets. This position may enable Microsoft to increase its market position even with respect to products having performance, price and features superior to those offered by Microsoft. Microsoft's ability to offer corporate and SOHO productivity software, to bundle software, to provide incentives to customers to purchase certain products in order to obtain favorable sales terms or necessary compatibility or information with respect to other products, and to pre-load such bundled software on new computers may significantly inhibit the Combined Company's ability to maintain or expand its business. In addition, as Microsoft or other companies create new operating systems and applications, there can be no assurance that the Combined Company will be able to ensure that its products will be compatible therewith. The introduction of upgrades to operating systems or the introduction of new operating systems and standardized software by Microsoft and others, matters over which the Combined Company has no control, may adversely affect the Combined Company's ability to upgrade its own products, and may cause reduction in sales of the Combined Company's products.

     In addition, Allegro and SPC anticipate that the Combined Company will face additional competition from other independent software companies, including those not currently in the personal computer applications software market but which may decide to enter this market in the future. Many of these companies may have financial and other resources substantially superior to those of the Combined Company.

     Allegro and SPC believe that the principal competitive factors in the corporate and SOHO software market include pricing (which includes individual product pricing, standard and competitive upgrade pricing, licensing and volume discounting), product functionality and ease of use, inclusion in suites of office products, brand name recognition, availability and quality of training and support, quality of documentation, operating platform availability, compatibility and integration. The Combined Company's ability to compete will be contingent on its continued enhancement of its existing products, its ability to correctly identify and enter new markets, market and sell its current products and develop new products adapted to changes in computer hardware and operating systems and new means of distributing software. Allegro and SPC believe that competition will continue to intensify in the future and that new product introductions, further price reductions, strategic alliances and other actions by competitors could materially and adversely affect the Combined Company's competitive position. See "Allegro--Allegro Business" and "SPC--SPC Business."

NEED FOR ADDITIONAL FUNDS

     Allegro and SPC anticipate that the Combined Company will require additional funds to finance operations and to sustain and expand its combined product development activities. Furthermore, these capital needs may increase if additional well-financed competitors emerge in the corporate and SOHO software market or if there is a rapid shift in the type of platforms that are developed and ultimately receive market acceptance. If the Combined Company does not attain its revenue and cash collection goals or if its cash resources are not sufficient, it may be necessary to obtain additional sources of financing which may or may not be available or available upon favorable terms.

     To the extent that the Combined Company requires additional funds, such funds on terms favorable to the Combined Company, whether through equity financing, debt financing or other sources, may not be available when needed and may result in significant dilution to existing stockholders. The Combined Company has no bank or other credit facility or other readily available access to debt financing. Further, the Combined Company's ability to raise additional capital when required may be adversely affected by its agreements with M.S. Farrell & Co., Inc. ("MS Farrell"), the underwriter of Allegro's initial public offering (the "IPO") in December 1995, pursuant to which MS Farrell has the right of first refusal with respect to public or private offerings of securities of Allegro, and following the Merger the Combined Company, for a five-year period commencing upon the consummation of the IPO and is Allegro's, and will be the Combined Company's, exclusive investment banking firm. In addition, Allegro has agreed that until the earlier of December 6, 2000 or the exercise of 75% of the Underwriter's Purchase Options granted in connection with the IPO, Allegro (which after the Merger is the Combined Company) will not issue any shares of its Allegro Common Stock or securities convertible into shares of Allegro Common Stock at a price per share less than 80% of the fair market value of the Allegro Common Stock unless such issuance is approved by at least three-quarters of the members of the Combined Company's Board of Directors present at a meeting, including the designee of MS Farrell serving on the Combined Company's Board of Directors. If the Combined Company is unable to secure additional funding when required, the Combined Company would most likely reduce new product development, marketing activities and/or other aspects of its operations. Ultimately, the inability to obtain sufficient funds from operations or external sources could have a material adverse effect on the long-term viability of the Combined Company. See "Allegro Management's Discussion and Analysis of Financial Condition and Results of Operations."

POSSIBLE EFFECTS OF MERGER ON CUSTOMERS

     There can be no assurance that the present and potential customers of SPC and Allegro will continue their current buying or payment patterns without regard to the proposed Merger. Any significant delay or reduction in orders could have an adverse effect on the business and results of operations of the Combined Company. In addition, uncertainties regarding product overlap of the companies' respective visual communications and desktop publishing products (such as Allegro's PagePlus and SPC's ActiveOffice (which is expected to ship in early 1997)) may cause customers to delay or change purchasing decisions regarding these products.

RISKS ASSOCIATED WITH EXPANSION INTO NEW MARKETS; EMERGING MARKET FOR VISUAL COMMUNICATIONS AND BUSINESS PRODUCTIVITY SOFTWARE

     The Combined Company can be expected to introduce new products in the visual communications and business productivity software markets. Broad market acceptance of the Combined Company's new products is critical to the Combined Company's future success. Each of Allegro and SPC believes that factors affecting the ability of the Combined Company's products to achieve broad market acceptance include: product performance, price, ease of adoption, displacement of existing approaches and adaptation to rapid technological change and competitive product offerings. There can be no assurance that the Combined Company will be able to respond promptly and effectively to the challenges of technological change and its competitors' innovations, or that the Combined Company will be able to achieve the necessary market acceptance, or compete effectively, in the visual communications and business productivity software markets. See "Allegro--Allegro Business."

     Although demand for Allegro's products has grown in recent years, the market for visual communications and other business productivity software is still emerging and any future growth depends upon continued market acceptance of such tools. Historically, each of Allegro and SPC has been required to establish new product markets by educating prospective customers as to the advantages of its products. Each of Allegro and SPC expects that new product markets may need to be established for its future products, which will require significant sales and marketing resources. There can be no assurance that the market for each of Allegro's and SPC's existing products will grow or that the Combined Company will be successful in establishing markets for its new products. There is no assurance that growth of sales of new products will offset the steep decline in sales of Harvard Graphics products. If the markets for visual communications and business productivity software fail to grow or grow differently than Allegro and SPC currently anticipate, or if the Combined Company is unable to establish markets for its new products, the Combined Company's business, operating results and financial condition would be materially adversely affected.

FLUCTUATIONS IN QUARTERLY RESULTS; FUTURE OPERATING RESULTS UNCERTAIN

     Each of Allegro's and SPC's quarterly operating results have in the past, and the Combined Company's results may in the future, fluctuate significantly depending on factors such as demand for its products, the size and timing of orders, the number, timing and significance of new product announcements by it and its competitors, its ability to develop, introduce and market new and enhanced versions of its products on a timely basis, the level of product and price competition, changes in operating expenses, changes in average selling prices and product mix, changes in its sales incentive strategy, sales personnel changes, the mix of direct and indirect sales, product returns, changes in technology and general economic factors, among others. Allegro and SPC have routinely received, and the Combined Company may routinely receive, a substantial portion of its orders in the last month of a quarter, with these orders frequently concentrated in the last weeks or days of a quarter. As a result, because product revenues in any quarter may be substantially dependent on orders booked and shipped in that quarter, revenues for any future quarter may not be predictable with any significant degree of accuracy. Product revenues are also difficult to forecast because the market for visual communications and business productivity software is rapidly evolving. The Combined Company's expense levels, however, will be based in significant part on expectations of future revenues and therefore will be relatively fixed in the short run. If revenue levels are below expectations, operating results are likely to be adversely affected. Net income may be disproportionately affected by an unanticipated decline in revenue for a particular quarter because a relatively small amount of the Combined Company's expenses will vary with its revenues in the short run. As a result, Allegro and SPC believe that period-to-period comparisons of Allegro's, SPC's or the Combined Company's results of operations are not and will not necessarily be meaningful and should not be relied upon as any indication of future performance. Due to all of the foregoing factors, it is likely that in some future quarter the Combined Company's operating results will be below the expectations of public market analysts and investors. In such event, the price of the Allegro Common Stock would likely be materially adversely affected. Although Allegro has experienced growth in revenues in recent years, SPC has experienced significant revenue declines in recent years, and there can be no assurance that, in the future, the Combined Company will sustain revenue growth or become profitable on a quarterly or annual basis. See "Allegro Management's Discussion and Analysis of Financial Condition and Results of Operations" and "SPC Management's Discussion and Analysis of Financial Condition and Results of Operations."

RAPID TECHNOLOGICAL CHANGE; NEW PRODUCT DELAYS; RISK OF PRODUCT DEFECTS

     The software market is characterized by ongoing technological developments, evolving industry standards, frequent new product introductions and rapid changes in customer requirements and preferences. The introduction of products embodying new technologies and the emergence of new industry standards and practices can render existing products obsolete and unmarketable. In 1993 and 1994, for example, there was a significant shift in consumer demand from DOS-based software to Windows-based software. More recently, consumer demand has been shifting from disk-based software to software on CD-ROMs. Moreover, although the installed base of CD-ROM drives in personal computers has risen significantly in recent years, the growth of sales of CD-ROM titles has not met industry forecasts. CD-ROMs are currently used to distribute applications software, reference materials, games, and educational material among other content. Software is also distributed on diskette, and increasingly, through on-line services such as CompuServe and America OnLine, and through the Internet. It is by no means clear that distribution by CD-ROM or the Internet will become or remain a major means for the distribution of software. To the extent that the on-line services and the Internet become the preferred method of customers to receive software, the Combined Company will need to restructure its operations and distribution channels. There is no assurance that it will be able to do so. There can be no assurance that the current demand for the Combined Company's primarily Windows-based products will continue or that the mix of the Combined Company's future product offerings will keep pace with technological changes or satisfy evolving consumer preferences. The Combined Company's future business, operating results and financial condition will depend on its ability to enhance its existing products, develop new products that address the increasingly sophisticated needs of its customers, develop products for additional platforms such as the Internet and respond to technological advances and emerging industry standards and practices. There can be no assurance that the Combined Company will be successful in developing, introducing and marketing product enhancements, new products, or versions of existing products on a timely basis, if at all, or that it will not experience difficulties that could delay or prevent the successful development, introduction or marketing of these products, or that its new products and product enhancements will adequately meet the requirements of the marketplace and achieve market acceptance. Delays in the commencement of commercial shipments of new products or enhancements may result in customer dissatisfaction and delay or loss of product revenues, and the announcement of new products may cause customers to defer purchases of existing products. If the Combined Company is unable, for technological or other reasons, to develop and introduce new products or enhancements of existing products in a timely manner in response to changing market conditions or customer requirements, or if new versions of existing products do not achieve market acceptance, the Combined Company's business, operating results and financial condition will be materially adversely affected. Software products as complex as those offered by Allegro and SPC may contain undetected errors or failures when first introduced or as new versions are released. Although neither Allegro nor SPC has experienced material adverse effects resulting from any software errors in any recent years, there can be no assurance that, despite testing internally or by current or potential customers, errors will not be found in new products after commencement of commercial shipments, resulting in loss of or delay in market acceptance, which could have a material adverse effect upon the Combined Company's business, operating results and financial condition.

MANAGEMENT OF GROWTH; DEPENDENCE ON KEY PERSONNEL

     Although SPC has substantially reduced its number of employees and operations each year since 1992, Allegro has recently experienced a period of growth that has placed strain upon its management systems and resources. In the future, the Combined Company will be required to continue to improve its financial and management controls, reporting systems and procedures on a timely basis and train and manage its employee work force. There can be no assurance that the Combined Company will be able to effectively manage such growth. Its failure to do so would have a material adverse effect upon its business, operating results and financial condition. Competition for qualified sales, technical and other qualified personnel is intense, and there can be no assurance that the Combined Company will be able to attract, assimilate or retain additional highly qualified employees in the future. If the Combined Company is unable to hire and retain such personnel, particularly those in key positions, its business, operating results and financial condition would be materially adversely affected. The Combined Company's future success also depends in significant part upon the continued service of its key technical, sales and senior management personnel. The loss of the services of one or more of these key employees could have a material adverse effect on its business, operating results and financial condition. Additions of new and departures of existing personnel, particularly in key positions, can be disruptive, which could have a material adverse effect upon the Combined Company's business, operating results and financial condition.

RISKS RELATING TO CONTENT LICENSES

     Allegro licenses content for its products from several publishing companies, individual authors and celebrities. These license agreements typically have terms initially extending for two to four years, and in certain instances, Allegro has additional renewal options with respect thereto. However, no assurance can be given that, if it so desires, Allegro will be able to renew these license agreements beyond their initial terms, even where Allegro has developed successful products utilizing the content covered by these licenses. In addition, only Allegro's license agreement relating to its Cooking with Dom DeLuise product grants to Allegro exclusive electronic publishing rights with respect to such content. Each of Allegro's other material license agreements grant to Allegro only CD-ROM publishing rights, on an exclusive or non-exclusive basis. See "Allegro--Allegro Business." Accordingly, if media other than CD-ROM (such as on-line services or the Internet) become popular for computer software products such as those produced by the Combined Company, the Combined Company will be required to license the content used in connection with its products for such media, or else it will not be permitted to sell such products on such platforms. No assurance can be given that the Combined Company will be able to successfully obtain the right to publish its existing or new products in formats or on media other than CD-ROM or that its existing licenses relating to the CD-ROM media will be able to be renewed upon their expiration or extended to other platforms on terms favorable or acceptable to the Combined Company.

UNCERTAINTY OF MARKET ACCEPTANCE; SHORT PRODUCT LIFE CYCLES

     Customer preferences for software products are difficult to predict, and few software products achieve sustained broad market acceptance. The Combined Company's success is dependent on the market acceptance of its existing products and the continued development and introduction of new products which achieve market acceptance. In this connection, Allegro and SPC have attempted to concentrate their new product development efforts on products which they believe may have a more extended product life cycle, which Allegro and SPC expect to be able to continue to sell for longer periods with periodic updates. Allegro and SPC have also implemented targeted sales and marketing programs which attempt to maximize sales of older products in appropriate sales channels primarily by selling such products at reduced prices. There can be no assurance that the Combined Company's existing or new products will achieve market acceptance, or sustain any such acceptance for any significant period. Failure of the Combined Company's new and existing products to achieve and sustain market acceptance would have a material adverse effect on the Combined Company's business, operating results and financial condition. See "Allegro--Allegro Business."

     Development cycles for Allegro's and SPC's products typically range between six to twenty-four months, and have product life cycles of three to thirty-six months before becoming less productive backlist titles. In light of these factors, continuing new product development of successful titles will be necessary for the Combined Company to fulfill its expansion strategy, become profitable and achieve its objective of becoming a significant publisher of software for the corporate and SOHO markets. No assurance can be given that the Combined Company will select or be able to obtain electronic publishing rights to appropriate content, develop its titles expeditiously or achieve market acceptance of its titles during their product life. See "Allegro--Allegro Business."

RISKS OF LITIGATION AND POTENTIAL LITIGATION

     Competitors and potential competitors of the Combined Company may resort to litigation as a means of competition. Such litigation may be costly and expose the Combined Company to new claims that it may not have anticipated. Although patent and intellectual property disputes in the software area have often been settled through licensing, cross-licensing or similar arrangements, costs associated with such arrangements may be substantial if they may be obtained at all. Any litigation involving the Combined Company, whether as plaintiff or defendant, regardless of the outcome, may result in substantial costs and expenses to the Combined Company and significant diversion of effort by the Combined Company's technical and management personnel. In addition, there can be no assurance that litigation, either instituted by or against the Combined Company, will not be necessary to resolve issues that may arise from time to time in the future with other competitors. Any such litigation could have a material adverse effect upon the Combined Company's business, operating results and financial condition.

     In the event of an adverse result in any such litigation, the Combined Company could be required to expend significant resources to develop noninfringing technology or to obtain licenses to the technology which is the subject of the litigation. There can be no assurance that the Combined Company would be successful in such development or that any such licenses would be available.

     If California Proposition 211, "Attorney-Client Fee Arrangement, Securities Fraud" ("Proposition 211") is approved by the California electorate on November 5, 1996, it may result in an increase generally in class-action lawsuits against publicly-traded companies having a California presence by shareholders alleging violations of certain laws relating to securities fraud. Proposition 211 creates a new cause of action for securities fraud, expands the universe of potential defendants, lowers the showing of proof required of plaintiffs by lowering the prior intent or scienter requirement and allowing a plaintiff to sue for fraud without alleging actual reliance on the purported misrepresentations, substantially increases the showing of proof for rebuttal purposes required of defendants, provides for the award of punitive damages, and provides for the award of attorneys' fees to the prevailing party in the event of the frivolous prosecution or defense of such a lawsuit. Moreover, Proposition 211 reduces the circumstances in which principal executive officers, directors and controlling persons of corporations may be indemnified by the target corporation in connection with such litigation. Although Proposition 211 would be enacted under California law and would be applicable to corporations organized under the laws of California, if enacted, some or all of its provisions may be found by a court to be applicable to corporations which are organized under the laws of other states, but which have sufficient contacts with California (such as a principal place of business in California) to establish the jurisdiction of the state or federal courts located in California. These and other questions relating to the interpretation and scope of Proposition 211 may result in lengthy litigation, including appellate review, creating uncertainty in the law until such litigation is resolved. Until these questions are resolved, and unless the scope of Proposition 211 is reduced by the courts, which cannot be assured, corporations doing business in California, such as the Combined Company, may be subject to a greater risk of being sued for securities fraud, may encounter significantly more difficulty in obtaining the services of qualified individuals to serve as their principal executive officers and directors and may be adversely affected by a decrease in the availability and increase in the cost of directors' and officers' liability insurance.

INTERNATIONAL SALES; CURRENCY FLUCTUATIONS

     International sales have become a significant source of revenue for Allegro since its acquisition of Serif. International sales represented approximately 34% of SPC's total revenues for the fiscal year ended September 30, 1996. Each of Allegro and SPC believes that continued profitability will require additional expansion of sales in foreign markets. This expansion has required and will continue to require significant management attention and financial resources and could adversely affect the Combined Company's operating margins. In order to increase international sales in subsequent periods, the Combined Company may be required to establish additional foreign operations, hire additional personnel and recruit additional international resellers. To the extent that the Combined Company is unable to expand international sales in a timely and cost-effective manner, its business, operating results and financial condition could be materially adversely affected. In addition, there can be no assurance that the Combined Company will be able to maintain or increase international market demand for its products. Allegro's and SPC's international sales are currently denominated in either U.S. or local currency and Allegro does not currently engage in any hedging activities, while SPC has historically engaged in certain minor hedging activities. Although exposure to currency fluctuations to date has not been significant, there can be no assurance that fluctuations in the currency exchange rates in the future will not have a material adverse impact on the Combined Company's business, operating results and financial condition. Additional risks inherent in the Combined Company's international business activities include unexpected changes in regulatory requirements, tariffs and other trade barriers, costs of localizing products for foreign countries, lack of acceptance of localized products in foreign countries, longer accounts receivable payment cycles, difficulties in collecting payment, difficulties in managing international operations, potentially adverse tax consequences including repatriation of earnings, reduced protection for intellectual property, the burdens of complying with a wide variety of foreign laws, and the effects of high local wage scales and other expenses. There can be no assurance that such factors will not have a material adverse effect on the Combined Company's future international sales and, consequently, the Combined Company's business, operating results and financial condition.

DEPENDENCE ON PROPRIETARY TECHNOLOGY; RISK OF THIRD PARTY CLAIMS FOR
INFRINGEMENT

     Allegro and SPC rely on a combination of patent, copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect their respective proprietary rights. Despite such efforts to protect their proprietary rights, unauthorized parties may attempt to copy aspects of Allegro's or SPC's products or to obtain and use information that Allegro or SPC regards as proprietary. Policing unauthorized use of Allegro's or SPC's products is difficult, time-consuming and costly. Although neither Allegro nor SPC is able to determine the extent to which piracy of its software products exists, software piracy can be expected to be a persistent problem. In selling its products, Allegro and SPC have relied on "shrink wrap" licenses that are not signed by licensees and, therefore, may be unenforceable under the laws of certain jurisdictions. In addition, the laws of some foreign countries do not protect proprietary rights to as great an extent as do the laws of the United States. There can be no assurance that the Combined Company's means of protecting its proprietary rights will be adequate, or that its competitors will not independently develop similar technology. Allegro and SPC expect that software product developers will be increasingly subject to infringement claims as the number of products and competitors in their industry segments grows and the functionality of products in different industry segments overlaps. There can be no assurance that infringement or invalidity claims (or claims for indemnification resulting from infringement claims) will not be asserted against the Combined Company, or that any such assertions will not materially adversely affect its business, operating results and financial condition. Any such claims, whether with or without merit, could be time-consuming, result in costly litigation and diversion of resources, cause product shipment delays or require the Combined Company to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to the Combined Company or at all. In the event of a successful claim of product infringement against the Combined Company and failure or inability of the Combined Company to license the infringed or similar technology, the Combined Company's business, operating results and financial condition could be materially adversely affected. See "--Risks of Litigation and Potential Litigation."

     Each of Allegro and SPC also relies on certain software that it licenses or has licensed from third parties, including software that is integrated with internally developed software and used in its products to perform key functions. There can be no assurance that these third-party software licenses will continue to be available to the Combined Company on commercially reasonable terms, or that the software will be appropriately supported, maintained or enhanced by the licensors. The loss of or inability to obtain licenses to, or inability to support, maintain and enhance, any of such software, could result in increased costs, or in delays or reductions in product shipments until equivalent software could be developed, identified, licensed and integrated, which could materially adversely affect the Combined Company's business, operating results and financial condition.

VOLATILITY OF STOCK PRICES

     The markets for Allegro's and SPC's common stock are highly volatile. The trading price of the Combined Company's common stock could be subject to wide fluctuations in response to quarterly variations in operating and financial results, announcements of technological innovations or new products by the Combined Company or its competitors, changes in prices of the Combined Company's or its competitors' products and services, changes in product mix, changes in revenue and revenue growth rates for the Combined Company as a whole or for individual geographic areas, business units, products or product categories, as well as other events or factors. Statements or changes in opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to the market in which the Combined Company does business or relating to Allegro, SPC, or the Combined Company could result in an immediate and adverse effect on the market price of Allegro's or SPC's common stock. Statements by financial or industry analysts regarding the extent of the dilution in Allegro's net income (loss) per share, revenue per share, or other similar measure resulting from the Merger and the extent to which such analysts expect potential business synergies to offset such dilution can be expected to contribute to volatility in the market price of the Allegro Common Stock. In addition, the stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for the securities of many software companies and which often have been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the Allegro Common Stock.

SEASONALITY

     The computer software market is characterized by significant seasonal swings in demand, which typically peak in the fourth quarter of each calendar year. The seasonal pattern is due primarily to the increased demand for software during the year-end holiday buying season and reduced retail and corporate demand for business software during the European summer holiday period. Allegro and SPC expect that the Combined Company's net sales and operating results to continue to reflect this seasonality. The Combined Company's revenues may also experience substantial variations as a result of a number of factors, such as consumer and business preferences and introduction of competing titles by competitors, as well as limited time promotional pricing offers. There can be no assurance that the Combined Company will achieve consistent profitability on a quarterly or annual basis. See "Allegro Management's Discussion and Analysis of Financial Condition and Results of Operations."

DISTRIBUTION; DEPENDENCE ON RETAILERS, DISTRIBUTORS AND SALES REPRESENTATIVES

     Allegro and SPC sell their products to distributors for resale to retailers and directly to retailers, OEMs and end-users. Allegro's and SPC's retail customers include office supply stores, software specialty stores, computer superstores, bookstores, warehouse clubs, consumer electronics stores, mall-based chains and mass merchants. Allegro's and SPC's customers are not contractually required to make future purchases of their products and therefore could discontinue carrying their products in favor of a competitor's product or for any other reason. Retailers and distributors compete in a volatile industry that is subject to rapid change, consolidation, financial difficulty and increasing competition from new distribution channels. Due to increased competition for limited shelf space, retailers and distributors are increasingly in a better position to negotiate favorable terms of sale, including price discounts and product return policies. Retailers often require software publishers to pay fees in exchange for preferred shelf space. Retailers may give higher priority to products other than those of Allegro and SPC, thus reducing their efforts to sell Allegro's and SPC's products. There can be no assurance that the Combined Company will be able to increase or sustain the current amount of retail shelf space held by Allegro and SPC, and as a result, the Combined Company's operating results could be adversely affected. In addition, other types of retail outlets and methods of product distribution may become important in the future, such as the Internet and on-line services. It is critical to the success of the Combined Company that as these changes occur, it gains access to those channels of distribution; however, no assurance can be given that the Combined Company will successfully do so. Allegro and SPC have established internal marketing and distribution capabilities which they utilize for their products, and also utilize distributors and independent computer software and bookstore sales representatives. Allegro and SPC also utilize direct mail and related telesales efforts to sell their products. Allegro's and SPC's independent sales representatives, who have been retained to service different geographic regions of the United States on a non-exclusive, commission only basis, sell products of other vendors. These representatives may elect to sell, devote greater time and energy to other products generally, or to products that provide them with greater commission dollars. Although Allegro's and SPC's personnel are experienced in the distribution of software products, there can be no assurance that the Combined Company will be successful in marketing and distributing its products. See "Allegro--Allegro Business" and "SPC--SPC Business."

CUSTOMER CONCENTRATION AND CREDIT RISK

     In 1995, Allegro had two customers, Navarre Corp. and Ingram Micro, Inc., each of whom accounted for more than 10% of sales (gross sales less provisions for returns) and which in the aggregate accounted for approximately 36% of sales. For the nine-month period ended September 30, 1996, Navarre Corp. and Ingram Micro, Inc., each of whom accounted for more than 10% of sales, in the aggregate accounted for approximately 25% of its sales. In addition, Allegro's five largest customers collectively represented approximately 55% of sales in the fiscal year ended December 31, 1995 and approximately 39% of sales in the nine-month period ended September 30, 1996. In fiscal year 1995, SPC had one customer, Ingram Micro, Inc. which accounted for more than 10% of SPC's net revenues and which accounted for approximately 31% of net revenues and 46% of SPC's net outstanding accounts receivable at September 30, 1995. In fiscal year 1996, SPC had one customer, Ingram Micro, Inc., which accounted for more than 10% of SPC's net revenues and which accounted for approximately 19% of net revenues and 38% of net outstanding accounts receivable at September 30, 1996. The loss of any of the Combined Company's major customers, a significant decrease in product shipments to one or more of them, or an inability to collect receivables from one or more of them could adversely affect the Combined Company's business, operating results and financial condition. See "Allegro Management's Discussion and Analysis of Financial Condition and Results of Operations," "Allegro--Allegro Business," "SPC Management's Discussion and Analysis of Financial Condition and Results of Operations" and "SPC--SPC Business."

PRODUCT RETURNS; COLLECTION OF ACCOUNTS RECEIVABLE

     Consistent with industry practices, the Combined Company may accept product returns or provide other credits in the event that a retailer or distributor holds excess inventory of the Combined Company's products, even when the Combined Company is not legally required to do to. The Combined Company's sales will be made on credit terms which may vary substantially and it will not hold collateral to secure payment. Therefore, a default in payment on a significant scale could adversely affect the Combined Company's business, results of operations and financial condition. It is difficult for Allegro and SPC to ascertain current demand for their existing products and anticipated demand for newly introduced products. Accordingly, the Combined Company will be exposed to the risk of product returns from retailers and distributors. While Allegro and SPC believe that they each have established appropriate allowances for anticipated returns based on its historical experience, there can be no assurance that actual returns and uncollectible receivables will not exceed such allowances. Defective products also may result in higher customer support costs and product returns. Any significant increase in product returns or uncollected accounts receivable beyond reserves could have a material adverse effect on the Combined Company's business, results of operations and financial conditions. See "Allegro Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Allegro--Allegro Business," "SPC Management's Discussion and Analysis of Financial Condition and Results of Operations" and "SPC--SPC Business."

CERTAIN TAX CONSIDERATIONS

     Allegro estimates its consolidated tax net operating loss carryforwards to be approximately $10.2 million at September 30, 1996. SPC estimates its consolidated tax net operating loss carryforwards to be approximately $69 million at September 30, 1996. Under Section 382 of the Code, certain changes in the ownership or the business of a corporation that has net operating loss carryforwards will result in the inability to use or the imposition of significant restrictions on the use of such net operating loss carryforwards to offset future income and tax liability of such corporation. Allegro and SPC expect that after giving effect to the Merger, an "ownership change" will be deemed to have occurred under Section 382 of the Code and the regulations thereunder with respect to both Allegro and SPC, and that as a result thereof the use by the Combined Company of the net operating loss carryforwards of Allegro and SPC will be limited. Utilization of the net operating loss carryforwards of SPC may be further limited by reason of the consolidated return separate return limitation year rules. There can be no assurance that the Combined Company will be able to utilize all or any net operating loss carryforwards of SPC or Allegro. In addition, the foreign losses incurred by SPC may decrease or otherwise restrict the ability of the Combined Company to claim U.S. tax credits for foreign income taxes. At or after the Effective Time, Allegro expects to enter into a closing agreement with the Internal Revenue Service pursuant to which Allegro would become jointly and severally liable for SPC's tax obligations upon occurrence of a "triggering event" requiring recapture of dual consolidated losses previously utilized by SPC. Such closing agreement will avoid SPC being required to recognize a tax on approximately

$24.5 million of SPC's previous dual consolidated losses at the Effective Time. Any future acquiror of the Combined Company may also be required to agree to a similar closing agreement, to the extent it is able to do so. Non-U.S. persons generally would be ineligible to do so. This could have a material adverse effect on the future ability of the Combined Company to sell SPC to such an ineligible person. See "Approval of the Merger and Related Transactions--Net Operating Loss Carryforwards."

DEPENDENCE ON EXTERNAL DEVELOPMENT RESOURCES

     Allegro has relied on external development resources for the development of a significant number of the software products it publishes. The Combined Company may be dependent on the services of freelance software developers, consultants, programmers and product designers with respect to certain of its products. As independent developers are in high demand, there can be no assurance that independent developers, including those which have developed products for Allegro or SPC in the past, will be available to develop products for the Combined Company in the future. Many independent developers have limited financial resources, which could expose the Combined Company to the risk that such developers may go out of business prior to completing a project. In addition, due to the fact that the Combined Company may have less control over the scheduling and quality of the work of independent developers than it does over its own employees, there can be no assurance that such developers will complete products for the Combined Company on a timely basis, within acceptable guidelines, or at all. The Combined Company's success may also be dependent on its ability to obtain content for its products from external sources. There can be no assurance that the Combined Company will be able to obtain or renew product content license agreements, or to obtain such content, on favorable terms, or at all. See "Allegro -- Allegro Business."

POTENTIAL ANTI-TAKEOVER EFFECTS OF DELAWARE LAW AND CERTIFICATE OF INCORPORATION; POSSIBLE ISSUANCES OF PREFERRED STOCK

     Certain provisions of Delaware law and Allegro's Certificate of Incorporation could make more difficult a merger, tender offer or proxy contest involving Allegro, even if such events could be beneficial to the interests of the stockholders. These provisions include Section 203 of the Delaware General Corporation Law, the classification of Allegro's Board of Directors into three classes, the requirement that 66 2/3% of the stockholders of the Combined Company request a special meeting of stockholders (other than a special meeting called by the Board of Directors or the President of the Combined Company), the provisions of the employment agreements and other agreements referred to under "Allegro Management and Executive Compensation-- Employment Agreements", and the requirement that 66 2/3% of the stockholders of Allegro entitled to vote thereon approve certain transactions, including mergers and sales or transfers of all or substantially all of the assets of Allegro to "interested persons" as defined in
Section 203 of the Delaware General Corporation Law. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of Allegro's capital stock. In addition, shares of preferred stock may be issued by the Allegro Board of Directors without stockholder approval on such terms as the Allegro Board may determine. The rights of the holders of Allegro Common Stock will be subject to, and may be adversely affected by, the rights of the holders of additional or other classes of preferred stock that may be issued in the future. Moreover, although the ability to issue other classes of preferred stock may provide flexibility in connection with possible acquisitions and other corporate purposes, such issuance may make it more difficult for a third party to acquire, or may discourage a third party from acquiring, a majority of the voting stock of the Combined Company. See "Comparison of Capital Stock."

DIRECTORS' LIABILITY LIMITED

     Allegro's Certificate of Incorporation provides (and the Combined Company's certificate of incorporation will provide) that its directors (but not its officers) will not be held liable to the Combined Company or its stockholders for monetary damages upon breach of a director's fiduciary duty, except to the extent otherwise required by law.

NO DIVIDENDS

     Allegro has never paid any cash dividends on its Allegro Common Stock and the Combined Company does not anticipate paying any dividends in the foreseeable future.

CONTRACTUAL OBLIGATIONS TO MS FARRELL

     Allegro has agreed to pay fees to MS Farrell if MS Farrell arranges mergers and acquisitions, joint ventures or other business transactions for Allegro (other than the Merger and this related offering) until December 2000. Such fees may reduce the amount of proceeds available to the Combined Company from such transactions. Allegro and its officers and directors have agreed that MS Farrell shall have a right of first refusal until December 2000 with respect to the placement of any securities to be sold by the Combined Company, any subsidiary or successor of the Combined Company or, subject to certain exceptions, by any holder of 5% or more of the Combined Company's securities. In addition, Allegro has agreed that until the earlier of December 2000 or the exercise of 75% of the Underwriter's Purchase Options for 103,300 shares of Allegro Common Stock issued in connection with the IPO, Allegro (which after the Merger is the Combined Company) will not issue any shares of its Allegro Common Stock or securities convertible into shares of Allegro Common Stock at a price per share less than 80% of the fair market value of the Allegro Common Stock (as defined) unless such issuance is approved by at least three-quarters of the members of the Combined Company's Board of Directors present at a meeting, including the designee of MS Farrell serving on the Combined Company's Board of Directors. See "Allegro Certain Transactions." Such requirements may limit the Combined Company's ability to issue securities.

POSSIBLE ISSUANCE OF SUBSTANTIAL AMOUNTS OF ADDITIONAL SHARES WITHOUT STOCKHOLDER APPROVAL

     After this offering, the Combined Company will have an aggregate of approximately 22,165,431 shares of Allegro Common Stock (assuming the approval of proposal number (2)) and 1,939,480 shares of Serial Preferred Stock authorized but unissued and not reserved for specific purposes, and assuming the approval of Allegro proposal number (4), an additional 3,179,771 shares of Allegro Common Stock unissued but reserved for issuance pursuant to (i) Allegro's 1994 Incentive Plan, (ii) Allegro's Outside Director and Advisor Plan,
(iii) the Underwriters' Purchase Option issued in connection with Allegro's IPO,
(iv) an option to purchase 100,000 shares of Allegro Common Stock granted to Berlitz Publishing Company (the "Berlitz Option"), (v) certain warrants granted to MS Farrell and its designees (the "MS Farrell Warrants"), and (vi) the SPC Stock Option Plans. In the event that proposal number (3) eliminating Allegro's Class A Convertible Preferred Stock is not approved, the Combined Company will also have 2,000,000 shares of Class A Convertible Preferred Stock authorized but unissued and not reserved for specific purposes. All of such shares may be issued without any action or approval by Allegro's stockholders. Although there are no other present plans, agreements, commitments or undertakings with respect to the issuance of additional shares or securities convertible into any such shares by the Combined Company, other than in connection with the Berlitz Option, the Underwriter's Purchase Option or the MS Farrell Warrants if exercised, any shares issued would further dilute the percentage ownership of the Combined Company held by the stockholders of SPC. See "Allegro Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

     While the Combined Company has no present plans to issue any additional shares of preferred stock, the Board of Directors has the authority, without stockholder approval, to create and issue one or more series of such preferred stock and to determine the voting, dividend and other rights of holders of such preferred stock. The issuance of any of such series of preferred stock could have an adverse effect on the holders of Allegro Common Stock. See "Comparison of Capital Stock--Description of Allegro Capital Stock."

SHARES ELIGIBLE FOR FUTURE SALE

     The sale of any substantial number of shares of Allegro Common Stock can be expected to have a depressive effect on the market price of the Allegro Common Stock. As of October 28, 1996, approximately 1,060,000 of the shares of Allegro's Common Stock outstanding are eligible for resale under Rule 144, and would be available for sale in the public market, subject to the quantity limitations set forth in Rule 144; however, certain of Allegro's officers and directors, as well as holders of all but approximately 42,000 of these shares of Allegro Common Stock, have agreed not to sell any of their shares until December 1997 without the prior consent of MS Farrell. The holders of an aggregate of 243,902 shares of Allegro Common Stock and MS Farrell with respect to 103,300 shares of Allegro Common Stock underlying the Underwriter's Purchase Option have demand and piggyback registration rights with respect to such shares, MS Farrell and one of its managing directors have piggyback registration rights with respect to the 500,000 shares of Allegro Common Stock underlying the MS Farrell Warrants, and BizEd, Inc., Clifford Schorrer and their transferees have piggyback registration rights with respect to the 17,273 shares of Allegro Common Stock issued to them in connection with a purchase of certain assets. In addition, Allegro has agreed to register as part of the next registration statement filed by Allegro after the Merger, the shares of Allegro Common Stock issuable to Unterberg Harris in partial payment of their fees for providing investment banking services in connection with the Merger and the shares of Allegro Common Stock issuable to Frost Capital Partners, Inc. in partial payment of their fees for providing investment banking services in connection with the Merger and in connection with Allegro's acquisition of Serif, the amount of which shares will be based on the price of Allegro Common Stock at the Effective Time. Upon the inclusion of the foregoing shares of Allegro Common Stock in any future registration statement by Allegro, such shares could be sold in the market.

                                  INTRODUCTION

     This Prospectus/Joint Proxy Statement is furnished in connection with the solicitation of proxies to be used at the Allegro Meeting and the SPC Meeting. This Prospectus/Joint Proxy Statement is also furnished by Allegro to SPC stockholders in connection with the issuance of shares of Allegro Common Stock in connection with the Merger described herein.

     The information set forth herein concerning Allegro and Merger Sub has been furnished by Allegro, and the information set forth herein concerning SPC has been furnished by SPC.

                    ALLEGRO NEW MEDIA, INC. SPECIAL MEETING

DATE, TIME AND PLACE OF ALLEGRO MEETING

     The Allegro Meeting will be held at           , New Jersey, on           ,
          , 1996 at           , local time.

PURPOSE

     The purpose of the Allegro Meeting is to approve (1) the Agreement and the Merger, (2) an amendment to the Certificate to increase the number of shares of Allegro Common Stock authorized to be issued from 18,000,000 to 30,000,000, subject to and upon consummation of the Merger, (3) an amendment to the Certificate of Allegro to eliminate the Class A Convertible Preferred Stock, the outstanding shares of which have been converted into shares of Common Stock; and
(4) an amendment to the Allegro Incentive Plan to increase by 2,000,000 to 3,000,000 the number of shares to be available for grant and reserved for issuance under the Allegro Incentive Plan (which increase represents approximately 20.3% of the shares of Allegro Common Stock estimated to be outstanding or issuable following consummation of the Merger based on the capitalization of Allegro and SPC as of October 1, 1996), subject to and upon consummation of the Merger.

     In determining whether to vote in favor of proposal (1), stockholders should be aware that the terms of the Agreement provide that in the event that the stockholders of Allegro fail to approve the Merger, Allegro is required to pay to SPC the sum of $750,000.

RECORD DATE AND OUTSTANDING SHARES

     Only Allegro stockholders of record at the close of business on           ,
1996 (the "Allegro Record Date") are entitled to notice of and to vote at the Allegro Meeting. As of the Allegro Record Date, there were stockholders of record of Allegro Common Stock and one stockholder of record of Allegro's Class B Voting Preferred Stock.

     On or about           , 1996, a notice meeting the requirements of Delaware
law is being mailed to all stockholders of record as of the Allegro Record Date.

VOTE REQUIRED

     Under Delaware law and the charter documents of Allegro, approval of (a) the amendment to the Certificate increasing the number of shares of authorized Common Stock requires the affirmative vote of holders of a majority of the outstanding shares of Allegro Common Stock and the affirmative vote of holders of a majority of the outstanding shares of Class B Voting Preferred Stock, each voting as a separate class, (b) the amendment to the Certificate eliminating the Class A Convertible Preferred Stock requires the affirmative vote of a majority of outstanding shares of Allegro Common Stock and Class B Voting Preferred Stock voting together as one class, and (c) the amendment to the Allegro Incentive Plan requires the affirmative vote of a majority of the total votes cast regarding such proposal, with the Allegro Common Stock and Class B Voting Preferred Stock voting together as a class. Approval of the Agreement and the Merger is not required; nevertheless, the Board of Directors of Allegro has determined to seek the affirmative vote of a majority of the total votes cast on this matter by the holders of Allegro Common Stock and Class B Voting Preferred Stock, voting together as a class, regarding the proposal to approve the Agreement and the Merger.

Each stockholder of record of Allegro Common Stock on the Allegro Record Date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, on each matter properly submitted for the vote of the stockholders of Allegro at the Allegro Meeting. In addition, as of the Allegro Record Date, Barry A. Cinnamon held of record 60,520 votes of Allegro Class B Voting Preferred Stock, each of which will be entitled to cast 10 votes on each matter to be acted upon at the Allegro Meeting. As of the Allegro Record Date, the directors and executive officers of Allegro and their affiliates owned an
aggregate of approximately    % of the issued and outstanding Allegro Common
Stock and held approximately    % of the voting power (including the Class B
Voting Preferred Stock) of Allegro.

     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of each of the Allegro Common Stock and the Class B Voting Preferred Stock shall constitute a quorum for proposals (2) and
(3), and the presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Allegro Common Stock and Class B Voting Preferred Stock entitled to vote at the Allegro Meeting, in the aggregate, shall constitute a quorum for proposals (1) and (4). For purposes of determining whether proposals have received a majority vote, abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so called "broker non-votes"), those votes will not be included in the vote totals. Therefore, the effect of an abstention is the same as that of a vote "against" the proposal with regard to proposals (2) and
(3) , while abstentions and broker non-votes will have no effect on the vote, but will be counted in the determination of a quorum, for purposes of proposals
(1) and (4).

PROXIES

     Each of the persons named as proxies in the proxy is an officer of Allegro. All shares of Allegro Common Stock that are entitled to vote and are represented at the Allegro Meeting either in person or by properly executed proxies received prior to or at the Allegro Meeting and not duly and timely revoked will be voted at the Allegro Meeting in accordance with the instructions indicated on such proxies. If no such instructions are indicated, such proxies will be voted for the approval of the Agreement and Merger, the amendments of the Certificate and the amendment to the Allegro Incentive Plan.

     The Allegro Board knows of no other matter to be presented at the Allegro Meeting. If any other matters are properly presented for consideration at the Allegro Meeting (or any adjournments or postponements thereof) including, among other things, consideration of a motion to adjourn or postpone the Allegro Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed forms of proxy and voting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Allegro at or before the taking of the vote at the Allegro Meeting, a written notice of revocation bearing a later date than the proxy;
(ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of Allegro before the taking of the vote at the Allegro Meeting or (iii) attending the Allegro Meeting and voting in person (although attendance at the Allegro Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Allegro New Media, Inc. at 3 Oak Road, Fairfield, New Jersey 07004, Attention: Secretary, or hand-delivered to the Secretary of Allegro, in each case at or before the taking of the vote at the Allegro Meeting.

SOLICITATION OF PROXIES; EXPENSES

     The cost of the solicitation of Allegro stockholders will be borne by Allegro. In addition, Allegro may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain Allegro directors, officers and regular employees personally or by telephone, telegram, letter or facsimile. Such persons will not receive additional compensation, but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. In addition, Allegro may retain a proxy solicitor to assist in the solicitation of proxies, the cost of which would be anticipated to be approximately $5,000 plus reimbursement of reasonable expenses.

RECOMMENDATIONS OF ALLEGRO BOARD OF DIRECTORS

     THE ALLEGRO BOARD HAS UNANIMOUSLY APPROVED THE AGREEMENT AND THE MERGER AND HAS DETERMINED THAT THE MERGER IS FAIR AND IN THE BEST INTERESTS OF ALLEGRO AND ITS STOCKHOLDERS. AFTER CAREFUL CONSIDERATION, THE ALLEGRO BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF (i) THE APPROVAL OF THE AGREEMENT AND THE MERGER,
(ii) AN AMENDMENT TO THE CERTIFICATE TO INCREASE THE NUMBER OF SHARES OF ALLEGRO COMMON STOCK AUTHORIZED TO BE ISSUED FROM 18,000,000 TO 30,000,000, SUBJECT TO AND UPON CONSUMMATION OF THE MERGER, (iii) AN AMENDMENT TO THE CERTIFICATE TO ELIMINATE THE CLASS A CONVERTIBLE PREFERRED STOCK AND (IV) AN AMENDMENT TO THE ALLEGRO INCENTIVE PLAN TO INCREASE BY 2,000,000 TO 3,000,000 THE NUMBER OF SHARES TO BE AVAILABLE FOR GRANT AND RESERVED FOR ISSUANCE UNDER THE ALLEGRO INCENTIVE PLAN, SUBJECT TO AND UPON CONSUMMATION OF THE MERGER.

                SOFTWARE PUBLISHING CORPORATION SPECIAL MEETING

DATE, TIME AND PLACE OF SPC MEETING

     The SPC Meeting will be held at the offices of SPC located at 111 North
Market Street, San Jose, California 95113, on           ,           , 1996 at
          a.m., local time.

PURPOSE

     The purposes of the SPC Meeting are to approve the Agreement and the Merger and to transact such other matters as may properly come before the SPC Meeting or any postponements or adjournments thereof.

     In determining whether to vote in favor of the proposal, stockholders should be aware that the terms of the Agreement provide that (i) if the stockholders of SPC fail to approve the Merger following a publicly disclosed (and not withdrawn) Acquisition Proposal (as defined) with regard to SPC or if the stockholders of SPC fail to approve the Merger following the withholding, withdrawal or modification by the Board of Directors of SPC, in a manner adverse to Allegro, of its recommendation in favor of the Merger, then SPC will immediately pay to Allegro the sum of $1 million and (ii) if the stockholders of SPC fail to approve the Merger under circumstances not described in the preceding clause, SPC is required to pay to Allegro the sum of $750,000.

RECORD DATE AND OUTSTANDING SHARES

     Only stockholders of record of SPC Common Stock at the close of business on
          1996 (the "SPC Record Date") are entitled to notice of, and to vote at, the SPC Meeting. As of the SPC Record Date, there were stockholders of record holding an aggregate of approximately [12,582,820] shares of SPC Common Stock.

     On or about           , 1996, a notice meeting the requirements of Delaware
law is being mailed to all stockholders of record as of the SPC Record Date.

VOTE REQUIRED

     Pursuant to the Delaware General Corporation Law and the SPC Certificate of Incorporation, as amended, the affirmative vote of the holders of a majority of the SPC Common Stock outstanding as of the SPC Record Date is required to approve and adopt the Agreement. Each stockholder of record of SPC Common Stock on the SPC Record Date, will be entitled to cast one vote per share on each matter to be acted upon at the SPC Meeting.

     The representation, in person or by proxy, of at least a majority of the outstanding shares of SPC Common Stock entitled to vote at the SPC Meeting is necessary to constitute a quorum for the transaction of business. The effect of an abstention is the same as that of a vote "against" the proposal.

PROXIES

     Each of the persons named as proxies for the SPC Meeting is an officer of SPC. All shares of SPC Common Stock that are entitled to vote and are represented at the SPC Meeting either in person or by properly executed proxies received prior to or at the SPC Meeting and not duly and timely revoked will be voted at the SPC Meeting in accordance with the instructions indicated on such proxies. If no such instructions are indicated, such proxies will be voted for the approval of the Agreement.

     The SPC Board knows of no other matter to be presented at the SPC Meeting. If any other matter upon which a vote may properly be taken should be presented at the SPC Meeting, shares represented by all proxies received by the SPC Board will be voted with respect thereto in accordance with the judgement of the persons named as proxies in the proxies.

     Execution of a proxy does not in any way affect a stockholder's right to attend the meeting and vote in person. Any proxy may be revoked by a stockholder at any time before it is exercised by delivering a written revocation or a later-dated proxy to the Secretary of SPC, or by attending the meeting and voting in person. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Software Publishing Corporation at 111 North Market Street, San Jose, California 95113, Attention: Secretary, or hand-delivered to the Secretary of SPC, in each case at or before the taking of the vote at the SPC Meeting.

SOLICITATION OF PROXIES; EXPENSES

     All costs of solicitation of proxies for the SPC Meeting will be borne by SPC. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and SPC will reimburse them for their reasonable out-of-pocket costs. In addition, proxies may also be solicited by certain directors, officers and employees of SPC personally or by mail, telephone or telegraph following the original solicitation. Such persons will not receive additional compensation for such solicitation. SPC has retained Corporate Investor Communications, Inc., an independent proxy solicitation firm, to assist in soliciting proxies at an estimated fee of $5,000 plus reimbursement of reasonable expenses.

APPRAISAL RIGHTS

     Pursuant to Delaware law, and as described in greater detail in the Notice of the Meeting and below, holders of SPC Common Stock will be entitled to appraisal rights in connection with the Merger. A holder of SPC Common Stock who desires to pursue appraisal rights must (i) file a written objection to the Agreement with SPC before the taking of the stockholders' vote on the Agreement,
(ii) refrain from voting in favor of the Agreement and (iii) make written demand from the surviving corporation for payment for the stockholder's shares, all in accordance with the Delaware General Corporation Law. Such appraisal rights are not conditioned upon voting against the Agreement. See "Terms of the Merger--Appraisal Rights."

RECOMMENDATION OF SPC BOARD OF DIRECTORS

     THE SPC BOARD HAS UNANIMOUSLY APPROVED THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, SPC AND ITS STOCKHOLDERS. AFTER CAREFUL CONSIDERATION, THE SPC BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE AGREEMENT.

                APPROVAL OF THE MERGER AND RELATED TRANSACTIONS

     THE FOLLOWING DISCUSSION SUMMARIZES THE PROPOSED MERGER AND RELATED TRANSACTIONS. THE FOLLOWING IS NOT, HOWEVER, A COMPLETE STATEMENT OF ALL PROVISIONS OF THE AGREEMENT AND RELATED AGREEMENTS. DETAILED TERMS OF AND CONDITIONS TO THE MERGER AND CERTAIN RELATED TRANSACTIONS ARE CONTAINED IN THE AGREEMENT, A COPY OF WHICH IS ATTACHED TO THIS PROSPECTUS/JOINT PROXY STATEMENT AS ANNEX A. REFERENCE IS ALSO MADE TO THE OTHER ANNEXES HERETO. STATEMENTS MADE IN THIS PROSPECTUS/JOINT PROXY STATEMENT WITH RESPECT TO THE TERMS OF THE MERGER AND SUCH RELATED TRANSACTIONS ARE QUALIFIED IN THEIR RESPECTIVE ENTIRETIES BY REFERENCE TO THE MORE DETAILED INFORMATION SET FORTH IN THE AGREEMENT AND THE OTHER ANNEXES HERETO. THIS SECTION CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF A VARIETY OF FACTORS, INCLUDING THOSE SET FORTH IN "RISK FACTORS" AND ELSEWHERE HEREIN.

JOINT REASONS FOR THE MERGER

     The Boards of Directors of SPC and Allegro believe that the Combined Company will have the potential to realize long-term improved operating and financial results and a stronger competitive position. Allegro and SPC believe that there is a strategic fit among the two companies' visual communications and business productivity software technologies, product offerings and marketing organizations and that, in order to succeed in the market served by these business application tools, absent the Merger, each company would need to expand its product offerings to address a wider range of customer requirements. Allegro and SPC also believe that the Merger will provide greater opportunities to develop business relationships, license technology, and engage in other strategic combinations and transactions involving their respective products and technologies than would be the case if the companies otherwise independently engaged in these activities. In this way, the Merger could provide the Combined Company with the range of products and services required to participate in the evolving market for visual communications and business productivity software for the corporate and SOHO computer software markets.

     Each of the Boards of Directors of SPC and Allegro has identified additional potential mutual benefits of the Merger, including the following:

     - The combined experience, financial resources, size and product offerings of the Combined Company may allow the Combined Company to respond more quickly and effectively to technological change, increased competition and market demands in an industry experiencing rapid innovation and change.

     - The combination of SPC's visual communications products with Allegro's desktop publishing, graphics and other business productivity products may allow the Combined Company to offer a more comprehensive and integrated set of visual communications and business productivity software tools to its customers.

     - The creation of a larger customer base, a higher market profile and greater financial strength may present greater opportunities for marketing the products of the Combined Company.

     - The structure of the transaction as a "merger of equals" may provide significant advantages in increasing the opportunity for (i) effectively utilizing the skills and resources of the companies' respective management teams and (ii) enhancing some aspects of the respective "corporate cultures" of the two companies.

     - The integration of the companies' product lines may enhance the Combined Company's ability to increase its penetration of the market for business productivity software and other business software tools in the corporate and SOHO environment.

     - The companies' combined technological resources may allow the Combined Company to compete more effectively against larger competitors by providing the Combined Company with enhanced ability to develop new products and incorporate greater functionality into existing products.

     - The creation of a combined customer service and technical support system may permit the Combined Company to provide more efficient support coverage to its customers.

     Allegro and SPC have each identified additional reasons for the Merger. Each Board of Directors has recognized, however, that the potential benefits of the Merger may not be realized. See "Risk Factors."

ALLEGRO'S REASONS FOR THE MERGER

     In addition to the anticipated joint benefits described above, the Allegro Board believes that the following are additional reasons the Merger will be beneficial to Allegro and for stockholders of Allegro to vote FOR the proposals set forth herein:

     - Given the complementary nature of the product lines of Allegro and SPC, the Merger may enhance the opportunity for the potential realization of Allegro's strategic objective of achieving greater economies of scale and presence in the visual communications and business productivity software markets.

     - SPC has a sales force and distribution system that are expected to complement Allegro's sales and distribution resources. These additional sales resources may provide expanded opportunities to market Allegro's and SPC's products to new and existing customers.

     - Allegro believes that, absent the Merger, its future success would be dependent, in part, on its ability to develop or acquire successful new products. Together, Allegro's and SPC's products would be expected to provide a more comprehensive line of business productivity software tools, and may reduce Allegro's dependence on individual segments of the business productivity software market.

     - The combined technological and engineering resources of Allegro and SPC would be expected to allow the Combined Company an opportunity to offer an integrated package of business productivity software tools that perform together to meet customer needs.

     - The Allegro stockholders would have the opportunity to participate in the potential for growth of the Combined Company after the Merger.

     In the course of its deliberations, during Allegro Board meetings held on September 26, 1996, September 30, 1996 and October 25, 1996, the Allegro Board reviewed with Allegro management a number of additional factors relevant to the Merger, including (i) historical information concerning Allegro's and SPC's respective business, prospects, financial performance and condition, operations, technology, management and competitive position, including public reports filed with the SEC concerning results of operations during the most recent fiscal year and fiscal quarters for each company; (ii) Allegro management's view as to the financial condition, results of operations and businesses of Allegro and SPC before and after giving effect to the Merger based on management's due diligence; (iii) current financial market conditions and historical market prices, volatility and trading information with respect to the Allegro Common Stock and SPC Common Stock; (iv) the consideration to be received by SPC stockholders in the Merger and the market value of the Allegro Common Stock to be issued in exchange for the SPC Common Stock; (v) the belief that the terms of the Agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations, are reasonable; (vi) Allegro management's view as to the prospects of Allegro as an independent company;
(vii) Allegro management's view as to the potential for other third parties to enter into strategic relationships with or to acquire Allegro or SPC; (viii) the impact of the Merger on Allegro's customers and employees; and (ix) reports from management and financial advisors as to the results of their due diligence investigation of SPC. The Allegro Board also considered the terms of the proposed Agreement regarding SPC's right to consider and negotiate other acquisition proposals in certain circumstances, as well as the possible effects of the provisions regarding termination fees. In addition, the Allegro Board noted that the Merger is expected to be accounted for as a purchase, and that currently the amount of goodwill expected to be created on the books of the Combined Company cannot be determined. The Allegro Board considered financial presentations by Frost, including the financial analysis Frost delivered at the September 30, 1996 and October 25, 1996 meetings of the Allegro Board of Directors, and set forth in writing as of September 30, 1996, which concluded that the Exchange Ratio provided in the Agreement was fair to Allegro and its stockholders from a financial point of view on such date (a copy of this opinion is annexed hereto, and stockholders are urged to carefully review this opinion). The Allegro Board also took into account that Allegro would have significantly greater representation on the Board of the Combined Company following the Merger.

     The Allegro Board also identified and considered a variety of potentially negative factors in its deliberations concerning the Merger, including, but not limited to: (i) the risk that the potential benefits sought in the Merger might not be fully realized, (ii) the possibility that the Merger might not be consummated and the effect of public announcement of the Merger on (a) Allegro's sales and operating results, (b) Allegro's ability to attract and retain key management, marketing and technical personnel and (c) the progress of certain development projects, (iii) the potential dilutive effect of the issuance of Allegro Common Stock in the Merger, (iv) the substantial charges to be incurred, primarily in the quarter in which the Merger is consummated, in connection with the Merger, including costs of integrating the businesses and transaction expenses arising from the Merger, (v) the risk that despite the efforts of the Combined Company, key technical and management personnel might not remain employed by the Combined Company, (vi) the difficulty of managing separate operations at different geographic locations and (vii) the other risks described under "Risk Factors" herein. The Allegro Board believed that these risks were outweighed by the potential benefits of the Merger.

SPC'S REASONS FOR THE MERGER

     In addition to the anticipated joint benefits described above, the SPC Board believes that the following are additional reasons the Merger will be beneficial to SPC and for stockholders of SPC to vote FOR the proposal set forth herein:

     - The addition of Allegro's complementary customer base to SPC's existing customer base may provide new opportunities to market SPC's products to a larger group of business customers.

     - Allegro has a sales force and distribution system that are expected to complement SPC's sales and distribution resources. Additional sales resources may provide expanded opportunities to market Allegro's and SPC's products to new and existing customers.

     - SPC currently derives substantially all of its revenue from Harvard Graphics and Intelligent Formatting products. SPC believes that, absent the Merger, its continued future success would be dependent, in part, on its ability to develop or acquire new products and expand its product offerings. Together, Allegro's and SPC's products may be expected to provide a more comprehensive line of business productivity software tools, and may reduce SPC's dependence on individual segments of the business productivity software market.

     - The combined technological and engineering resources of Allegro and SPC would be expected to allow the Combined Company an opportunity to offer an integrated package of business productivity software tools that perform together to meet customer needs.

     - The SPC stockholders would have the opportunity to participate in the potential growth of the Combined Company after the Merger.

     In the course of its deliberations during SPC Board meetings held on September 6, 1996, September 13, 1996, September 20, 1996, September 30, 1996 and October 11, 1996, the SPC Board reviewed with SPC management a number of additional factors relevant to the Merger, including the strategic overview and prospects for SPC, its products and its finances. The SPC Board also considered, among other matters (i) historical information concerning SPC's and Allegro's respective businesses, prospects, financial performance and condition, operations, technology, management and competitive position, including public reports for each company filed with the SEC concerning results of operations during the most recent fiscal year and fiscal quarter; (ii) SPC management's view as to the financial condition, results of operations and businesses of Allegro and SPC before and after giving effect to the Merger based on management due diligence and publicly available financial information; (iii) current financial market conditions and historical market prices, volatility and trading information with respect to Allegro Common Stock and SPC Common Stock; (iv) the consideration to be received by SPC stockholders in the Merger and the relationship between the market value of the Allegro Common Stock to be issued in exchange for each share of SPC Common Stock and a comparison of comparable merger transactions; (v) the belief that the terms of the Agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations, are reasonable; (vi) SPC management's view as to the prospects of SPC as an independent company; (vii) SPC management's view as to the potential for other third parties to enter into strategic relationships with or to acquire Allegro or SPC; (viii) the impact of the Merger on SPC's customers and employees; and (ix) reports from management and financial advisors as to the results of their due diligence investigation of Allegro. The SPC Board also considered the possible effects of the provisions regarding the termination fees. In addition, the SPC Board noted that the Merger is expected to be accounted for as a purchase and that currently the amount of goodwill expected to be created on the books of the Combined Company cannot be determined. At its October 11, 1996 meeting, the SPC Board considered financial presentations by Unterberg Harris, including the financial analysis Unterberg Harris delivered at this meeting of the SPC Board of Directors which concluded that the Exchange Ratio provided in the Agreement was fair to SPC stockholders from a financial point of view as of October 1, 1996 (a copy of this opinion is annexed hereto, and stockholders are urged to carefully review this opinion). The SPC Board also took into account that SPC would have representation on the Board of the Combined Company following the Merger.

     The SPC Board also identified and considered a number of potentially negative factors in its deliberations concerning the Merger, including, but not limited to, (i) the risk that the potential benefits sought in the Merger might not be fully realized, (ii) the possibility that the Merger would not be consummated and the effect of the public announcement of the Merger on (a) SPC's sales and operating results, (b) SPC's ability to attract and retain key management, marketing and technical personnel and (c) the progress of certain development projects, (iii) the potential dilutive effect of the issuance of Allegro Common Stock in the Merger, (iv) the substantial charges to be incurred, primarily in the quarter in which the Merger is consummated, in connection with the Merger, including costs of integrating the businesses and transaction expenses arising from the Merger, (v) the risk that despite the efforts of the Combined Company, key technical and management personnel may not remain employed by the Combined Company (vi) the difficulty of managing separate operations at different geographic locations and (vii) the other risks described under "Risk Factors" herein. The SPC Board believed that these risks were outweighed by the potential benefits of the Merger.

MATERIAL CONTACTS AND BOARD DELIBERATIONS

     The market for business productivity and visual communications software has become increasingly competitive over the last several years. In efforts to enhance their market positions and grow their businesses in this difficult environment, each of Allegro and SPC has continually evaluated various forms of potential strategic relationships with other companies including OEM arrangements, joint marketing relationships and acquisitions of technologies and businesses.

     On August 13, 1996, SPC announced its third quarter 1996 results and a strategic repositioning charge against earnings. SPC announced revenues of $2.2 million and a net loss of $4.3 million or $0.34 per share for its third fiscal quarter ended June 30, 1996, compared to revenues of $4.4 million and a net loss of $0.4 million or $0.03 per share for the third quarter of 1995. As a result, SPC announced that it would reduce its worldwide headcount by approximately 42% over the next two months and take a net charge to fourth quarter earnings of between $2.0 and $3.0 million. SPC also announced that Irfan Salim, its President and Chief Executive Officer, had resigned effective August 12.

     On August 27, 1996, Frost contacted SPC and requested an SPC Investor Relations package. The requested information was subsequently mailed to Frost's offices in San Francisco.

     On September 4, Ian Berman, Managing Director of Frost, called Miriam Frazer, Vice President-Finance and Chief Financial Officer of SPC. He stated that he had been keeping abreast of SPC's activities on behalf of his client, Allegro, and that as a result of SPC's August 13th announcement he had been instructed by his client to obtain the most current public information on SPC and to arrange a meeting between the respective managements of Allegro and SPC to explore a possible business relationship between the two companies.

     On September 5, Allegro and SPC entered into a mutual nondisclosure agreement under which each agreed to maintain the confidentiality of the other party's confidential information.

     In the morning of September 6, the SPC Board of Directors met by telephonic conference and discussed various strategic alternatives for SPC.

     In the afternoon of September 6, Miriam Frazer, Daniel Fraisl, SPC's Vice President-Research and Development, Joseph Szczepaniak, SPC's Vice President-Sales and Marketing, jointly acting in their capacity as "The Office of the President", had a lengthy telephone conference with Barry Cinnamon, Allegro's Chief Executive Officer, Mark Leininger, Allegro's Vice President-Finance and Chief Financial Officer, and Ian Berman. The representatives of the two companies discussed the future objectives of the two companies. The conversation included a preliminary discussion of the factors supporting a possible business combination of the respective product lines, technologies and market positions of SPC and Allegro, and the synergistic factors associated with a possible strategic business combination of the two companies. At the end of the call, each company concluded that it had interest in pursuing additional discussions in person and a meeting was scheduled for the following week at SPC's San Jose, California corporate headquarters.

     On September 9, a dinner meeting was held in San Jose with Miriam Frazer, Daniel Fraisl and Joseph Szczepaniak of SPC, Barry Cinnamon and Mark Leininger of Allegro and a representative of Frost attending to discuss further the potential business strategies of a combined company and the key strengths of each company.

     On September 10, at SPC's offices, business presentations were given by each company to the other. In addition, Allegro discussed its recent acquisition of Serif. A representative of Unterberg Harris joined the meeting. Preliminary financial due diligence was conducted by both companies and continued into the next day.

     On September 11, SPC, Allegro and their respective financial advisors continued discussions, due diligence and negotiation of the broad terms of a merger between the two companies.

     On September 12, Miriam Frazer, Daniel Fraisl, and Joseph Szczepaniak met with Fred Gibbons, Chairman of SPC, and Bernee Strom, a director of SPC, to inform them of the status of discussions between the two companies. These directors requested SPC management explore further the possibility of combining SPC and Allegro.

     On September 13, the SPC Board of Directors met by telephonic conference, during which SPC management reviewed with the Board the status of discussions between the two companies concerning a possible strategic business combination. There was a preliminary discussion of the factors supporting a possible combination of the respective product lines, technologies and market positions of SPC and Allegro, and of the synergistic factors associated with a possible strategic business combination of SPC and Allegro. The SPC Board authorized SPC management to continue the discussions with Allegro regarding a possible combination.

     Between September 13 and September 18, there were a series of telephone conversations between representatives of SPC and Allegro involving discussions of the business operations and technology of each company and of a combined company that would result from a "merger of equals" business combination.

     On September 18, Bernee Strom and Barry Cinnamon met for dinner in Washington, D.C. to discuss the status of discussions between SPC and Allegro, the feasibility of a business combination, and the broad structure of a potential transaction.

     On September 19, representatives of SPC, Allegro and their respective financial advisors met to discuss a potential combined company product strategy, operating structure and pro forma statement of operations and balance sheet, including estimates of potential one-time charges and associated savings generated from the economies of scale of a combined company. Later that day, Fred Gibbons and Barry Cinnamon met for dinner in San Jose, California to discuss the proposed combination of the two companies.

     On September 20, the SPC Board of Directors met in Palo Alto, California. With all outside directors in attendance, the Board first met with SPC's legal and financial advisors to be briefed regarding SPC management's discussions with Allegro and Allegro's advisors. SPC's management director and the other members of SPC management then joined the meeting and discussed (i) the status of discussions with Allegro, the results of their due diligence evaluation of Allegro, and the potential benefits and risks of a business combination with Allegro, including Allegro's recent acquisition of Serif and Allegro's financial results to date for the second quarter of fiscal year 1996, and (ii) the principal terms of a potential business combination. In addition, there was a discussion regarding the potential market reaction to the proposed combination and the potential impact of the proposed exchange ratio based on the then-current trading prices for the Allegro Common Stock and the SPC Common Stock. SPC's legal counsel discussed the Board's fiduciary duties in considering a strategic business combination and strategic alternatives, and held further discussions with the Board on principal terms of a potential agreement. SPC's financial advisor then reviewed, among other things, the strategic rationale for, and certain financial analyses relating to the proposed merger. Management and representatives of Allegro then joined the meeting to make a joint presentation, together with SPC's management, regarding the proposed combined company and addressed questions and comments of the Board. At the conclusion of the meeting, the SPC Board of Directors unanimously agreed that management should continue to proceed with the negotiation and investigation of the proposed combination.

     On September 23, Fred Gibbons met with SPC management in preparation for management's presentation to the Allegro Board of Directors and meetings with Allegro senior management in New Jersey, and to discuss SPC management's due diligence review of Allegro.

     On September 25, SPC's management team met with Allegro senior managers to discuss the operational objectives of a potential combined company.

     On September 26, the Allegro Board of Directors met at Allegro's offices in Fairfield, New Jersey. With all directors in attendance, the Board met with Allegro's management and legal and financial advisors to be briefed regarding Allegro management's discussions with SPC and SPC's advisors. The Board discussed (i) the status of discussions with SPC, the results of the due diligence evaluation of SPC, and the potential benefits and risks of a business combination with SPC, taking into account Allegro's recent acquisition of Serif and SPC's financial results to date for the third quarter of fiscal year 1996, and (ii) the principal terms of a potential business combination. In addition, there was a discussion regarding the potential market reaction to the proposed combination and the potential impact of the proposed exchange ratio based on the then-current trading prices for the Allegro Common Stock and the SPC Common Stock. Allegro's legal counsel discussed the Board's fiduciary duties in considering a strategic business combination and strategic alternatives, and held further discussions with the Board on principal terms of a potential agreement. Allegro's financial advisor then reviewed, among other things, the strategic rationale for, and certain financial analyses relating to, the proposed merger. SPC's management team joined the meeting and made a comprehensive presentation to the Allegro Board of Directors, which included sales and marketing objectives and positioning, product demonstrations and future product plans, and financial forecasts. At the conclusion of the meeting, the Allegro Board of Directors unanimously approved such combination in principle, subject to the receipt of a fairness opinion, and directed Allegro management to continue to proceed with the negotiation and investigation of the proposed combination.

     On September 27, SPC management returned to San Jose, California to prepare with their advisors for the negotiation of a definitive agreement related to the proposed business combination.

     On September 28, 29 and 30, SPC and Allegro, together with their respective legal and financial advisors, met and negotiated the terms of a definitive agreement providing for the acquisition of SPC by Allegro, including the terms of the proposed exchange ratio, accounting treatment, the composition of the Board of Directors of the proposed combined company, the termination rights of the parties under the agreement, the conditions upon which any break up fees would be payable and the amount of such fees, and the representations and warranties and covenants to be made. Additional due diligence by SPC of Allegro and by Allegro of SPC also took place during these meetings.

     On September 30, the SPC Board met in person and by telephone conference call to consider and vote upon the proposed merger and related transactions. At this meeting, (i) senior management of SPC along with SPC's legal and financial advisors reported that agreement had been reached with respect to the exchange ratio, (ii) management responded to questions regarding various aspects of the proposed merger, (iii) management again discussed the risks and benefits of the merger, (iv) SPC's legal advisors led further discussions regarding the SPC Board's fiduciary duties in considering a strategic business combination and reviewed proposed terms of the definitive agreements related to the transaction, and (v) representatives of Unterberg Harris discussed the exchange ratio and reviewed financial analyses and financial information with respect to both companies. The SPC Board of Directors approved the transaction subject to receiving a satisfactory fairness opinion from Unterberg Harris on or before Friday, October 11, 1996. The SPC Board of Directors also approved the lending of up to $1.0 million to Allegro pursuant to the terms of the proposed Agreement. At the September 30, 1996 meeting, the SPC Board confirmed that the transactions contemplated by the Merger Agreement and the consummation of the Merger would not result in Allegro becoming an Acquiring Person within the meaning of SPC's Preferred Share Rights Agreement dated as of May 8, 1991. See "Comparison of Capital Stock--SPC Stockholder Rights Plan."

     On September 30, the Allegro Board met by telephone conference call to consider and vote upon the proposed merger and related transactions. At this meeting, (i) senior management of Allegro along with Allegro's legal and financial advisors reported that agreement had been reached with respect to the exchange ratio, (ii) management responded to questions regarding various aspects of the proposed merger, (iii) management again discussed the risks and benefits of the merger, (iv) Allegro's legal advisors held further discussions regarding the Allegro Board's fiduciary duties in considering a strategic business combination and reviewed proposed terms of the definitive agreements related to the transaction, and (v) Ian Berman of Frost again discussed the exchange ratio, reviewed financial analyses and financial information with respect to both companies and orally informed the Board that Frost believed that the Merger was fair to Allegro and its stockholders. The Allegro Board of Directors approved the transaction subject to receiving a satisfactory written fairness opinion from Frost on or before Friday, October 11, 1996.

     Late in the evening of October 1, representatives of SPC and Allegro reached agreement on all remaining issues, and the Agreement and Plan of Reorganization and related agreements were executed by the respective parties thereto. Prior to the opening of the market on October 2, a joint press release was issued by SPC and Allegro announcing the Merger.

     On October 11, 1996, the SPC Board of Directors met by telephone conference. At the meeting representatives of Unterberg Harris reviewed and analyzed the exchange ratio, the financial performance of SPC and Allegro, the pro forma financial performance of the Combined Company, and comparable industry information. Unterberg Harris and SPC management responded to questions from the Board, and Unterberg Harris delivered its written opinion to the effect that the consideration to be received by the SPC stockholders pursuant to the Agreement was fair from a financial point of view as of September 30, 1996. On October 11, 1996, Frost delivered to the Allegro Board its written opinion, dated September 30, 1996, to the effect that the Exchange Ratio was fair to Allegro and its stockholders from a financial point of view.

     On October 23, 1996, the SPC Board of Directors met in person. At this meeting the SPC Board reviewed SPC's fiscal year 1996 operating and financial results and reviewed the status of the completion of the Allegro transaction. In addition, the SPC Board awarded a bonus of $25,000 to each of Miriam K. Frazer, Daniel J. Fraisl and Joseph Szczepaniak, payable following the first profitable fiscal quarter of the Combined Company. The SPC Board also awarded to each of Dr. Gilbert, Ms. Strom and Mr. Bertelsen, outside directors of SPC, options to purchase 30,000 shares of SPC Common Stock at an exercise price of $1.25 (the fair market value thereof on the date of grant), which options are exercisable in three equal installments, on the date of grant and on the first and second anniversaries of the date of grant.

     On October 25, the Allegro Board of Directors met by telephone conference. At the meeting, representatives of Frost made a presentation to the Board regarding the various analyses underlying its conclusion regarding the fairness of the Merger, as contained and set forth in the Frost Opinion (as defined below), and responded to questions from the members of the Board. In addition, the Allegro Board decided to

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

increase Barry A. Cinnamon's salary to $150,000 per year and to increase Mark E. Leininger's salary to $145,000 per year, in each case effective at the Effective Time, as well as to pay a bonus of $25,000 to each of Mr. Cinnamon and Mr. Leininger, payable following the first profitable fiscal quarter of the Combined Company.

OPINION OF ALLEGRO'S FINANCIAL ADVISOR

     Allegro retained Frost Capital Partners, Inc. ("Frost") on August 27, 1996, to provide certain investment banking advice and services in connection with the Merger and on September 23, 1996, to deliver a financial opinion letter (the "Frost Opinion") in connection with the Merger. Frost was selected by Allegro's Board to provide the Frost Opinion based on Frost's qualifications, expertise and reputation in the computer software industry, as well as Frost's investment banking relationship and familiarity with Allegro. Frost is a well recognized investment banking and advisory firm that specializes in the computer software industry. Frost, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     At the meetings of the Allegro Board on September 26 and 30, 1996, Frost rendered its oral opinion, subsequently confirmed in writing, that as of such dates, based upon the facts and circumstances as they existed at such dates and subject to the various assumptions, factors, and limitations set forth in the Frost Opinion, the Exchange Ratio was fair from a financial point of view to Allegro and its stockholders. At the meeting of the Allegro Board on October 25, 1996, Frost reviewed in detail with the Allegro Board the various types of analyses it utilized in rendering the Frost Opinion.

     THE FULL TEXT OF THE WRITTEN FROST OPINION, DATED SEPTEMBER 30, 1996, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, MATTERS CONSIDERED, AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY FROST IN RENDERING THE FROST OPINION, IS ATTACHED AS ANNEX B TO THIS PROSPECTUS/JOINT PROXY STATEMENT. ALLEGRO STOCKHOLDERS ARE URGED TO READ THE FROST OPINION CAREFULLY AND IN ITS ENTIRETY. FROST DID NOT RECOMMEND TO ALLEGRO THAT ANY SPECIFIC EXCHANGE RATIO CONSTITUTED THE ONLY APPROPRIATE EXCHANGE RATIO FOR THE MERGER. THE FROST OPINION ADDRESSES ONLY THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW TO ALLEGRO AND ITS STOCKHOLDERS AS OF THE DATE OF THE FROST OPINION, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF ALLEGRO AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE ALLEGRO MEETING. THE SUMMARY OF THE FROST OPINION SET FORTH IN THIS PROSPECTUS/JOINT PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In rendering the Frost Opinion, Frost, among other things: (i) reviewed the Agreement and Plan of Reorganization among Allegro, Merger Sub and SPC dated as of October 1, 1996, and certain related documents; (ii) discussed with senior management of Allegro and SPC their respective views of the strategic rationale for the Merger and the benefits of the Merger to Allegro; (iii) participated in discussions and negotiations among representatives of Allegro and SPC and their financial and legal advisors; (iv) reviewed the Form 10-K annual reports of SPC for the fiscal years ended September 30, 1993, 1994 and 1995, and the Form 10-KSB annual report of Allegro for the fiscal year ending December 31, 1995;
(v) reviewed the audited annual financial statements of SPC for the fiscal years ended September 30, 1993, 1994 and 1995, and for Allegro for the fiscal years ending December 31, 1994 and 1995; (vi) reviewed the Form 10-Q quarterly reports of SPC for the three months ended December 31, 1995, the six months ended March 31, 1996 and the nine months ended June 30, 1996; (vii) reviewed the Form 10-QSB quarterly reports of Allegro for the three months ended March 31, 1996 and the six months ended June 30, 1996; (viii) reviewed the Allegro prospectus dated December 6, 1995; (ix) analyzed certain internal financial statements and other financial and operating data concerning Allegro prepared by the management of Allegro; (x) analyzed certain internal financial statements and other financial and operating data concerning SPC prepared by the management of SPC; (xi) discussed the past and current operations and financial condition and the prospects of Allegro and SPC with senior executives of each; (xii) analyzed certain financial projections prepared by SPC for the fiscal year ended September 30, 1996, the three month period ending December 31, 1996, and for the fiscal years ending September 30, 1997 through 1999; (xiii) analyzed certain financial projections prepared by Allegro for the quarter ending September 30, 1996, the fiscal year ending December 31, 1996 and the fiscal year ending

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

December 31, 1997; (xiv) reviewed an analysis on the allocation of purchase price to acquired assets relating to the proposed merger; (xv) analyzed certain financial projections prepared by Allegro regarding the combined entity post-Merger for the fiscal year ended December 31, 1997, and discussed with management of SPC and Allegro such financial projections and their underlying assumptions; (xvi) reviewed certain financial and securities data of companies deemed similar to SPC and Allegro; such review included, among other things, an analysis of historical financial performance, scope of operations, capital structure and market valuations of those companies relative to both Allegro and SPC; (xvii) reviewed the financial terms, to the extent publicly available, of certain selected acquisition transactions completed between January 1994 and September 1996 involving companies engaged in the development and/or publishing of business and/or personal productivity software; (xviii) reviewed the trading activity in Allegro and SPC's common stock in the past 12 months; (xix) reviewed research reports prepared by securities analysts of brokerage and investment banking firms for both Allegro and SPC; (xx) reviewed various press releases on SPC and Allegro; (xxi) reviewed the external technology report titled "ASAP Product Technical Assets Evaluation" dated September 20, 1996; and (xxii) conducted such other studies, analyses and investigations as Frost deemed appropriate.

     In rendering its opinion, Frost assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of the Frost Opinion. With respect to the financial projections of Allegro and SPC, including estimates of potential synergies for the Combined Company, and other information relating to the prospects of Allegro and SPC provided to Frost by each company, Frost assumed that such projections and other information were reasonably prepared and reflected the currently available judgments and estimates of the respective management of Allegro and SPC as to the likely future financial performances of their respective companies and of the combined entity. The financial projections of Allegro and SPC that were provided to Frost were utilized and relied upon by Frost in both the Contribution Analysis and the Pro Forma Earnings Analysis summarized below. In addition, Frost did not make and it was not provided with an independent evaluation or appraisal of the assets of Allegro or SPC, nor did it make any physical inspection of the properties or assets of Allegro or SPC. The Frost Opinion states that it is necessarily based on economic, market and other conditions in effect on, and the information made available to Frost as of, the date of the Frost Opinion.

     The following is a summary of the analysis performed by Frost in preparation of the Frost Opinion and reviewed with the Board of Directors of Allegro at meetings held on September 26, 1996, September 30, 1996 and October 25, 1996.

  Historical Stock Price Performance

     Frost reviewed the per share market prices and trading volume for the Allegro Common Stock, from December 7, 1995, the date of Allegro's initial public offering (the "Allegro IPO"), to October 1, 1996 and for SPC Common Stock for the same period. Frost also reviewed the daily closing per share market prices of the Allegro Common Stock and SPC Common Stock and compared the movement of such daily closing prices with the movement of the Nasdaq composite average over the periods from December 7, 1995 through October 1, 1996. Frost noted that, on a relative basis, both Allegro and SPC underperformed the Nasdaq composite average during the period from December 7, 1995 to October 1, 1996, and that Allegro significantly outperformed SPC during the same period. However, while SPC Common Stock also underperformed relative to the Nasdaq composite for the six-month period ending October 1, 1996, Allegro significantly outperformed the composite with a six-month return of 106.9% relative to the Nasdaq composite gain of 10.39% over the same period. Frost also reviewed the daily closing per share market prices of the Allegro Common Stock and SPC Common Stock and compared the movement of such daily closing prices with the movement of a composite index over the periods from December 7, 1995 through October 1, 1996 comprised of the following companies: Adobe Systems Inc., Autodesk Inc., Corel Corp., Hyperion Software Corp., International Microcomputer Software Inc., Interleaf Inc., Macromedia, Inc., Micrografx, Inc., MySoftware Company, and Visio Corp. (collectively, the "Selected Companies"). While the composite index has been consistently sluggish, generating a -19.4% return over the six month period ending October 1, 1996 and -31.4% over the December 7, 1995 to October 1, 1996 time period, Allegro has generated gains of 106.9% and 0.0%,

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

respectively over the same periods. SPC's stock generated returns of -41.7% and -50.0%, respectively over these same periods.

  Historical Exchange Ratio Analysis

     Frost reviewed and analyzed the historical ratio of the daily per-share market closing prices of SPC Common Stock divided by the corresponding prices of the Allegro Common Stock since the Allegro IPO on December 7, 1995, as well as for the six-month, three-month and one-month periods prior to October 1, 1996 and as of October 1, 1996 (the last business day prior to the announcement of the October 1, 1996 signing of the Agreement and prior to any transaction premium being reflected in the SPC market price). Such average exchange ratios for the aforementioned time periods and as of such date were .4569, .4010,
 .3042, .2054 and .2333, respectively. Frost then calculated the respective premiums and/or discounts above or below such average daily exchange ratios represented by the Exchange Ratio, which for the same time periods and as of such date were -41.34%, -33.15%, -11.88%, 30.49% and 14.88%, respectively. Frost noted that the movement of the premiums and/or discounts above or below the average daily exchange ratios, for the periods prior to October 1, 1996 and as of October 1, 1996, represented by the Exchange Ratio for the same periods, reflected that the price of the Allegro Common Stock generally outperformed that of SPC Common Stock over these periods. In addition, Frost derived the 30-day, 90-day and 180-day moving 30-day average exchange ratios over the ten-month period from January 18, 1996 (thirty business days after the Allegro IPO) to October 1, 1996, which for these time periods were .2344, .3630, and .4617, respectively. Frost then calculated the respective premiums over such average moving exchange ratios represented by the Exchange Ratio, which for these time periods were 14.4%, -26.2% and -41.9%, respectively. Frost concluded that average exchange ratios derived for the 30-day, 90-day and 180-day moving 30 day average were not materially different from the exchange ratios calculated over the one-month, three-month and six-month periods prior to October 1, 1996.

     Frost reviewed the following five software transactions since 1994: the mergers of Delrina Corp. with Symantec Corp., Frame Technology with Adobe Systems, Inc., PowerSoft Corp. with Sybase, Inc., Intuit, Inc. with Microsoft Corp., and Aldus Corp. with Adobe Systems, Inc. These transactions were chosen because each transaction involved the acquisition of a software company with similar products to that of SPC, in which the consideration was paid in the form of stock. The analysis showed transaction exchange ratios resulting, on average, in a premium of approximately 39.0% over the observed exchange ratios for the period of one month preceding the day of the public announcement of these transactions. Frost also reviewed the average premium extending back to 207 trading days prior to that day (the number of trading days between the Allegro IPO and the day before the public announcement of the acquisition of SPC). Frost observed that for the one month period prior to the announcement, the premium over the Exchange Ratio was 30.5%, which is below the 39.0% for the comparable transactions. For the 207-day period, the Exchange Ratio represented an average discount of -8.2% below the average ratio of SPC to Allegro stock prices for comparable periods as of October 1, 1996. Frost concluded that the premium paid, represented by the Exchange Ratio, appears reasonable.

  Analysis of Comparable Public Companies

     Frost compared certain financial information relating to Allegro and SPC to certain corresponding information from a group of ten publicly-traded PC business and/or personal productivity software companies consisting of the Selected Companies. The Selected Companies were chosen because they are engaged in the development of PC business and/or personal productivity software, specifically in the fields of business graphics or desktop publishing. Because these comparable companies are typically influenced by the same economic or business trends, the market is presumed to hold similar expectations for Allegro and SPC as it would for these industry participants. Such financial information included, among other things, market valuation, ratios of market value to each of revenues, total assets, net worth, net income and earnings, and ratios of stock price to earnings per share. Frost concluded that due to the fact that each of Allegro and SPC had negative earnings, analyses of trading multiples based on revenues, total assets and net worth would be more applicable than earnings related multiples. Such analyses showed that as of September 30, 1996, using trading multiples applied to the total invested capital (a company's market value, calculated by multiplying

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

the number of shares outstanding by its stock price, plus all of the company's outstanding debt), Allegro and SPC had multiples of revenues of 1.76 and 1.76 for fiscal year 1997 forecasted earnings, respectively, and 2.92 and 1.26 for the twelve months ended June 30, 1996 respectively, compared to a low of .45, a high of 7.57, a mean of 2.71 and a median of 1.79 for fiscal year forecasted earnings and a low of .53, a high of 11.46, a mean of 3.01 and a median of 1.71 for the latest twelve months for the Selected Companies. Allegro and SPC had multiples of total assets of 6.58 and .87 for the twelve months ended June 30, 1996, respectively, compared to a low of .97, a high of 9.33, a mean of 2.85 and a median of 1.87 for the latest twelve months for the Selected Companies. In addition, such analyses showed that Allegro and SPC had multiples of net worth of 13.27 and 1.88 for the twelve months ended June 30, 1996, respectively, compared to a low of 1.71, a high of 12.04, a mean of 4.29 and a median of 3.23 for the latest twelve months for the Selected Companies.

  Analysis of Selected Precedent Market Transactions.

     Frost analyzed and reviewed pending and completed mergers and acquisitions, from January 1994 to September 1996, in the following areas: business and/or personal productivity software transactions and other software company pooling and purchase transactions (collectively, "Selected Transactions"). Frost identified 20 transactions for analyzing SPC and 17 for analyzing Allegro. Frost calculated various financial multiples, based on certain publicly available information and estimates, for each of the Selected Transactions, and compared them to corresponding financial multiples for the Merger, based on the Exchange Ratio of 0.26805 shares of Allegro Common Stock for each share of SPC Common Stock.

     SPC Comparables. Fourteen of the comparable transactions identified involved the pooling or purchase of a privately held business and/or personal productivity software company. They included: (1) Reality Technologies by Reuters (1/94); (2) Central Point Software by Symantec Corp. (3/94); (3) T/Maker by Deluxe (6/94); (4) Parsons by Intuit (8/94); (5)Arabesque Software by NetManage Inc. (9/94); (6) Pillar Corp. by Hyperion (11/94); (7) Altsys Corp. by Macromedia (1/95); (8) Collabra Software by Netscape (9/95); (9) Renaissance Software by SunGuard Data Systems (9/95); (10) Swfte by Expert (10/95); (11) TriMetrix Software by MathSoft (11/95); (12) Visual Software by Micrografx (2/96); (13) T/Maker by Broderbund (7/96); and (14) CLEAR Software by SPSS Inc. (9/96). Frost also analyzed six other software company transactions where the target was a publicly held business and/or personal productivity software company ("Selected Public Company Transactions"): (1) Aldus by Adobe Systems (3/94); (2) Intuit by Microsoft (10/94, aborted); (3) Powersoft by Sybase (11/94); (4) Lotus Development by IBM (6/95); (5) Frame Technology Corp. by Adobe Systems (6/95); and (6) Delrina by Symantec (7/95). All of these transactions involved the issuance of stock and/or cash, and were accounted for as a pooling of interests or purchase.

     SPC's market multiples for Net Income, EBIT, and EBITDA (earnings before interest, taxes, depreciation and amortization) were not used in this analysis (results of the calculations were not meaningful), since the company incurred losses for the twelve months ending June 30, 1996 and fiscal year ending September 30, 1996 (based on preliminary reports). Frost noted that the multiples of adjusted purchase price (purchase price adjusted for debt and cash) to trailing twelve month revenues ranged from 1.00 to 9.36, with a mean of 3.35 for the Selected Transactions (Public & Private, excluding Collabra) and 1.72 to 7.20, with a mean of 4.64 for the Selected Public Company Transactions. The multiple of adjusted purchase price to trailing twelve month revenues calculated for SPC was 0.70, which falls below the range and mean derived for the Selected Transactions and Selected Public Company Transactions.

     Allegro Comparables. Fourteen of the comparable transactions identified involved the pooling or purchase of a privately held business and/or personal productivity software company. They included: (1) Central Point Software by Symantec Corp. (3/94); (2) T/Maker by Deluxe (6/94); (3) Parsons by Intuit (8/94); (4) Pillar Corp. by Hyperion (11/94); (5) Altsys Corp. by Macromedia (1/95); (6) The Pixellite Group by Sierra On-Line (5/95); (7) Tewi Verlag by SoftKey International (7/95); (8) MicroLogic Software by Mindscape Inc. (9/95);
(9) Renaissance Software by SunGuard Data Systems (9/95); (10) Swfte by Expert (10/95); (11) TriMetrix Software by MathSoft (11/95); (12) T/Maker by Broderbund (7/96); (13) Serif Inc. and Serif (Europe) Ltd. by Allegro New Media (8/96); and
(14) CLEAR Software by SPSS Inc. (9/96). Frost also analyzed three other software company transactions

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

where the target was a publicly held business and/or personal productivity software company ("Selected Public Company Transactions") including: (1) Aldus by Adobe Systems (3/94); (2) Intuit by Microsoft (10/94, aborted); and (3) Delrina by Symantec (7/95). All of these transactions involved the issuance of stock and/or cash, and were accounted for as a pooling of interests or purchase. Frost noted that the multiples of adjusted valuation to trailing twelve month revenues ranged from 0.33 to 9.36, with a mean of 2.68 for the Selected Transactions (Public & Private), and 1.72 to 5.97, with a mean of 3.84 for the Selected Public Company Transactions. The multiple of adjusted valuation to trailing twelve month revenues calculated for Allegro was 2.71, which falls within the range calculated for the Selected Transactions and Selected Public Company Transactions.

  Contribution Analysis

     Frost analyzed the relative contributions of Allegro and SPC to the pro forma income statement of the Combined Company, based on Allegro management's projections for the respective companies. Frost excluded amortization and other non-recurring expenses relating to the Merger from this analysis. This analysis showed that on a pro forma combined basis, based on the twelve-month period ending December 1997 for Allegro and the twelve-month period ending December 1997 for SPC, Allegro and SPC would account for approximately 53.7% and 46.3%, respectively, of the Combined Company's pro forma revenue and approximately 6.8% and 93.2%, respectively, of the Combined Company's pro forma net income. Frost also reviewed certain information provided by Allegro and SPC management which identified cost savings and efficiencies projected to be gained through the combination of the two entities. The analysis indicated, absent potential synergies, both SPC and Allegro would generate significant operating losses for the year ending December 31, 1997; however, when considering potential operating efficiencies of the Combined Company, the Merger provided significant improvement in operating performance.

  Pro Forma Analysis of the Merger

     Frost analyzed certain pro forma effects of the Merger on management's projections of the earnings of the Combined Company. Based on such analysis, Frost computed the resulting dilution/accretion to Allegro's earnings per share estimate for the fiscal year ending December 31, 1997, pursuant to the Merger and after taking into account any potential cost savings and other synergies that Allegro might be able to achieve if the Merger were consummated and before certain non-recurring costs. Frost concluded that the Merger would have a significant positive impact, assuming cost savings and certain operating synergies, on the earnings per share for Allegro stockholders.

     In connection with the review of the Merger by the Allegro Board, Frost performed a variety of financial and comparative analyses for purposes of the Frost Opinion given in connection therewith. While the foregoing summary describes all material analyses and factors reviewed by Frost with the Allegro Board it does not purport to be a complete description of the presentations by Frost to the Allegro Board or the analyses performed by Frost in arriving at the Frost Opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Frost believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading view of the processes underlying the Frost Opinion. In addition, Frost may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuation resulting from any particular analysis described above should not be taken to be Frost's view of the actual value of Allegro or SPC. In performing its analyses, Frost made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Allegro or SPC. The analyses performed by Frost are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets do not purport to be appraisals or to necessarily reflect the prices at which businesses or assets may actually be sold. The analyses performed were prepared solely as part of Frost's analysis of the fairness of the Exchange Ratio, from a financial point of view, to

Allegro and its stockholders and were provided to the Allegro Board in connection with the delivery of the Frost Opinion.

     In the ordinary course of Frost's trading and brokerage activities, Frost or its affiliates may at any time hold long or short positions, may trade or otherwise effect transactions, for its own account or for the account of customers, in debt or equity securities of Allegro or SPC. As of October 28, 1996, Frost owns 14,181 shares and options to purchase 25,000 shares of Allegro Common Stock which it received as payment for a previous transaction with Allegro in which Frost acted as financial advisor. Frost has no proprietary holdings in SPC.

     Pursuant to a letter agreement dated August 27, 1996, Allegro agreed to pay Frost a monthly advisory fee of $10,000 to assist Allegro in analyzing potential merger/acquisition targets, including SPC. If the Merger is consummated, Allegro has agreed to pay Frost a fee (the "Financial Advisory Fee") equal to approximately 2.3% of the value of the consideration paid for SPC's common equity for acting as its financial advisor in connection with the Merger. Fifty percent of such fees will be paid in the form of Allegro stock. Allegro has also agreed to pay Frost $100,000 for rendering the Frost Opinion. Furthermore, Allegro has also agreed to reimburse Frost for its reasonable out-of-pocket expenses incurred in connection with rendering financial advisory services, including fees and disbursements of its legal counsel. Allegro has agreed to indemnify Frost and its directors, officers, agents, employees and controlling persons, for certain costs, expenses, losses, claims, damages and liabilities related to or arising out of its rendering of services under its engagement as financial advisor.

OPINION OF SPC'S FINANCIAL ADVISOR

     Unterberg Harris has delivered to the SPC Board of Directors a written opinion dated October 11, 1996 to the effect that, as of October 1, 1996, the consideration to be received by holders of shares of SPC Common Stock pursuant to the Agreement was fair, from a financial point of view, to such holders. No limitations were imposed by the SPC Board upon Unterberg Harris with respect to the investigations made or the procedures followed by it in rendering its opinion.

     THE FULL TEXT OF THE OPINION OF UNTERBERG HARRIS IS ATTACHED HERETO AS ANNEX C. SPC STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY UNTERBERG HARRIS. THE SUMMARY OF THE OPINION OF UNTERBERG HARRIS SET FORTH IN THIS PROSPECTUS/JOINT PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCES TO THE FULL TEXT OF SUCH OPINION. UNTERBERG HARRIS' OPINION WAS PREPARED FOR THE SPC BOARD OF DIRECTORS AND IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED BY HOLDERS OF SHARES OF SPC COMMON STOCK PURSUANT TO THE AGREEMENT AND DOES NOT CONSTITUTIVE A RECOMMENDATION TO ANY SPC STOCKHOLDER AS TO HOW TO VOTE AT THE SPC MEETING.

     In arriving at its opinion, Unterberg Harris reviewed the Agreement and certain financial and other information that was publicly available or furnished to Unterberg Harris by SPC and Allegro, including financial forecasts and other information provided during discussions with the managements of SPC and Allegro. In addition, Unterberg Harris compared certain financial and securities data of SPC and Allegro with those of various other publicly traded companies in the software industry, reviewed the historical stock prices and trading volumes of SPC Common Stock and Allegro Common Stock, reviewed prices and premiums, if any, paid in other similar business combinations and conducted such other financial studies, analyses and investigations as Unterberg Harris deemed appropriate for purposes of rendering its opinion.

     In rendering its opinion, Unterberg Harris assumed, without independent verification, the accuracy, completeness and fairness of all financial and other information available to it from public sources or provided to it by SPC and Allegro. With respect to the financial projections supplied to it, Unterberg Harris assumed that such projections were reasonably prepared and that they reflected the most accurate currently available estimates and judgments of the managements of SPC and Allegro as to the future operating and financial performances of their respective companies. Unterberg Harris did not make any independent evaluation or appraisal of the assets, liabilities, patents or intellectual property of SPC or Allegro, nor was any such appraisal or evaluation provided to Unterberg Harris. Unterberg Harris assumed that the Merger would be accounted for as a purchase in rendering its opinion.

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

     Unterberg Harris' opinion is necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to it as of October 1, 1996. Unterberg Harris does not have any obligation to confirm or update its opinion at any subsequent time.

     The following presentation summarizes certain financial analyses performed by Unterberg Harris in arriving at its opinion, which analyses Unterberg Harris discussed with the SPC Board of Directors.

     Comparable Companies Analyses. Unterberg Harris compared selected historical and projected operating information, stock market data and financial ratios for SPC (based on the value of the SPC Common Stock implied by the financial terms of the Merger) to selected historical and projected operating information, stock market data and financial ratios of Allegro and of certain other publicly traded software companies. These companies included Adobe Systems Inc., Caere Corporation, Corel Corporation, DeltaPoint, Inc., Fractal Design Corporation, International Microcomputer Software Inc., Macromedia, Inc., MetaTools, Inc., Micrografx, Inc., MySoftware Company, Quarterdeck Corporation, Softkey International Inc., Symantec Corporation, and Visio Corporation. Such data and ratios include multiples of net market value (defined as market value of equity as of October 1, 1996 adjusted by adding long-term debt and subtracting cash and short-term investments) to historical revenues, market value to historical and projected net income and earnings per share, and market value to book value. The market value for SPC is based on the Exchange Ratio and closing price of the Allegro Common Stock as of October 1, 1996.

     An analysis of the ratio of net market value to latest twelve month revenues for each of the comparable companies yielded a range of 0.6 times to
11.5 times revenues with a median of 2.8 times revenues. This compared to a multiple of 1.0 times revenues for SPC, as implied by the value to be received for the SPC Common Stock in this transaction, and 3.4 times for Allegro.

     An analysis of the ratio of current stock price to their latest twelve month earnings per share for each of the comparable companies yielded a range of not meaningful (due to earnings losses or extreme divergences in stock price and earnings per share) to 77.6 times earnings, with a median of 25.6 times earnings (excluding any not meaningful ratios). This ratio was not meaningful ratio for either SPC or Allegro due to each company's earnings loss for the period.

     An analysis of the ratio of current stock price to projected calendar 1996 earning per share for each of the comparable companies yielded a range of not meaningful (due to earnings losses) to 60.3 times earnings, with a median of
19.0 times earnings (excluding not meaningful ratios). This ratio was not meaningful for either SPC or Allegro due to each company's earnings loss projected for the period.

     An analysis of the ratio of current stock price to projected calendar 1997 earning per share for each of the comparable companies yielded a range of 8.7 times to 41.3 times earnings, with a median of 16.0 times earnings. This ratio was not meaningful for either SPC or Allegro due to each company's earnings loss projected for the period.

     An analysis of the ratio of market value to book value for each of the comparable companies yielded a range of 1.8 times to 15.3 times book value, with a median of 4.3 times book value. This compared to a multiple of 3.5 times book value for SPC, as implied by the value to be received for the SPC Common Stock in this transaction, and 9.3 times book value for Allegro.

     Based upon the foregoing, Unterberg Harris indicated that the multiples calculated for SPC, as implied by the financial terms of the Merger, were within the range of multiples for the comparable companies analyzed and below the median for multiples of revenue and book value. The comparison to multiples of earnings per share were not meaningful. Unterberg Harris also indicated that the multiples calculated for Allegro were within the range of multiples for comparable companies, except with respect to multiples of earnings per share, which were not meaningful.

     Comparable Transaction Analysis. Unterberg Harris reviewed certain mergers and acquisitions involving software-related companies. In examining these transactions, Unterberg Harris analyzed certain income statement and balance sheet parameters of the acquired companies relative to the consideration paid. Multiples analyzed included net transaction value (defined as transaction value adjusted by adding long-term

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

debt and subtracting cash and short-term investments) to the latest twelve month revenues and transaction value to the latest twelve months net income and book value. This analysis included 62 comparable software company transactions that occurred from February 1993 through September 1996 or were pending during such period. In certain cases, complete financial data was not publicly available for these transactions, and only partial information was used in such instances. The transaction value of the present Merger is based on the Exchange Ratio and closing price of Allegro Common Stock as of October 1, 1996.

     An analysis of the ratio of net transaction value to latest twelve month revenues for each of the comparable transactions yielded a range of 0.3 times to
22.9 times revenues, with a median of 2.9 times revenues. The multiple for the present Merger was 1.0 times SPC revenues.

     An analysis of the ratio of transaction value to the latest twelve month net income for each of the comparable transactions yielded a range of not meaningful (due to earnings losses) to 346.5 times net income, with a median of
41.7 times (excluding not meaningful ratios). This multiple was not meaningful for the present Merger due to SPC's earnings loss in the period.

     An analysis of the ratio of transaction value to book value for each of the comparable transactions yielded a range of not meaningful (due to negative values) to 38.0 times book value, with a median of 5.7 times book value. The multiple for the present Merger was 3.5 times SPC book value.

     Based upon the foregoing, Unterberg Harris indicated that the multiples calculated for SPC based on the financial terms of the Merger were within the range for multiples of comparable transactions analyzed. Unterberg Harris also indicated that the purchase price paid to SPC stockholders in the Merger reflected a premium over the median earnings multiple paid in the comparable merger and acquisition transactions analyzed because SPC had an earnings loss for the latest twelve month period and projected an earnings loss for the calendar year ended December 31, 1996.

     Acquisition Premium Analysis. Unterberg Harris also reviewed the premiums paid for certain merger and acquisition transactions involving selected software companies. Unterberg Harris' analysis indicated that the percentage premium of offer prices to trading prices on the day prior to the announcement date ranged from a 3.3% discount to 96.9% premium, with a median of 23.6%. The percentage premium of offer prices to trading prices thirty days prior to the announcement date ranged from 9.3% to 103.2%, with a median of 44.2%. The offer price for SPC based on the Exchange Ratio and closing price of Allegro Common Stock as of October 1, 1996 was 14.9% above SPC's closing stock price on the day prior to the date of announcement, and 34.0% above SPC's closing stock price thirty days prior to the date of announcement.

     As part of its analysis, Unterberg Harris also indicated that the transaction value represented a 23.7% premium over the closing stock price of SPC Common Stock one week prior to the date of announcement, a 34.0% premium over the closing stock price ten trading days prior to the date of announcement, a 60.8% premium over the closing stock price twenty trading days prior to the date of announcement, a 34.0% premium over the closing stock price thirty trading days prior to the date of announcement, and a 30.1% discount over the closing stock price sixty trading days prior to the date of announcement. The transaction value also represented a 17.6% premium over the average of the closing prices of the SPC Common Stock over the ten days prior to the date of announcement, a 25.6% premium over such average over the twenty days prior to the date of announcement, a 30.5% premium over the such average over the thirty days prior to the date of announcement, and a 3.3% discount to such average over the sixty days prior to the date of announcement.

     Discounted Cash Flow Analysis. Unterberg Harris estimated present values of SPC using a discounted cash flow analysis based on SPC management's estimates. Unterberg Harris calculated present values of projected SPC operating cash flows over the period between September 30, 1996 and September 30, 2001 using discount rates between 15% and 35%. Unterberg Harris also calculated approximate terminal values for SPC as of September 30, 2001, which were then discounted to present value using the same discount rates as the cash flows. Unterberg Harris then calculated an implied valuation of SPC by adding the present value of the cash flows to the present value of the terminal value. The implied values of SPC based on this analysis ranged from $2.1 million to $12.4 million. Unterberg Harris therefore determined that, as of the date of the Agreement, the value of the consideration to be received by SPC stockholders in the Merger was greater than the range of present values of SPC's cash flows and terminal value calculated as discussed above. The results of such calculations are not necessarily indicative of actual future cash flows or terminal values.

     Pro Forma Analysis. Unterberg Harris analyzed certain pro forma effects (excluding transaction costs) resulting from the Merger. For purposes of comparison, SPC's operating results for the fiscal year ending September 30, 1997 were calendarized to a December 31, 1997 year using SPC management's estimates. The analysis indicated, absent potential synergies, both SPC and Allegro would generate significant operating losses for the year ending December 31, 1997; however, when considering potential operating efficiencies of the combined company, the Merger provided significant improvement in operating performance. The results of such pro forma combination analysis are not necessarily indicative of future operating results or financial condition for the combined company. Unterberg Harris also analyzed the contribution of SPC and Allegro to the pro forma combined company in light of the SPC's stockholders' ownership of the combined company being approximately 45%. This analysis showed SPC projected to contribute 45.1% of combined revenues for the year ending December 31, 1996 and 44.1% of combined revenues for the year ending December 31, 1997. Again, the results of such analysis is not necessarily indicative of future operating results of the combined company or either company on a stand-alone basis.

     The summary does not purport to be a complete description of the analyses performed by Unterberg Harris in connection with its fairness opinion. The preparation of a fairness opinion involves various subjective business determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and therefore such an opinion is not readily susceptible to partial analysis or summary description. Accordingly, notwithstanding the separate factors summarized above, Unterberg Harris believes that its analyses must be considered as a whole and that selecting portions of its analyses or considering individual factors without considering all analyses and factors could create an incomplete and misleading view of the evaluation process underlying its opinion. With respect to comparable companies analyses and comparable transaction analyses, a particular analysis performed by Unterberg Harris is not necessarily indicative of actual values, which may be significantly higher or lower than suggested by such analyses. The analyses are not appraisals and do not necessarily reflect the prices for which businesses actually could be sold or actual share prices or future results that might be achieved. Unterberg Harris' analyses were prepared solely as part of Unterberg Harris' review of the fairness of the consideration to be received by SPC stockholders in connection with the Merger from a financial point of view and were provided to the SPC Board in connection with the delivery of Unterberg Harris' opinion. In addition, Unterberg Harris' opinion and presentation to the SPC Board was only one of many factors taken into consideration by the SPC Board in making its determination to approve the Merger.

     Pursuant to the terms of the engagement by SPC of Unterberg Harris as its financial advisor in connection with the Merger, upon consummation of the Merger, Unterberg Harris will receive a fee of $600,000, of which $400,000 is payable in cash and the remainder is payable in Allegro Common Stock. The terms of the fee arrangement were negotiated at arm's length between SPC and Unterberg Harris and approved by the SPC Board and Allegro. The SPC Board, in making its recommendation with respect to the Merger and the Merger Agreement, was aware of the foregoing fee arrangement.

     Unterberg Harris, as part of its investment banking business, is engaged in the valuation of businesses and their securities in corporate reorganizations and other purposes. The SPC Board selected Unterberg Harris to act as financial advisor on the basis of Unterberg Harris' reputation as an investment bank, SPC's prior relationship with Unterberg Harris and Unterberg Harris' familiarity with SPC.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes the material federal income tax considerations of the Merger that are generally applicable to holders of SPC Common Stock. This discussion does not deal with all income tax considerations that may be relevant to particular SPC stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, foreign persons, stockholders who acquired their shares in connection with previous mergers involving SPC or an affiliate, or stockholders who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, the

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

following discussion does not address the tax consequences of transactions effectuated prior to or after the Merger (whether or not such transactions are in connection with the Merger), including without limitation transactions in which shares of SPC Common Stock were or are acquired or shares of Allegro Common Stock were or are disposed of. Furthermore, no foreign, state or local tax considerations are addressed herein. ACCORDINGLY, SPC STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER.

     The Merger is intended to constitute a "reorganization" within the meaning of Section 368(a) of the Code, with each of Allegro, Merger Sub and SPC intended to qualify as a "party to the reorganization" under Section 368(b) of the Code, in which case the following federal income tax consequences will result (subject to the limitations and qualifications referred to herein):

     (a) No gain or loss will be recognized by holders of SPC Common Stock solely upon their receipt of Allegro Common Stock in the Merger in exchange therefor (except to the extent of cash received in lieu of a fractional share thereof);

     (b) The aggregate tax basis of the Allegro Common Stock received in the Merger by a holder of SPC Common Stock will be the same as the aggregate tax basis of such SPC Common Stock surrendered in exchange therefor;

     (c) The holding period of the Allegro Common Stock received in the Merger by a holder of SPC Common Stock will include the period during which such stockholder held the SPC Common Stock surrendered in exchange therefor, provided that such SPC Common Stock is held as a capital asset at the time of the Merger;

     (d) Cash payments received by holders of SPC Common Stock in lieu of a fractional share will be treated as if a fractional share of Allegro Common Stock had been issued in the Merger and then redeemed by Allegro for cash. A holder of SPC Common Stock will generally recognize gain or loss upon such payment, equal to the difference (if any) between such holder's basis in the fractional share and the amount of cash received; and

     (e) A holder of SPC Common Stock who exercises appraisal rights with respect to all of such holder's shares of SPC Common Stock will generally recognize gain or loss for federal income tax purposes, measured by the difference between the holder's basis in such shares and the amount of cash received, provided that the payment is neither essentially equivalent to a dividend within the meaning of Section 302 of the Code nor has the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the Code (collectively, a "Dividend Equivalent Transaction"). Such gain or loss will be capital gain or loss, provided that the SPC Common Stock is held as a capital asset at the time of the Merger. A sale of SPC Common Stock pursuant to an exercise of appraisal rights will generally not be a Dividend Equivalent Transaction if, as a result of such exercise, the stockholder exercising appraisal rights owns no shares of Allegro Common Stock or SPC Common Stock (either actually or constructively within the meaning of Section 318 of the Code). If, however, a stockholder's sale for cash of SPC Common Stock pursuant to an exercise of appraisal rights is a Dividend Equivalent Transaction, then such stockholder will generally recognize income for federal income tax purposes in an amount up to the entire amount of cash so received.

     The parties are not requesting a ruling from the Internal Revenue Service ("IRS") in connection with the Merger. SPC has received an opinion from its legal counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, to the effect that for federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. This opinion (the "Tax Opinion") neither binds the IRS nor precludes the IRS from adopting a contrary position. In addition, the Tax Opinion is subject to certain assumptions and qualifications and is based on the truth and accuracy of certain representations made by Allegro, Merger Sub, SPC and certain stockholders of SPC, including representations in certificates delivered to counsel by the respective managements of Allegro, Merger Sub, SPC and

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

certain stockholders of SPC. Of particular importance are those assumptions and representations relating to the "continuity of interest" and the "continuity of business enterprise" requirements.

     To satisfy the continuity of interest requirement, SPC stockholders must not, pursuant to a plan or intent existing at or prior to the Merger, dispose of or transfer so much of either (i) their SPC Common Stock in anticipation of the Merger or (ii) the Allegro Common Stock to be received in the Merger (collectively, "Planned Dispositions"), such that the SPC stockholders, as a group, would no longer have a substantial proprietary interest in the SPC business being conducted by the Combined Company after the Merger. Planned Dispositions include, among other things, shares disposed of pursuant to the exercise of appraisal rights. SPC stockholders will generally be regarded as having retained a substantial proprietary interest as long as the Allegro Common Stock received in the Merger (after reduction for any Planned Dispositions), in the aggregate, represents a substantial portion of the entire consideration received by the SPC stockholders in the Merger. To satisfy the "continuity of business enterprise" requirement, Allegro must either (i) continue the historic business conducted by SPC, or (ii) use a significant portion of the historic business assets of SPC in a business.

     A successful IRS challenge to the "reorganization" status of the Merger (as a result of a failure of the "continuity of interest" or "continuity of business enterprise" requirements or otherwise) would result in an SPC stockholder recognizing gain or loss with respect to each share of SPC Common Stock surrendered equal to the difference between the stockholder's basis in such share and the fair market value, as of the Effective Time of the Merger, of the Allegro Common Stock received in exchange therefor. In such event, a stockholder's aggregate basis in the Allegro Common Stock so received would equal its fair market value and the holding period for such stock would begin the day after the Merger.

NET OPERATING LOSS CARRYFORWARDS

     Allegro estimates its consolidated tax net operating loss carryforwards to be approximately $10.2 million at September 30, 1996. SPC estimates its consolidated tax net operating loss carryforwards to be approximately $69 million at September 30, 1996. Under Section 382 of the Code, certain changes in the ownership or the business of a corporation that has net operating loss carryforwards will result in the inability to use or the imposition of significant restrictions on the use of such net operating loss carryforwards to offset future income and the liability of such corporation. Allegro and SPC expect that after giving effect to the Merger, an "ownership change" will be deemed to have occurred under Section 382 of the Code and the regulations thereunder with respect to both Allegro and SPC, and that as a result thereof the use by the Combined Company of the net operating loss carryforwards of Allegro and SPC will be limited. Utilization of the net operating loss carryforwards of SPC may be further limited by reason of the consolidated return separate return limitation year rules. There can be no assurance that the Combined Company will be able to utilize all or any net operating loss carryforwards of SPC or Allegro. In addition, the foreign losses incurred by SPC may decrease or otherwise restrict the ability of the Combined Company to claim U.S. tax credits for foreign income taxes. At or after the Effective Time, Allegro expects to enter into a closing agreement with the Internal Revenue Service pursuant to which Allegro would become jointly and severally liable for SPC's tax obligations upon occurrence of a "triggering event" requiring recapture of dual consolidated losses previously utilized by SPC. Such closing agreement will avoid SPC being required to recognize a tax on approximately $24.5 million of SPC's previous dual consolidated losses at the Effective Time. Any future acquiror of the Combined Company may also be required to agree to a similar closing agreement, to the extent it is able to do so. Non-U.S. persons generally would be ineligible to do so. This could have a material adverse effect on the future ability of the Combined Company to sell SPC to such an ineligible person.

GOVERNMENTAL AND REGULATORY APPROVALS

     Allegro and SPC are aware of no governmental or regulatory approvals required for consummation of the Merger, other than compliance with the federal securities laws and applicable securities and "blue sky" laws of the various states.

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

                              TERMS OF THE MERGER

EFFECTIVE TIME

     The Merger will become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as may be agreed in writing by Allegro, SPC and Merger Sub and specified in the Certificate of Merger (the "Effective Time"). The Closing Date will occur at a time and date to be specified by Allegro, SPC and Merger Sub no later than the second business day after the satisfaction or waiver of the conditions to the Merger, or at such other time as Allegro, SPC and Merger Sub agree in writing. Assuming all conditions to the Merger are met or waived prior thereto, it is anticipated that the Closing Date and Effective Time will be on or about December 31, 1996.

MANNER AND BASIS OF CONVERTING SHARES

     At the Effective Time of the Merger, Merger Sub will merge with and into SPC and Allegro will own all of the capital stock of SPC. As a result of the Merger, each outstanding share of SPC Common Stock, other than shares as to which appraisal rights pursuant to the Delaware General Corporation Law have been exercised and shares held in the treasury of SPC or owned by Merger Sub, Allegro or any wholly owned subsidiary of Allegro or SPC, will be converted into the right to receive 0.26805 shares of Allegro Common Stock, and each outstanding option or right to purchase SPC Common Stock under the SPC Stock Option Plans and SPC Stock Purchase Plan will be assumed by the Combined Company and will become an option or right to purchase Allegro Common Stock, with appropriate adjustments to be made to the number of shares issuable thereunder and the exercise price thereof based on the Exchange Ratio. See "--Interests of Certain Persons."

     No fractional shares will be issued by virtue of the Merger, but in lieu thereof each holder of shares of SPC Common Stock who would otherwise be entitled to a fraction of a share (after aggregating all fractional shares to be received by such holder) will receive from Allegro an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by
(ii) the average closing price of a share of Allegro Common Stock for the ten most recent days that Allegro Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on Nasdaq.

     At or promptly after the Effective Time, the Combined Company, acting through the Exchange Agent, will deliver to each SPC stockholder of record a letter of transmittal with instructions to be used by such stockholder in surrendering certificates which, prior to the Merger, represented shares of SPC Common Stock. CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF SPC COMMON STOCK UNTIL SUCH HOLDERS RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT. At the Effective Time, each then-outstanding option to purchase SPC Common Stock, whether vested or unvested, will be assumed by the Combined Company without any action on the part of the holder thereof. OPTION AGREEMENTS NEED NOT BE SURRENDERED.

     No later than ten business days after the Closing Date, the Combined Company will file a registration statement on Form S-8 under the Securities Act covering the shares of Allegro Common Stock issuable upon exercise of options to purchase SPC Common Stock to be assumed by Allegro at the Effective Time.

STOCK OWNERSHIP FOLLOWING THE MERGER

     Based upon the capitalization of SPC as of the close of business on October 1, 1996 (including the number of shares of SPC Common Stock outstanding and the number of shares issuable upon exercise of outstanding options to purchase SPC Common Stock), and assuming that no holder of SPC Common Stock exercises appraisal rights, an aggregate of approximately 3,372,825 shares of Allegro Common Stock will be issued to SPC stockholders in the Merger and Allegro will assume options for up to approximately 816,926 additional shares of Allegro Common Stock. Based upon the number of shares of Allegro Common Stock issued and outstanding as of October 1, 1996, and after giving effect to the issuance of Allegro Common Stock as described in the previous sentence, the former holders of SPC Common Stock would hold approximately 43.0% of the Combined Company's total issued and outstanding shares, and would hold approximately 40.0%

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

of the voting power of the Combined Company, and holders of former SPC options would hold options exercisable for approximately 9.9% of the Combined Company's total issued and outstanding shares (assuming the exercise of only such options). The foregoing numbers of shares and percentages are subject to change in the event that the capitalization of either Allegro or SPC changes subsequent to October 1, 1996 and prior to the Effective Time, and there can be no assurance as to the actual capitalization of Allegro or SPC at the Effective Time or of the Combined Company at any time following the Effective Time.

     As discussed above, Allegro will assume options for up to approximately 816,926 shares of Allegro Common Stock, based on 3,047,663 shares of SPC Common Stock subject to outstanding options under the SPC Option Plans as of September 30, 1996. Pursuant to the terms of certain management continuity agreements between SPC and its current officers and certain other key employees, the vesting of options to purchase 1,575,000 of shares of SPC Common Stock (representing approximately 422,178 shares of Allegro Common Stock after the Merger) will be accelerated to the Effective Date as a result of the Merger. See "Compensation and Other Information Concerning Directors and Officers of SPC--Management Continuity Agreements." Notwithstanding the foregoing, accelerated options representing 760,000 of such shares of SPC Common Stock (representing approximately 203,718 shares of Allegro Common Stock after the Merger) cannot be exercised until March 3, 1997, as a result of the imposition of a six-month blackout period in conjunction with SPC's September 1996 option repricing. In addition, options to purchase approximately 191,500 shares of SPC Common Stock (representing approximately 51,332 shares of Allegro Common Stock after the Merger) which are vested as of September 30, 1996 and are held by employees who are not parties to management continuity agreements also cannot be exercised until March 3, 1997 as a result of the imposition of a six-month blackout period in conjunction with SPC's repricing of such options in September 1996. See "Compensation and Other Information Concerning Directors and Officers of SPC--Repricing of Options."

CONDUCT OF ALLEGRO'S AND SPC'S BUSINESS PRIOR TO THE MERGER

     Pursuant to the Agreement, each of Allegro and SPC have agreed, on behalf of itself and its subsidiaries, that during the period from the date of the Agreement and continuing until the earlier of the termination of the Agreement pursuant to its terms or the Effective Time, except as set forth in certain disclosure schedules or to the extent that the other party shall otherwise consent in writing, to carry on its business diligently and in accordance with good commercial practice and to carry on its business in the usual, regular and ordinary course, in substantially the same manner as theretofore conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In furtherance of the foregoing and subject to applicable law, Allegro and SPC have agreed to confer, as promptly as practicable, prior to taking any material actions or making any material management decisions with respect to the conduct of business. In addition, except as set forth in certain disclosure schedules to the Agreement, without the prior written consent of the other, each of Allegro and SPC have agreed that it shall neither do any of the following nor permit its subsidiaries to do any of the following:

     (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

     (b) Enter into any material partnership arrangements, joint development agreements or strategic alliances;

     (c) Grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to the other, or adopt any new severance plan;

     (d) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the intellectual property necessary or required for the conduct of their respective

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

businesses as presently conducted, or enter into grants to future patent rights, other than in the ordinary course of business;

     (e) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

     (f) Repurchase or otherwise acquire, directly or indirectly, any shares of capital stock except pursuant to rights of repurchase of any such shares under any employee, consultant or director stock plan;

     (g) Issue, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (i) the issuance of shares of Allegro Common Stock or SPC Common Stock, as the case may be, pursuant to the exercise of stock options therefor outstanding as of the date of the Agreement, (ii) options to purchase shares of Allegro Common Stock or SPC Common Stock, as the case may be, to be granted at fair market value in the ordinary course of business, consistent with past practice and in accordance with existing stock option plans, (iii) shares of Allegro Common Stock or SPC Common Stock, as the case may be, issuable upon the exercise of the options referred to in clause (ii), (iv) shares of SPC Common Stock issuable to participants the SPC Employee Stock Purchase Plan consistent with the terms thereof and (v) shares of Allegro Common Stock pursuant to the terms of the Agreement;

     (h) Cause, permit or propose any amendments to any charter document or Bylaw (or similar governing instruments of any subsidiaries), except to increase the size of the Board of Directors of Allegro to up to eleven directors;

     (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Allegro or SPC, as the case may be, or enter into any joint ventures, strategic partnerships or alliances, other than in the ordinary course of business consistent with past practice;

     (j) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of Allegro or SPC, as the case may be, except in the ordinary course of business consistent with past practice;

     (k) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of Allegro or SPC, as the case may be, or guarantee any debt securities of others;

     (l) Adopt or amend any employee benefit or stock purchase or option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice;

     (m) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business;

     (n) Make any grant of exclusive rights to any third party;

     (o) Make any expenditure equal to or exceeding $15,000; or

     (p) Agree in writing or otherwise to take any of the actions described in the foregoing.

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

LOAN FACILITY

     Pursuant to the Agreement, SPC has agreed to loan Allegro up to $1,000,000 (the "Loan Facility"). Funds may be advanced to Allegro in amounts not exceeding $333,333 in any 30-day period. Funds advanced may be used only for working capital purposes. In the event the Merger is not consummated for any reason, all amounts advanced to Allegro under the Loan Facility will be automatically converted into Allegro Common Stock at a conversion price of 90% of the average of the last reported sales prices of Allegro Common Stock for the ten trading days ending on the day immediately prior to the date of termination leading to conversion of the amounts advanced under the Loan Facility (the "Loan Conversion Price"); however, in the event the Agreement is terminated under circumstances in which SPC is required to pay Allegro a termination fee, then only one-half of the amounts advanced under the Loan Facility will be converted into Allegro Common Stock at the Loan Conversion Price and the remaining one-half shall be payable to SPC at the time and in the same manner as the payment of such termination fee. As of October 28, 1996, no advances had been made under the Loan Facility.

NO SOLICITATION BY SPC

     Under the terms of the Agreement, until the earlier of the Effective Time or termination of the Agreement pursuant to its terms, SPC has agreed that it and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or knowingly encourage submission of, any proposals or offers by any person, entity or group (other than Allegro and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning itself or any of its subsidiaries to, or afford any access to the properties, books or records of itself or any of its subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other Allegro and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to itself. For the purposes of the Agreement, an "Acquisition Proposal" with respect to an entity means any proposal or offer relating to (i) any merger, consolidation, sale of substantial assets or similar transactions involving the entity or any subsidiaries of the entity (other than sales of assets or inventory in the ordinary course of business or permitted under the terms of the Agreement), (ii) sale of 5% or more of the outstanding shares of capital stock of the entity (including without limitation by way of a tender offer or an exchange offer), (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 5% or more of the then outstanding shares of capital stock of the entity (except for acquisitions for passive investment purposes only in circumstances where the person or group qualifies for and files a Schedule 13G with respect thereto); or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. SPC has agreed to cease any and all existing activities, discussions or negotiations with any parties conducted prior to the signing of the Agreement with respect to any of the foregoing. SPC has agreed to (i) notify Allegro, as promptly as practicable if any inquiry or proposal is made or any information or access is requested in writing in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) as promptly as practicable notify Allegro of the significant terms and conditions of any such Acquisition Proposal. In addition, subject to the other provisions set forth in this section, from and after the date of the Agreement until the earlier of the Effective Time and termination of the Agreement pursuant to its terms, SPC and its subsidiaries have agreed to not, and have agreed to instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Allegro); provided, however, that nothing in the Agreement will prohibit the Board of Directors of SPC from taking and disclosing to its stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act.

     Notwithstanding the foregoing, prior to the approval of the Agreement by the stockholders of SPC at the SPC Stockholders' meeting, SPC may, to the extent its Board of Directors determines, in good faith, after

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

consultation with outside legal counsel, that the SPC Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of the following paragraph, furnish information to any person, entity or group after such person, entity or group has delivered to SPC, as the case may be, in writing, an unsolicited bona fide Acquisition Proposal which the Board of Directors of SPC in its good faith reasonable judgment determines, after consultation with its independent financial advisors, would result in a transaction more favorable to the stockholders of SPC from a financial point of view than the Merger and for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors of SPC (based upon the advice of independent financial advisors), is reasonably capable of being financed by such person, entity or group, and which is likely to be consummated (a "Superior Proposal"). In the event SPC receives a Superior Proposal, nothing contained in the Agreement will prevent the Board of Directors of SPC from approving such Superior Proposal or recommending such Superior Proposal to SPC's stockholders, if the SPC Board determines that such action is required by its fiduciary duties under applicable law; provided, however, that SPC has agreed not to accept or recommend to its stockholders, or enter into any agreement concerning, a Superior Proposal for a period of not less than 48 hours after the receipt by Allegro of a copy of such Superior Proposal (or a description of the significant terms and conditions thereof, if not in writing).

BREAK UP FEES; EXPENSES

     Except as set forth below, all fees and expenses incurred in connection with the Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, whether or not the Merger is consummated.

     SPC has agreed that if it accepts a Superior Proposal, if the Board of Directors of SPC recommends a Superior Proposal to the stockholders of SPC, or if the stockholders of SPC fail to approve the Merger following a publicly disclosed (and not withdrawn) Acquisition Proposal with regard to SPC or if the stockholders of SPC fail to approve the Merger following the withholding, withdrawal or modification by the Board of Directors of SPC, in a manner adverse to Allegro, of its recommendation in favor of the Merger, then SPC will immediately pay to Allegro the sum of $1.0 million. Each of Allegro and SPC have agreed that, in the case of Allegro, if the Stockholders of Allegro fail to approve the Merger and, in the case of SPC, if the stockholders of such company fail to approve the Merger under circumstances not described in the preceding sentences, and, in the case of either company, if such company fails to perform or observe any of its covenants contained in the Agreement, then such company will immediately pay to the other party the sum of $750,000.

CONDITIONS TO THE MERGER

     The respective obligations of each party to the Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions: (a) the Agreement shall have been approved and adopted by the requisite vote under applicable law by the stockholders of SPC and by the stockholders of Allegro; (b) the SEC shall have declared the Registration Statement effective and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC; (c) no court, administrative agency or commission or other governmental authority or instrumentality shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; and (d) the shares of Allegro Common Stock issuable to stockholders of SPC pursuant to the Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Nasdaq SmallCap Market upon official notice of issuance.

     In addition, the obligations of SPC to consummate and effect the Merger are subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by
SPC: (a) the representations and warranties of Allegro and Merger Sub contained in the Agreement shall be true and correct on and as of the Effective Time, except for changes contemplated by the Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases where the failure to be so true and correct, would not have a material adverse effect on Allegro, and SPC shall have received a certificate to such effect signed on behalf of Allegro by the Chief Financial Officer of Allegro; (b) Allegro and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by the Agreement to be performed or complied with by them on or prior to the Effective Time, and SPC shall have received a certificate to such effect signed on behalf of Allegro by the Chief Financial Officer of Allegro; (c) no material adverse effect with respect to Allegro shall have occurred since the date of the Agreement; (d) SPC shall have received a legal opinion from Blau, Kramer, Wactlar & Lieberman, P.C., counsel representing Allegro, in a form reasonably acceptable to SPC; and
(e) SPC shall have received the opinion of Unterberg Harris or the opinion of another investment banking firm by no later than October 11, 1996, to the effect that the Exchange Rate is fair to SPC's stockholders from a financial point of view, a copy of which shall have been delivered to Allegro by not later than such date. Such opinion of Unterberg Harris was received by the SPC Board on October 11, 1996. See "Approval of the Merger and Related Transactions--Opinion of SPC's Financial Advisor."

     Further, the obligations of Allegro and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Allegro: (a) the representations and warranties of SPC contained in the Agreement shall be true and correct on and as of the Effective Time, except for changes contemplated by the Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases where the failure to be so true and correct, would not have a material adverse effect on SPC, and Allegro and Merger Sub shall have received a certificate to such effect signed on behalf of SPC by the Chief Financial Officer of SPC; (b) SPC shall have performed or complied in all material respects with all agreements and covenants required by the Agreement to be performed or complied with by it on or prior to the Effective Time, and Allegro shall have received a certificate to such effect signed on behalf of SPC by the Chief Financial Officer of SPC; (c) no material adverse effect with respect to SPC shall have occurred since the date of the Agreement; (d) Allegro shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel representing SPC, in a form reasonably acceptable to Allegro; (e) Allegro shall have received the Frost Opinion or the opinion of another investment banking firm by no later than October 11, 1996, to the effect that the Merger is fair to Allegro's stockholders from a financial point of view, a copy of which shall have been delivered to SPC by no later than such date; and (f) SPC's Shareholder Rights Plan shall not be applicable to the transactions contemplated by the Agreement. The Frost Opinion was received by the Allegro Board on October 11, 1996. See "Approval of the Merger and Related Transactions--Opinion of Allegro's Financial Advisor."

TERMINATION OF THE AGREEMENT

     The Agreement provides that it may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the stockholders of Allegro and SPC: (a) by mutual written consent duly authorized by the Boards of Directors of Allegro and SPC; (b) by either Allegro or SPC if the Merger shall not have been consummated by February 15, 1997 (provided, however, that the right to so terminate the Agreement shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of the Agreement); (c) by either Allegro or SPC if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable; (d) by either Allegro or SPC if the required approvals of the stockholders of Allegro and SPC contemplated by the Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof (provided, that the right to so terminate the Agreement shall not be available to any party where the failure to obtain stockholder approval of such party shall have been caused by the action or failure to act of such party in breach of the Agreement); (e) by either Allegro or SPC, if SPC shall have accepted a Superior Proposal or by Allegro if the SPC Board recommends an SPC Superior Proposal to the stockholders of SPC; (f) by Allegro, if the SPC Board shall have withheld, withdrawn or modified in a manner adverse to Allegro its recommendation in favor of approving the issuance of the shares of Allegro Common Stock by virtue of the Merger; (g) by SPC, if the Allegro Board shall have withheld, withdrawn or modified in a manner adverse to SPC its recommendation in favor of the Merger; (h) by SPC, upon a material breach of any representation, warranty, covenant or agreement on the part of SPC set forth in the Agreement, or if any representation or warranty of SPC shall have become untrue in any material respect, in either case such that the conditions set forth in subsections (a) and (b) of the second to last paragraph of the preceding section would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue (provided that if such inaccuracy in Allegro's representations and warranties or breach by Allegro is curable by Allegro through the exercise of its commercially reasonable efforts within fifteen (15) days of the time such representation or warranty shall have become untrue or such breach, then SPC may not so terminate the Agreement during such fifteen-day period provided Allegro continues to exercise such commercially reasonable efforts); (i) by Allegro, upon a breach of any material representation, warranty, covenant or agreement on the part of SPC set forth in the Agreement, or if any representation or warranty of SPC shall have become untrue in any material respect, in either case such that the conditions set forth in subsections (a) and (b) of the last paragraph of the preceding section would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue (provided, that if such inaccuracy in SPC's representations and warranties or breach by SPC is curable by SPC through the exercise of its commercially reasonable efforts within fifteen (15) days of the time such representation or warranty shall have become untrue or such breach, then Allegro may not so terminate the Agreement during such fifteen-day period provided SPC continues to exercise such commercially reasonable efforts); (j) by SPC, if there shall have occurred any material adverse effect with respect to Allegro since the date of the Agreement;
(k) by Allegro, if there shall have occurred any material adverse effect with respect to SPC since the date of the Agreement; (l) by SPC, if it has not received the Unterberg Harris Opinion or other investment banking firm opinion by October 11, 1996; or (m) by Allegro, if it has not received the Frost Opinion or other investment banking firm opinion by October 11, 1996.

     Each of the Unterberg Harris Opinion and the Frost Opinion was delivered on or prior to October 11, 1996. See "Approval of the Merger and Related Transactions--Opinion of SPC's Financial Advisor" and "-- Opinion of Allegro's Financial Advisor."

AFFILIATE AGREEMENT

     Fred Gibbons, Chairman of the Board of Directors of SPC, has entered into an agreement restricting sales, dispositions or other transactions reducing his risk of investment in respect of the shares of SPC Common Stock held by him prior to the Merger and the shares of Allegro Common Stock received by him in the Merger so as to comply with the requirements of applicable federal securities and tax laws.

INTERESTS OF CERTAIN PERSONS

  SPC Options

     SPC has entered into certain Management Continuity Agreements (the "Management Continuity Agreements") with each of its current officers, Daniel J. Fraisl, Miriam K. Frazer and Joseph V. Szczepaniak, and with three other key non-officer employees. See "Compensation and Other Information Concerning Directors and Officers of SPC--Management Continuity Agreements" and "Terms of the Merger--Stock Ownership Following the Merger". Under the terms of such Management Continuity Agreements, in the event there is a "Change of Control" of SPC, which is defined in the Management Continuity Agreements to include, among other things, a merger or sale of assets of SPC, the exercisability and vesting of all options held by such persons are accelerated. Accordingly, the consummation of the Merger will cause the acceleration of the vesting of options to purchase 1,575,000 shares of SPC Common Stock (representing 422,178 shares of Allegro Common Stock after the Merger) to the Effective Date. (Notwithstanding the foregoing, accelerated options representing 760,000 shares of SPC Common Stock (representing 203,718 shares of Allegro Common

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

Stock after the Merger) cannot be exercised until March 3, 1997, as a result of the imposition of a six-month blackout period in conjunction with SPC's repricing of such options in September 1996. See "Compensation and Other Information Concerning Directors and Officers of SPC--Repricing of Options."

  Employment Agreements

     In addition to the option acceleration provisions described above, the Management Continuity Agreements with Ms. Frazer, Mr. Szczepaniak and Mr. Fraisl provide that in the event that such officer is "involuntarily terminated" within 18 months after a Change of Control, the officer receives 12 months severance pay and continued health and medical benefits. Severance benefits to which an officer may become entitled under the Management Continuity Agreements are reduced by an amount equal to the fair market value of any accelerated options less the exercise price for such accelerated options.

     Miriam Frazer and Joseph V. Szczepaniak have entered into employment agreements with Allegro, which will become effective at the Effective Time, which employment agreements amend substantially the terms of their Management Continuity Agreements, and thus their employment with SPC. Similarly, Daniel Fraisl has entered into an amendment to his existing employment agreement with SPC, which amendment also becomes effective at the Effective Time, which amendment modifies substantially the terms of his employment with SPC.

     Pursuant to Ms. Frazer's employment agreement with Allegro, Ms. Frazer will receive (i) a base salary of $140,000 per year, (ii) a bonus of $40,000, (iii) a bonus of $40,000 upon Allegro's attainment of certain agreed upon performance targets, (iv) subject to the approval of Allegro's stockholders of an increase to no less than 2,500,000 in the number of shares available under the Allegro Incentive Plan, options to purchase 170,000 shares of Allegro Common Stock at an exercise price equal to the fair market value thereof on the date of grant, exercisable in equal installments on the first, second, third and fourth anniversaries of the date of grant or in full upon a change of control of Allegro (as defined in the employment agreement) and (v) in the event of her termination other than for cause or within twelve months of a change of control of Allegro, payment of her base salary for one year plus the amount of any accrued but unpaid bonuses, which payment would be made in a lump sum less an amount equal to the fair market value of any accelerated options less the exercise price therefor in the event of a termination following a change of control; provided, that in no event can Allegro terminate Ms. Frazer other than for cause prior to June 1, 1997. Pursuant to Ms. Frazer's existing employment agreement with SPC, she was entitled to a base salary of $178,000 per year, a performance based bonus of up to 30% of her annual salary and was terminable at will, other than in the event of a change of control of SPC in which event she was entitled to receive an amount equal to her base salary for one year reduced by an amount equal to the fair market value of any accelerated options less the exercise price for such accelerated options.

     Pursuant to Mr. Szczepaniak's employment agreement with Allegro, Mr. Szczepaniak will receive (i) a base salary of $135,000 per year, (ii) a bonus of $45,000, (iii) a bonus of $20,000 upon Allegro's attainment of certain agreed upon performance targets, (iv) subject to the approval of Allegro's stockholders of an increase to no less than 2,500,000 in the number of shares available under the Allegro Incentive Plan, options to purchase 170,000 shares of Allegro Common Stock at an exercise price equal to the fair market value thereof on the date of grant, exercisable in equal installments on the first, second, third and fourth anniversaries of the date of grant or in full upon a change of control of Allegro and (v) in the event of his termination other than for cause or within twelve months of a change of control of Allegro, a payment of his base salary for one year plus the amount of any accrued but unpaid bonuses, which payment would be made in a lump sum less an amount equal to the fair market value of any accelerated options less the exercise price therefor in the event of a termination following a change of control; provided, that in no event can Allegro terminate Mr. Szczepaniak other than for cause prior to June 1, 1997. Pursuant to Mr. Szczepaniak's existing employment agreement with SPC, he was entitled to a base salary of $165,000 per year, a performance based bonus of up to 30% of his annual salary and was terminable at will other than in the event of a change of control of SPC in which event he was entitled to receive an amount equal to his base salary for one year reduced by an amount equal to the fair market value of any accelerated options less the exercise price for such accelerated options.

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

     Pursuant to the amendment to Mr. Fraisl's employment agreement, Mr. Fraisl is to be employed by SPC until April 17, 1998, and will receive (i) a base salary of $130,000 per year, (ii) a bonus of $25,000, (iii) a bonus of $25,000 upon SPC's attainment of certain agreed upon performance targets, (iv) subject to the approval of Allegro's stockholders of an increase to no less than 2,500,000 in the number of shares available under the Allegro Incentive Plan, options to purchase at an exercise price equal to the fair market value thereof on the date of grant, exercisable in equal installments, 110,000 shares of Allegro Common Stock on the first, second, third and fourth anniversaries of the date of grant or in full upon a change of control of Allegro, (v) options to purchase up to three additional increments of 50,000 shares of Allegro Common Stock each at an exercise price equal to the fair market value thereof on the date of grant upon the release in calender 1997 of a major new electronic mail product utilizing SPC's "Intelligent Formatting" technology, and the release in each of calendar 1998 and 1999 of an additional major new product utilizing SPC's "Intelligent Formatting" technology and (vi) in the event of his termination other than for just cause, will be entitled to receive payment of his base salary for one year plus the amount of any accrued but unpaid bonuses, which payment would be made in a lump sum less an amount equal to the fair market value of any accelerated options less the exercise price therefor in the event of a termination following a change of control. Pursuant to Mr. Fraisl's existing employment agreement with SPC, he was entitled to a base salary of $150,000 per year, a performance based bonus of up to 10% of his annual salary and was terminable at will, other than in the event of a change of control of SPC in which event he was entitled to receive an amount equal to his base salary for one year reduced by an amount equal to the fair market value of any accelerated options less the exercise price for such accelerated options.

  Other Agreements

     Digital Paper, Inc. ("Digital Paper"), and its stockholders, one of whom is Daniel Fraisl, have entered into an amendment to the Stock Purchase Agreement by which SPC acquired Digital Paper, effective at the Effective Time. The amendment provides that a remaining payment of $1,650,000, which is required by the terms of the Stock Purchase Agreement to be made by SPC to Digital Paper in cash or in shares of SPC Common Stock, shall, pursuant to the terms of the amendment, be paid in cash or in Allegro Common Stock, at the option of each such stockholder.

     The Board of Directors of Allegro has determined to pay to each of Barry A. Cinnamon and Mark E. Leininger a bonus of $25,000 following the first profitable fiscal quarter of the Combined Company, and to increase Mr. Leininger's salary to $145,000 per annum effective at the Effective Time.

     The Board of Directors of SPC has determined to pay a bonus of $25,000 to each of Miriam K. Frazer, Daniel J. Fraisl and Joseph V. Szczepaniak, payable following the first profitable fiscal quarter of the Combined Company.

  Indemnification

     Section 145 of the Delaware General Corporation Law provides that indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, may be provided by it.

     SPC's Certificate of Incorporation includes provisions eliminating the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty except, pursuant to the limitations of the Delaware General Corporation Law (i) for any breach of the director's duty of loyalty to SPC or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or any amendatory or successor provisions thereto, or (iv) with respect to any transaction from which the director derived an improper personal benefit. SPC's By-laws provide indemnification to directors and officers and permit indemnification for employees and agents, including against claims brought under state or Federal securities laws, to the full extent allowable under Delaware law. SPC also has entered into indemnification agreements with its directors and executive officers providing, among other things, that SPC will provide defense costs against any such claim, subject to reimbursement in certain events. SPC also maintains a directors and officers

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

liability insurance policy. Allegro has agreed pursuant to the Agreement to maintain SPC's current directors and officers liability insurance policies in effect until September 3, 1997 with respect to former directors and officers of SPC and that to the extent that SPC fails to pay in full any retentions or deductibles payable thereunder by indemnified parties, Allegro shall pay such amounts.

     Allegro's Certificate includes provisions eliminating the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty except, pursuant to the limitations of the Delaware General Corporation Law (i) for any breach of the director's duty of loyalty to Allegro or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or any amendatory or successor provisions thereto, or (iv) with respect to any transaction from which the director derived an improper personal benefit. Allegro's By-laws provide indemnification to directors, officers, employees and agents, including against claims brought under state or Federal securities laws, to the full extent allowable under Delaware law. Allegro also has entered into indemnification agreements with its directors and executive officers providing, among other things, that SPC will provide defense costs against any such claim, subject to reimbursement in certain events. Allegro also maintains a directors and officers liability insurance policy.

APPRAISAL RIGHTS

     If the Agreement is approved by the required vote of SPC stockholders and the Merger becomes effective, holders of SPC Common Stock who did not vote to approve the Agreement may, by complying with Section 262 of the Delaware General Corporation Law, be entitled to appraisal rights as described therein ("Appraisal Rights"). The stockholders of record of SPC Common Stock which are eligible to, and do, exercise their Appraisal Rights with respect to the Merger are referred to herein as "SPC Dissenting Stockholders," and the shares of SPC Common Stock with respect to which they exercise Appraisal Rights are referred to herein as "Dissenting Shares." If an SPC stockholder has a beneficial interest in shares of SPC Common Stock that are held of record in the name of another person, and such stockholder desires to perfect whatever Appraisal Rights such beneficial stockholder may have, such beneficial stockholder must act promptly to cause the stockholder of record timely and properly to follow the steps summarized below.

     Pursuant to the Delaware General Corporation Law, a stockholder of SPC may dissent from the proposed corporate action to approve the Agreement and receive the right to an appraisal of such stockholder's shares. Attached hereto as Annex D is a copy of Section 262 of the Delaware General Corporation Law.

     If the Merger is consummated, the SPC Dissenting Stockholders will be entitled, if they strictly comply with the provisions of the Delaware General Corporation Law, to have the fair value of their shares of SPC Common Stock judicially determined and paid to them. The following discussion is not a complete statement of the Delaware General Corporation Law relating to Appraisal Rights, and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law attached to this Prospectus/Joint Proxy Statement as Annex D and incorporated herein by reference. This discussion and
Section 262 of the Delaware General Corporation Law should be reviewed carefully by any stockholder who wishes to exercise statutory Appraisal Rights or wishes to preserve the right to do so, since failure to comply with the required procedures will result in the loss of such rights. A stockholder of SPC who votes for the adoption and approval of the Merger will be deemed to have waived such stockholder's right to exercise Appraisal Rights with respect to all shares of SPC Common Stock held by such stockholder. Any holder who is considering dissenting should consult his or her legal advisor.

     1. To exercise Appraisal Rights, a stockholder must (1) file with SPC, before the taking of the stockholders' vote on the approval of the Agreement at the SPC Meeting, a written objection to the Agreement stating the intention of such stockholder to demand payment for shares of SPC Common Stock owned by such stockholder if the Agreement is approved and the Merger becomes effective, and
(2) the stockholder must not vote in favor of the Agreement. A vote in favor of the Agreement will waive such stockholder's Appraisal Rights. However, a stockholder's failure to vote on the Agreement will not in itself be a waiver of such holder's Appraisal Rights. A proxy or vote against the Agreement does not, alone, constitute demand. A stockholder who dissents and demands Appraisal Rights must do so as to all shares of SPC

Common Stock held by such stockholder. A stockholder may not assert Appraisal Rights with respect to less than all of such stockholder's shares of SPC Common Stock.

     2. Within 120 days after the Effective Time of the Merger, the Combined Company or any stockholder who gave notice, before the taking of the stockholders' vote on the Agreement at the SPC Meeting, of such stockholder's objection to the Agreement and who did not vote in favor of the Agreement and who otherwise complied with the Delaware General Corporation Law, may file a petition in the Court of Chancery in the State of Delaware demanding a determination of the value of the Dissenting Shares of all such stockholders.

     3. Upon the filing of any such petition by a stockholder, a copy must be served on the Combined Company.

     4. At the hearing on the petition, the Court shall determine the stockholders who have complied with the Delaware General Corporation Law and who have become entitled to appraisal rights. The Court shall then determine the fair value of the Dissenting Shares and shall order the Combined Company to make payment of such value, together with interest, to the SPC Dissenting Stockholders entitled to said payment, subject to receipt of duly endorsed certificates for the Dissenting Shares. Pursuant to the Delaware General Corporation Law, the fair value of the Dissenting Shares is the value determined by the Court taking into account all relevant factors, excluding any element of value arising from the expectation or accomplishment of the Merger. The "fair value" of the Dissenting Shares could be more than, the same as or less than the value of SPC Common Stock on the date of the determination of the Exchange Ratio. All court costs, including appraisers' fees, shall be allocated by the Court in a manner it determines to be fair and equitable.

     5. Upon consummation of the Merger, each SPC Dissenting Stockholder will cease to have any rights of a stockholder except the right to be paid the fair value of the Dissenting Shares and the right to receive other distributions, if any, payable to a stockholder of record prior to the Effective Time and any other rights under applicable Delaware law.

COMBINED COMPANY FOLLOWING THE MERGER

     Once the Merger is consummated, Merger Sub will cease to exist as a corporation, and all of the business, assets, liabilities and obligations of Merger Sub will be merged into SPC, with SPC remaining as the surviving corporation (the "Surviving Corporation"). Following the Merger, the headquarters of the Combined Company initially will be located in San Jose, California. At the Effective Time of the Merger, Allegro and SPC expect that the Combined Company will have approximately 130-140 employees at its principal facilities in the United States and the United Kingdom.

     Pursuant to the Agreement, the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time will become the Certificate of Incorporation of the Surviving Corporation and the By-laws of Merger Sub will become the By-laws of the Surviving Corporation. The Board of Directors of the Surviving Corporation will consist of the directors who are serving as directors of Merger Sub immediately prior to the Effective Time. The officers of Merger Sub immediately prior to the Effective Time will remain as officers of the Surviving Corporation, until their successors are duly elected or appointed or qualified.

     Following the Effective Time and pursuant to the Agreement, the Combined Company's Board of Directors will take action to cause the Board of Directors of the Combined Company, immediately after the Effective Time, to consist of up to eleven persons, up to nine of whom have served on the Board of Directors of Allegro immediately prior to the Effective Time and two of whom will have served on the SPC Board (one of whom is expected to be Fred Gibbons, in Class III, and one of whom is expected to be Miriam Frazer, in Class II). If, prior to the Effective Time, any of the Allegro directors resign, the Allegro Board will have the right to replace such director, and if either of the SPC designees decline or are unable to serve as directors of the Combined Company, then SPC will have the right to designate another person to serve in such person's stead, which person must be reasonably acceptable to Allegro. The Board of Directors of the Combined Company will retain the right and power to select the members of its Audit Committee and its Compensation Committee.

     Pursuant to the Agreement, at the Effective Time, Barry A. Cinnamon will continue to be the Chairman of the Board, President and Chief Executive Officer of the Combined Company, Mark Leininger will continue to be the Vice President, Chief Operating Officer and Treasurer of the Combined Company, Miriam Frazer will become the Vice President-Finance and Chief Financial Officer of the Combined Company, Daniel Fraisl will become the Vice President-Research and Development of the Combined Company, Joseph Szczepaniak will become Vice President-Sales and Marketing of the Combined Company, James Tsonas will be Vice President-Corporate Sales of the Combined Company and Lori Kramer Cinnamon will continue to be Assistant Vice President-Marketing.

     The SPC Board and the Allegro Board believe that the Combined Company may have the potential to realize long-term improved operating and financial results and a stronger competitive position. Allegro and SPC believe that there is a strategic fit among their business productivity and visual communications software products. Allegro and SPC also believe that the Merger will provide greater opportunities to develop business relationships, license technology, and engage in other strategic combinations and transactions involving their respective products and technologies than would be the case if the companies otherwise independently engaged in these activities. In this way, the Merger could provide the Combined Company with the range of products and services required to play a significant role in the evolving market for visual communications business productivity and visual communications software.

     Following the Effective Date of the Merger, Allegro and SPC intend that the Combined Company follow a strategy of producing visual communication productivity software for the SOHO and corporate, desktop and Internet/Intranet markets. This productivity software is expected to utilize Intelligent Formatting technology to provide a potential competitive advantage compared to product offerings of other companies. In doing so the Combined Company will merge the business strategies of Allegro and SPC. See "Allegro--Allegro Business" and "SPC--SPC Business Strategy."

     Software created by the Combined Company is expected to build on the technical strengths and proprietary technology of both Allegro and SPC. This software is expected to help business users, who are not computer specialists, quickly produce professional appearing, high-quality, graphically rich documents. These products are expected to incorporate SPC's Intelligent Formatting technology, which is designed to allow users who are not computer specialists to create well designed documents using simple high level commands. With Intelligent Formatting, the non-specialist user is able to manipulate graphic design factors such as layout, design, and color, and the program automatically correlates these factors to create an effective and visually pleasing document.

     Allegro and SPC believe that Intelligent Formatting technology may provide strategic advantages to users of distributed computer networks such as the Internet/Intranet because Intelligent Formatting requires only unformatted text, along with a small amount of additional information, to be stored in the file and sent across the network. Graphical formatting of the document is derived on-the-fly by the Intelligent Formatting engine as the object is viewed, substituting relatively abundant local computing power for relatively scarce network transmission bandwidth. Allegro and SPC believe that this small footprint software technology is ideally suited to the current data communications limitations of the Internet caused by the relatively low transmission speeds of conventional telephone lines and dial-up communication modems.

     However, the anticipated benefits of the Merger will depend in part on whether the companies' operations can be integrated in an efficient and effective manner. There can be no assurance that this will occur. The combination of the companies will require, among other things, integration of the companies' respective product offerings and coordination of the companies' sales, marketing and research and development efforts. Historically, the sales models used by Allegro's and SPC's sales organizations have differed significantly. There can be no assurance that the Combined Company will be able to take full advantage of the combined sales forces' efforts. Allegro and SPC also use a number of distribution channels in the various geographic markets in which their respective products are sold, and there can be no assurance that channel conflict will not develop following the Merger as the Combined Company attempts to integrate these channels.

     The success of the integration process will be significantly influenced by the ability of the Combined Company to attract and retain key management, sales, marketing and research and development personnel, while concurrently minimizing the Combined Company's costs and expenses. There is no assurance that the foregoing will be accomplished smoothly or successfully. The integration of operations following the Merger will require the dedication of management resources, which may distract attention from the day-to-day operations of the Combined Company. The inability of management to successfully integrate the operations of the companies could have a material adverse effect upon the business, operating results and financial condition of the Combined Company. Allegro has recently completed the acquisition of Serif, and the Combined Company may acquire other companies, products or technologies in the future. There can be no assurance that these acquisitions and the Merger with SPC can be effectively integrated, that such acquisitions will not result in costs or liabilities that could materially and adversely affect the Combined Company's business, operating results and financial condition, or that the Combined Company will obtain the anticipated or desired benefits of such transactions. See "Risk Factors" for additional risks associated with the Merger.

         PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

     The following pro forma condensed combined financial statements (unaudited) are based on the historical financial statements of Allegro (audited for the year December 31, 1995 and unaudited at September 30, 1996 and for the nine months then ended), Serif, Inc. and Serif (Europe) Ltd. (collectively, "Serif") (audited for the year ended December 31, 1995 and unaudited for the period January 1, 1996 to July 31, 1996) (See Note 1 below) and SPC (audited for the year ended September 30, 1995 and unaudited for the nine months ended September 30, 1996). The pro forma condensed combined balance sheet assumes that the Merger of Allegro and SPC occurred as of September 30, 1996. The pro forma condensed combined statements of operations give effect to the acquisition of Serif and the Merger, assuming the transactions were completed at the beginning of the respective periods. The pro forma condensed combined financial statements have been prepared assuming the Merger has been accounted for under the purchase method of accounting and estimating the fair value of Allegro Common Stock to be $ 5.25 per share. (See Note 1 to the Pro Forma Condensed Combined Financial Statements.) If the Merger is consummated under the proposed terms thereof, management of Allegro anticipates that approximately $14,200,000 of the aggregate purchase price will be allocated to in-process research and development, which will result in a charge to operations of this amount in the period in which the Merger is consummated.

     The pro forma condensed combined statements of operations are not necessarily indicative of operating results which would have been achieved had these transactions been completed at the beginning of the respective periods and should not be construed as representative of future operations. These pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of Allegro, Serif and SPC, including the notes thereto, "Allegro Management's Discussion and Analysis of Financial Condition and Results of Operations," "SPC Management's Discussion and Analysis of Financial Condition and Results of Operations" and the notes to these pro forma financial statements.

             PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
                               SEPTEMBER 30, 1996

                                                                     ADJUSTMENTS
                                          ALLEGRO       SOFTWARE     -----------
                                         NEW MEDIA,    PUBLISHING                      COMBINED
                                            INC.         CORP.       (NOTE 2)         PRO FORMA
                                         ----------    ----------                     ----------
                                             ASSETS
CURRENT ASSETS
Cash and cash equivalents..............  $  991,000    $4,629,000    $(2,000,000)(b)  $3,620,000
Short-term investments.................          --     7,976,000                      7,976,000
Accounts receivable-net................   1,348,000     2,543,000                      3,891,000
Inventories............................     422,000       394,000                        816,000
Other current assets...................     226,000       527,000                        753,000
                                         ----------    ----------    -----------      ----------
TOTAL CURRENT ASSETS...................   2,987,000    16,069,000     (2,000,000)     17,056,000
Property, furniture and leaseholds.....     146,000       932,000       (180,000)(b)     898,000
Other assets...........................     276,000       727,000                      1,003,000
Intangibles and goodwill...............   1,376,000            --                      1,376,000
                                         ----------    ----------    -----------      ----------
TOTAL ASSETS...........................  $4,785,000    $17,728,000   $(2,180,000)     $20,333,000
                                          =========    ==========    ===========      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable.......................  $1,164,000    $3,512,000                     $4,676,000
Accrued liabilities and debt-current
  portion..............................   1,471,000     8,049,000                      9,520,000
                                         ----------    ----------    -----------      ----------
TOTAL CURRENT LIABILITIES..............   2,635,000    11,561,000                     14,196,000
Debt...................................      59,000            --                         59,000
                                                                      18,186,000(a)
                                                                      (6,167,000)(b)
STOCKHOLDERS' EQUITY...................   2,091,000    $6,167,000    (14,199,000)(b)   6,078,000
                                         ----------    ----------    -----------      ----------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY...............................  $4,785,000    $17,728,000   $(2,180,000)     $20,333,000
                                          =========    ==========    ===========      ==========

        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                        ADJUSTMENTS                                    COMBINED
                               ALLEGRO                       SERIF      -----------      COMBINED      SOFTWARE        PRO FORMA
                              NEW MEDIA,                   (EUROPE)                      ALLEGRO      PUBLISHING      -----------
                                 INC.       SERIF, INC.     LIMITED      (NOTE 2)       PRO FORMA     CORPORATION
                              ----------    -----------    ---------                    ----------    -----------     (NOTE 2)
Net sales...................  $1,410,962     $5,394,611    $5,051,710   $ (412,000 )(a) $11,445,283   $31,377,000     $42,822,283
Cost of goods sold..........    795,730       1,433,206    1,028,567                     3,257,503      7,313,000      10,570,503
                              -----------    ----------    ----------   -----------     ------------  ------------    ------------
Gross profit................    615,232       3,961,405    4,023,143      (412,000 )     8,187,780     24,064,000      32,251,780
Selling, general and
 administrative expenses....  1,439,983       4,070,174    3,852,178      (412,000 )(a)  9,238,335     27,607,000      36,845,335
                                                                           288,000 (b)
Product development.........    295,878         265,075                                    560,953     11,948,000      12,508,953
In-process research and
 development................                                                                            4,756,000       4,756,000
Interest (income)
 expense-net................     34,934           8,909       (9,762)                       34,081     (2,038,000)     (2,003,919)
                              -----------    ----------    ----------   -----------     ------------  ------------    ------------
Loss before taxes and
 extraordinary item.........  (1,155,563)      (382,753)     180,727      (288,000 )    (1,645,589)   (18,209,000)    (19,854,589)
Income tax (benefit)........                                                                           (1,672,000)     (1,672,000)
                              -----------    ----------    ----------   -----------     ------------  ------------    ------------
(Loss) income before
 extraordinary item.........  $(1,155,563)   $ (382,753)   $ 180,727    $ (288,000 )    $(1,645,589)  $(16,537,000)   $(18,182,589)
                              ===========    ==========    ==========   ===========     ============  ============    ============
Pro forma loss before
 extraordinary item per
 common share...............  $   (0.77 )                                               $    (0.66)                   $     (3.10)
                              ===========                                               ============                  ============
Pro forma shares
 outstanding................  1,493,171                                                  2,493,171                      5,865,996

        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                                                                         ADJUSTMENTS                                   COMBINED
                                ALLEGRO                       SERIF      -----------      COMBINED      SOFTWARE       PRO FORMA
                               NEW MEDIA,                   (EUROPE)                      ALLEGRO      PUBLISHING     -----------
                                  INC.       SERIF, INC.     LIMITED      (NOTE 2)       PRO FORMA     CORPORATION
                               ----------    -----------    ---------                    ----------    -----------    (NOTE 2)
Net sales....................  $2,555,000     $1,603,000    $2,719,000     (217,000 )(a) $6,660,000    $7,965,000     $14,625,000
Cost of goods sold...........    730,000         493,000      812,000                     2,035,000     1,848,000       3,883,000
                               ----------    -----------    ---------    -----------     ----------    -----------    -----------
 Gross profit................  1,825,000       1,110,000    1,907,000      (217,000 )     4,625,000    $6,117,000      10,742,000
Selling, general and                                                       (217,000 )(a)
 administrative expenses.....  5,624,000       1,384,000    1,959,000       216,000 (b)   8,966,000    11,779,000      20,745,000
Product development..........    597,000                      153,000                       750,000     4,333,000       5,083,000
In-process research and
 development.................  3,886,000                                 (3,886,000 )(c)     --                           --
Provisions for restructuring
 and lease obligations.......                                                                             428,000         428,000
Other (income) and expense...   (136,000 )      (387,000)    (103,000)                     (626,000)   (1,907,000 )    (2,533,000)
                               ----------    -----------    ---------    -----------     ----------    -----------    -----------
Income (loss) before taxes...  (8,146,000)       113,000     (102,000)    3,670,000      (4,465,000)   (8,516,000 )   (12,981,000)
Income tax benefit...........                                                                           1,500,000       1,500,000
                               ----------    -----------    ---------    -----------     ----------    -----------    -----------
Net (loss) income............  $(8,146,000)   $  113,000    $(102,000)   $3,670,000      $(4,465,000)  ($7,016,000)   $(11,481,000)
                               ============  ===========    ===========  =============   ============  ============   =============
Pro forma loss per common
 share.......................  $   (2.44 )                                               $    (1.09)                  $     (1.53)
                               ============                                              ============                 =============
Pro forma shares
 outstanding.................  3,331,920                                                  4,109,292                     7,482,117

   NOTES TO THE PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

1. DESCRIPTION OF TRANSACTION

     On July 31, 1996, Allegro acquired all of the outstanding common stock of Serif Inc. and all of the outstanding preferred and common stock of Serif (Europe) Limited (collectively, "Serif"). The aggregate purchase price was approximately $4,850,000, which consisted of 1,000,000 shares of Allegro Common Stock. The transaction has been accounted for using the purchase method of accounting. Under the purchase method of accounting, the assets and liabilities have been adjusted to their preliminary estimated fair values based upon available information and are subject to revision. As a result of the preliminary purchase price allocation, a charge to earnings of approximately $3,886,000 was recorded on the date of acquisition representing the cost assigned to in-process research and development.

     On October 1, 1996, Allegro, Merger Sub and SPC entered into an Agreement and Plan of Reorganization. Under the terms of the Agreement, the transaction will be completed through the exchange of SPC Common Stock for shares of Allegro Common Stock according to a share conversion ratio of 0.26805 shares of Allegro Common Stock for each share of SPC Common Stock. As a result of the merger, Merger Sub will merge with and into SPC, resulting in SPC becoming a wholly-owned subsidiary of Allegro. Based on an estimated price of $5.25 per share of Allegro Common Stock (closing price on October 25, 1995) and other direct costs of approximately $2,000,000, the aggregate purchase price will be approximately $20,186,000. The transaction will be accounted for as a purchase. For purposes of the Pro Forma Condensed Combined Financial Statements, the assets and liabilities of SPC have been adjusted to their preliminary estimated fair values based upon available information and are subject to revision.

2. PRO FORMA ADJUSTMENTS

  BALANCE SHEET

                                                                              SEPTEMBER 30, 1996
                                                                              ------------------
a)  Record Allegro Common Stock issued and options assumed to complete the
     Merger.................................................................       18,186,000
b)  Purchase accounting adjustments:
       Eliminate SPC equity.................................................       (6,167,000)
       Eliminate cash to pay additional merger expenses.....................       (2,000,000)
       Charge related to write-off cost of in-process research and
        development.........................................................      (14,199,000)
       Property equipment and leaseholds....................................         (180,000)

STATEMENT OF OPERATIONS

                                                                  YEAR ENDED          NINE MONTHS
                                                               DECEMBER 31, 1995   SEPTEMBER 30, 1996
                                                               -----------------   ------------------
a)  Eliminate royalty income and expense between Serif Inc.
     and Serif (Europe) Limited during pre-acquisition
     period..................................................     $   412,000          $  217,000
b)  Amortization of intangibles and goodwill resulting from
     purchase of Serif Inc. and Serif (Europe) Limited.......         288,000             216,000
c)  Eliminate charge to write-off purchase price attributed
     to in-process research and development resulting from
     Serif acquisitions......................................        --                (3,886,000)

     The combined Allegro pro forma statements of operations exclude the nonrecurring charge for in-process research and development resulting from the Serif acquisitions. The combined pro forma statements of operations exclude the anticipated nonrecurring charge of approximately $14.2 million for in-process research and development expected to result from the acquisition of SPC by Allegro.

3. QUARTERLY OPERATING RESULTS

     SPC had total revenues of $5,011,000 and a net loss of $(2,238,000) during the three-month period ended December 31, 1995. Operating results of SPC for the three months ended December 31, 1995 have been excluded from the pro forma financial statements. For purposes of the Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1995, SPC's results of operations for the twelve months ended September 30, 1995 have been included. For purposes of the Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 1996, SPC's results of operations for the nine months ended September 30, 1996 have been included.

4. COSTS OF INTEGRATION

     As a result of the Merger, Allegro and SPC expect to incur an additional significant charge to operations, which is currently expected not to exceed $5 million, in the quarter in which the Merger is consummated, to reflect costs associated with integrating the two companies. The accompanying Pro Forma Condensed Combined Financial Statements do not reflect any such additional costs which may ultimately be incurred.

                  ADDITIONAL MATTERS BEING SUBMITTED TO A VOTE
                          OF ONLY ALLEGRO STOCKHOLDERS

PROPOSAL TWO--AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF ALLEGRO COMMON STOCK

     Allegro's Certificate provides that the number of shares of Allegro Common Stock which Allegro is authorized to issue is 18,000,000. The Allegro Board has determined that, in connection with the Agreement, it is advisable to increase the number of authorized shares of Allegro Common Stock to 30,000,000, and has authorized such amendment to the Certificate at the Effective Time, subject to stockholder approval, as more fully set forth in Annex E hereto. Under the proposed amendment, subject to and upon consummation of the Merger, Article Fourth (a) of the Certificate would be amended and restated to read as follows:

     "The total number of shares of all classes of stock which the corporation shall have authority to issue is THIRTY-FOUR MILLION (34,000,000) shares. Of these (i) THIRTY MILLION (30,000,000) shares shall be shares of Common Stock of the par value of $.001 per share; (ii) TWO MILLION (2,000,000) shares shall be shares of Class A Convertible Preferred Stock of the par value of $.001 per share; and (iii) TWO MILLION (2,000,000) shares shall be shares of Serial Preferred Stock of the par value of $.001 per share."

     If the proposal is approved by the shareholders of Allegro as described below, the additional shares of Allegro Common Stock may be issued from time to time upon authorization of the Board of Directors, without further approval by the stockholders unless required by applicable law, and for such consideration as the Allegro Board of Directors may determine and as may be permitted by applicable law. The availability of additional shares of Allegro Common Stock for issuance will afford Allegro greater flexibility in acting upon proposed transactions.

     The increase in authorized shares is not being proposed as a means of preventing or dissuading a change in control or takeover of Allegro. However, use of these shares for such a purpose is possible. Shares of authorized but unissued or unreserved Allegro Common Stock and Preferred Stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of Allegro or could be issued to purchasers who would support the Board of Directors in opposing a takeover proposal. In addition, the increase in authorized shares, if approved, may have the effect of discouraging a challenge for control or making it less likely that such a challenge, if attempted, would be successful.

     The proposed amendment does not change the terms of the Allegro Common Stock, which does not have preemptive rights. The additional shares of Allegro Common Stock for which authorization is sought will have the same voting rights, the same rights to dividends and distribution and will be identical in all other respects to the shares of Allegro Common Stock now authorized.

     The Allegro stockholders are being asked to approve such amendment. The affirmative vote of the holders of a majority of the shares of Allegro Common Stock issued and outstanding on the Allegro Record Date and the affirmative vote of the holders of a majority of the shares of Allegro's Class B Voting Preferred Stock issued and outstanding on the Allegro Record Date, each voting separately as a class, will be required to approve this amendment to the Certificate. The effect of an abstention is the same as that of a vote "against" the proposal.

     THE ALLEGRO BOARD UNANIMOUSLY RECOMMENDS THAT THE ALLEGRO STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE ALLEGRO CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF ALLEGRO COMMON STOCK TO 30,000,000, SUBJECT TO AND UPON CONSUMMATION OF THE MERGER.

PROPOSAL THREE--AMENDMENT TO CERTIFICATE OF INCORPORATION TO ELIMINATE CLASS A CONVERTIBLE PREFERRED STOCK

     Allegro's Certificate provides for the issuance of 2,000,000 shares of Class A Convertible Preferred Stock, par value $.001 per share. An aggregate of 1,190,250 shares of Class A Convertible Preferred Stock were issued in June and November 1994 in connection with a private placement transaction. All of these shares of

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

Class A Convertible Preferred Stock automatically converted into 491,821 shares of Allegro Common Stock upon the completion of Allegro's initial public offering.

     As there are no longer any shares of Class A Convertible Preferred Stock issued and outstanding and the Board of Directors has no present intention to issue any additional shares of Class A Convertible Preferred Stock, the Board of Directors has determined that it is advisable to amend the Certificate to eliminate the Class A Convertible Preferred Stock, and has authorized such amendment to the Certificate at the Effective Time, subject to stockholder approval, as more fully set forth in Annex F hereto. The terms of Allegro's Class B Voting Preferred Stock, Series A, which was created by the Board of Directors in November 1994, 60,520 shares of which Serial Preferred Stock, par value $.001 per share are issued and outstanding and owned of record by Barry A. Cinnamon, will be unaffected by the adoption of this proposal. Under the proposed amendment, subject to and upon consummation of the Merger, and assuming that proposal (2) is adopted, Article Fourth (a) of the Certificate would be amended to read as follows:

     "The total number of shares of all classes of stock which the corporation shall have authority to issue is THIRTY-TWO MILLION (32,000,000) shares. Of these (i) THIRTY MILLION (30,000,000) shares shall be shares of Common Stock of the par value of $.001 per share; (ii) ONE MILLION NINE HUNDRED THIRTY-NINE THOUSAND FOUR HUNDRED EIGHTY (1,939,480) shares shall be shares of Serial Preferred Stock of the par value of $.001 per share; and (iii) SIXTY-THOUSAND FIVE HUNDRED TWENTY (60,520) shares shall be shares of Class B Voting Preferred Stock, Series A, of the par value of $.001 per share."

     The Allegro stockholders are being asked to approve such amendment. The affirmative vote of the holders of a majority of the shares of Allegro Common Stock and the Class B Voting Preferred Stock issued and outstanding on the Allegro Record Date, voting together as a class, will be required to approve this amendment of the Certificate. The effect of an abstention is the same as that of a vote "against" the proposal.

     THE ALLEGRO BOARD UNANIMOUSLY RECOMMENDS THAT THE ALLEGRO STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF THE ALLEGRO CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASS A CONVERTIBLE PREFERRED STOCK.

PROPOSAL FOUR--AMENDMENT OF THE 1994 LONG TERM INCENTIVE PLAN

     Allegro's 1994 Long Term Incentive Plan (the "Allegro Incentive Plan") was initially adopted by the Allegro Board on December 23, 1993 and initially approved by the Allegro stockholders on December 24, 1993. The Allegro Incentive Plan authorizes the grant of stock, stock options or other awards to employees, non-employee directors and consultants of the Combined Company. A total of 400,000 shares of Allegro Common Stock was originally available for grant and reserved for issuance under the Allegro Incentive Plan, which was increased to 1,000,000 shares on September 5, 1996. Options granted under the Allegro Incentive Plan may be either "incentive stock options" as defined in Section 422 of the Code, or nonstatutory stock options, as determined by the Long Term Incentive Plan Administrative Committee. Stock appreciation rights, restricted stock, performance grants and other types of awards may also be granted under the Allegro Incentive Plan.

     The Allegro Incentive Plan is administered by the Long Term Incentive Plan Administrative Committee of the Allegro Board of Directors (currently comprised of Marc E. Jaffe and George Lauro) who determine, among other things, the individuals to whom, and the time or times at which, options shall be granted, the number of shares to be subject to each option, the purchase price of the shares and the term of each option, with the exception that no incentive stock options generally can be granted at an exercise price of less than the fair market value of shares of Allegro Common Stock on the date of grant, and no non-qualified stock options can be granted at an exercise price of less than 85% of such fair market value and options may only be exercised before the expiration of ten years from the date of grant. Each option granted under the Plan may be exercised only during the continuance of an optionee's employment or service with Allegro.

     On September 30, 1996, the Allegro Board approved a further increase of 2,000,000 shares (approximately 20.3% of Allegro Common Stock to be outstanding or issuable following the Merger, based on the capitalization of SPC and Allegro on October 1, 1996) available for grant under the Allegro Incentive Plan,

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

which, if approved by the Allegro stockholders, would increase the total shares available for grant and reserved for issuance under the Allegro Incentive Plan since its inception and as of the date immediately following approval of this proposal to 3,000,000 shares. A copy of the Allegro Incentive Plan, as amended pursuant to this proposal, is attached as Annex G hereto.

     As of October 28, 1996, options to purchase 928,237 shares of Allegro Common Stock granted under the Allegro Incentive Plan were outstanding, of which 65,001 were exercisable, 71,763 shares remained available for future option grants and no options had been exercised. Options to purchase an aggregate of 510,000 shares of Allegro Common Stock have been agreed to be granted, subject to the consummation of the Merger and to stockholder approval of this proposal
(4), to five employees of SPC, three of whom are members of SPC management. See "Terms of the Merger--Interests of Certain Persons".

     Allegro stockholders are requested to approve the amendment to the Allegro Incentive Plan to increase the number of shares available for grant thereunder. The Allegro Board believes this amendment is in the best interests of the Combined Company following the Merger, as the increase can contribute to ensuring that the Combined Company will have an adequate number of shares available for grant under the Allegro Incentive Plan, thereby enabling the Combined Company to provide additional long term incentives to help retain key personnel in the Combined Company following the Merger.

     The affirmative vote of a majority of the votes cast with regard to this proposal will be required to approve the amendment to the Allegro Incentive Plan. Abstentions will be counted toward the number of shares represented and voting at the Allegro Meeting.

     THE ALLEGRO BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE ALLEGRO INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT THEREUNDER.

Federal Income Tax Consequences

  Incentive Stock Options

     An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% Stockholder. Allegro is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

  Nonstatutory Stock Options

     An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of Allegro is subject to tax withholding by Allegro. Allegro is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

  Stock Appreciation Rights

     No income will be recognized by a recipient in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the recipient generally will be required to include as taxable

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

ordinary income in the year of exercise an amount equal to the sum of the cash received and the fair market value of any Allegro Common Stock received on the exercise. In the case of a recipient who is also an employee, any income recognized on exercise of a stock appreciation right will constitute wages for which withholding will be required. Allegro will be entitled to a tax deduction in the same amount. If the optionee receives Allegro Common Stock upon the exercise of a stock appreciation right, any gain or loss on the subsequent sale of such stock will be treated in the same manner as discussed above under "Nonstatutory Stock Options."

  Restricted Stock

     Under current law, no taxable income for federal income tax purposes will be realized by the participants who receive restricted stock for the year in which the shares are purchased by the participant. However, the employee has the right to elect to include in his or her taxable income for that year an amount equal to the excess of the market value of such shares over his or her cost at the time of acquisition. If the employee does make such an election, the amount included in taxable income may not be deducted later if he or she should be required to resell the shares to Allegro. If the employee does not make this election, he or she will realize taxable income, and a tax deduction will be available to Allegro, for federal income tax purposes for the year in which Allegro's option to repurchase the shares expires, in an amount equal to the difference between the employee's cost of the Restricted Stock and the market value of unrestricted shares on the day the restrictions expire or are removed.

     The foregoing is only a summary of the effect of federal income taxation upon optionees and Allegro and other participants with respect to the grant and exercise of options, stock appreciation rights and restricted stock under the Allegro Incentive Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

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

                                    ALLEGRO

ALLEGRO BUSINESS

BACKGROUND

     Allegro is a publisher of business productivity and interactive multimedia computer software primarily for the corporate and SOHO computer software markets. Allegro is a Delaware corporation which was incorporated and merged in December 1993 with its predecessor New Jersey corporation, which was formed in July 1992. In July 1996, Allegro acquired Serif, Inc. and Serif (Europe) Limited (collectively, "Serif"), which publish, sell and market desktop publishing computer software. Allegro, directly and through Serif, currently sells thirty-one (31) software titles in four product categories: desktop publishing, business productivity, business reference and tutorials. Many of Allegro's products are distinguished by licensed brand names such as Entrepreneur(@) Magazine, as well as Allegro's own Learn to Do(@) brand. In addition, Allegro's acquisition in July 1996 of Serif significantly expanded Allegro's desktop publishing product line to include recent new releases PagePlus(TM) Home/Office, DrawPlus(TM) 3.0, Publishing Power Suite and PagePlus(TM) 4.0 Professional Edition. Allegro also publishes and sells certain home reference and family lifestyle titles, which Allegro does not plan to emphasize in the future.

     Allegro's strategy is to expand its product line with additional business productivity products, which may include brand name content, and to supplement its line of business productivity products with additional visual communications and other products for the corporate and the SOHO market niches in which a significant market share is believed to be attainable by management. Allegro believes that the market for visual communications and business productivity software products will continue to grow as the installed base of personal computers and color printers grows, and as the ease of use of these software products and the Internet increases among corporate and SOHO customers. In addition, the popularity of the Internet and its World Wide Web network is expected to make it possible for virtually every personal computer to be connected, thereby spurring demand for information and software that can be shared and transmitted. As the Internet evolves mechanisms for efficiently and securely charging customers for this software and information, Allegro anticipates that it will become feasible for companies to distribute their products over the Internet, thereby circumventing traditional forms of software information and distribution. Allegro believes that it has the capability to become a provider of software and business content over the Internet and other on-line media; however, no assurance can be given that Allegro will be able to successfully sell its products over on-line media.

     Allegro's products currently are primarily available on the Windows(@)95 and 3.1 operating systems. Allegro has created a linkage from several of its CD-ROM products to the Prodigy(@) and CompuServe(@) on-line services, and intends to create linkages to Allegro's Internet site and potentially other commercial on-line services. Use of these on-line and Internet linkages is intended to enhance the features and appeal of its products and to allow Allegro to generate additional revenue sources from on-line sales of its products, to the extent such on-line sales become commercially feasible, as well as to enhance Allegro's marketing efforts. In September 1996, Allegro introduced its BusinessPlus World Wide Web site to attempt to more effectively market and sell its products over the Internet. No assurance can be given that Allegro will be successful in these regards, particularly given the difficulties currently encountered in arranging for secure payment facilities through on-line networks and concerns regarding unauthorized reproduction of software.

     Allegro sells its products to a broad range of customers, including software retailers, computer superstores, wholesale clubs, mall-based chains, consumer electronics stores, office superstores, bookstores, original equipment manufacturers ("OEMs") and direct to end-users. Sales are made to these accounts either through distributors, or directly by Allegro, including by direct mail. Allegro utilizes a network of independent sales representatives to service and merchandise its products to these accounts. Allegro's products are currently available in retail stores such as Best Buy, CompUSA, Computer City, Electronics Boutique, Micro Center, Babbages, Software Etc., Egghead Discount Software, Staples, Office Depot and OfficeMax, as well as major software retailers in the UK. Allegro also operates telesales centers in Nashua, New Hampshire and Nottingham, England, the efforts of which generally are coordinated with direct sales campaigns.

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

     Allegro attempts to carefully manage its new product development process. This process is intended to be responsive to the needs of the current and anticipated near future market, and stresses rapid development on a cost-effective basis while seeking to maintain quality and end user satisfaction. Development efforts are managed by an internal development staff which is complemented by a network of independent development contractors. Products are manufactured by a variety of packaging and production contractors. Warehousing and shipping functions are primarily performed internally. Allegro believes that this use of outside development, production and manufacturing services enables Allegro to create quality products quickly, while at the same time minimizing fixed costs and related overhead.

PRODUCTS

     Allegro creates product lines in market niches in which it believes, based on management's experience, that it can attain a significant market share, and that have an identifiable market. Allegro believes that its product line approach helps contribute to brand awareness of other titles in the series. Funds expended for sales and marketing awareness, both at the retail and consumer level, are generally spread across multiple titles in a series and accrue benefits to Allegro as upgrades and new titles are offered in subsequent years. Allegro generally sets suggested list prices for its products; however, Allegro's suggested list prices and actual selling prices may vary from time to time, and actual selling prices through most retail outlets typically range between approximately 25% to 35% less than Allegro's suggested list price.

     Customer preferences for software products are difficult to predict, and few software products achieve sustained market acceptance. Allegro is dependent on the market acceptance of its existing products and the continued development and introduction of new products which achieve market acceptance. In this connection, Allegro has attempted to concentrate its new product development efforts on products which Allegro believes may have a more extended product life cycle, such as its PagePlus(TM) desktop publishing titles, which Allegro expects to be able to continue to sell for longer periods with periodic updates. Allegro has also implemented targeted sales and marketing programs which attempt to maximize sales of older backlist titles in appropriate sales channels primarily by selling such products at reduced prices.

     Allegro's small office/home business category includes four primary product lines: desktop publishing, business productivity, business reference and tutorials. Allegro's desktop publishing line includes PagePlus(TM) Home/Office, DrawPlus(TM) 3.0, Publishing Power Suite and PagePlus(TM) Professional Edition. Allegro's business productivity line includes Berlitz(@) Executive Travel, its business reference line includes its Entrepreneur(@) Magazine products, and its tutorial line consists of Allegro's own Learn to Do(@) products. Allegro's home reference and family lifestyle categories, which Allegro does not intend to emphasize in the future, currently consist of one home reference and two cooking products, respectively. As a result of the number of existing and updated titles in each product line, coupled with special editions of certain titles for specific customers, Allegro is not dependent on any single product nor on a single major customer to sell its products. There can be no assurance that Allegro's existing or new products will achieve market acceptance, or sustain any such acceptance for any significant period, and Allegro may adjust its product offerings and sales and marketing strategies in light of these circumstances. All of Allegro's products work on Microsoft Windows(@).

LICENSES AND PROPRIETARY RIGHTS

  Intellectual Property Rights

     Allegro regards the software that it publishes as proprietary, and relies primarily on a combination of copyrights, trade secret laws, patent and trademark laws, third party nondisclosure agreements and other methods to protect its products and proprietary rights. Allegro also has several registered trademarks. Although several of Allegro's trademarks have been issued Certificates of Registration by the United States Patent and Trademark Office, it is possible that there may exist a prior user or users of a confusingly similar mark or marks for similar goods and/or services. In such an event, Allegro could be compelled to change its trademarks and thereby lose goodwill. Allegro has instituted a policy generally requiring that its employees and third party developers sign nondisclosure and proprietary rights agreements. Allegro has a copyright in all of its proprietary software used in its products, but has a registered copyright in only one of the several versions

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

of such proprietary software and several pending applications for registration of copyrighted materials. Allegro does not have any mechanism to copy-protect its software, and relies on copyright laws to prevent unauthorized copying. Unauthorized copying of software occurs in the software industry, and Allegro's business, operating results and financial condition could be adversely affected if copying of Allegro's products becomes significant. Because of the large amount of data associated with Allegro's CD-ROM software, it is currently more difficult (although not impossible) for individual customers to copy most of Allegro's software compared to traditional diskette software which is less commonly used by Allegro. Certain Allegro software is available for download over the Internet; enforced registration and timelock codes are used to minimize the impact of unauthorized copying.

     Allegro believes that its products, trademarks and other proprietary rights do not infringe on the proprietary rights of third parties in any material respect. Allegro has not been the subject of any intellectual property litigation.

  Content Licenses

     Allegro has acquired content licenses from publishers, popular authors and celebrities, and Allegro intends to continue to acquire rights to properties and talent which will support its marketing strategy. In license agreements, Allegro seeks: (i) reasonably long terms for the license, at least 2-5 years; (ii) customary advance guarantees and royalty rates; (iii) artistic and editorial cooperation of the licensor; and (iv) to the extent available on a cost-effective basis, exclusive rights to publish in various or all electronic formats, in each case including CD-ROM. Allegro's current license agreements grant to Allegro the right to publish its CD-ROM products only on CD-ROM, except that Allegro has the exclusive electronic publishing rights to its Serif products and its Cooking with Dom DeLuise product. Due to the nature of many of Allegro's products, licenses or company production of content is often required for certain audio, video and written materials to supplement original content provided by the primary licensor. For each particular product being developed, Allegro seeks to obtain content licenses from various authors and other rights holders, or to produce its own content, as the development of the product progresses. Licensing costs may be expected to rise with increased competition in the electronic publishing industry. Allegro also relies on certain software that it licenses or has licensed from third parties, including software that is integrated with internally developed software and used in its products to perform key functions. In addition, if media other than CD-ROM (such as on-line services or the Internet) become popular for computer software products such as those produced by Allegro, Allegro would be required to license the content used in connection with its products for such media, or else it will not be permitted to sell such products on such platforms. There can be no assurance that Allegro will be able to obtain renewals of such licenses or new licenses, as the case may be, on commercially reasonable terms.

PRODUCT DEVELOPMENT

     Allegro is currently expanding its product line with additional software titles for the corporate and SOHO markets. During the nine months ended September 30, 1996, the fiscal year ended December 31, 1995 and the fiscal year ended December 31, 1994, Allegro spent approximately $597,738, $295,878 and $298,755, respectively, for development of new products. This represents approximately 6%, 17% and 24%, respectively, of total operating expenses for each period. Product development costs are integrated into the cost and pricing of each product.

     Allegro has developed a product development model that transforms new product ideas into products as quickly and affordably as practical, thereby seeking to minimize investment risks for each product. Once a product is approved for development, a project leader is assigned to develop a detailed set of specifications, time frame and budget. These materials are reviewed in detail by Allegro's executive management, and are modified on an as needed basis to reflect market demand, product release schedules and budgetary considerations. The project leader produces the new product with a team that may include programmers, electronic editors, graphic artists, animators, video editors, sound editors, writers, designers and quality assurance testers. Generally, product design, software programming and editing functions are performed by in-house employees, while graphics, video and audio editing activities are performed by outside independent contractors. Products have been developed in Allegro's offices in the United States and England. Allegro

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

performs quality assurance reviews of its products and then tests for bugs, functionality, ease-of-use and compatibility with a variety of popular PC configurations that are available to consumers.

     Allegro's senior marketing and sales executives incorporate the new products into their marketing and sales plans to attempt to produce marketing materials and make preliminary sales substantially concurrently with product releases. Allegro's development, marketing and sales staff evaluate Allegro's products and compare them to customer needs and potentially competitive products. These comparisons form part of the basis for product upgrades, product revisions and new product ideas. Allegro has several products which currently utilize on-line services and is in the process of increasing its development of on-line related products, including products based in the Java computer language, to address a potential long-term shift to these new forms of electronic product delivery.

SALES AND MARKETING

     Allegro relies primarily on three basic sales channels: retail sales, direct mail and OEMs. Allegro sells its products through distributors and on a direct basis to retailers such as software specialty stores, computer superstores, office superstores, office supply stores, warehouse clubs, mall based chains, consumer electronics stores, mass merchants and bookstores. Retailers in the United States purchasing Allegro's products directly from Allegro or through distributors over the past 12 months include Best Buy, CompUSA, Computer City, Electronics Boutique, Micro Center, Babbages, Software Etc., Egghead Discount Software, Staples, Office Depot and OfficeMax. Retailers in the United Kingdom purchasing Allegro's products over the past 12 months include PC World and Dixon's. Distributors of Allegro's products include Ingram Micro, Inc., Tech Data, Merisel and Navarre Corp. Allegro maintains a list of its registered user customers and sends periodic mailings to sell upgrade versions and new products. Allegro also utilizes its telesales operations in conjunction with its direct mail operations to maximize direct sales to existing and new end user customers. These mailings originate from Allegro's offices in the United States and England and are handled by Allegro's inbound and outbound telemarketers in Nashua, New Hampshire and Nottingham, England. Mailings are varied and tested to attempt to maximize response rates and profitability. Allegro sells to a variety of OEMs who include Allegro's products in bundles with their equipment. OEMs to which Allegro has sold products include IBM, AST, Philips, Twinhead and Xerox.

     Allegro uses an internal staff and a network of sales representatives to obtain orders from retail accounts. Five regional sales representative firms obtain orders for Allegro's products from major retail accounts in the United States and Canada, and a national book sales representative firm obtains orders for Allegro's products from regional and independent bookstores. GuildSoft, a sales representative firm, obtains orders for Allegro's products from retail accounts in the United Kingdom. International sales and strategic partnership programs are managed by Allegro's Vice President-Business Development. Allegro's sales representatives and in-house sales staff attempt to work with retail buyers to try to assure that retailers are carrying the appropriate Allegro products for their retail outlet, that stocking levels are adequate, that promotions and advertising are coordinated with product releases and that in-store merchandising plans are properly implemented.

     Allegro's marketing department is responsible for creating and executing marketing programs to generate product sell-in (sales to retailers) and sell-through (sales to end-user customers). These programs generally are based on established consumer product marketing techniques. Allegro uses consumer product graphic designers and copywriters to attempt to create effective package designs, catalogs, brochures, advertisements and related materials. Allegro's marketing and sales departments work together to coordinate retail and publicity programs generally to be in place when products are initially shipped to retailers and consumers. Public relation campaigns, in-store advertising, catalog mailings and advertisements are generally designed in advance of product availability. Allegro's Vice President-Marketing specializes in direct mail sales and supervises Allegro's direct mail and telesales operations.

     Allegro provides telephone and Internet technical support to its customers at no additional charge. To date, the call volume to Allegro's support staff has been within industry norms. Allegro believes that its efforts to create high quality, easy-to-install products, coupled with these in-house and Internet support facilities, are sufficient to meet anticipated customer technical support needs for the foreseeable future.

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

     Allegro is exposed to returns by distributors, retailers and consumers. Reserves for these returns have been established by Allegro that it believes are adequate based on product sell-through, inventory levels and historic return rates. Allegro generally accepts returns from customers, even when not legally required to do so, in order to maintain good continuing relationships with these customers and to sell its latest product releases to these customers. Allegro periodically adjusts its reserves for these returns. Allegro sells to major accounts on credit, with varying discounts, return privileges and credit terms. These sales are not collateralized. Significant deterioration in accounts receivable collections could have an adverse effect on Allegro's financial condition, operating results and overall business.

COMPETITION

     The market for business productivity software is intensely competitive. Allegro believes that the principal competitive factors in the corporate and SOHO categories generally include overall product and content, brand name recognition, ease of use, merchandising, product features, reliability, on-line technology, distribution channels and price. Allegro competes primarily with other software publishers. Allegro's competitors vary in size from very small companies with limited resources to very large corporations with greater financial, marketing, distribution, technical and other resources. Although there are a variety of consumer and business software publishers, based on product lines and price points, Allegro currently regards Microsoft, Symantec, Corel, SoftKey International, Expert Software, Individual Software, Inc. and IMSI as its closest competitors. In addition, it is possible that certain large software companies, hardware companies and media companies may increasingly target the corporate and SOHO niches, resulting in additional competition. Based on its current and anticipated future product offerings, Allegro believes that it competes or will compete effectively in these areas, particularly in the way of brand name recognition, ease of use product features and through on-line technology; however, no assurance can be given that Allegro's products will achieve market acceptance or that if they do so, that such market acceptance can be sustained. See "Risk Factors--Competition".

OPERATIONS

     Allegro coordinates accounting, purchasing, inventory control and scheduling related to its U.S. and UK operations at its offices in Fairfield, New Jersey and Nottingham, England; Allegro coordinates order processing, warehousing and shipping activities related to such operations at its offices in Fairfield, New Jersey, Nashua, New Hampshire and Nottingham, England. Production and major vendor initial shipments are performed by independent contractors working under Allegro's direction. Allegro's computer system handles order entry, order processing, picking, billing, accounts receivable, accounts payable, general ledger, inventory control, catalog management and analysis, and mailing list management. Subject to credit terms and product availability, orders are typically shipped from Allegro's facilities within 24 hours of receiving an order. Third party contractors generally print and assemble the CD-ROM discs, diskettes, manuals, catalog inserts and boxes in which Allegro's products are shipped. Allegro has multiple sources for major components of its products, does not rely on any one principal supplier and has not experienced any material delays in production or assembly.

GOVERNMENTAL REGULATIONS

     To its knowledge, Allegro does not need any government approval for production and sale of its products. In addition, Allegro knows of no governmental regulations, either federal, state or local which specifically affect its operations or products. In addition, Allegro knows of no environmental laws, either federal, state or local, which would affect Allegro or its products. Consequently, Allegro has not incurred any costs nor has it experienced any affects from compliance from any governmental regulations or environmental laws.

EMPLOYEES

     As of September 30, 1996, Allegro had approximately 102 full-time employees. In addition, Allegro utilizes approximately five independent contractors in connection with its product development activities. Allegro's employees are not represented by a labor union and are not subject to any collective bargaining arrangement. Allegro has never experienced a work stoppage and believes that it has good relations with its employees and contractors.

DESCRIPTION OF PROPERTY

     In May 1996, Allegro entered into a three-year lease for approximately 13,400 square feet of office and warehouse space in Fairfield, New Jersey, which space Allegro uses for its offices and warehouse. In addition, Serif leases approximately 7,600 square feet of office and warehouse space in Nashua, New Hampshire pursuant to a lease ending in April 1997, and approximately 6,000 square feet of office and warehouse space in Nottingham, England pursuant to a month-to-month lease. Allegro believes that this space, together with SPC's available space, will provide Allegro with adequate space for the foreseeable future. Allegro does not own nor does it contemplate owning any real property in the foreseeable future.

LEGAL PROCEEDINGS

     Allegro is not involved in any pending legal proceedings which are expected to have a material effect on the financial condition of Allegro.

                ALLEGRO MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the historical financial statements, including the notes thereto, of Allegro included elsewhere herein.

GENERAL

     Allegro designs, develops and markets a line of computer software products principally for the SOHO and small business markets and intends to de-emphasize its family lifestyle and home reference product lines upon completion of the Merger. Allegro currently derives substantially all of its net sales from products sold by its direct mail and call centers, its internal sales force and independent sales representatives to retailers, distributors and OEMs.

     The development of Allegro's software publishing business has involved the development of proprietary computer software, the licensing of CD-ROM and, in certain instances, other electronic publishing rights to content, and the creation and conversion of original and supplemental text, video, audio, graphics and animation. Allegro's continued growth is expected to require increases in the number of Allegro's employees, expenditures for new product development, the acquisition of licensing or product rights, sales and marketing expenses, and general and administrative expenses relating to the development of a management infrastructure and facilities necessary to support Allegro's growth.

     Costs of goods sold consists primarily of product costs, freight charges, royalties and an inventory allowance for damaged and obsolete products. Product costs consist of the costs to purchase the underlying materials and print both boxes and manuals, media costs (CD-ROMs and other media) and assembly. The product development costs associated with Allegro's products are expensed as incurred.

RESULTS OF OPERATIONS

  Nine Months Ended September 30, 1996 Compared to Nine Months Ended September 30, 1995

     Net Sales. Net sales increased approximately 180% from $913,041 in the nine month period ended September 30, 1995 to $2,554,937 in the nine month period ended September 30, 1996, largely as a result of inclusion of the sales from Allegro's Serif subsidiaries for two months in the 1996 period. There are no Serif results included in the 1995 period. Allegro's year-over-year comparable sales results increased 38%. As a result of an increased number of products and increased sales to certain larger customers, Allegro provided in the nine month period ended September 30, 1996 for returns at approximately 25% of gross sales versus approximately 20% in the nine month period ended September 30, 1995.

     Cost of Goods Sold. On a year-over-year basis, cost of goods sold increased approximately 69% or $299,498 from the nine month period ended September 30, 1995 versus the nine month period ended September 30, 1996 largely due to increased sales volumes. Cost of goods sold decreased as a percentage of net sales from approximately 47% in the nine month period ended September 30, 1995 to approximately 29% in the nine month period ended September 30, 1996, as a result of increased sales volume providing lower per unit production costs and a change in product mix.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $4,635,883 or approximately 469% from $987,996 in the nine month period ended September 30, 1995 to $5,623,831 in the nine month period ended September 30, 1996. Expenses in the nine month period ended September 30, 1996 include a charge to compensation expense of $2,135,200 due to the release of 314,000 shares of common stock from escrow in September and $637,980 in compensation expense related to the release from escrow of 217,000 shares of common stock in April to two management stockholders. In addition to the escrow release, the 1996 expenses include expenses for two months of operations of Allegro's Serif operations which are not included in the 1995 period. Total selling expenses increased approximately 305% from $243,875 in nine month period ended September 30, 1995 to $987,437 in the nine month period ended September 30, 1996, primarily as a result of Allegro's direct mail operations and increased advertising. Bad debt expense increased by approximately $180,572 due to the Chapter 11 bankruptcy filing of one of its software distributors.

     Product Development. Product development expenses increased approximately 139% from $249,894 in the nine month period ended September 30, 1995 to $597,738 in the nine month period ended September 30, 1996, primarily as a result of Allegro expensing $243,750 relating to the acquisition of a developmental software program, Allegro's development of new Serif products and continued development of proposed new Internet products. Allegro believes that development expenses will increase in dollar amount in the future as Allegro expands its development activities, although Allegro's long-term goal is to continue to reduce product development costs as a percentage of sales. All development costs have been expensed in the period incurred.

     In-Process Research and Development. In the nine month period ended September 30, 1996, based on a preliminary allocation of the Serif purchase price, Allegro expensed $3,886,000 of in-process research and development costs associated with the acquisition of the Serif companies.

     Other Income. In the nine month period ended September 30, 1996, Allegro received other income of $135,663 versus a net expense of $71,678 in the nine month period ended September 30, 1995, primarily as a result of higher cash balances and royalty income. Allegro had no royalty income in 1995.

  1995 Compared to 1994

     Net Sales. Net sales increased approximately 40% from $1,006,131 in the year ended December 31, 1994 ("1994"), to $1,410,962 in the year ended December 31, 1995 ("1995"). This increase in net sales was largely attributable to the greater number of products offered by Allegro, including Entrepreneur(@), Berlitz(@), and Cooking with Dom DeLuise(TM). Allegro's two largest customers in 1995, Ingram Micro, Inc. and Navarre Corp. accounted for approximately 23% and 13% of net sales, respectively, and Allegro's five largest customers accounted for approximately 55% of Allegro's net sales. In 1994, Allegro's four largest customers, Babbages, ABCO Distributors, Computer City Supercenters and Navarre Corp., each accounted for approximately 11% of Allegro's net sales while Allegro's five largest customers accounted for approximately 52% of Allegro's net sales. As a result of increased product offerings related to Allegro's newest titles and a focus on sales to certain larger customers, Allegro provided in 1995 for returns at approximately 22% of gross sales versus approximately 27% in 1994.

     Cost of Goods Sold. Cost of goods sold increased approximately 93% from $411,506 in 1994 to $795,730 in 1995, as a result of increased sales volume resulting in higher royalties and production costs of approximately $176,300. As a percentage of net sales, cost of goods sold increased from approximately 41% of net sales in 1994 to approximately 56% of net sales in 1995. Material costs in 1994 were favorably impacted by a larger sales volume of lower cost products. The material cost increase in 1995 resulted primarily from an increase in replication and printing costs relating to two of Allegro's new products.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $479,790 or approximately 50% from $960,193 in 1994 to $1,439,983 in 1995 and increased as a percentage of net sales from approximately 95% to approximately 102%. Bad debt expense increased from approximately $39,000 in 1994 to approximately $199,000 in 1995, or approximately 409%, primarily as a result of Allegro's provision for its receivable from Media Depot, Inc. and ABCO Distributing Inc. Total selling expenses increased 67% from approximately $292,000 in 1994 to approximately $488,000 in 1995, primarily as a result of increased trade advertising as well as increased co-operative advertising requirements with Allegro's retail vendors, and an increase of approximately $70,000 in commissions in 1995 from 1994 levels due to increased sales and use of commissioned based sales programs implemented in 1995. Total salaries and wages increased approximately 37% from approximately $388,000 in 1994 to approximately $531,000 in 1995 representing the costs associated with additional staffing required to support the sales expansion plans of Allegro and other corporate staffing. In 1995, Allegro also experienced increased costs associated with external accounting services and a financial consulting agreement with MS Farrell, Allegro's initial public offering underwriter. These increases totaled approximately $68,100, representing approximately 14% of the increase in the selling, general and administrative expenses.

     Product Development. Product development expenses remained at approximately the same levels year-over-year, decreasing slightly from approximately $298,800 in 1994 to approximately $295,900 in 1995, or approximately 1%. As a percentage of net sales, product development decreased from approximately 30% in

1994 to approximately 21% in 1995. Allegro was able to develop eleven new products in 1995 versus six in 1994 for approximately the same costs. Allegro believes that development expenses will increase in dollar amount in the future as Allegro expands its development activities, although Allegro's long-term goal is to continue to reduce product development costs as a percentage of sales. All development costs have been expensed in the period incurred.

     Interest (Income) Expense (Net). As a result of the August 1995 sale of Bridge Units, net interest expense increased $34,934 in 1995. Allegro had no interest bearing liabilities in 1994.

     Extraordinary Item. In conjunction with Allegro's sale of Bridge Units in August 1995, and the subsequent repayment of the notes and issuance of Allegro Common Stock upon the completion of Allegro's initial public offering, Allegro experienced deemed interest and financing costs of $990,928 associated with the notes in 1995.

LIQUIDITY AND CAPITAL RESOURCES

     Allegro historically has been unable to generate sufficient cash flow to fund operations. Working capital deficiencies had been funded principally through private placements of securities until Allegro's initial public offering ("IPO"), completed in December 1995, and the exercise by the underwriter of its over-allotment option on January 23, 1996. Allegro through its IPO raised net funds of $4,156,411 ($2,906,411 after retiring debt) and $464,907 from the exercise of the over-allotment option. As a result of the Merger Agreement with SPC, Allegro obtained a loan facility of $1,000,000. As of September 30, 1996 Allegro had working capital of $351,035, including cash and cash equivalents of $990,516 and a note receivable of $200,000. Management believes that Allegro has working capital sufficient for Allegro's current operations for at least the next twelve months. Allegro has no bank or other credit facility other than the loan facility from SPC and there can be no assurances that Allegro will be able to obtain such financing on favorable terms, if at all, or that such financing will be on terms acceptable to Allegro. See Note 6 to the Condensed Consolidated Financial Statements.

     Allegro's operating activities for the first nine months of 1996 used cash of $1,783,155, primarily related to costs associated with and loans made to Serif as part of Allegro's acquisition of Serif, an increase in accounts receivable and inventories associated with higher net revenues and a reduction of trade accounts payable. Allegro intends to continue to utilize its working capital in 1996 for product development, marketing and advertising, to finance the higher level of inventory and accounts receivable necessary to support the anticipated continued increase in sales, for capital expenditures, including the purchase of computer equipment, and for internal and external software development. However, Allegro's working capital requirements may change depending upon numerous factors, including, without limitation, the need to finance the licensing or acquisition of third party software as well as increased inventory and accounts receivable arising from the sale and shipment of new products.

     Allegro estimates its consolidated tax net operating loss carryforwards to be approximately $10.2 million at September 30, 1996. Allegro expects that after giving effect to the Merger, an "ownership change" will be deemed to have occurred under Section 382 of the Code and the regulations thereunder with respect to it, and that as a result thereof the use by the Combined Company of the net operating loss carryforwards of Allegro will be limited.

     From December 1993 through May 1995, Barry A. Cinnamon and Richard Bergman, Allegro's former Vice President--Product Development, placed an aggregate of 542,500 shares of Allegro Common Stock in escrow pending Allegro's attainment of certain minimum net revenue or Allegro Common Stock price per share thresholds. Five hundred and thirty-one thousand (531,000) of these shares have been released from escrow (500,000 shares to Barry A. Cinnamon and 31,000 to Richard Bergman) by the Allegro Board, with the consent of MS Farrell and the remaining 11,500 of these shares have been surrendered for cancellation. In connection therewith, Allegro has recognized compensation expense of approximately $2,773,180 in the nine-month period ended September 30, 1996.

     Except for historical information contained herein, the matters set forth herein are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include, among other things, such factors as the level of business and consumer spending for computer software, the amount of sales of Allegro's products, the competitive environment within the computer software industry, the ability of Allegro to integrate the Serif operations, the level and costs incurred in connection with Allegro's product development efforts and the financial strength of the retail industry.

SEASONALITY

     The computer software market is characterized by significant seasonal swings in demand, which typically peak in the fourth quarter of each year. The seasonal pattern is due primarily to the increased demand for software during the year-end holiday buying season. Allegro expects its net sales and operating results to continue to reflect this seasonality. Allegro's revenues may also experience substantial variations as a result of a number of factors, such as consumer and business preferences and introduction of competing titles by competitors, as well as limited time promotional pricing offers. There can be no assurance that Allegro will achieve consistent growth or profitability on a quarterly or annual basis.

INFLATION

     Allegro believes that inflation has generally not had a material impact on its operations.

                          ALLEGRO CERTAIN TRANSACTIONS

     In May 1995, MS Farrell, the underwriter of Allegro's IPO, loaned $100,000 to Allegro. This loan was evidenced by a promissory note in the principal amount of $100,000, bearing interest at a rate equal to fourteen percent (14%) per annum, maturing on the earlier of (i) December 25, 1995 or (ii) the consummation of a subsequent offering of securities other than similar notes. This note was secured by Allegro's accounts receivable and was repaid from the proceeds of the Bridge Notes. In June through August 1995, MS Farrell acted as Placement Agent with respect to an aggregate $459,000 principal amount of additional 14% Promissory Notes issued by Allegro to other persons. MS Farrell did not receive any compensation in connection therewith.

     Allegro and MS Farrell have in the past entered into certain engagement agreements. Pursuant to an engagement agreement dated December 12, 1995, as amended, between Allegro and MS Farrell, Allegro agreed (a) to use MS Farrell as its exclusive investment banker for a five-year period, (b) to pay monthly fees to MS Farrell of $2,500 until December 1998, and (c) to pay to MS Farrell a fee of 2% of the greater of the maximum commitment under or the maximum amount actually borrowed by Allegro pursuant to a conventional line of credit extended to Allegro by a bank or other short-term lender introduced to Allegro by MS Farrell. Allegro has the right to terminate the above-described obligations under this engagement agreement upon the payment of $250,000 in cash or in shares of Allegro Common Stock valued at market, at the option of Allegro.

     MS Farrell acted as placement agent on behalf of Allegro in selling an aggregate of 1,115,250 shares of Class A Convertible Preferred Stock of Allegro in June 1994 and an additional 75,000 shares of Class A Convertible Preferred Stock in November 1994 for aggregate gross proceeds of $1,190,250. In consideration for its services in connection therewith, MS Farrell received a 10% commission on the gross proceeds of such offering, a 3% non-accountable expense allowance, a warrant which became exercisable for an aggregate of 302,354 shares of Allegro Common Stock, which MS Farrell has exercised in full for nominal consideration, and certain other consideration. MS Farrell also acted as placement agent on behalf of Allegro in selling an aggregate of $1,250,000 principal amount of the Bridge Units in August 1995. In connection for its services in connection therewith, MS Farrell received a 10% commission on the gross proceeds of such offering and a 3% non-accountable expense allowance. MS Farrell's $100,000 loan to Allegro was also repaid in connection therewith. MS Farrell acted as managing underwriter of Allegro's IPO. In connection therewith, MS Farrell received a 10% underwriting discount, a 3% non-accountable expense allowance and an option to purchase 103,300 shares of Allegro Common Stock at an exercise price of $6.15 per share until August 20, 2002.

     Barry A. Cinnamon and Richard Bergman placed into escrow an aggregate of 542,500 shares of Allegro Common Stock of Allegro (the "Escrow Shares"), of which 500,000 shares were placed in escrow by Barry A. Cinnamon and 42,500 of which shares were placed in escrow by Richard Bergman. In April 1996, upon the execution and delivery by Allegro of a letter of intent to acquire all of the issued and outstanding capital stock of Serif, Inc. and Serif (Europe) Limited, 217,000 shares of Allegro Common Stock then held in escrow pursuant to the above-described arrangements were released from escrow and delivered to the above-named stockholders, 200,000 of which shares were delivered to Barry A. Cinnamon and 17,000 of which shares were delivered to Richard Bergman (the "April 1996 Escrow Release"). In September 1996, 314,000 of the remaining shares of Allegro Common Stock then held in escrow pursuant to the above-described arrangements were released from escrow and delivered to Barry A. Cinnamon (300,000 shares) and Richard Bergman (14,000 shares) (the "September 1996 Escrow Release"; and together with the April 1996 Escrow Release, the "Escrow Release"). Presently, no shares remain in escrow and all of the arrangements relating to the Escrow Shares have been terminated. In April 1996, the Company incurred an additional compensation expense of $637,980 in connection with the April 1996 Escrow Release, and in September 1996 the Company incurred an additional compensation expense of approximately $2,135,200 in connection with the September 1996 Escrow Release.

     In April 1996, Barry A. Cinnamon sold 44,000 shares of Allegro Common Stock to MS Farrell for a price equal to $2.00 per share, and in August 1996, Barry A. Cinnamon sold 42,946 shares of Allegro Common Stock to MS Farrell for a price equal to $6.00 per share.

     In July 1996, Allegro acquired all of the issued and outstanding shares of capital stock of Serif Inc. and Serif (Europe) Limited. Pursuant to the terms of the acquisition agreements, Allegro issued to the stockholders thereof an aggregate of 1,000,000 shares of Allegro Common Stock and agreed to nominate Gwyn Jones or his designee to the Board of Directors of Allegro. In addition, Barry A. Cinnamon, Mr. Jones, and the other former stockholders of the Serif companies entered into a Stockholders Agreement pursuant to which each party agreed to vote their shares of Allegro Common Stock in favor of the election as directors of the nominees for directors nominated by the Allegro Board and in favor of the election as a director of Mr. Jones or his designee. Pursuant to the terms of Allegro's acquisition of Serif, Allegro's subsidiary Serif (Europe) Limited entered into a three-year employment agreement with Gwyn Jones, the founder and largest stockholder of Serif, and Allegro elected Gwyn Jones as a director in Class II. In October 1996, Mr. Jones resigned as an officer, director and employee of Allegro and Serif pursuant to agreements under which Mr. Jones received or is to receive the base salary payable under his employment agreement and certain other consideration, including the elimination of the prohibition on Mr. Jones selling the 469,804 shares of Allegro Common Stock which Mr. Jones received pursuant to the acquisition and the substitution, in lieu thereof, of a restriction on such sales allowing him to sell no more than thirty percent (30%) of the average daily trading volume of Allegro Common Stock in any week and certain other restrictions. Upon his resignation as a director of Allegro, Mr. Jones designated Norman Alexander as his nominee to the Allegro Board. Mr. Alexander has not yet agreed to serve as a director of Allegro.

     In October 1996, the Board of Directors of Allegro determined to increase Barry A. Cinnamon's salary to $150,000 per year and to increase Mark E. Leininger's salary to $145,000 per year, in each case effective at the Effective Time, as well as to pay a bonus of $25,000 to each of Mr. Cinnamon and Mr. Leininger, payable following the first profitable fiscal quarter of the Combined Company.

     All future transactions between the Company and its officers, directors and 5% shareholders will be on terms no less favorable than could be obtained from independent, third parties and will be approved by a majority of the independent, disinterested directors of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Exchange Act requires Allegro's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers (the "NASD"). These

Reporting Persons are required by SEC regulation to furnish Allegro with copies of all Forms 3, 4 and 5 they file with the SEC and NASD. Based solely on Allegro's review of the copies of the forms it has received, Allegro believes that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 1995, except that each of Allegro's executive officers and directors filed their initial reports on Form 3 several days late.

                 ALLEGRO MANAGEMENT AND EXECUTIVE COMPENSATION

OFFICERS AND DIRECTORS OF ALLEGRO

     The current executive officers and directors of Allegro are as follows:

             NAME               AGE                          OFFICE HELD
------------------------------  ---     ------------------------------------------------------
Barry A. Cinnamon               38      Chairman of the Board, President, Chief Executive
                                        Officer and Director
Mark E. Leininger               46      Chief Operating Officer, Vice President-Finance,
                                        Treasurer, Chief Financial Officer and Director
Lori Kramer Cinnamon            37      Assistant Vice President--Marketing, Secretary and
                                        Director
James Tsonas                    48      Vice President--Retail Sales
Marc E. Jaffe, Esq.             45      Director
Eng Chye Low                    58      Director
George Lauro                    37      Director
Neil R. Austrian, Jr.           31      Director

     Set forth below is a brief description of the background of the officers and directors of the Company based on information provided by them to the Company.

     BARRY A. CINNAMON has been the President and Chief Executive Officer of Allegro since the inception of its business and has been Chairman of the Board since August 1995. From 1988 through September 1992, Mr. Cinnamon was President, Treasurer, Director and co-founder of the Bureau of Electronic Publishing, Inc., a CD-ROM company. Mr. Cinnamon received an MBA from the Wharton School of Business, University of Pennsylvania, in 1986, and received a BS from the Massachusetts Institute of Technology in 1980. Mr. Cinnamon is the husband of Lori Kramer Cinnamon.

     MARK E. LEININGER has been the Chief Operating Officer of Allegro since September 1996, has been the Chief Financial Officer of Allegro since July 1995 and has been Vice President-Finance and Treasurer of Allegro since August 1995. From February 1994 through April 1995, Mr. Leininger was the President of Phoenix Leasing Corporation, a passenger and cargo air carrier and aircraft leasing company, which filed for bankruptcy protection in 1996. From February 1986 through February 1994, Mr. Leininger held various positions, including Chief Financial Officer and Chief Operating Officer, with Mid Pacific Air Corporation, a transportation and service company whose stock was traded on NASDAQ. Mr. Leininger received an MBA from National University, San Diego, California in 1979 and a BA from Miami University, Oxford, Ohio in 1972.

     LORI KRAMER CINNAMON has been the Assistant Vice President-Marketing since August 1996, Secretary of Allegro since December 1993 and was Vice President-Marketing from December 1993 until August 1996. From 1990 through 1992, Ms. Cinnamon was the Marketing Director of the Bureau of Electronic Publishing, Inc. From 1988 through 1990, Ms. Cinnamon was Associate Product Manager of Durkee French Foods, a consumer packaged goods company. Ms. Cinnamon received an MBA and BS from the Wharton School of Business, University of Pennsylvania, in 1986 and 1981, respectively. Ms. Cinnamon is the wife of Barry
A. Cinnamon.

     JAMES TSONAS has been the Vice President-Sales or -Retail Sales of Allegro since October 1993. From June 1993 through October 1993, Mr. Tsonas was Director-Sales of NCC Corporation. From August 1990 through June 1993, Mr. Tsonas was Director of Sales of Ross, Brandon & Reid. From 1986 through March 1990, Mr. Tsonas was Regional Director of Retail Sales for Saks Fifth Avenue, a department store, and Revillon Furs, a furrier company.

     MARC E. JAFFE, ESQ. has been a director of Allegro since May 1995. From 1992 until the current time, Mr. Jaffe has been President of Electronic Licensing Organization, Inc., which has acted as Allegro's agent in the acquisition of electronic publishing rights. From 1988 to 1991, Mr. Jaffe was Executive Vice President of database management for Franklin Electronic Publishers, a New York Stock Exchange company engaged in the business of publishing electronic books on hand held media. From 1985 through 1987, Mr. Jaffe was President of the software and video division of Simon & Schuster, a publishing company. Mr. Jaffe received a Juris Doctor degree from Columbia University School of Law in 1976 and a BA from Columbia College in 1973.

     ENG CHYE LOW has been a director of Allegro since May 1995. Mr. Low has been President and a director of Allegro Property, Inc., a real estate company, which has no relationship to Allegro since July 1996. From 1980 until the current time, Mr. Low has been a director of Seacom, Inc., a real estate company. Mr. Low was President of Seacom, Inc. from 1980 until July 1996.

     GEORGE L. LAURO has been a director of Allegro since February 1996. Mr. Lauro is currently the Director of Emerging Market Development for IBM where he is responsible for identifying and launching new business initiatives for IBM. Prior to joining IBM in 1995, Mr. Lauro was Director of Marketing for Indala Corporation, a subsidiary of Motorola, and also held several other marketing and program manager positions for Motorola. Mr. Lauro also has held various marketing and product management positions at General Electric and Singer. Mr. Lauro holds a BSEE from Brown University and a MBA from the Wharton School of Business, University of Pennsylvania.

     NEIL R. AUSTRIAN, JR. has been a director of Allegro since April 1996. Mr. Austrian is currently the Vice President of Operations at Tescorp., Inc., a cable television company. Prior to joining Tescorp., Inc., Mr. Austrian was an associate at Rust Capital, Ltd., a venture capital firm. Mr. Austrian holds a BA degree from Swarthmore College.

     The Company's Board of Directors is classified into three classes. The directors in each class serve for three-year terms. Barry A. Cinnamon, Marc E. Jaffe and Neil R. Austrian, Jr. are members of Class I which serves until the Company's 1997 Annual Meeting of Stockholders. Eng Chye Low is a member of Class II which serves until the Company's 1998 Annual Meeting of Stockholders. Lori Kramer Cinnamon, Mark E. Leininger and George L. Lauro are members of Class III which serves until the Company's 1999 Annual Meeting of Stockholders. Directors receive no cash compensation for their services to the Company as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors. Members of the Board of Directors who are not employees of the Company, of which there currently are four, are eligible to participate in the Company's Outside Director and Advisor Stock Option Plan.

     On October 24, 1996, Gwyn Jones resigned as an officer, director and employee of Allegro. Upon his resignation as a director of Allegro, Mr. Jones designed Norman Alexander as his nominee to the Allegro Board. Mr. Alexander has not yet agreed to serve as a director of Allegro. On October 25, 1996, Joseph Cirillo resigned as a director of Allegro.

ALLEGRO EXECUTIVE COMPENSATION

     The following table sets forth the cash and other compensation paid in 1995, 1994 and in 1993 to Allegro's chief executive officer. No executive officer of Allegro has earned in excess of $100,000 in any fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                                                      COMPENSATION
                                              ANNUAL COMPENSATION               -------------------------
                                   ------------------------------------------   SECURITIES       ALL
                                                               OTHER ANNUAL     UNDERLYING      OTHER
   NAME AND PRINCIPAL POSITION     YEAR   SALARY     BONUS    COMPENSATION(1)    OPTIONS     COMPENSATION
---------------------------------  ----   -------   -------   ---------------   ----------   ------------
Barry A. Cinnamon................  1995   $46,822   $26,922          --               --(2)        --
Chairman of the Board and          1994    50,269     6,441          --           39,744           --
President (Chief Executive         1993    50,000        --          --               --           --
Officer)

---------------

(1) The value of all perquisites provided did not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.

(2) Represents options to purchase 39,744 shares of Allegro Common Stock granted to Lori Kramer Cinnamon, Mr. Cinnamon's wife, as to which Mr. Cinnamon disclaims beneficial ownership. Does not include options to purchase 60,500 shares of Allegro Common Stock at an exercise price of $2.75 per share granted to Mr. Cinnamon in April 1996, none of which options are exercisable within sixty (60) days. See "1994 Incentive Plan".

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     During fiscal 1995, no stock options were granted to the executive officer named in the "Summary Compensation Table" above. In April 1996, Barry A. Cinnamon was granted options to purchase 60,500 shares of Allegro Common Stock at an exercise price of $2.75 per share, which options are exercisable in three equal installments on the first, second and third anniversaries of the date of grant.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     During fiscal 1995, no stock options were exercised by the executive officer named in the "Summary Compensation Table" above.

EMPLOYMENT AGREEMENTS

     Allegro has entered into employment agreements with each of Barry A. Cinnamon, Lori Kramer Cinnamon and James Tsonas.

     The employment agreement with Barry A. Cinnamon provides for him to serve as the President and Chief Executive Officer of the Company for a term expiring in December 1999, and provides for an annual base salary of not more than $100,000, bonuses of 5% of the Company's net income before taxes and extraordinary items, .15% of the Company's net sales and .75% of the Company's gross profits. Under terms of this Agreement, the Board of Directors may increase Mr. Cinnamon's base salary by not more than 15% per year. In October 1996, the Board of Directors of Allegro determined to increase Mr. Cinnamon's salary to $150,000 per year, effective at the Effective Time and to pay to Mr. Cinnamon a bonus of $25,000 following the first profitable fiscal quarter of the Combined Company.

     The employment agreement with Lori Kramer Cinnamon provides for her to serve as a Vice President of Marketing of Allegro for a term expiring in December 1999, and provides for an annual base salary of not more than $40,000, a bonus of 1% of Allegro's net income before taxes and extraordinary items and
 .75% of Allegro's gross profit. Under the terms of this Agreement, the Board of Directors may increase Ms. Kramer Cinnamon's base salary by not more than 15% per year.

     The employment agreement with James Tsonas provides for him to serve as Vice President of Sales of Allegro for a term expiring in December 1998, and provides for an annual base salary of not more than $60,000, a bonus of 1% of Allegro's net income before taxes and extraordinary items, .5% of Allegro's net sales and 2% of Allegro's gross profit.

     Each of the above-described agreements, as well as an agreement between Allegro and Mark E. Leininger, (the "Leininger Agreement"), contains restrictions on the employee engaging in competition with Allegro for the term thereof and for up to one year thereafter and provisions protecting Allegro's proprietary rights and information. Each agreement, other than the Leininger Agreement, also provides for the payment of three times the employee's previous year's cash compensation, less $1.00, upon his termination in the event of a change in control of Allegro, which is defined therein to mean (a) a change in control as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) a person (as such term is defined in Sections 13(d) and 14(d) of the Exchange Act) other than a current director or officer of Allegro becoming the beneficial owner, directly or indirectly, of 20% of the voting power of Allegro's outstanding securities or (c) the members of the Board of Directors at the beginning of any two-year period ceasing to constitute at least a majority of the Board of Directors unless the election of any new director during such period has been approved in advance by two-thirds of the directors in office at the beginning of such two-year period. The Leininger Agreement provides for the payment of three times the average annual cash compensation paid by Allegro to Mr. Leininger over the previous five years, less $1.00, and the accelerated vesting of all outstanding stock options granted to Mr. Leininger, upon the termination of his employment within six months after such a change in control or within six months prior thereto if such termination was without cause.

     The Board of Directors of Allegro has determined to increase Mr. Leininger's salary to $145,000 per year, effective at the Effective Time and to pay to Mr. Leininger a bonus of $25,000 following the first profitable fiscal quarter of the Combined Company.

                           ALLEGRO STOCK INFORMATION

ALLEGRO PRINCIPAL STOCKHOLDERS

     The following table sets forth the beneficial ownership of shares of voting stock of the Company, as of October 28, 1996, of (i) each person known by Allegro to beneficially own 5% or more of the shares of outstanding Allegro Common Stock based on filings with the SEC and certain other information, (ii) each of Allegro's executive officers and directors, and (iii) all of Allegro's executive officers and directors as a group. Except as otherwise indicated, all shares are beneficially owned, and investment and voting power is held by, the persons named as owners.

                                   AMOUNT AND NATURE      AMOUNT OF CLASS B       PERCENTAGE OF
                                   OF ALLEGRO COMMON      VOTING PREFERRED        ALLEGRO COMMON
       NAME AND ADDRESS OF         STOCK BENEFICIALLY    STOCK BENEFICIALLY     STOCK BENEFICIALLY
        BENEFICIAL OWNER                 OWNED                OWNED(1)                OWNED          VOTING POWER
---------------------------------  ------------------   ---------------------   ------------------   ------------
Barry A. Cinnamon................        869,820(2)             60,520                    19.5%             48.2%(10)
Martin F. Schacker...............        455,300(3)                 --                     9.1               8.3
Lori K. Cinnamon.................        869,820(7)             60,520(11)                19.5              48.2(12)
James Tsonas.....................         20,750(8)                 --               *                   *
Mark E. Leininger................         13,334(9)                 --               *                   *
Marc E. Jaffe....................         19,999(4)(6)              --               *                   *
George L. Lauro..................         11,666(5)                 --               *                   *
Eng Chye Low.....................         19,999(4)                 --               *                   *
Neil R. Austrian, Jr.............         11,666(5)                 --               *                   *
M.S. Farrell & Co., Inc..........        455,300(3)                 --                    10.2               9.0
All officers and directors as a
  group (9 persons)..............        967,234                60,520                    21.2              49.8(10)
                                      ----------               -------               -------         ------------

---------------

*Less than 1%.

(1) Each share of Class B Voting Preferred Stock is entitled to cast ten (10) votes on all matters subject to a vote of stockholders.

(2) Includes an aggregate of 52,778 held by Barry A. Cinnamon as custodian for his children under the New Jersey Uniform Gift to Minors Act which Barry A. Cinnamon has the right to vote. Does not include (a) 60,520 shares of Class B Voting Preferred Stock, (b) options to purchase 39,744 shares of Allegro Common Stock granted to Lori Kramer Cinnamon under the Allegro Incentive Plan which are not exercisable within 60 days, (c) options to purchase 60,500 shares of Allegro Common Stock granted to Mr. Cinnamon under the Allegro Incentive Plan which are not exercisable within 60 days or (d) 1,000,000 shares as to which Mr. Cinnamon may be deemed to be able to direct the vote for directors pursuant to a Stockholders' Agreement dated as of July 31, 1996 entered into or connection with Allegro's acquisition of Serif, as to which Mr. Cinnamon disclaims beneficial ownership.

(3) Includes warrants to purchase 440,000 shares of Allegro Common Stock owned of record by M.S. Farrell & Co., Inc., ("MSF") of which Mr. Schacker is Chairman and the controlling person. Does not include 4,000 shares of Allegro Common Stock and warrants to purchase 60,000 shares of Allegro Common Stock owned by a managing director of MSF.

(4) Represents 19,999 shares of Allegro Common Stock obtainable within 60 days upon the exercise of options granted under Allegro's Outside Director and Advisor Stock Option Plan.

(5) Represents 11,666 shares of Allegro Common Stock obtainable within 60 days upon the exercise of options granted under Allegro's Outside Director and Advisor Stock Option Plan.

(6) Does not include options to purchase 5,000 shares of Allegro Common Stock granted to Mr. Jaffe pursuant to the Allegro Incentive Plan.

(7) Includes the same shares referred to above with respect to Barry A. Cinnamon, Ms. Cinnamon's husband. Does not include options to purchase 39,744 shares of Allegro Common Stock granted under the Allegro Incentive Plan, which are not exercisable within 60 days.

(8) Includes options to purchase 20,000 shares of Allegro Common Stock which are currently exercisable.

(9) Represents options to purchase 13,334 shares of Allegro Common Stock which are currently exercisable.

(10) Includes 1,000,000 shares as to which Mr. Cinnamon may be able to direct the vote for directors.

(11) Represents 60,520 shares of Class B Voting Preferred Stock owned by Barry
     A. Cinnamon, as to which Ms. Cinnamon disclaims beneficial ownership.

(12) Includes 1,000,000 shares as to which Mr. Cinnamon may be able to direct the vote for directors, all of which Ms. Cinnamon disclaims beneficial ownership.

ALLEGRO STOCK PRICE AND DIVIDEND INFORMATION

     Allegro Common Stock has been traded on Nasdaq SmallCap Market under the symbol "ANMI" since Allegro's initial public offering in December 1995. The following table sets forth the range of high and low closing prices for the Allegro Common Stock as reported on Nasdaq SmallCap Market for the periods indicated.

                                                                           HIGH BID     LOW BID
                                                                           --------     --------
Fiscal 1995
  Fourth Quarter*......................................................       $7 5/8       $6 1/4
Fiscal 1996
  First Quarter........................................................        6 3/4        3 1/2
  Second Quarter.......................................................        6 5/8        2 5/8
  Third Quarter........................................................        9 3/8        4
  Fourth Quarter (through October 24, 1996)............................        7 3/4        5

---------------

*Fourth Quarter data reflects the period from Allegro's initial public offering in December 1995 through December 31, 1995.

     As of October 1, 1996, the last day prior to the announcement of the execution of the Agreement, the closing price for the Allegro Common Stock as reported on Nasdaq SmallCap Market was $7.50. As of October 25, 1996, the closing price for the Allegro Common Stock as reported on Nasdaq SmallCap Market was $5 1/4.

     Allegro has not paid any dividends since its inception and does not intend to pay any dividends in the foreseeable future.

     At the Allegro Record Date, there were approximately           Allegro
stockholders of record.

                                      SPC

SPC BUSINESS

GENERAL

     Software Publishing Corporation ("SPC") is an international supplier of business productivity software, dedicated to delivering personal computing software with functionality and ease of use both on the desktop and electronically over the Intranet/Internet. SPC develops and markets software products that enable business professionals to access, understand and communicate information visually. SPC currently offers products that operate on the Windows, Windows 95, and DOS operating systems for IBM personal computers and compatibles. SPC was incorporated in California in 1980 and reincorporated in Delaware in 1991. SPC's principal offices are located at 111 North Market Street, San Jose, California 95113, telephone (408) 537-3000.

     See "SPC Management's Discussion and Analysis of Financial Condition and Results of Operations" for additional information concerning SPC's business and financial condition.

     SPC's principal product families are the ASAP line of Intelligent Formatting products and the Harvard 1 line of graphical information presentation products. ASAP, the first product based upon the Intelligent Formatting technology acquired as a result of SPC's purchase of Digital Paper, Inc. in March of 1995, was introduced late in the fourth quarter of fiscal 1995. In fiscal 1996, SPC introduced three new products including ASAP WordPower, ASAP WebShow, and ASAP WebShow Presentation Kit. In the fourth quarter, SPC released a presentation suite of products called the Harvard Graphics Presenter's Pack, consisting of Harvard Graphics, Harvard ChartXL, Harvard Spotlight, and Flamingo Plus (distributed under license from a third party). Additionally, SPC created two internet plug-ins during fiscal 1996, ASAP WebShow for Netscape Navigator and an ActiveX version of ASAP WebShow for the new Microsoft Internet Explorer
3.0. SPC also continues to offer word processing and other business productivity software products.

     The majority of SPC's products are sold through corporate reseller and computer software retail channels. The corporate sales are comprised of both individual product sales as well as volume sales. Most sales to the retail channel are made on a two-step basis with the initial sales being made to distributors and then to the actual retail chains. SPC also distributes its products through original equipment manufacturers ("OEMs") on a bundled or value-added basis.

     Reseller computer stores of SPC products include major national dealers such as Egghead Discount Software, Computer City, CompUSA and Staples. Major corporate resellers of SPC products include Stream International, Inc., Softmart Inc., and Software Spectrum, Inc. SPC's major distributor is Ingram Micro, Inc. Sales to resellers and distributors comprised approximately 80%, 84%, and 75% of net revenues in fiscal 1994, 1995, and 1996, respectively. Upgrades to SPC's products are sold through resellers and distributors, as well as directly by SPC, to end users. Late in fiscal 1996, SPC began to shift its target market, with a focus toward the SOHO market and medium size corporations, with changes towards channels of distribution that are most closely aligned with such markets.

RECENT DEVELOPMENTS

     Products. In September 1996, SPC announced its second major product based upon Intelligent Formatting, ActiveOffice. ActiveOffice is a companion product to Microsoft Office that is designed to give users of MS Word, MS Excel, MS PowerPoint and MS Exchange a quick and easy way to convert plain text and numbers into visual graphics.

---------------

1Harvard, Harvard Graphics, Harvard ChartXL, Harvard Spotlight and the Software
 Publishing Corporation logo are registered trademarks and Intelligent Formatting, ASAP, ASAP WordPower, ASAP WebShow and ActiveOffice are trademarks of Software Publishing Corporation. The Harvard product line is a group products from Software Publishing Corporation and has no connection with Harvard University. All trademarks referenced herein are the property of their respective owners.

     Restructuring. On August 13, 1996, SPC announced third fiscal quarter 1996 results and a strategic repositioning charge in order to align its business operations with its continuing shift to products based upon its Intelligent Formatting technology and away from its Harvard Graphics line of products. As a result, the Company announced that it would reduce its worldwide headcount by approximately 42% over the next two months and take a net charge to fourth quarter results of between $2.0 and $3.0 million. The Company anticipates that it will have approximately sixty-five employees at December 31, 1996. The actual restructuring charge taken as of September 30, 1996 was $1.1 million.

     Changes in Executive Officers. On August 13, 1996, SPC also announced the resignation of Irfan Salim, president and chief executive officer. The Board of Directors established an Office of the President reporting to the Chairman of the Board, Fred Gibbons, and an executive search was initiated for a new chief executive officer. The Office of the President consists of Daniel Fraisl, Vice President of Research and Development; Miriam Frazer, Vice President-Finance and Chief Financial Officer; and Joseph Szczepaniak, Vice President of Sales and Marketing.

SPC BUSINESS STRATEGY

     SPC's strategic objective is to become a leading supplier of easy-to-use integrated visual communications products that increase the effectiveness and power of the messages they deliver, whether a message takes the form of a document, a report, a presentation or electronic mail. To achieve its strategic objective, SPC intends to build upon the Intelligent Formatting technology base by adding new products and new features to existing products utilizing the Intelligent Formatting technology. SPC also intends to continue to support new computing environments as they emerge, and intends to broaden the categories of products it offers within its target markets.

     Many current graphical presentation software applications and first-generation Internet publishing tools have been geared toward computer specialists, corporate MIS departments, computer consultants and other technically knowledgeable users. The Company believes that there is a large market opportunity for software that enables non-specialists to easily and quickly produce the high-quality, graphically rich documents that many audiences have come to expect. SPC acquired its Intelligent Formatting technology through the acquisition of Digital Paper, Inc. in March, 1995, to enable SPC to develop products for this market opportunity.

     SPC's Intelligent Formatting technology is designed to allow users who are not computer specialists to create effective, well-designed visual information using simple high level commands. With Intelligent Formatting, the user is able to easily manipulate graphic design factors such as layout, design, and color, and the program automatically correlates these factors to create an effective and visually pleasing design. Moreover, the automated correlation of these design factors enables the user to make changes, even at the last minute, and to test "what if" scenarios with the confidence that the change will not create unexpected ripple effects requiring many more changes before a satisfactory document is produced. In contrast, many experienced users of traditional graphical presentation programs have learned to be very cautious in making changes at the last minute because of ripple effects in which one change necessitates many other changes to restore the visual integrity of the document. For example, adding two lines to the end of a slide in a traditional presentation software program could cause text to flow off the end of the slide. However, with Intelligent Formatting, the text on the slide would be automatically rearranged, and the font sizes changed, to maintain a visually pleasing design.

     SPC believes its Intelligent Formatting technology is ideally suited for use on distributed systems such as the Internet because it requires only unformatted text, along with a small amount of additional information, to be stored in a file and transmitted across a network. All graphical formatting of the document is derived on-the-fly by the Intelligent Formatting engine as the object is viewed, substituting relatively abundant local computing power for relatively scarce network transmission bandwidth. In addition, the technology's component-based architecture is compact, efficient and highly portable across computer operating platforms.

CURRENT PRODUCTS

     ASAP WordPower, v.1.95: A presentation application that helps inexperienced users create a presentation within a few minutes. Built on Intelligent Formatting technology, ASAP WordPower allows the Windows 95 user to convert text created in ASAP's WordPower or MS Word into a professional, well-designed presentation. ASAP WordPower is available in eight languages, including International English, Domestic English, German, Spanish, Italian, French, Portuguese and Dutch.

     ASAP WebShow: A viewer for presentations that are created with SPC's ASAP WordPower presentation software and posted to the World Wide Web. The combination of ASAP WebShow and ASAP WordPower provides a set of tools to enhance communications over the Internet. Together, these two products offer users a complete solution for creating and viewing visual content on the World Wide Web. An ASAP WebShow user can view a presentation in interactive or auto-run mode, download the materials for later viewing, or print hard copies for local use.

     ASAP WebShow Presentation Kit: A suite of products, consisting of ASAP WordPower, ASAP WebShow, Progressive Network's RealAudio Personal Server 2.0, the RealAudio Player and the RealAudio Encoder 2.0. The ASAP WebShow Presentation Kit provides the user with a quick and easy solution for creating, viewing and hearing presentations on the World Wide Web. Working with the RealAudio System, a client-server based audio-on-demand delivery system for the Internet and Intranet (distributed under license from Progressive Networks, Inc.), presentations can be enriched with sound and voice. Ideal for the Intranet, the Kit can be used by corporations to distribute critical information to employees at remote offices. The Kit is also a fast and easy tool for disseminating information to the public via the Internet.

     ASAP WebShow for Netscape Navigator 2.0: A Plug-in presentation viewer for the World Wide Web bundled with the Netscape Power Pack, which includes Netscape Navigator 2.0 and companion utilities for Netscape Navigator. ASAP WebShow enables Netscape Navigator 2.0 users to view, download and print graphically rich reports and presentations from the Web.

     ASAP WebShow for Microsoft Internet Explorer: A Plug-in presentation viewer for the World Wide Web bundled with Microsoft's Internet Explorer Starter Kit. ASAP WebShow takes full advantage of Microsoft Internet Explorer 3.0's support for ActiveX technologies to provide an easy and fast way to access presentations on the Web. By using the automatic download and update functionality of Microsoft Internet Explorer 3.0, ASAP WebShow is transparently installed and updated as needed when viewing an Internet presentation.

     Harvard Graphics 3.0 for Windows: A Windows presentation graphics package offering a range of capabilities that help users create and deliver more effective presentations. Version 3.0 expands on the Harvard Graphics Advisor feature introduced in the previous version, and now offers a complete Advisor System. The Advisor System is comprised of pre-designed Quick Presentations, or sample presentations with common business themes that users can customize; Quick Advise which provides users with "how to" advice on the selection and effective use of presentation styles, output devices and chart types; and an interactive Design Checker which checks a user's presentation against a set of design rules, and offers specific design suggestions to improve a slide's appearance. In addition, Version 3.0 provides Quick Tips and Design Tips in all views and expands the use of Quick Looks throughout the product. Other enhancements to Harvard Graphics 3.0 include an Animation Player with 15 ready-made clips.

     Harvard Graphics 4.0 for Windows 95: An easy-to-use Windows presentation graphics package offering the Advisor System, the interactive Design Checker and other features of Harvard Graphics 3.0, as well as new features and content, including Harvard Montage Lite, a powerful image browser. Harvard Graphics 4.0 is Windows 95 compliant and has a similar look and feel to Microsoft Office 95, enabling users to benefit from a common user interface among all compliant applications.

     Harvard ChartXL 2.0 for Windows 95: A charting application that gives users of spreadsheet software and other major Windows-based applications a tool for analyzing, viewing and presenting their data more effectively. The new version offers more than 300 unique two- and three-dimensional business, statistical, and technical chart types, coupled with powerful spreadsheet capabilities and "what if" analysis tools.

     Harvard Spotlight 2.0 for Windows 95: A product designed to help presenters control the flow and delivery of their electronic presentations. Using Harvard Spotlight, presenters can easily set up different views, including current audience slide, presentation notes, the next slide preview, a navigation bar, and a presentation status panel. During an electronic presentation, the user has access to all this information, while the audience sees only the current slide. Harvard Spotlight 2.0 now offers a dual-display VGA PCMCIA card feature for notebook computer users.

     Harvard Graphics Presenter's Pack: A presentation suite of products consisting of Harvard Graphics, Harvard ChartXL, Harvard Spotlight, and Flamingo Plus (a paint and image-editing program, is distributed by SPC under license from a third party supplier).

     Word Processing and Other: SPC's word processing and other products are designed for business professionals. These products provide users with functionality and fast results for a minimal investment of learning time. This category includes Professional Write, Professional Write PLUS, OfficeWriter, and Professional File.

MARKETING

     SPC markets software solutions designed to aid the user's ability to communicate key ideas, thoughts, trends and relationships through a variety of computer products. SPC's Harvard Graphics, Harvard ChartXL, Harvard Spotlight and other products are targeted toward the business professional who uses application software to increase productivity, yet demands that the program require a minimum amount of training time. SPC's ASAP, ASAP WordPower and ASAP WebShow are targeted toward the SOHO market and medium-sized corporations with application to the Internet and Intranet. The ASAP product line, based upon Intelligent Formatting technology, automatically designs and formats information, thereby helping the user create well-designed visual information. In addition, this technology's component-based architecture is compact, efficient and portable to other platforms.

     SPC's advertising programs for its product lines are designed to increase corporate and product brand awareness. SPC's advertising targets new customers, its installed customer base, and, with competitive upgrade promotions, its competitors' customers. SPC advertises primarily through business trade periodicals, direct mailings and participation at trade shows. SPC also promotes its products through in-house training and direct mail as well as offering volume purchase discounts and site licenses. SPC implements promotions to support distributors' and resellers' sales efforts, including advertising, rebates, training and price promotions, and engages in joint promotional activities with personal computer, peripheral and other manufacturers.

     Gross margins have been, and will continue to be, adversely affected by competitive pricing pressure throughout the industry as a whole, including OEM pricing, direct mail, competitive upgrade pricing and alternative licensing arrangements. SPC has experienced this competitive pricing pressure in respect to all of its current product offerings.

     SPC translates many of its products, including documentation, software, and promotional materials, for international markets. Advertising and promotional programs are customized for local markets where necessary.

     In June 1996, SPC entered into a non-exclusive licensing and joint development agreement with Oracle to embed Intelligent Formatting technology in the Oracle InterOffice Product Line. Under the agreement, SPC's Intelligent Formatting engine is being ported to Java for use in the Oracle InterOffice product line. Intelligent Formatting technology is intended to enhance the Oracle InterOffice product offerings in the area of visual communications. The collaborative services offered by Oracle InterOffice--messaging, directory services, calendar/scheduling, document management and workflow--are designed to enable users to productively share, exchange and manage information within their group, across the enterprise and beyond. Intelligent Formatting technology will complement these services by adding rich visual content to the range of the Oracle InterOffice applications. Under the terms of this agreement, Oracle paid SPC a development fee, and a one-time license fee, payable in installments. The development fee and license fee do not have a material financial benefit to SPC. It is possible that SPC will receive additional sales and marketing benefits through cross-selling of related products to Oracle's installed customer base.

     In addition, in June 1996, Oracle Corporation purchased a worldwide end-user site license for SPC's award-winning ASAP WordPower visual communications software. Under the terms of the agreement, SPC granted Oracle and its subsidiaries a license for the desktop, network and mobile use of ASAP WordPower.

SALES AND DISTRIBUTION

     SPC's primary channel of worldwide distribution is through software distributors and resellers. SPC's North American sales organization is segmented into three groups: channel, corporate sales and OEMs. The channel group assists distributors and resellers in selling, promoting and merchandising SPC's products. This group is responsible for sales to distributors and resellers, and also provides training to the resellers. The corporate sales group works closely with corporate and government evaluators of software for information management centers to meet the software demands of their personal computer users. Programs include in-house corporate training seminars, assistance with system implementation, product updates, and the integration of SPC's products with existing customer systems. Corporate and government sales are fulfilled principally through resellers and distributors. SPC also offers site licenses and volume purchase discounts to its corporate customers. The OEM group is responsible for sales to hardware and software original equipment manufacturers.

     Sales to resellers are made directly by SPC, as well as by distributors, who purchase directly from SPC at volume discounts. Principal distributors for fiscal 1994 were Ingram Micro, Inc., and Merisel Computer Products, Inc., which accounted for approximately 22% and 8% of total net revenues, respectively. In fiscal 1995 and fiscal 1996, SPC's principal distributor worldwide was Ingram Micro, Inc., which accounted for approximately 31% and 19% of total net sales, respectively. SPC's principal direct resellers were Egghead Discount Software, Inc., and Computer 2000, which each accounted for less that 10% of net revenues in fiscal years 1994, 1995 and 1996.

     International sales (sales outside of North America) are made directly by SPC and through SPC's foreign sales subsidiaries to distributors and resellers. In fiscal 1994, 1995 and 1996, international sales accounted for approximately 33%, 36% and 34% respectively, of SPC's total net revenues. SPC maintains sales offices in the United Kingdom, Germany and Australia. Fiscal 1996 international net revenues decreased approximately 61% compared to fiscal 1995 international net revenues.

     International sales include localized versions of selected products, as well as the English language versions of SPC's products throughout Europe, Latin America, and the Asia/Pacific region. Localized versions include German, French, Spanish, Italian, Portuguese and Dutch. SPC invoiced approximately 29% of its worldwide sales in fiscal 1996 in foreign currencies, and expects this practice to continue. Accordingly, SPC is subject to exchange rate fluctuations.

     SPC has a general return policy for its North American resellers and distributors whereby they may return any products previously purchased from SPC, provided that the aggregate purchase price for such returned products does not exceed ten percent of the reseller's or distributor's net purchases for the prior quarter. In addition to this return allowance, North American distributors and resellers may generally exchange any discontinued products within ninety days of notification of discontinuation for products of equal or greater value. For international distributors and resellers, the general return policy is the same as for North American resellers and distributors, except that returns with respect to sales in a quarter must be completed within the first month of the subsequent quarter. For international distributors and resellers, the policy for the exchange of obsolete products generally allows returns within thirty days after the announcement of a product's obsolescence, provided that the product was shipped within thirty days prior to the announcement. However, to maintain good customer relations, SPC may accept returns in excess of those allowed under its general policy.

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

     SPC typically ships products within several days after receipt of orders, which is customary in the personal computer applications software business. Accordingly, SPC does not believe that backlog is a meaningful indicator of future business.

CUSTOMER SUPPORT

     SPC provides free technical support through third parties for a period of thirty days from the first call to technical support from the customer. SPC reserves for the cost of this support at the time of sale. After this initial period, technical support is available for purchase from third parties under a variety of value-added support programs.

PRODUCT DEVELOPMENT

     The personal computer software industry is characterized by rapid technological change which requires a continuing high level of expenditures for the enhancement of existing products and the development of new software products. SPC's current product development activities include enhancing and updating its present software packages and designing new products.

     Since acquiring Digital Paper Inc. and its Intelligent Formatting technology in March 1995, SPC's mission has been to become a technology leader by creating products that enable users to efficiently use both the desktop computer environment and emerging computer and communication technologies including the Internet, electronic mail, remote conferencing, and personal information devices.

     Since September 1995, SPC has introduced three Intelligent Formatting-based products for desktop and Internet presentations. For the Internet, SPC has developed versions of its ASAP WebShow product that are included as plug-ins (complementary products) for both Netscape Navigator and Microsoft Internet Explorer products. The latest Intelligent Formatting product, ActiveOffice (a companion to Microsoft Office), is currently in Beta test and is expected to ship to customers in early 1997.

     The Intelligent Formatting technology is based on an automatic graphical layout engine with a relatively small memory footprint, low communication bandwidth requirements and device/media independence. Intelligent Formatting captures the visual idioms used by graphic designers in both print and electronic media in the form of intelligent visual objects. This technology has been widely recognized for its power and ease-of-use compared to traditional software products.

     SPC is currently focusing research and development resources on continuing to develop the Intelligent Formatting technology into a range of products targeted at both the desktop and Intranet/Internet markets. SPC believes that its Intelligent Formatting architecture provides a fast, powerful and flexible environment that advances the state-of-the-art in graphical algorithms and protocols, and that Intelligent Formatting provides a technology foundation for the ongoing development of a wide range of products for the desktop, Internet, and corporate Intranet markets. There can be no assurance, however, that SPC will be able to successfully develop and commercialize Intelligent Formatting products, or any other new products, or that any such products will be commercially successful.

COMPETITION

     The market for personal computer applications software is highly competitive and has been subject to rapid development and change. Some of SPC's competitors sell "bundles" or "suites" of products which include products that directly compete with SPC's products and which are bundled with other software programs by the same or multiple competitors. These suite products are sold at an all-inclusive price. Additionally, application software is increasingly being bundled and pre-loaded into new computers. The price for a stand-alone or pre-loaded bundle or suite of software is typically significantly less than separately purchased applications, and many end users are likely to prefer the bundle or suite over a more expensive combination of other individually purchased applications, even if the latter applications offer superior performance or features. These factors have resulted in significant downward pressures on average selling prices for SPC's products.

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

     SPC's primary competitor is Microsoft Corporation. The dominant position of Microsoft in the personal computer operating system and application program marketplace provides it with competitive advantages, including the ability to determine the direction of future operation systems and to leverage its strength in one or more product areas to achieve a dominant position in new markets. This position may enable Microsoft to increase its market position even with respect to products having performance and features superior to those offered by Microsoft. Microsoft's ability to offer productivity software, to bundle software, to provide incentives to customers to purchase certain products in order to obtain favorable sales terms or necessary compatibility or information with respect to other products, and to pre-load such bundled software on new computers may significantly inhibit SPC's ability to maintain its business. In addition, as Microsoft creates new operating systems and applications, there can be no assurance that SPC will be able to ensure that its products will be compatible with those of Microsoft.

     In addition, SPC could face additional competition from other independent software companies not currently in the personal computer applications software market, but which may decide to enter this market in the future.

     SPC believes that the principal competitive factors in its market include pricing (which includes individual product pricing, standard and competitive upgrade pricing, licensing and volume discounting), product functionality and ease of use, inclusion in suites of office products, brand name recognition, availability and quality of training and support, quality of documentation, operating platform availability and integration. SPC's ability to compete is contingent on its continued enhancement of its existing products, on its ability to correctly identify and enter new markets, and to its ability to develop new products adapted to changes in computer hardware and operating systems. SPC believes that competition is likely to continue to intensify in the future and that new product introductions, further price reductions, strategic alliances and other actions by competitors could materially and adversely affect SPC's competitive position.

INTELLECTUAL PROPERTY AND OTHER PROPRIETARY RIGHTS

     SPC's success depends significantly upon its proprietary technology. SPC currently relies on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions and other written materials under trade secret, patent and copyright laws, which afford only limited protection. SPC has registered and applied for registration for certain service marks and trademarks, and will continue to evaluate the registration of additional service marks and trademarks as appropriate. Despite SPC's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of SPC's products or services or to obtain and use information that SPC regards as proprietary. In addition, the laws of some foreign countries do not protect proprietary rights to as great an extent as do the laws of the United States. Monitoring and identifying unauthorized use of such broadly disseminated products as personal computer software is difficult. SPC expects software piracy to be a continuing problem for the software industry. SPC relies principally upon software engineering and marketing skills to protect its market position, rather than solely on copyright or trademark or trade secret protection.

     SPC currently has two patent applications pending, one related to its Intelligent Formatting technology and the other to technology contained in its Harvard Spotlight product. There can be no assurance that any pending application will be approved, that if issued, any such patent will not be challenged, and that if challenged, any such patent will not be invalidated. There can be no assurance that any issued patent will provide SPC with any competitive advantages or will not be challenged by third parties, any of which may have a material adverse effect on SPC. To the best of its knowledge, SPC retains exclusive ownership rights to all software, both developed and commercially distributed by SPC, except for those components of the software that SPC licenses from third parties. All such software offered by SPC is licensed and provided in object code pursuant to either shrink-wrap license agreements or executed license agreements which contain restrictions on disclosure and transferability.

     In addition, SPC has from time to time licensed third parties to use, modify, reproduce, sublicense, distribute and market certain of SPC's software products or portions of its software products. Such licensed

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

software is provided in object code and, in certain limited circumstances, source code, pursuant to agreements which contain restrictions on disclosure and transferability.

     Litigation may be necessary to protect SPC's proprietary technology. Any such litigation may be time-consuming and costly. There can be no assurance that SPC's means of protecting its proprietary rights will be adequate or that SPC's competitors will not independently develop similar technology or duplicate SPC's products or services or design around patents or other intellectual property rights of SPC. There have been substantial amounts of litigation in the software industry regarding intellectual property rights. There can be no assurance that the patents of others will not have a material adverse effect on SPC's ability to do business.

     Because the software development industry is characterized by rapid technological change, SPC believes that factors such as the technological and creative skills of its personnel, new product developments, frequent product enhancements, name recognition and reliable product maintenance are as important to establishing and maintaining a technology leadership position as the various legal protections of its technology.

     Certain technology used in SPC's products is licensed on a perpetual, fully paid, non-royalty bearing basis from third parties. If any event occurred that rendered technology licensed from a third party and incorporated in SPC's products unavailable to SPC, or if the technology is not appropriately supported and enhanced by the licensor, SPC would be forced to expend financial and development resources to replace that technology. Such expenditures could materially adversely affect SPC's business, financial condition and results of operations.

     Harvard Graphics, Harvard ChartXL, Harvard Spotlight, Harvard, and the SPC logo are registered trademarks of SPC in the United States and certain foreign jurisdictions. Intelligent Formatting, ASAP, ASAP WordPower, ASAP WebShow and ActiveOffice are trademarks of SPC.

     SPC is not aware that any of its products infringes the proprietary rights of third parties. There can be no assurance, however, that third parties will not claim such infringement by SPC or its licensors with respect to current or future products. SPC expects that software product developers will increasingly be subject to such claims as the number of products and competitors in SPC's industry segment grows and the functionality of products in different industry segments overlaps. Any such claims, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or might require SPC to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to SPC.

PRODUCTION

     SPC's product development staff establishes the final product testing criteria and produces the master diskettes, CD-ROMs and user manuals for its proprietary software, as part of its product development activities. Duplication of the master diskettes, CD-ROMs and user manuals, production of the packaging material and assembly of the disk and/or CD-ROM and manual into the final package are performed by third parties to SPC's specifications. After packaging, the products are shipped by third parties.

     To date, SPC has not experienced any material difficulties or delays in production of its software products and related documentation. Media for SPC's software primarily consists of CD-ROMs and 3 1/2-inch micro-diskettes, which are purchased by subcontractors of the Company and are available from multiple sources of supply.

EMPLOYEES

     As of September 30, 1996, SPC had 72 full-time regular and non-regular employees, of whom 23 were in product enhancement and development, 28 were in marketing, sales and customer support, 3 were in production and 18 were in general and administrative functions. Of the total, 63 employees were located in North America and 9 internationally.

     None of SPC's employees are subject to a collective bargaining agreement, and SPC has never experienced a significant work stoppage. SPC believes that its employee relations are good and that its future

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

success will depend, in part, in its ability to continue to attract and retain highly skilled technical, sales, marketing and management personnel.

FACILITIES

     On January 2, 1996, the Company relocated its corporate headquarters from Santa Clara, California to 111 North Market Street, in downtown San Jose, California. The Company's North American corporate executive, administrative, sales, marketing and product development and support staff are located at these facilities. Pursuant to the lease agreement for these facilities, the Company leased approximately 36,000 square feet of office space for an annual rent of approximately $525,000, effective January 1996 and expiring in December 2000. This lease includes two options to extend the lease, each for an additional two year term and an option to terminate a portion or the entire lease any time after December 1998.

     As of October 1, 1996, in conjunction with the Company's reduction in force, the Company surrendered a portion of the original leased premises (approximately 12,870 square feet of space), paid a termination fee of $55,000 to the landlord, and as a result, the annual rent was reduced to $333,104.

     In the second quarter of fiscal 1996, the Company entered into a sublease with Macromedia, Inc., pursuant to which the Company subleased to Macromedia a portion of the Company's leased facilities located in Bracknell, United Kingdom.

LEGAL PROCEEDINGS AND CLAIMS

     In June 1994, SPC sold its Superbase product line to Computer Concepts Corporation ("CCC") for 2,031,175 shares of CCC's restricted common stock. As part of such sale, CCC agreed to issue additional shares to SPC if CCC failed to register such shares with the SEC for resale by SPC within certain time periods or, in certain circumstances, if SPC realized less than a specified price upon such resale. In September 1996, CCC and SPC entered into a binding letter of intent, pursuant to which CCC agreed to pay SPC $619,420 and issue to SPC 1,064,667 additional shares of CCC common stock as penalties for late registration. In October 1996, SPC and CCC entered into a definitive settlement agreement, reflecting the same terms and conditions, including additional release of claims provisions, and SPC received the foregoing cash and shares. As of September 30, 1996, SPC had sold 588,195 shares of CCC common stock for a gain of $0.6 million. As of October 21, 1996, SPC had sold an additional 674,000 shares. It is anticipated that SPC will attempt to sell the remaining CCC shares, approximately 1.8 million, over the next three fiscal quarters. As of September 30, 1996, the closing price of the CCC common stock on the Nasdaq/NMS was $0.59.

     SPC is a defendant in certain litigation. Management is of the opinion that the ultimate outcome of this litigation will not have a material adverse effect on the future operations or financial condition of SPC.

     In 1991, SPC received certain restricted stock upon the sale of a product line. Subsequent to the sale, SPC and the buyer of the product line entered into litigation. In fiscal 1994, the litigation was resolved, and SPC received an arbitration award of $2.6 million, and the restricted stock was sold, resulting in income of $3.4 million.

                  SPC MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the historical financial statements, including the notes thereto, of SPC included elsewhere herein.

GENERAL

     Software Publishing Corporation is an international supplier of business productivity software for personal computers. SPC develops and markets visual communication solutions designed to enrich the user's ability to see, understand and communicate information to make more effective business decisions. The Software Publishing Corporation product lines include Intelligent Formatting based products ASAP WordPower, ASAP

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

WebShow, and ASAP, as well as traditional products such as Harvard Graphics, Harvard ChartXL, and Harvard Spotlight. SPC also continues to offer word processing and other business productivity software products.

RESULTS OF OPERATIONS

     North America and international net revenues for fiscal year 1994, 1995 and 1996 and the percentage change of such net revenues compared to the prior fiscal year, were as follows:

                                                                PERCENT              PERCENT
                                                       1994     CHANGE      1995     CHANGE      1996
                                                       ----     -------     ----     -------     ----
                                                       (IN MILLIONS)
North America.......................................   $41        (51)%     $20        (55)%     $ 9
International.......................................    21        (48)%      11        (64)%       4
                                                       ---                  ---                  ---
Total net revenues..................................   $62        (50)%     $31        (58)%     $13
                                                       ===                  ===                  ===

  Net Revenues

     Net revenues worldwide significantly declined in fiscal 1996 primarily due to a steep reduction in revenues from SPC's Harvard Graphics product line for the DOS and Windows 3.1 operating systems and the lack of offsetting revenues from sales of Windows 95 application products, resulting from the generally slower than expected development of the market for applications for the Windows 95 operating system. In addition, SPC experienced substantial competition from sales by competitors offering suites of products at discounted prices. Revenues from the ASAP product line, the first product of which was introduced late in the fourth quarter of fiscal 1995, decreased 50% from fiscal 1995, despite the introduction of additional ASAP products during fiscal 1996. Harvard Graphics for Windows revenues decreased 61% from fiscal 1995, despite the fourth quarter fiscal 1995 release of Harvard Graphics 4.0 for Windows 95. Revenues from the sales of other Windows-based products, including Harvard ChartXL, Harvard Spotlight, Harvard Montage and OnFile, declined 57.0% from fiscal 1995, and revenues from DOS-based products, including Harvard Graphics for DOS, declined 53% from fiscal 1995. In addition to declines in unit sales, average selling prices have also declined in fiscal 1996 as compared to both fiscal 1995 and 1994. SPC continues to experience a rapid decline in its DOS and Windows market, as well as intense worldwide competition, particularly in the Windows market.

     In fiscal 1996, SPC introduced three new products: ASAP WordPower, ASAP WebShow, and ASAP WebShow Presentation Kit. In the fourth quarter, SPC released a presentation suite of products called the Harvard Graphics Presenter's Pack, consisting of Harvard Graphics, Harvard ChartXL, Harvard Spotlight, and Flamingo Plus (distributed under license from a third party). Additionally, SPC created two internet plug-ins during the year: ASAP WebShow for Netscape Navigator and an ActiveX version of ASAP WebShow for the new Microsoft Internet Explorer 3.0. Given the recent introduction of these products, SPC is unable to determine the actual market acceptance of these products. SPC's Internet-based products are marketed following standard industry practices, which generally entail distribution of viewing software at no charge and charging for authoring software.

     The Intelligent Formatting technology-based products represented 0%, 7% and 8% of total net revenues in fiscal 1994, 1995 and 1996. The Harvard series of information presentation products represented 87%, 89% and 70% of total net revenues in fiscal 1994, 1995 and 1996. Revenues from sales of all products on the Windows platform accounted for 71%, 86% and 84% of total net revenues in fiscal 1994, 1995 and 1996. Revenues from upgrade sales represented approximately 22%, 12% and 19% of total net revenues in fiscal 1994, 1995 and 1996, respectively. Prior to its sale in fiscal 1994, revenues from SPC's Superbase product line represented 3% of SPC's fiscal 1994 total net revenues.

     SPC believes that end users are continuing to migrate from the Windows 3.1 to the Windows 95 platform and expects increased competition, including price competition, in the Windows 3.1, Windows 95 and Windows NT markets in the future. A number of SPC's competitors have introduced suites of products which

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include products that directly compete with SPC's products and which are bundled with other office software programs by the same or other competitors. SPC believes these offerings of product suites have adversely affected SPC's net revenues, and will continue to adversely affect sales of SPC's products in the future as the individual products within the suites continue to gain increased levels of inter-operability and functionality. SPC does not currently offer a suite of products, although it does offer products that complement competitive suite products. In order for SPC to increase its net revenues, it must introduce new marketing strategies and continue to develop and introduce new technologies and products through strategic alliances, acquisitions or internal development. Any inability or delay in executing these strategies, difficulties encountered in introducing new products or marketing programs, or failures of SPC's current and future products to compete successfully with products offered by other vendors could adversely affect net revenues and profitability.

     SPC believes that its revenues and results of operations for fiscal 1996 were adversely affected by slower than expected customer purchase cycles for Microsoft Windows 95 application software. The slow purchase rates affected the upgrade cycle of several of SPC's products. Other factors such as increased price competition, market uncertainty, the offering of product suites by competitors and a decline in the Windows 3.1 market have also adversely affected SPC's revenues and results of operations.

  Gross Margins

     Cost of revenues decreased from $12.2 million in fiscal 1994 to $7.3 million in fiscal 1995 and $3.0 million in fiscal 1996, representing approximately 20%, 23% and 23% of net revenues in fiscal 1994, 1995 and 1996, respectively. Cost of revenues in fiscal 1995 were adversely affected, as compared to previous fiscal years, by higher excess and obsolete inventory charges, as well as higher charges for royalty expenses. The fiscal 1996 percentage was relatively unchanged from fiscal 1995 primarily due to reductions in overhead and lower obsolete inventory charges being offset by direct material costs per unit declining at a slower rate than the declining average selling prices per unit. During the past three fiscal years, SPC has experienced lower overhead and reduced employee-related costs resulting from reorganizations and reductions in work force, the effects of which, however, have been more than offset by reduced revenues and fixed costs.

     SPC's gross margins and operating income may be affected in particular periods by the timing of product introductions, promotional pricing and rebate offers, as well as by return privileges and marketing promotions in connection with new product introductions and upgrades. These promotions may have a negative influence on average selling prices and gross margins. Gross margins have also been, and may continue to be, adversely affected by competitive pricing strategies in the industry as a whole, including competitive upgrade pricing, OEM business and alternative licensing arrangements.

  Operating Expenses

     Total operating expenses, excluding certain non-recurring items, declined by approximately $44 million, $20 million and $20 million for fiscal years 1994, 1995 and 1996, respectively, compared to the prior year, and represented approximately 96%, 129% and 158% of net revenues in 1994, 1995 and 1996, respectively. Operating expenses in fiscal 1994 included restructuring charges of $7.8 million, including consolidation of facilities, a reduction in work force and the reversal of prior period restructuring charges of $2.6 million. Operating expenses in fiscal 1995 included the following non-recurring items: a charge of $4.8 million for the acquisition of Digital Paper, Inc.; the reversal of certain legal fee reserves of $0.9 million resulting from reduced legal exposure; a reversal of prior period restructuring charges of $6.0 million related to the termination of the lease on SPC's headquarters facility in Santa Clara, California; and a $5.9 million charge in the fourth quarter for additional restructuring expense, including a worldwide consolidation of facilities and reduction in work force. Operating expenses in fiscal 1996 included the following non-recurring items: a charge of $2.1 million to increase bad debt reserves, which was recorded as a general and administrative expense; the reversal of $0.7 million of prior period restructuring charges related to the sub-lease of SPC's international headquarters; and a $1.1 million charge in the fourth quarter for additional restructuring expense including a reduction in work force. As a result of the restructuring activity in fiscal 1996, SPC has increased its restructuring reserve by $1.1 million for the planned reduction of its work force by approximately 42% by the end of the first quarter of fiscal 1997, as well as excess facilities disposal and product discontinuance. SPC

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recorded similar charges in 1994 and 1995, resulting in a 55% and 45% reduction in work force in those years, respectively. In January 1996, SPC relocated its corporate headquarters to a smaller facility in downtown San Jose. SPC expects to continue to reduce its overall cost structure in the future, although there can be no assurance that it will succeed in its cost reduction efforts.

     SPC establishes its targeted expenditure levels based on expected net revenues. If anticipated orders and shipments do not occur when expected, expenditure levels could be disproportionately high, and SPC's operating results could be adversely affected. In the future, SPC's net revenues and operating results could be adversely affected by these and other factors, such as delays in new product introductions, the mix of product sales or distribution channels and customer choices regarding operating systems.

     Marketing and Sales. Marketing and sales expenses decreased from $34.9 million in fiscal 1994 to $21.8 million in fiscal 1995 and $11.1 million in fiscal 1996 representing approximately 57%, 70% and 86% of net revenues in fiscal 1994, 1995 and 1996, respectively. This decrease primarily resulted from lower advertising and promotion expenses and reduced costs due to the restructuring and related reductions in work force in fiscal 1994, 1995 and 1996, each of which included the closure of several sales offices.

     Research and Development. Research and development expenses decreased from $17.3 million in fiscal 1994 to $11.9 million in fiscal 1995 and $5.8 million in fiscal 1996, representing approximately 28%, 38% and 45% of net revenues in fiscal 1994, 1995 and 1996, respectively. This decrease in absolute dollars was principally associated with reduced employee and facilities expenses resulting from restructurings and reductions in work force in the second quarter of fiscal 1994 and fourth quarter of fiscal 1995. SPC believes that it is necessary to continue to invest in research and development to remain competitive; however, as a result of the restructuring actions taken by SPC in the second quarter of fiscal 1994 and fourth quarter of fiscal 1995, research and development expenses were lower in absolute dollars in fiscal 1996. Specifically, the reorganization in the second quarter of fiscal 1994 included the cancellation of future development of the Superbase product line, the consolidation of all research and development efforts at SPC's headquarters and the closure of other research and development facilities. The restructuring in the fourth quarter of fiscal 1995 included large reductions in future development on non-Intelligent Formatting based projects. SPC intends to continue to acquire externally developed technology, explore strategic alliances and other methods of acquiring or licensing technology, and invest in internal development projects. Because of the inherent uncertainties associated with software development projects, there can be no assurance that SPC's research and development efforts will result in successful product introductions or increased revenues or profitability.

     SPC acquired Digital Paper, Inc., a developer of visual communications software technology, during the second quarter of fiscal 1995 for approximately $5.0 million in cash and stock, payable in installments, and up to an additional $1.5 million in cash upon the achievement of certain unit, revenue and technical milestones over a three year period. As a result of this acquisition, SPC recorded a one time charge of $4.8 million in the second quarter of fiscal 1995 for the portion of the transaction related to in-process research and development. SPC expenses the milestone payments at the time of payment. In the third quarter of fiscal 1995, SPC paid the first $2.0 million installment payment, and in the fourth quarter of fiscal 1995, SPC paid the first milestone payment of $250,000. In the second quarter of fiscal 1996, SPC paid the second milestone payment of $250,000. In the third quarter of fiscal 1996 SPC paid the second installment payment of $1.65 million, and in the fourth quarter of fiscal 1996 SPC paid additional milestone payments of $500,000.

     General and Administrative. General and administrative expenses decreased from $6.8 million in fiscal 1994 to $5.9 million in fiscal 1995 and $5.5 million in fiscal 1996, representing 11%, 19% and 43% of net revenues for the fiscal years 1994, 1995 and 1996, respectively. The decline in absolute dollars in fiscal 1996 was primarily the result of reduced facilities and employee related expenses resulting from the restructurings and reductions in work force in fiscal 1994 and 1995 offset by additional bad debt charges in fiscal 1996 of $2.1 million. Excluding the bad debt charges, general and administrative expenses decreased to $3.5 million or 27% of net revenues in fiscal 1996.

     Provisions for Restructurings and Lease Obligations. In fiscal years 1994, 1995, and 1996, SPC implemented reorganizations and reduced its work force to address the changing market dynamics of the application software industry. As a result of these reorganizations, SPC has closed facilities, centralized all of

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its research and development, finance and manufacturing activities, consolidated its sales and marketing functions and outsourced to third parties its telesales, support and customer service activities. During the fourth quarter of fiscal 1994, SPC subleased a significant portion of its Santa Clara, California facility, resulting in the reversal of $2.6 million of reserves associated with facilities-related restructuring charges initially recorded in the fourth quarter of fiscal 1992. In the second quarter of fiscal 1994, SPC incurred a charge of $7.8 million, which included $3.9 million for costs associated with a reduction in work force and severance costs and $3.9 million for excess facilities, equipment, professional fees and other. In the fourth quarter of fiscal 1995, SPC incurred a restructuring charge of $5.9 million, which included $1.4 million for reduction in worldwide work force and severance costs and $4.5 million for excess facilities and equipment, product discontinuances and other. In the third quarter of fiscal 1995, SPC reversed $6.0 million in prior period restructuring charges upon the negotiated termination of the lease on its Santa Clara, California headquarters facility. In the fourth quarter of fiscal 1996, SPC incurred a net restructuring charge of $1.1 million, which included $0.2 million for a reduction in worldwide work force and severance costs, and $0.9 million for excess facilities, product discontinuances, and other. In the second quarter of fiscal 1996, SPC sub-leased a significant portion of its international headquarters facility, resulting in a reversal of $0.7 million in prior period restructuring reserves. The charges for excess facilities and equipment were net of expected sublease income and estimated proceeds on the sale of excess equipment. The reserves for lease obligations relate to excess space at SPC's headquarters and certain sales office locations, and include future rent for excess space and buy-out payments for expected early termination of certain leases, net of sublease income. The increase in the excess lease space charges in the fiscal years 1994, 1995 and 1996 above the prior year levels resulted from further actual or planned reductions in work force in each year. The reserves were also increased in the second quarter of fiscal 1994 due to the decline in expected sublease income caused by continuing declines in the real estate market. (See Note 6 of the Notes to Consolidated Financial Statements.)

  Other Income and Expense

     Other income and expense in fiscal 1994 was $8.4 million, which included an arbitration award of $2.6 million relating to the 1991 sale of an SPC product line and a $3.4 million gain realized on the sale of restricted stock originally received in connection with such sale.

     Other income and expense increased from $2.0 million in fiscal 1995 to $2.2 million in fiscal 1996. During fiscal 1996, SPC realized gains on the sale of investments of $0.6 million from the sale of Computer Concepts Corporation ("CCC") common stock and an additional $0.6 million of other income as a result of penalty payments for late registration of such stock. In June 1994, SPC had sold its Superbase product line to CCC for 2,031,175 shares of CCC's restricted common stock. As part of such sale, CCC agreed to issue additional shares to SPC if CCC failed to register such shares with the SEC for resale by SPC within certain time periods or, in certain circumstances, if SPC realized less than a specified price upon such resale. In September 1996, CCC and SPC entered into a binding letter of intent, pursuant to which CCC agreed to pay SPC $619,420 and issue to SPC 1,064,667 additional shares of CCC common stock as penalties for late registration. In October 1996, SPC and CCC entered into a definitive settlement agreement, reflecting the same terms and conditions, including additional release of claims provisions, and SPC received the foregoing cash and shares. As of September 30, 1996, SPC had sold 588,195 shares of the CCC stock. As of October 21, 1996, SPC sold an additional 674,000 shares. It is anticipated that SPC will attempt to sell the remaining CCC shares, approximately 1.8 million, over the next three fiscal quarters. As of September 30, 1996, the closing price of the CCC common stock on the Nasdaq/NMS was $0.59.

     Interest income was $1.9 million, $2.0 million and $1.0 million in fiscal years 1994, 1995 and 1996, respectively. Interest income increased slightly from 1994 to 1995 because of higher available interest rates offset by lower average cash and short-term investment balances. Interest income in 1996 decreased compared to 1995 because of lower average cash and short-term investment balances.

  Income Tax Benefit

     SPC's effective tax rates were (25.7)%, (9.2)%, and (13.7)% for fiscal years 1994, 1995 and 1996, respectively. In fiscal years 1994, 1995 and 1996, SPC incurred income tax expense in certain foreign and local taxing jurisdictions, though SPC incurred a pre-tax loss on a consolidated basis.

     Beginning in fiscal year 1993, SPC established a valuation allowance for deferred tax assets, as realizability of such assets was not sufficiently likely. If SPC generates taxable income in the United States in future years, the valuation allowance may be reduced, which correspondingly may reduce SPC's tax provision.

LIQUIDITY AND CAPITAL RESOURCES

     During fiscal 1996, cash and short-term investments decreased by $15.8 million to $12.6 million. The decrease was the result of the net loss for the year of $9.3 million less depreciation of $1.0 million, and non-cash restructuring charges of $2.3 million and the reversal of income tax payables of $1.5 million. Additionally, cash outflows during the year for Digital Paper, Inc. installment payments totaled $1.65 million, restructuring and lease payments totaled $5.4 million and accrued sales and marketing expenses were $1.2 million. SPC management believes that, in the absence of the Merger, if SPC can attain its revenue and cash collection goals, its existing cash and short-term investments and cash generated from operations, if any, should be sufficient to meet its currently anticipated liquidity and capital expenditure requirements. There can be no assurance, however, that SPC will be successful in attaining such goals, nor that attaining such goals will have the desired effect on SPC's cash resources. If SPC does not attain its revenue and cash collection goals or if SPC's cash resources are not sufficient, it may be necessary to obtain additional sources of financing which may or may not be available and upon favorable terms.

     SPC's principal future resource commitments at September 30, 1996 consisted primarily of purchase commitments for Digital Paper, Inc. and real estate lease commitments (See Notes 7 and 11 of the Notes to Consolidated Financial Statements).

     In fiscal 1996, SPC invoiced approximately 29% of its total sales in foreign currencies, and expects this practice to continue. SPC's exposure for foreign currency exchange gains and losses is partially mitigated, as SPC incurs operating expenses in most of the currencies in which it invoices customers. During fiscal 1995 and 1996, SPC hedged certain specific contractual obligations denominated in foreign currency. As of September 30, 1996, SPC had no foreign exchange contracts outstanding. SPC's foreign exchange gains and losses will fluctuate from period to period depending on the movement in exchange rates.

     SPC estimates its consolidated tax net operating loss carryforwards to be approximately $69 million at September 30, 1996. SPC expects that after giving effect to the Merger, an "ownership change" will be deemed to have occurred under Section 382 of the Code and the regulations thereunder with respect to it, and that as a result thereof the use by the Combined Company of the net operating loss carryforwards of SPC will be limited.

             SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                               MANAGEMENT OF SPC

     The following table sets forth as of the Record Date (unless otherwise indicated), certain information regarding beneficial ownership of the SPC Common Stock by: (i) each person who is known to beneficially own more than 5% of the outstanding shares of SPC Common Stock; (ii) each director of SPC; (iii) each executive officer named in the Summary Compensation Table on page 110 (the "Named Officers"); and (iv) all directors and executive officers of SPC as a group.

                                                                  AMOUNT AND      PERCENTAGE OF SPC
                                                                  NATURE OF         COMMON STOCK
            NAME AND ADDRESS OF BENEFICIAL OWNER                 OWNERSHIP(1)      OUTSTANDING(2)
-------------------------------------------------------------    ------------     -----------------
Alphi Fund L.P.(3)...........................................     1,023,700              8.1%
155 Pfingsten Road, Suite 360
Deerfield, Illinois 60015
Palo Alto Investors(3).......................................       807,600               6.4
431 Florence Street, Suite 200
Palo Alto, California 94301
Dimensional Fund Advisors(3).................................       711,875               5.7
1299 Ocean Avenue, Suite 650
Santa Monica, California 90401
Irfan Salim(4)...............................................        16,976            *
Fred M. Gibbons(5)...........................................      [288,125]             [2.3]
Mark A. Bertelsen(6).........................................       [38,125]           *
Michael M. Gilbert(7)........................................       [32,500]           *
Bernee D.L. Strom(8).........................................       [19,375]           *
Miriam K. Frazer(9)..........................................        15,988            *
Daniel J. Fraisl(9)..........................................         3,586            *
Bradford D. Peppard(10)......................................         5,000            *
All executive officers and directors as a group (9                 [419,675]             [3.2]%
  persons)(11)...............................................

---------------

*Less than one percent of the outstanding SPC Common Stock.

(1) The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.

(2) The number of shares of SPC Common Stock deemed outstanding on the Record Date, includes (i) shares of SPC Common Stock outstanding on such date and
     (ii) all shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of the Record Date, by the person or group in question.

(3) This information was obtained from filings made with the SEC pursuant to Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.

(4) Mr. Salim resigned as an officer and director of the Company on August 12, 1996.

(5)  Includes           shares issuable upon the exercise of outstanding options
     which were exercisable at the Record Date or within 60 days thereafter.

(6)  Includes           shares issuable upon the exercise of outstanding options
     which were exercisable at the Record Date or within 60 days thereafter.

(7)  Includes           shares issuable upon the exercise of outstanding options
     which were exercisable at the Record Date or within 60 days thereafter.

(8)  Includes           shares issuable upon the exercise of outstanding options
     which were exercisable at the Record Date or within 60 days thereafter.

(9) Includes [0] shares issuable upon the exercise of outstanding options which were exercisable at the Record Date or within 60 days thereafter.

(10) Mr. Peppard resigned as an officer of the Company on June 11, 1996.

(11) Includes           shares issuable upon the exercise of outstanding options
     which were exercisable at the Record Date or within 60 days thereafter.

                               MANAGEMENT OF SPC

     The following table lists the names, ages and positions held by all directors and executive officers of SPC as of September 30, 1996.

             NAME               AGE                           POSITION
------------------------------  ---   --------------------------------------------------------
Fred M. Gibbons(1)............  47    Chairman of the Board
Miriam K. Frazer..............  40    Director, Vice President-Finance, Chief Financial
                                      Officer, and Assistant Corporate Secretary
Mark A. Bertelsen(1)..........  52    Director, Secretary
Michael M. Gilbert(2).........  53    Director
Bernee D.L. Strom(2)..........  49    Director
Daniel J. Fraisl..............  35    Vice President-Research and Development
Joseph V. Szczepaniak.........  38    Vice President-Sales and Marketing

---------------

(1) Member of Audit Committee

(2) Member of Compensation Committee

     MR. GIBBONS has served as Chairman of the Board of Directors of SPC since October 1992. He also served as Chairman of the Board of Directors from August 1987 to December 1987. He served as Chief Executive Officer of the Company from December 1987 to April 1994, as President from December 1987 to October 1992 and as President and Chief Executive Officer of SPC from May 1980 to August 1987.

     MS. FRAZER has served as the Vice President-Finance and Chief Financial Officer of SPC since August 1993, has served as Assistant Secretary of SPC since November 1993 and has served as a Director of SPC since January 1996. Prior to that time, Ms. Frazer was employed by Telematics International, Inc., a networking and communications hardware and software design and manufacturing company, as Chief Financial Officer from April 1990 and Corporate Secretary from May 1990 until July 1993, and as Vice President, Corporate Communications and Treasurer from June 1989 until March 1990.

     MR. BERTELSEN has been a director since 1991 and has been a member of Wilson Sonsini Goodrich & Rosati, P.C., SPC's outside corporate counsel, for more than five years. He has served as Secretary of SPC since April 1990 and served as Assistant Secretary from October 1987 to April 1990. Mr. Bertelsen is also a director of Autodesk, Inc.

     DR. GILBERT has been a director of SPC since 1993. Dr. Gilbert has been employed with Sony Electronics, Inc. since June 1996, as Vice President, Advanced Development Center, Business & Professional Group. Prior to that, he was employed with Octel Communications Corporation since 1994 as Vice President of Engineering. From 1989 to 1994, he was employed by Echelon Corporation, a control and communications technologies company, as Vice President and Chief Technology Officer.

     MS. STROM has been a director of SPC since 1995. Ms. Strom is President of USA Digital Radio, a partnership of CBS, Gannett and Westinghouse, which has developed and is establishing its technology as a worldwide standard for digital radio broadcasting. From 1989 to 1995, she was President and Chief Executive Officer of the Strom Group, a management consulting and business advisory firm. Concurrently, she was also a principal and founder of the Gemstar Development Corporation, the manufacturer of VCR Plus + Instant

Programmer. Ms. Strom also founded and was Chief Executive Officer of MBS Technologies, Inc., a computer software publisher. She currently serves as Chairman of Quantum Development Corporation. Ms. Strom is also a director of DDL Electronics, Inc., Krug International, and the Polaroid Corporation and is an advisory board member at the J.L. Kellogg Graduate School of Management at Northwestern University.

     MR. FRAISL has served as the Vice President-Research and Development of SPC since October 1995. Prior to that, Mr. Fraisl was a founder and President of Digital Paper, Inc., a PDA software development company, from 1993 until April 1995. Prior to Digital Paper, Mr. Fraisl was employed by GO Corporation, a hand-held computer and software company, from 1988 until 1993, as Chief Architect and Group Manager for Operating System Components.

     MR. SZCZEPANIAK has served as the Vice President-Sales of SPC since May 1996, and has served as the Vice President-Sales and Marketing of SPC since June 1996. Prior to that, Mr. Szczepaniak served as Senior Vice President of Sales for Grolier Electronic Publishing, a Lagardere Group company, from 1993 until May 1996. Prior to his position at Grolier, Mr. Szczepaniak served as Vice President of Sales and Marketing at Timeworks, Inc., a privately-held software company specializing in desktop publishing and SOHO productivity software, from 1992 until 1993. Prior to that, Mr. Sczcepaniak was the founder of a company that he started and subsequently sold in a non-related industry.

     SPC and Allegro have agreed that, following the Merger, the Board of Directors of the Combined Company will consist of up to eleven persons, two of whom will have served on the SPC Board. It is expected that Fred Gibbons, Chairman of the Board of Directors of SPC, and Miriam Frazer, Vice President-Finance and Chief Financial Officer, will serve as members of the Board of Directors of the Combined Company. Allegro has entered into agreements with each of Miriam Frazer, Joseph Szczepaniak and Daniel Fraisl which provide for each of their employment as executive officers of the Combined Company.

                 COMPENSATION AND OTHER INFORMATION CONCERNING
                         DIRECTORS AND OFFICERS OF SPC

EXECUTIVE COMPENSATION SUMMARY

     The following table sets forth the annual and long-term compensation for the fiscal years ended September 30, 1996, 1995 and 1994 of SPC's former Chief Executive Officer and each of SPC's other executive officers who received over $100,000 in salary and bonus for fiscal year 1996 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                     ANNUAL COMPENSATION        AWARDS
                                     YEAR ENDING    ---------------------    OPTIONS/SARS    ALL OTHER
     NAME AND PRINCIPAL POSITION     SEPTEMBER 30    SALARY        BONUS         (#)        COMPENSATION
-------------------------------------------------   --------      -------    ------------   ------------
Irfan Salim..........................    1996       $220,559           --            --       $338,981(2)
President and Chief Executive            1995        254,960      $30,000(3)         --         90,729(4)
Officer(1)                               1994        286,981           --       475,000        180,830(5)

Miriam K. Frazer.....................    1996        178,974           --       325,000(6)       1,139(7)
Vice President-Finance and Chief         1995        167,798       20,000(3)         --         75,247(8)
Financial Officer                        1994        147,128       12,500(9)    120,000         27,716(10)

Bradford D. Peppard..................    1996        105,672       12,500(9)         --        125,377(12)
Vice President-Marketing(10)             1995         36,787(13)   12,500(9)    100,000          3,942(14)
                                         1994             --           --            --             --

Daniel J. Fraisl.....................    1996        136,454       11,250(15)   480,000(16)         --
Vice President-Research and              1995         48,395(17)       --            --             --
Development                              1994             --           --            --             --

---------------

(1) During fiscal 1994, Mr. Salim served as Chief Operating Officer until April 1994 at which time he became Chief Executive Officer. Mr. Salim resigned as a director and officer of SPC on August 12, 1996. As part of his resignation agreement, SPC has agreed to reimburse him for certain expenses if incurred in repatriating his family to the United Kingdom within six months following his resignation and provided that he has not become employed.
(2) Includes $10,595 in relocation expenses, $32,758 associated with a tax gross-up payment, $16,590 interest reported on SPC-provided three-year, non-interest bearing loan, $125,000 severance payment, of which $93,749 will be paid out in fiscal year 1997, $24,038 in accrued vacation pay, and $125,000 as an offset against the outstanding balance due on the loan (with the $175,000 balance due and payable on February 12, 1997), and $5,000 in conjunction with the transfer of his personal automobile lease.
(3) Represents special bonus for extraordinary effort and accomplishment related to restructuring for fiscal 1994.
(4) Includes $49,959 in relocation expenses and $40,770 associated with a tax gross-up payment.
(5) Includes $84,439 in relocation expenses, $95,391 associated with a tax gross-up payment and $1,000 associated with reimbursement for professional services.
(6) Includes options to purchase 260,000 shares of SPC Common Stock, which were exchanged in conjunction with SPC's option repricing on September 3, 1996.
(7)  Represents amount associated with a tax gross-up payment.
(8) Includes $47,196 in relocation expenses, and $28,051 associated with a tax gross-up payment.
(9)  Represents employee signing bonus payable in six month increments.
(10) Includes $10,500 in relocation expenses, $1,530 associated with reimbursement for professional services and $15,686 associated with medical leave.
(11) Mr. Peppard resigned as an officer of SPC on June 11, 1996. His annual salary rate for fiscal year 1996 was $150,000.
(12) Includes $23,617 in relocation expenses, $18,627 associated with a tax gross-up payment, $75,000 severance payment, and $8,133 accrued vacation pay.
(13) Mr. Peppard joined SPC in July 1995. His annual salary rate for fiscal year 1995 was $150,000.
(14) Represents $3,942 in relocation expenses.
(15) Represents payment for the achievement of quarterly performance objectives.

(16) Includes options to purchase 180,000 shares of SPC Common Stock, which were exchanged in conjunction with SPC's option repricing on September 3, 1996.
(17) Mr. Fraisl joined SPC in April 1995. His annual salary rate for fiscal year 1995 was $100,000.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth details regarding stock options granted to the Named Officers in fiscal year 1996. SPC granted no SARs in fiscal year 1996.

                                            INDIVIDUAL GRANTS                   POTENTIAL REALIZABLE VALUE AT
                             -----------------------------------------------       ASSUMED ANNUAL RATES OF
                                              PERCENT OF TOTAL                     STOCK PRICE APPRECIATION
                                                  OPTIONS                             FOR OPTION TERM(3)
                                                 GRANTED TO      EXERCISE OR   --------------------------------
                                OPTIONS         EMPLOYEES IN     BASE PRICE    EXPIRATION
            NAME             GRANTED (#)(1)    FISCAL YEAR(2)      ($/SH)         DATE       5% ($)    10% ($)
---------------------------- --------------   ----------------   -----------   ----------   --------   --------
Irfan Salim(4)..............     100,000            4.0%           $2.6875       5/1/99     $ 42,362   $ 88,956
Miriam K. Frazer............      65,000            2.6%           $1.2500       9/3/03     $ 33,077   $ 77,083
Bradford D. Peppard.........          --              --                --           --           --         --
Daniel J. Fraisl............     220,000            8.7%           $1.2500       9/3/03     $111,953   $260,897

---------------

(1) All options in this table have exercise prices equal to the fair market value on the date of grant. The options generally become exercisable over a period of four years and expire seven years from the original date of grant. These options were granted under SPC's 1987, 1989, and 1991 Stock Option Plans.

(2) SPC granted options for 2,517,000 shares to employees in fiscal 1996 under the 1987, 1989 and 1991 Plans.

(3) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (generally seven years) at the annual rate specified (5% and 10%). Annual compounding results in total appreciation of 41% (at 5% per year) and 95% (at 10% per year) for options with a seven year term. If the price of SPC's Common Stock were to increase at such rates from the price at 1996 fiscal year end ($1.8125 per share) over the next seven years, the resulting stock price at 5% and 10% appreciation would be $2.55 and $3.53 respectively. The assumed annual rates of appreciation are specified in SEC rules and do not represent SPC's estimate or projection of future stock price growth. SPC does not necessarily agree that this method can properly determine the value of an option.

(4) Mr. Salim resigned as a director and officer of SPC on August 12, 1996. Mr. Salim's options were canceled without having been exercised on September 11, 1996.

COMPENSATION OF DIRECTORS

     Each of the directors who is not an employee of SPC receives an annual retainer of $9,000 and a fee of $500 for each meeting of the SPC Board and each meeting of a committee of the SPC Board attended. Non-employee directors also participate in SPC's stock option plans. Currently, a single nonstatutory option to purchase 15,000 shares of the SPC's Common Stock is automatically granted under one of the stock option plans to each non-employee director upon the appointment or election of such non-employee director to the Board of Directors of SPC, regardless of whether such appointment or election is by the SPC Board of Directors or the stockholders, and thereafter on the first market day of each fiscal year until the maximum number of shares available for non-employee directors is reached. See "SPC Certain Transactions."

REPRICING OF OPTIONS

REPORT OF THE SPC COMPENSATION COMMITTEE REGARDING EXCHANGE OF OPTIONS

     On September 3, 1996, the Board of Directors offered to all employees of SPC (including officers of SPC) the opportunity to cancel outstanding stock options with exercise prices in excess of $1.25 per share (the fair market value of SPC Common Stock at that time) in exchange for options exercisable at $1.25 per share which were otherwise identical to the canceled options except that during the six-month period commencing from the date of the exchange, the exchanged options are not exercisable. The option exchange was an acknowledgement of the importance to SPC of having equity incentives in the hands of key employees. Stock options which are "out of the money" provide no particular compensatory incentive if an employee is considering alternative opportunities. The six month period during which the exchanged options may not be exercised was viewed as a means of retaining the services of valued employees for a longer period of time. The Committee decided to include officers in the exchange because of the importance of their administrative and technical leadership to the success of SPC's business.

                            Compensation Committee of the SPC Board of Directors

                                                         Michael M. Gilbert
                                                         Bernee D. L. Strom

                      TABLE OF TEN-YEAR OPTION REPRICINGS

     The following table sets forth option information concerning options of SPC officers which were repriced during fiscal 1996, 1992 and 1990.

                                                                                                               LENGTH OF
                                                             MARKET PRICE                                   ORIGINAL OPTION
                                      NUMBER OF SECURITIES    OF STOCK AT    EXERCISE PRICE                TERM REMAINING AT
                                       UNDERLYING OPTIONS       TIME OF        AT TIME OF         NEW      DATE OF REPRICING
                                      REPRICED OR AMENDED    REPRICING OR     REPRICING OR     EXCERCISE     OR AMENDMENT
          NAME               DATE             (#)            AMENDMENT ($)    AMENDMENT ($)    PRICE ($)         (YRS)
-------------------------  --------   --------------------   -------------   ---------------   ---------   -----------------
Miriam K. Frazer.........   9/3/96            74,500            $  1.25          $  3.86        $  1.25              5 years
Vice President--Finance                       25,500               1.25             3.86           1.25              5 years
Chief Financial Officer                       80,000               1.25             3.38           1.25              6 years
                                              40,000               1.25             2.69           1.25     2 years 8 months
                                              40,000               1.25             2.69           1.25     2 years 8 months
Daniel J. Fraisl.........   9/3/96           120,000               1.25             3.38           1.25     6 years 2 months
Vice President--Research                      60,000               1.25             2.75           1.25     6 years 9 months
and Development
Fred Gibbons.............  10/14/92           21,000               7.75            17.50           7.75     3 years 5 months
Chief Executive Officer                       82,500               7.75            15.25           7.75              2 years
                                              21,000               7.75            14.38           7.75     4 years 5 months
Irfan Salim..............  10/14/92           30,000               7.75            12.50           7.75      1 year 5 months
President and                                 15,000               7.75            17.50           7.75     3 years 5 months
Chief Operating Officer                       10,500               7.75            15.25           7.75     2 years 5 months
                                              20,000               7.75            14.38           7.75     4 years 5 months
Richard Frank............  10/14/92           70,000               7.75            20.75           7.75     3 years 3 months
Vice President and                             6,500               7.75            14.38           7.75     4 years 5 months
Chief Technical Officer
Alan McMillan............  10/14/92           75,000               7.75             7.75           7.75     4 years 9 months
Vice President
North American Sales
Chris Randles............  10/14/92           11,250               7.75            13.92           7.75     1 year 10 months
Vice President                                 2,000               7.75            15.25           7.75              3 years
North American                                 2,000               7.75            15.25           7.75     2 years 6 months
Marketing                                      4,000               7.75            14.38           7.75              4 years
                                               4,000               7.75            13.75           7.75     4 years 6 months
Fred Gibbons.............  11/8/90            82,500              15.25            17.83          15.25    3 years 11 months
President and Chief
Executive Officer
Irfan Salim..............  11/8/90            10,500              15.25            17.83          15.25    3 years 11 months
Vice President and
General Manager
International Division
Kevin Conway.............  11/8/90            18,000              15.25            17.83          15.25    3 years 11 months
Vice President and
General Manager
Information Access
Division
Truman Cole..............  11/8/90            60,000              15.25            18.00          15.25     4 years 3 months
Vice President Finance
and Chief Financial
Officer

FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information concerning unexercised options held as of September 30, 1996 by the Named Officers. No options or SARs were exercised during the fiscal year ending September 30, 1996 by any Named Officers.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                    NUMBER OF UNEXERCISED           VALUE OF IN-THE-MONEY
                                                    OPTIONS AT FY END (#)         OPTIONS AT FY END ($)(1)
                                                -----------------------------   -----------------------------
                     NAME                       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----------------------------------------------  ------------   --------------   ------------   --------------
Irfan Salim(2)................................        --                --          $ --          $     --
Miriam K. Frazer(3)...........................        --           325,000            --           182,813
Bradford D. Peppard...........................        --                --            --                --
Daniel J. Fraisl(4)...........................        --           400,000            --           225,000

---------------

(1) Market value of underlying securities based on the closing price of SPC's Common Stock on September 30, 1996 on the Nasdaq/NMS of $1.8125 minus the exercise price.

(2) Mr. Salim's options were canceled without having been exercised 30 days following Mr. Salim's resignation from SPC on August 12, 1996.

(3) 260,000 shares of Ms. Frazer's options may not be exercised until March 3, 1997 pursuant to SPC's repricing of such option in September 1996. See "Repricing of Options."

(4) 180,000 shares of Mr. Fraisl's options may not be exercised until March 3, 1997 pursuant to SPC's repricing of such option in September 1996. See "Repricing of Options."

MANAGEMENT CONTINUITY AGREEMENTS

     SPC currently has management continuity agreements (the "Management Continuity Agreements") with each of its current officers, Daniel J. Fraisl, Miriam K. Frazer, and Joseph V. Szczepaniak. The Management Continuity Agreement with Ms. Frazer was entered into in February 1994 and the Management Continuity Agreements with Mr. Fraisl and Mr. Szczepaniak were entered into contemporaneously with the time each become an executive officer of SPC. (SPC also has entered into management or key employee continuity agreements with three of its key non-officer employees.) Under the terms of the Management Continuity Agreements, in the event there is a "Change of Control" of SPC, which is defined in the Management Continuity Agreements to include, among other things, a merger or sale of assets of SPC, the exercisability and vesting of all options held by such persons are accelerated. The Management Continuity Agreement with each officer further provides that in the event that such officer is "involuntarily terminated" within 18 months after a Change of Control, the officer will receive 12 months severance pay and continued health and medical benefits. Severance benefits to which an officer may become entitled under the Management Continuity Agreements are reduced by an amount equal to the fair market value of any accelerated options less the exercise price for such options. The purpose of the Management Continuity Agreements is to ensure that SPC will have the continued dedication of its senior management team by providing such individuals with certain compensation arrangements, competitive with those of other corporations, to provide sufficient incentive to the individuals to remain with SPC, and to enhance their financial security, as well as protect them against unwarranted termination in the event of a Change of Control. The Management Continuity Agreements with the officers and two of the three key employees will be superseded by the Employment Agreements that were entered into with the Combined Company as of the Effective Time.

                            SPC CERTAIN TRANSACTIONS

     During fiscal 1995, SPC entered into the following three-year, non-interest bearing loan agreements: (1) loan agreement with Irfan Salim, the then President and Chief Executive Officer of SPC in the amount of $300,000; and (2) loan agreement with Robert T. Iguchi, the then Vice President of North American Sales and Service of SPC, in the amount of $117,000. Each of the foregoing loans is secured by a second deed of trust on the respective borrowers' home. During the third fiscal quarter of 1996, Mr. Iguchi repaid to SPC the outstanding balance of his loan. For an explanation regarding Mr. Salim's repayment of his loan, see
Note 2 to the Summary Compensation Table.

     On October 23, 1996, the Board of Directors of SPC awarded to each of Dr. Gilbert, Ms. Strom and Mr. Bertelsen, outside directors of SPC, options to purchase 30,000 shares of SPC Common Stock at an exercise price of $1.25 (the fair market value thereof on the date of grant), which options are exercisable in three equal installments, on the date of grant and on the first and second anniversaries of the date of grant.

     The Board of Directors of SPC has determined to pay a bonus of $25,000 to each of Miriam K. Frazer, Daniel J. Fraisl and Joseph Szczepaniak, payable following the first profitable fiscal quarter of the Combined Company.

                        MARKET PRICE OF SPC COMMON STOCK

     The SPC Common Stock is quoted on the Nasdaq/NMS under the symbol "SPCO." The following table sets forth for the periods indicated the high and low sale prices for the SPC Common Stock.

                                                                     HIGH     LOW
                                                                     ----     ---
            Fiscal year ended September 30, 1994
              First Quarter......................................     $8 5/8  $5  7/8
              Second Quarter.....................................      8 1/2   5  7/8
              Third Quarter......................................      7 1/2   3  3/4
              Fourth Quarter.....................................      5       3
            Fiscal year ended September 30, 1995
              First Quarter......................................      6 1/4   4
              Second Quarter.....................................      5 5/8   3  3/8
              Third Quarter......................................      4 1/8   2  7/8
              Fourth Quarter.....................................      5 1/8   3  1/8
            Fiscal year ended September 30, 1996
              First Quarter......................................      3 5/8   3  1/4
              Second Quarter.....................................      3       2  7/8
              Third Quarter......................................      2 7/8   2  3/4
              Fourth Quarter.....................................      2       1  3/4

     As of October 1, 1996, the last day prior to the announcement of the execution of the Agreement, the closing price for the SPC Common Stock as
reported on the Nasdaq/NMS was $1.75. As of           , 1996, the closing price
for SPC Common Stock as reported on the Nasdaq/NMS was $          .

     SPC has not paid any cash dividends since its inception and does not intend to pay any cash dividends in the foreseeable future. At the SPC Record Date,
there were approximately           SPC stockholders of record.

                          COMPARISON OF CAPITAL STOCK

DESCRIPTION OF ALLEGRO CAPITAL STOCK

     Allegro's authorized capital stock currently consists of 18,000,000 shares of Allegro Common Stock, $.001 par value per share, 2,000,000 shares of Class A Convertible Preferred Stock, $.001 per value per share and 2,000,000 shares of Serial Preferred Stock, $.001 par value per share of which 60,520 shares have been designated as Class B Voting Preferred Stock. In the event that Allegro stockholders approve proposal (2), the number of authorized shares of Allegro Common Stock will be increased to 30,000,000, and in the event that Allegro stockholders approve proposal (3), the Class A Convertible Preferred Stock will be eliminated.

ALLEGRO COMMON STOCK

     Holders of Allegro Common Stock do not have subscription, redemption, conversion or preemptive rights. Each share of Allegro Common Stock is entitled to participate pro rata in distribution upon liquidation, subject to the rights of holders of preferred stock, and to one vote on all matters submitted to a vote of stockholders. The holders of Allegro Common Stock may receive cash dividends as declared by the Board of Directors out of funds legally available therefor, subject to the rights of any holders of preferred stock.

     Holders of Allegro Common Stock, together with the holder of shares of Allegro's Class B Voting Preferred Stock, are entitled to elect all directors. Allegro's Board of Directors consists of three classes, each of which serves for a term of three years. At each annual meeting of the stockholders the directors in only one class will be elected. The holders of Allegro Common Stock do not have cumulative voting rights, which means that the holders of more than half of the shares voting for the election of a class of directors can elect all of the directors of such class and in such event the holders of the remaining shares will not be able to elect any of such directors.

PREFERRED STOCK

  Class A Convertible Preferred Stock

     Allegro's Certificate, as amended, authorizes the issuance of up to 2,000,000 shares of preferred stock, par value $.001 per share, denominated as the "Class A Convertible Preferred Stock". The liquidation preference of each share of Class A Convertible Preferred Stock equals $1.00. Dividends on the Class A Convertible Preferred Stock accrue at a rate equal to 10% per annum commencing six months after the issuance thereof and are payable only upon a mandatory redemption of the Class A Convertible Preferred Stock. 1,190,250 shares of Class A Convertible Preferred Stock were issued in June and November 1994 in connection with a private placement transaction. All of these shares of Class A Convertible Preferred Stock converted into 491,821 shares of Allegro Common Stock upon the completion of Allegro's IPO.

     The former holders of a majority of the Class A Convertible Preferred Stock, together with MS Farrell, have the right to cause Allegro to register the shares of Allegro Common Stock they obtained upon conversion of the Class A Convertible Preferred Stock, and such holders also have piggyback registration rights and come-along rights with respect to certain sales of Allegro Common Stock by Barry A. Cinnamon. Each share of Allegro Common Stock obtained upon conversion of shares of Class A Convertible Preferred Stock may not be sold until December 7, 1997 without the written consent of MS Farrell.

  Class B Voting Preferred Stock

     In November 1994, the Board of Directors of Allegro created a new class of Serial Preferred Stock of Allegro designated as the Class B Voting Preferred Stock, Series A, consisting of 60,520 shares of Serial Preferred Stock, par value $.001 per share. Allegro has issued all of such shares of Class B Voting Preferred Stock, Series A ("Class B Voting Preferred Stock") to Barry A. Cinnamon.

     The Class B Voting Preferred Stock votes together with the Allegro Common Stock other than, pursuant to the Delaware General Corporation Law, with respect to proposals to increase the number of authorized shares of Allegro Common Stock and certain other specified matters. Each share of Class B Voting Preferred

Stock entitles the holder thereof to ten (10) votes on each matter subject to stockholder approval. Accordingly, by virtue of his ownership of these shares of Class B Voting Preferred Stock, Barry A. Cinnamon has an additional 605,200 votes with respect to almost all matters subject to stockholder approval. Shares of Class B Voting Preferred Stock have no right to dividends and have a liquidation preference of $.001 per share.

  Other Classes of Preferred Stock

     The Allegro Board of Directors is authorized by Allegro's Certificate of Incorporation to issue up to an additional 1,939,480 shares of one or more series of Serial Preferred Stock, $.001 par value. Other than the shares of Class B Voting Preferred Stock referred to above, no shares of such serial preferred stock have been authorized for issuance by the Allegro Board, and Allegro has no present plans to issue any such shares. In the event that the Allegro Board does issue additional shares of serial preferred stock, it may exercise its discretion in establishing the terms of such serial preferred stock. In the exercise of such discretion, the Allegro Board may determine the voting rights, if any, of the series of preferred stock being issued, which could include the right to vote separately or as a single class with the Allegro Common Stock and/or other series of preferred stock; to have more or less voting power per share than that possessed by the Allegro Common Stock or other series of preferred stock; and to vote on certain specified matters presented to the stockholders or on all of such matters or upon the occurrence of any specified event or condition. On liquidation, dissolution or winding up of Allegro, the holders of preferred stock may be entitled to receive preferential cash distributions fixed by the Allegro Board of Directors when creating the particular series thereof before the holders of the Allegro Common Stock are entitled to receive anything. Preferred stock authorized by the Allegro Board could be redeemable or convertible into shares of any other class or series of stock of Allegro.

     The issuance of preferred stock by the Allegro Board could adversely affect the rights of holders of the Allegro Common Stock by, among other things, establishing preferential dividends, liquidation rights or voting powers. The issuance of preferred stock could be used to discourage or prevent efforts to acquire control of Allegro through the acquisition of shares of Allegro Common Stock.

  Transfer Agent and Registrar

     The Transfer Agent and Registrar for the Allegro Common Stock is American Stock Transfer and Trust Company, 40 Wall Street, New York, NY 10005, telephone number: (212) 936-5100.

DESCRIPTION OF SPC CAPITAL STOCK

     The authorized capital stock of SPC consists of 30,000,000 shares of SPC Common Stock, $.001 par value per share, and 2,000,000 shares of Preferred Stock, $.001 par value per share (the "Preferred Stock").

  SPC Common Stock

     As of the SPC Record Date, there were approximately           shares of SPC
Common Stock outstanding held of record by approximately           stockholders.
The SPC Common Stock is listed on the Nasdaq/NMS under the trading symbol "SPCO." Holders of SPC Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders and to receive such lawful dividends as may be declared by SPC's Board of Directors. In the event of the liquidation, dissolution or winding up of SPC, the holders of shares of SPC Common Stock will be entitled to share ratably in SPC's assets. All outstanding shares of SPC Common Stock are fully paid and nonassessable.

  Preferred Stock

     The SPC Board has the authority, without any further vote or action by the stockholders, to provide for the issuance of up to 2,000,000 shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, to fix the designations, preferences, limitations and relative, participating, optional or other special rights and qualifications or restrictions of the shares of each series, and to determine the voting powers, if any, of such shares. The issuance of Preferred Stock could adversely affect, among other things, the rights of existing stockholders or could delay or prevent a change in control of SPC without further action by the stockholders. The issuance of Preferred Stock could decrease the amount of earnings and assets available for distribution to holders of SPC Common Stock. In addition, any such issuance could have the effect of delaying, deferring or preventing a change in control of SPC and could make the removal of the present management of SPC more difficult. SPC has no current plans to issue any Preferred Stock.

     The Transfer Agent and Registrar for the SPC Common Stock is Chase Mellon Shareholder Services, 50 California Street, 10th Floor, San Francisco, CA 94111, telephone number: (415) 954-9516.

SPC STOCKHOLDER RIGHTS PLAN

     On April 23, 1991, SPC declared a distribution to stockholders of record on May 31, 1991 of one Preferred Share Purchase Right ("Right") for each outstanding share of SPC Common Stock. Under certain circumstances, a Right may be exercised to purchase one-thousandth of a share of SPC Series A preferred stock at an exercise price of $150. Under these circumstances, the Rights become exercisable if a person (an "Acquiring Person") acquires 15% or more of the SPC Common Stock or announces a tender offer for 15% or more of the SPC Common Stock. The Rights many be redeemed by SPC at a price of $0.01 per Right at any time prior to the tenth day after a person becomes an Acquiring Person. Upon occurrence of certain events after the Rights become exercisable, each Right would entitle the Right holder to purchase SPC Common Stock or common stock of the Acquiring Party having a market value of twice the exercise price of the Right, except that the Acquiring Party and related holders would not be able to purchase common stock on these terms. The Rights are non-voting and expire in 2001. Allegro will not become an Acquiring Party as a result of the Merger, and the Rights will not become exercisable in connection with the Merger.

COMPARISON OF CAPITAL STOCK

     The following discussion summarizes the material differences between the rights of holders of Allegro Common Stock and holders of SPC Common Stock. As each of Allegro and SPC is organized under and subject to the laws of Delaware, these differences arise from various provisions of the Certificate of Incorporation and By-laws of each of Allegro and SPC. This summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Incorporation and By-laws of Allegro and SPC.

     Upon consummation of the Merger, the holders of SPC Common Stock who receive Allegro Common Stock under the terms of the Agreement will become stockholders of Allegro. As stockholders of SPC, their rights are currently governed by Delaware law and by the SPC Certificate of Incorporation, as amended (the "SPC Certificate"), and By-laws (the "SPC By-laws"). As stockholders of Allegro, their rights will be governed by Delaware law and by the Allegro Certificate and Allegro By-laws (the "Allegro By-laws").

  Special Meeting of Stockholders

     The Allegro Certificate and Allegro By-laws each provide that special meetings may be called by the Chairman of the Board, the President or a majority of the Board of Directors, or upon written request of stockholders owning at least sixty-six and two-thirds percent of the entire capital stock issued and outstanding and entitled to vote. The SPC By-laws provide that special meetings may be called by the Board of Directors, by the Chairman of the Board, by the President or by one or more stockholders who hold not less than ten percent in interest of the capital stock entitled to vote at a meeting. Accordingly, it would be expected to be significantly more difficult for an SPC stockholder owning between 10% and 66 2/3% of the outstanding Allegro Common Stock to cause a meeting of Allegro stockholders to be held.

  Action by Consent of Stockholders

     Under Delaware law, unless the certificate of incorporation provides otherwise, any action to be taken by stockholders may be taken without a meeting, without prior notice, and without a vote, if the stockholders having the number of votes that would be necessary to take such action at a meeting at which all stockholders were present and voted consent to the action in writing. The SPC Certificate, however, provides that any action required or permitted to be taken by its stockholders cannot be effected by written consent, but must be effected at a duly called annual or special meeting of stockholders.

  Cumulative Voting

     Under Delaware law, a corporation may provide in its certificate of incorporation for cumulative voting by stockholders in elections of directors (i.e., each stockholder casts as many votes for directors as he has shares of stock multiplied by the number of directors to be elected). The SPC Certificate provides for cumulative voting. The Allegro Certificate does not provide for cumulative voting, so holders of Allegro Common Stock after the Merger will not have cumulative voting rights.

  Classification of the Board of Directors

     The Allegro Certificate provides for the classification of its Board of Directors into three classes. The Allegro By-laws provide that the total number of directors shall not be less than three nor more than eleven. As a result of such classification, a person wishing to propose alternative nominees for election to the Allegro Board of Directors would be able to propose nominees for only one-third of the Board at a time. The SPC Certificate does not provide for classes of directors. The SPC By-laws provide that the number of directors shall be five.

  Removal of Directors

     The Allegro By-laws provide that a director may be removed from office at any time by majority vote of the outstanding shares of stock entitled to vote. Nevertheless, as Allegro has a classified board, Section 141 of the Delaware General Corporation Law provides that shareholders may effect such removal only for cause. The SPC By-laws provide that a director may be removed, with or without cause, by a majority vote of the shares entitled to vote, provided that if stockholders are entitled to cumulative voting, and if less than the entire board is to be removed, no director can be removed without cause if the votes cast against removal of such director would be sufficient to elect him or her if then cumulatively voted at an election of the entire board.

  Exculpation of Directors

     Each of the Allegro Certificate and the SPC Certificate provide that no director shall be personally liable to Allegro and SPC, respectively, or their respective stockholders for monetary damages for breaches of fiduciary duty except where such exculpation is expressly prohibited by law.

  Indemnification of Directors, Officers and Others

     The Allegro Certificate authorizes Allegro to provide indemnification to its agents to the maximum extent legally permissible. The Allegro By-laws provide for indemnification of any person made a party to any action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation. Allegro has entered into indemnification agreements with each of its directors and executive officers. The SPC By-laws provide for indemnification to its directors and executive officers to the maximum extent legally permissible and that the corporation has the power to provide indemnification for its employees and agents. SPC has also entered into indemnification agreements with each of its directors and officers.

                                    EXPERTS

     The financial statements of Allegro New Media Inc. at December 31, 1995 and for each of the two years in the period ended December 31, 1995, appearing in this Prospectus/Joint Proxy Statement and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm and authority of such firm as experts in accounting and auditing.

     The financial statements of Serif Inc. at December 31, 1995 and for each of the two years in the period ended December 31, 1995, appearing in this Prospectus/Joint Proxy Statement and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Serif (Europe) Ltd. at December 31, 1995 and for each of the two years in the period ended December 31, 1995, appearing in this Prospectus/Joint Proxy Statement and Registration Statement have been audited by Haines Watts, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of SPC as of September 30, 1995 and 1996, and for each of the years in the two-year period ended September 30, 1996 have been included in this Prospectus/Joint Proxy Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of SPC for the year ended September 30, 1994, appearing in this Prospectus/Joint Proxy Statement have been audited by Price Waterhouse LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon the report, given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the Allegro Common Stock issuable pursuant to the Merger will be passed on by Blau, Kramer, Wactlar & Lieberman, P.C., Jericho, New York. Neil M. Kaufman, Esq., a member of Blau, Kramer, Wactlar & Lieberman, P.C., owns 22,000 shares of Allegro Common Stock and options to purchase 25,000 shares of Allegro Common Stock. Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California is acting as counsel for SPC in connection with certain legal matters relating to the Merger and the transactions contemplated thereby.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
FINANCIAL STATEMENTS OF ALLEGRO NEW MEDIA, INC.:
  Report of Independent Auditors.......................................................  F-3
  Balance Sheet at December 31, 1995...................................................  F-4
  Statements of Operations for the years ended December 31, 1995 and 1994..............  F-5
  Statements of Stockholders' Equity/(Deficit) for the years ended December 31, 1995 and 1994..........................................................................  F-6
  Statements of Cash Flows for the years ended December 31, 1995 and 1994..............  F-7
  Notes to Financial Statements........................................................  F-8
FINANCIAL STATEMENTS OF SERIF INC.:
  Report of Independent Auditors....................................................... F-13
  Balance Sheets at December 31, 1995 and 1994......................................... F-14
  Statements of Operations and Accumulated Deficit for the years ended December 31,
     1995 and 1994..................................................................... F-15
  Statements of Cash Flows for the years ended December 31, 1995 and 1994.............. F-16
  Notes to Financial Statements........................................................ F-17
FINANCIAL STATEMENTS OF SERIF (EUROPE) LTD.:
  Independent Auditors' Report......................................................... F-20
  Statements of Operations for the years ended December 31, 1995 and 1994.............. F-21
  Balance Sheet at December 31, 1995................................................... F-22
  Notes to the accounts for the year ended December 31, 1995........................... F-23
CONSOLIDATED FINANCIAL STATEMENTS OF SOFTWARE PUBLISHING CORPORATION:
  Report of Independent Auditors....................................................... F-30
  Report of Independent Auditors....................................................... F-31
  Consolidated Balance Sheets at September 30, 1995 and 1996........................... F-32
  Consolidated Statements of Operations for each of the three years in the period ended
     September 30, 1996................................................................ F-33
  Consolidated Statements of Stockholders' Equity for each of the three years in the period ended September 30, 1996................................................... F-34
  Consolidated Statements of Cash Flows for each of the three years in the period ended
     September 30, 1996................................................................ F-35
  Notes to Consolidated Financial Statements........................................... F-36
INTERIM CONSOLIDATED FINANCIAL STATEMENTS OF ALLEGRO NEW MEDIA, INC.:
  Condensed Consolidated Balance Sheet at September 30, 1996 (Unaudited) and December
     31, 1995.......................................................................... F-47
  Condensed Consolidated Statements of Operations for the nine months ended September
     30, 1996 and 1995 (Unaudited)..................................................... F-48
  Condensed Consolidated Statements of Cash Flows for the nine months ended September
     30, 1996 and 1995 (Unaudited)..................................................... F-49
  Notes to Condensed Consolidated Financial Statements (Unaudited)..................... F-50
INTERIM FINANCIAL STATEMENTS OF SERIF INC.:
  Condensed Balance Sheet at June 30, 1996 (Unaudited)................................. F-53
  Condensed Statements of Operations for the six months ended June 30, 1996 and June
     30, 1995 (Unaudited).............................................................. F-54
  Condensed Statements of Cash Flows for the six months ended June 30, 1996 and 1995
     (Unaudited)....................................................................... F-55
  Condensed Notes to Interim Financial Statements (Unaudited).......................... F-56

                                                                                        PAGE
                                                                                        ----
INTERIM FINANCIAL STATEMENTS OF SERIF (EUROPE) LIMITED:
  Condensed Balance Sheet at June 30, 1996 (Unaudited)................................. F-58
  Condensed Statements of Operations for the six months ended June 30, 1996 and June
     30, 1995 (Unaudited).............................................................. F-59
  Condensed Statement of Cash Flows for the six months ended June 30, 1996 and 1995
     (Unaudited)....................................................................... F-60
  Notes to Condensed Financial Statements (Unaudited).................................. F-61

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
  ALLEGRO NEW MEDIA, INC.

     We have audited the accompanying balance sheet of Allegro New Media, Inc. as of December 31, 1995 and the related statements of operations, stockholders' (deficit) equity and cash flows for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Allegro New Media, Inc. at December 31, 1995 and the results of its operations and its cash flows for the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP
Hackensack, New Jersey
March 29, 1996

                            ALLEGRO NEW MEDIA, INC.

                                 BALANCE SHEET

                               DECEMBER 31, 1995

ASSETS
Current assets:
  Cash and cash equivalents...................................................    $2,928,272
  Accounts receivable, less allowances of $464,000............................       342,425
  Inventories (Note 2)........................................................       225,013
  Other current assets........................................................       103,380
                                                                                  ----------
     Total current assets.....................................................     3,599,090
Equipment, furniture and leasehold improvements -- net of accumulated
  depreciation and amortization of $73,260....................................        53,150
Royalty advances and other assets.............................................       206,366
                                                                                  ----------
                                                                                  $3,858,606
                                                                                  ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable............................................................       410,818
  Accrued liabilities.........................................................       309,924
                                                                                  ----------
       Total current liabilities..............................................       720,742
Stockholders' equity (Notes 4, 5 and 6):
  Preferred Stock, authorized 2,000,000 shares, none issued and outstanding...
  Serial Preferred Stock, authorized 2,000,000 shares:
     Class B Voting Preferred Stock, 60,520 shares issued and outstanding.....            61
  Common stock, par value $.001 per share, authorized 18,000,000 shares;
     issued and outstanding 3,335,077 shares..................................         3,335
  Additional paid-in capital..................................................     6,158,753
  Accumulated deficit.........................................................    (3,024,285)
                                                                                  ----------
     Total stockholders' equity...............................................     3,137,864
                                                                                  ----------
                                                                                  $3,858,606
                                                                                  ==========

                            See accompanying notes.

                            ALLEGRO NEW MEDIA, INC.

                            STATEMENTS OF OPERATIONS

                                                                        FOR THE YEAR ENDED
                                                                           DECEMBER 31,
                                                                     ------------------------
                                                                        1995          1994
                                                                     ----------     ---------
Net sales.........................................................   $1,410,962     $1,006,131
Cost of goods sold................................................      795,730       411,506
                                                                     -----------    ----------
Gross profit......................................................      615,232       594,625
Selling, general and administrative expenses......................    1,439,983       960,193
Product development...............................................      295,878       298,755
Interest (income) expense--net....................................       34,934        (5,116)
                                                                     -----------    ----------
Loss before extraordinary item....................................   $(1,155,563)   $(659,207)
Extraordinary loss (Note 4).......................................      990,928            --
                                                                     -----------    ----------
Net loss..........................................................   $(2,146,491)   $(659,207)
Accretion of carrying value and dividends attributable to Class A
  Preferred Stock.................................................           --       132,880
                                                                     -----------    ----------
Net loss attributable to common stockholders......................   $(2,146,491)   $(792,087)
                                                                     ===========    ==========
Loss per common share:
  Extraordinary loss per common share:............................   $     (.66)           --
  Net loss per common share.......................................   $    (1.44)    $    (.51)
                                                                     ===========    ==========
Weighted average number of common shares outstanding..............    1,493,171     1,558,135
                                                                     ===========    ==========

                            See accompanying notes.

                            ALLEGRO NEW MEDIA, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY/(DEFICIT)

                                       CLASS B VOTING              COMMON STOCK                                    TOTAL
                                  PREFERRED STOCK SERIES A       $.001 PAR VALUE     ADDITIONAL                 STOCKHOLDERS'
                               ------------------------------   ------------------    PAID-IN     ACCUMULATED     EQUITY/
                                   SHARES           AMOUNT       SHARES     AMOUNT    CAPITAL       DEFICIT      (DEFICIT)
                               ---------------   ------------   ---------   ------   ----------   -----------   ------------
Balance at December 31,
  1993.......................                                   2,136,500   2,136       422,073     (218,587 )      205,622
Issuance of common stock upon
  exercise of stock purchase
  warrants...................                                    387,354      387       202,613                     203,000
Accretion of carrying amount
  of Class A cumulative,
  convertible, redeemable
  preferred stock (Note 4)...                                                          (122,980)                   (122,980)
Cancellation of common stock
  (Note 5)...................                                   (677,500 )   (677 )         677
Issuance of Class B Voting
  Preferred stock, Series
  A..........................       60,520           $ 61                                                                61
Net loss.....................                                                                       (659,207 )     (659,207)
                                    ------            ---       ---------   ------   ----------   -----------    ----------
Balance at December 31,
  1994.......................       60,520             61       1,846,354   1,846       502,383     (877,794 )     (373,504)
Cancellation of common stock
  (Note 5)...................                                   (280,000 )   (280 )         280
Equity component of Bridge
  Unit (Note 5)..............                                                           777,217                     777,217
Accretion of carrying amount
  of Class A, cumulative,
  convertible, redeemable
  preferred stock............                                                          (466,019)                   (466,019)
Conversion of Class A,
  cumulative convertible,
  redeemable preferred
  stock......................                                    491,821      492     1,189,758                   1,190,250
Issuance of common stock to
  10% note holders...........                                    243,902      244          (244)
Sale of common stock.........                                   1,033,000   1,033     4,155,378                   4,156,411
Net loss.....................                                                                     (2,146,491 )   (2,146,491)
                                    ------            ---       ---------   ------   ----------   -----------    ----------
Balance at December 31,
  1995.......................       60.520           $ 61       3,335,077   $3,335   $6,158,753   $(3,024,285)   $3,137,864
                                    ======            ===       =========   ======   ==========   ===========    ==========

                            See accompanying notes.

                            ALLEGRO NEW MEDIA, INC.

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                        1995          1994
                                                                     ----------     ---------
OPERATING ACTIVITIES
Net loss..........................................................   $(2,146,491)   $(659,207)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization.....................................      116,810        31,262
Extraordinary item................................................      990,928
Provisions for accounts receivable................................      321,595       122,111
Changes in operating assets and liabilities:
  Accounts receivable.............................................     (387,895)     (149,892)
  Inventories.....................................................      (90,344)      (42,880)
  Royalty advances and other assets...............................     (217,790)      (57,577)
  Other current assets............................................      (91,047)       (9,942)
  Accounts payable................................................      120,139       161,925
  Accrued expenses................................................      149,032         5,211
                                                                     ----------     ---------
     Net cash used in operating activities........................   (1,235,063)     (598,989)
INVESTMENT ACTIVITIES
Purchase of equipment, furniture and fixtures.....................      (22,058)      (47,326)
                                                                     ----------     ---------
     Net cash used in investing activities........................      (22,058)      (47,326)
FINANCING ACTIVITIES
Proceeds from issuance of notes payable...........................    1,625,233
Net proceeds from redeemable preferred stock......................                    856,369
Proceeds from sale of preferred stock.............................                         61
Proceeds from sale of common stock................................    4,156,411           387
Repayment of notes................................................   (1,809,000)
                                                                     ----------     ---------
     Net cash provided by financing activities....................    3,972,644       856,817
                                                                     ----------     ---------
Net increase in cash and cash equivalent..........................    2,715,523       210,502
Cash and cash equivalents at beginning of year....................      212,749         2,247
                                                                     ----------     ---------
Cash and cash equivalents at end of year..........................   $2,928,272     $ 212,749
                                                                     ==========     =========

                            See accompanying notes.

                            ALLEGRO NEW MEDIA, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Business/Concentration of Credit Risk

     Allegro New Media, Inc. (the "Company"), is a publisher of interactive compact disc ROM (Read Only Memory) software products to retail and wholesale outlets and original equipment manufacturers in the United States. The Company performs periodic credit evaluations of its customers but generally does not require collateral. Sales to all customers representing greater than 10% of net sales (2 in 1995 and 2 in 1994) totaled approximately 36% and 24% of total net sales for 1995 and 1994 respectively. Gross accounts receivable from these customers totaled $305,300 at December 31, 1995.

  Revenue Recognition

     Revenue is generally recognized upon shipment of products to customers and is recorded net of allowances for anticipated returns. Certain customers are provided goods on a consignment basis. Revenues on these transactions are recognized upon the sale of products to the ultimate customer.

  Cash Equivalents

     Cash equivalents consist of highly liquid investments with a maturity of three months or less when purchased.

  Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market.

  Royalty Advances

     Non-refundable royalty payments in connection with licensing contracts for the Company's products are generally amortized based on product sales. Management evaluates the future realization of royalty advances periodically and charges to cost of goods sold any amounts they believe will not be recovered through future sales.

  Product Development Costs

     Product development costs consist principally of compensation to employees and related costs paid to outside consultants. All product development costs are expensed as incurred.

  Equipment, Furniture, Fixtures and Leasehold Improvements

     Equipment, furniture and fixtures and leasehold improvements are stated at cost. Depreciation for financial reporting purposes is provided on a straight-line basis based upon the estimated useful lives of the related assets, generally 3 to 7 years. Leasehold improvements are amortized on a straight-line basis over the shorter of the life of the improvement or the remainder of the lease term.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. These estimates principally include provisions for sales returns and allowances. Actual results could differ from these estimates.

                            ALLEGRO NEW MEDIA, INC.

  Loss Per Share

     Net loss per share is computed based upon the weighted average number of shares of common stock and common share equivalents outstanding during the periods presented. In accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 83, shares issuable upon exercise of options granted during the twelve months immediately preceding the initial public offering have been included in the calculation of shares used in computing net loss per share as if they were outstanding for all periods presented using the treasury stock method. For the period subsequent to the initial public offering, common share equivalents resulting from outstanding options to purchase common stock are excluded as the impact is anti-dilutive.

  Stock Based Compensation

     In October 1995, the FASB issued Statement No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 encourages but does not require entities to adopt the fair value based method of accounting for all employee stock compensation plans, under which compensation cost is measured based on the fair value of the award at the grant date and recognized over the service period. Entities may continue to account for these plans using the intrinsic value based method of accounting, under which compensation cost is measured as the excess, if any, of the quoted market price of the stock at the grant date over the amount an employee must pay to acquire the stock. Statement 123 is effective for years beginning after December 15, 1995. The Company plans to continue to use the intrinsic value based method to measure compensation costs for these plans.

2. INVENTORIES

     Inventories at December 31, 1995 consist of the following:

        Raw Material....................................................    $ 54,433
        Finished Goods..................................................     170,580
                                                                            --------
                                                                            $225,013
                                                                            ========

3. INCOME TAXES

     The liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     At December 31, 1995, the Company has available net operating loss carryforwards of approximately $2,327,000 for federal income tax purposes that expire beginning in 2009, $2,503,000 for state income tax purposes that expire beginning in 2000, and deductible temporary differences of $476,000 which result from non-deductible inventory and accounts receivable reserves. For financial statement purposes, a valuation allowance has been recognized to fully offset the deferred tax asset related to these carryforwards and temporary differences (approximately $1,135,000 and $279,000 at December 31, 1995 and 1994,
respectively).

4. SHAREHOLDERS' EQUITY AND EXTRAORDINARY ITEM

     During 1994 the Company issued an aggregate of 1,190,250 shares of its Class A Cumulative, Convertible, Redeemable 10% Preferred Stock ("Redeemable Preferred Stock") in a private placement transaction. In accordance with its terms, all of the shares of Redeemable Preferred Stock were converted into

                            ALLEGRO NEW MEDIA, INC.

an aggregate of 491,821 shares of the Company's common stock upon completion of the Company's initial public offering in December 1995.

     The Redeemable Preferred Stock was recorded at fair value at the date of issuance less direct issuance costs and had a carrying value of $972,185 at the date of conversion. No dividends were declared or paid on the Redeemable Preferred Stock.

     In December 1993, the Company issued warrants for the purchase of up to 446,402 shares of its common stock at a per share price equal to par value to certain parties in connection with a proposed offering of the Company's Redeemable Convertible Preferred Stock. These warrants were exercisable only upon the successful completion of the sale of at least 1,000,000 shares of the Company's Redeemable Preferred Stock. As a result of the sale of 1,190,250 shares of the Company's Redeemable Preferred Stock during 1994, the holders of these warrants purchased a total of 387,354 shares of the Company's common stock for an aggregate purchase price of $387. These shares had an aggregate fair value of $203,000 which was considered a direct cost of issuance of the Redeemable Preferred Stock at that date.

     In connection with certain financing transactions during 1993, certain of the then existing employee/stockholders of the Company agreed to place an aggregate of 1,000,000 newly issued shares of the Company's common stock into escrow. Under the terms of the escrow agreement such shares are to be released to the stockholders based upon the Company achieving certain financial results, as defined. When such escrowed shares are released, Securities and Exchange Commission rules require recognition by the Company of compensation expense based on the fair value of the shares at the date of release. The escrow agreement expires the earlier of the release of all of the escrow shares or June 30, 1999. Any shares not released are to be returned to the Company. During 1994, with the approval of such stockholders, 677,500 of these escrowed shares were canceled.

     On March 31, 1995, certain existing stockholder employees surrendered to the Company a total of 280,000 shares of the Company's common stock and agreed to place an additional 220,000 shares under the terms of an additional escrow agreement. These shares are to be released to the stockholders upon the Company attaining certain financial results, as defined. Release of these shares will also result in recognition of compensation expense based on the fair value of the shares at the date of release.

     During 1994 a principal employee stockholder purchased 60,520 shares of the Company's Class B Voting Preferred Stock, Series A ("Class B Voting Preferred") for an aggregate purchase price of $61. The Class B Voting Preferred has maximum liquidation rights of $.001 per share, but is not permitted to receive dividends. The holders of Class B Voting Preferred are entitled to 10 votes per share. These shares are entitled to no other benefits of ownership.

     During 1995, the Company issued 14% short-term notes payable aggregating $559,000 which were payable upon the earlier of December 25, 1995 or the Company's receipt of sufficient funds from subsequent sales of securities. In August 1995, the Company completed the sale of $1,250,000 principal amount of 10% notes due the earlier of the completion of an initial public offering of the Company's common stock or February 28, 1997. The Company received net proceeds of $1,066,233, a portion of which was used to repay all of the short-term 14% notes payable described above. In addition to the 10% notes, the holders were entitled to receive a number of shares of the Company's common stock equal to the principal amount of the notes divided by the issuance price in an initial public offering of such common stock. At the date of issuance and based on a fair value of $5.00 per share, the Company allocated $777,217 (net of offering costs of $160,283) to the equity component and $312,500 to the 10% notes payable. The carrying amount of these notes was increased periodically (using the interest method) to equal the principal balance at maturity.

     In December 1995, the Company completed an initial public offering of 1,033,000 shares of its common stock and received net proceeds of $4,156,411. Upon the completion of this offering the Company repaid all of the 10% notes payable and issued 243,902 shares of its common stock. The Company incurred an

                            ALLEGRO NEW MEDIA, INC.

extraordinary loss of $990,928 relating to deemed interest and deferred financing costs associated with the repayment of the 10% notes payable.

     In connection with a license agreement, the licensor has been granted an option to purchase up to 100,000 shares of the Company's common stock at a price per share equal to the initial public offering price (less underwriting discounts). This agreement expires on July 31, 1998.

5. LONG-TERM INCENTIVE PLAN

     In December 1993, the Company's Board of Directors adopted a long-term incentive plan (the "Incentive Plan"). Under the terms of the Incentive Plan, the Company's Board of Directors or a committee thereof, may grant options, stock appreciation rights, restricted stock or performance grants of the Company's common stock, cash or other assets to employees, consultants and others who perform services for the Company at such prices as may be determined by the Board of Directors (which price may be no less than 85% of the fair market value of the common stock on the date of grant in the case of nonqualified stock options). The specific terms of the grants are at the sole discretion of the Company's Board of Directors or Administrative Committee of the Incentive Plan. The maximum number of shares subject to the Incentive Plan as of December 31, 1995 is 400,000. The options currently outstanding vest over a period of up to five years and expire after 10 years.

6. STOCK OPTIONS

     A summary of changes in outstanding options under the Incentive Plan is as follows:

                                                              YEAR ENDED DECEMBER 31,
                                                  ------------------------------------------------
                                                           1995                      1994
                                                  ----------------------    ----------------------
                                                  SHARES        PRICE       SHARES        PRICE
                                                  -------    -----------    -------    -----------
Balance at beginning of period.................   340,337    $2.00-$2.50    158,000       $2.00
  Granted......................................    35,000       3.75        182,337       2.50
  Exercised....................................
  Canceled.....................................   (20,600)      2.50
                                                  -------    -----------
Balance at end of period.......................   354,737    $2.00-$3.75    340,337    $2.00-$2.50
                                                  =======                   =======
Exercisable at end of period...................    26,666                    10,000
                                                  =======                   =======

     As of December 31, 1995, 400,000 shares of common stock are reserved for issuance under the Company's 1994 Long-Term Incentive Plan.

     In August 1995, the Company's Board of Directors and stockholders approved the Outside Directors and Advisors Stock Option Plan. Under the terms of this plan, each non-employee director and member of the Advisory Committee of the Company has received options to purchase 25,000 shares (an aggregate of 175,000 shares) of the Company's common stock at an exercise price of $3.75 per share, and on August 1, 1996 and each August 1 thereafter will receive options to purchase 10,000 shares of the Company's common stock at an exercise price equal to the fair market value at the respective dates. The maximum number of shares of common stock subject to this plan is 300,000. The options granted in August 1995 vest over a period of two years and expire after 10 years.

7. COMMITMENTS AND EXECUTIVE COMPENSATION

     The Company leases office space, equipment and a vehicle under operating type leases. The vehicle and office leases expire in 1997. Rental expense was approximately $40,900 and $23,200 in 1995 and 1994, respectively.

                            ALLEGRO NEW MEDIA, INC.

     Future minimum lease payments under non-cancelable operating leases with terms of one year or more are as follows:

        1996.............................................................    $42,000
        1997.............................................................     20,000

     The Company has entered into employment agreements with four key employees. The agreements provide for an annual base salary plus annual incentive bonuses based on certain of the Company's operating results, as defined, and certain termination benefits based on a change in control of the Company. The terms of the agreements are up to five years. The Company's aggregate annual minimum commitment under these agreements is $215,000.

     As of December 31, 1995, the Company had minimum aggregate commitments of $714,000 under various license agreements with third parties. These commitments are payable as follows:

        1996............................................................    $239,000
        1997............................................................     280,000
        1998............................................................     180,000
        1999............................................................      15,000

8. SUBSEQUENT EVENTS

     In January 1996, the Company issued 109,400 shares of common stock to its underwriter, upon the underwriter's exercise of its over-allotment option, and received net proceeds of $487,787.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
  SERIF, INC.

     We have audited the accompanying balance sheets of Serif, Inc. as of December 31, 1995 and 1994 and the related statements of operations and accumulated deficit and cash flows for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Serif, Inc. at December 31, 1995 and 1994 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Hackensack, New Jersey
July 30, 1996

                                  SERIF, INC.

                                 BALANCE SHEETS

                                                                            DECEMBER 31,
                                                                      ------------------------
                                                                         1995          1994
                                                                      ----------     ---------
ASSETS
Current assets:
  Cash and cash equivalents.........................................  $    3,465     $ 207,245
  Accounts receivable, less allowances of $259,976 and $194,642.....     193,190        17,709
  Inventories (Note 2)..............................................     117,162        77,082
  Prepaid Expenses..................................................      30,908        14,132
  Other current assets..............................................       2,470        18,921
                                                                      -----------    ---------
          Total current assets......................................     347,195       335,089
Equipment, furniture and leasehold improvements-net of accumulated
  depreciation and amortization of $50,106 and $22,317..............      56,211        74,302
Investment in affiliate, at cost (Note 6)...........................      24,127            --
Other assets........................................................      20,096        29,075
                                                                      -----------    ---------
                                                                      $  447,629     $ 438,466
                                                                      ===========    =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..................................................  $  915,826     $ 827,916
  Accrued liabilities...............................................     122,995       121,880
  Deferred revenue..................................................      46,000            --
  Due to shareholder and other related party (Note 6)...............      10,487        10,430
  Capitalized lease obligations, current portion (Note 3)...........      15,888        13,723
                                                                      -----------    ---------
          Total current liabilities.................................   1,111,196       973,949
Capitalized lease obligations, less current portion (Note 3)........       6,379        22,267
Due to affiliate (Note 6)...........................................     314,048        43,491
Commitments (Note 7)
Stockholders' equity (Note 5):
  Common stock, par value $1.00 per share, authorized 1,000 shares;
     issued and outstanding 100 shares in 1995 and 1994.............         100           100
Accumulated deficit.................................................    (984,094)     (601,341)
                                                                      -----------    ---------
Total stockholders' equity (deficit)................................    (983,994)     (601,241)
                                                                      -----------    ---------
                                                                      $  447,629     $ 438,466
                                                                      ===========    =========

                            See accompanying notes.

                                  SERIF, INC.

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                                                                         FOR THE YEAR ENDED
                                                                            DECEMBER 31,
                                                                      -------------------------
                                                                         1995           1994
                                                                      ----------     ----------
Revenues
  Net product sales.................................................  $4,584,869     $4,160,301
  Royalty and licensing income (Note 6).............................     809,742        613,034
                                                                      -----------    -----------
  Total revenue.....................................................   5,394,611      4,773,335
  Cost of goods sold................................................   1,433,206      1,450,201
                                                                      -----------    -----------
  Gross profit......................................................   3,961,405      3,323,134
  Selling, general and administrative expenses......................   4,070,174      3,584,600
  Product development...............................................     265,075        169,744
  Interest (income) expense net.....................................       8,909            (65)
                                                                      -----------    -----------
  Net (loss)........................................................  $ (382,753)    $ (431,145)
  Accumulated deficit at beginning of year..........................    (601,341)      (170,196)
                                                                      -----------    -----------
  Accumulated deficit at end of year................................  $ (984,094)    $ (601,341)
                                                                      ===========    ===========

                            See accompanying notes.

                                  SERIF, INC.

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                         1995          1994
                                                                       ---------     ---------
Operating activities
Net loss.............................................................  $(382,753)    $(431,145)
Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization......................................     27,789        18,255
  Provisions for accounts receivable.................................     65,334       183,653
  Changes in operating assets and liabilities:
     Accounts receivable.............................................   (240,815)     (144,335)
     Inventories.....................................................    (40,080)      (38,711)
     Other current assets............................................       (325)      (32,237)
     Other assets....................................................      8,979       (27,779)
     Accounts payable................................................     87,410       689,498
     Accrued expenses................................................     47,115       (24,908)
     Due to shareholder and other related party......................         57        (6,422)
                                                                       ---------     ---------
     Net cash used in operating activities...........................   (426,789)      185,869
Investment activities
Purchase of equipment, furniture and fixtures........................     (9,698)       (6,766)
                                                                       ---------     ---------
     Net cash used in investing activities...........................     (9,698)       (6,766)
Financing activities
Payments on capitalized leases.......................................    (13,723)      (25,799)
Advances/(payments) from affiliate (net).............................    246,430        (8,585)
                                                                       ---------     ---------
  Net cash provided by financing activities..........................    232,707       (34,384)
Net increase in cash and cash equivalents............................   (203,780)      144,719
Cash and cash equivalents at beginning of year.......................    207,245        62,526
                                                                       ---------     ---------
Cash and cash equivalents at end of year.............................  $   3,465     $ 207,245
                                                                       =========     =========

                            See accompanying notes.

                                  SERIF, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Business/Concentration of Credit Risk

     Serif, Inc. (the "Company"), develops and publishes a line of desktop publishing software products. The Company sells its products directly to customers on a telemarketing basis and to distributors and other re-sellers in the United States and Canada. The Company performs periodic credit evaluations of its customers but generally does not require collateral. No individual customer represents a significant percentage of sales.

  Revenue Recognition

     Revenue is generally recognized upon shipment of products to customers and is recorded net of allowances for anticipated returns. Certain customers are provided goods on a consignment basis. Revenues on these transactions are recognized upon the sale of products to the ultimate customer.

     Revenues from the licensing of proprietary software are recognized upon delivery, in accordance with the contract terms.

  Cash Equivalents

     Cash equivalents consist of highly liquid investments with a maturity of three months or less when purchased.

  Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market.

  Product Development Costs

     Product development costs consist principally of compensation to employees, related costs paid to outside consultants and an affiliated company, and technology and software the Company may acquire for use in its products. All product development costs are expensed as incurred.

  Equipment, Furniture and Leasehold Improvements

     Equipment, furniture and leasehold improvements, including assets under capitalized leases are stated at cost. Depreciation, including amortization of assets under capitalized leases is provided on a straight-line basis based upon the estimated useful lives of the related assets, generally 3 to 7 years. Leasehold improvements are amortized on a straight-line basis over the shorter of the life of the improvement or the remainder of the lease term.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. These estimates principally include provisions for sales returns and allowances. Actual results could differ from these estimates.

  Advertising and Promotion Costs

     Advertising and promotion costs are expensed as incurred. Advertising expense was $1,344,386 and $1,092,072 for 1995 and 1994, respectively.

                                  SERIF, INC.

2. INVENTORIES

     Inventories at 1995 and 1994 consist of the following:

                                                                          DECEMBER 31,
                                                                      --------------------
                                                                        1995        1994
                                                                      --------     -------
    Raw material....................................................  $108,242     $12,783
    Finished goods..................................................     8,920      64,299
                                                                      --------     -------
                                                                      $117,162     $77,082
                                                                      ========     =======

3. CAPITALIZED LEASE OBLIGATIONS

     The Company has accounted for certain leases for equipment as capitalized lease obligations. These leases are payable in monthly installments, including interest, aggregating $1,622.

     As of December 31, 1995 future minimum lease payments, excluding interest, under capitalized leases are as follows:

    1996.......................................................................  $15,888
    1997.......................................................................    6,379

4. INCOME TAXES

     The liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     At December 31, 1995, the Company has available net operating loss carryforwards of approximately $566,000 that expires at December 31, 2009 ($110,000) and December 31, 2010 ($456,000). As a result of the transactions described in Note 8 below, utilization of the Company's net operating loss carryforward will be subject to significant limitations.

     The components of deferred tax assets at December 31, 1995 and 1994 included the following:

                                                                    1995          1994
                                                                  ---------     ---------
     Deferred tax assets:
       Accounts receivable reserves.............................  $ 104,000     $  78,000
       Inventory reserves.......................................     36,000         8,000
       Net operating loss carryforwards.........................    226,000        44,000
       Other....................................................     43,000       110,000
                                                                  ---------     ---------
                                                                    409,000       240,000
       Valuation allowance......................................   (395,000)     (234,000)
                                                                  ---------     ---------
       Net deferred tax asset...................................     14,000         6,000
                                                                  ---------     ---------
     Deferred tax liabilities:
       Depreciation.............................................     14,000         6,000
                                                                  ---------     ---------
     Net deferred taxes.........................................  $      --     $      --
                                                                  =========     =========

                                  SERIF, INC.

5. STOCKHOLDER'S EQUITY

     In July 1996, the Company's principal shareholder agreed to transfer certain shares of the Company's outstanding common stock to a former employee to settle a claim arising during 1995. The Company recorded a charge to operations in 1995, of approximately $8,000, representing the estimated fair value of such shares.

6. RELATED PARTY TRANSACTIONS

     The Company and Serif (Europe) Ltd., a company affiliated through common ownership have entered into an agreement under which the companies share certain software technology, software development and other related costs and marketing information. Under the terms of the agreement, Serif, Inc. retains copyright and trademark rights of all software products and receives royalties on certain software sales by Serif (Europe) Ltd. Serif (Europe) Ltd. has been granted exclusive distribution rights for certain software in the United Kingdom and non-exclusive distribution rights in certain other countries.

     The Company incurred the following costs and earned revenues directly from Serif (Europe), Ltd. for the years ended December 31, 1995 and 1994, respectively:

                                                                       DECEMBER 31,
                                                                  -----------------------
                                                                    1995          1994
                                                                  ---------     ---------
     Product development........................................  $ 250,576     $ 169,744
     Management costs...........................................     91,786       100,489
     Inventory purchases........................................      9,177            --
     Royalty income.............................................   (412,470)     (465,605)

     During 1995 the Company acquired 11,000 shares of common stock of Serif (Europe), Ltd. which represents an ownership percentage of approximately 8%. The Company has accounted for this investment under the cost method of accounting.

     The balance due to shareholders and affiliated party, an employee, is non-interest bearing and is due on demand.

7. COMMITMENTS

     The Company leases certain facilities and equipment under operating type leases. The leases expire through 1997. Rental expense was approximately $99,100 and $49,500 in 1995 and 1994, respectively.

     Future minimum lease payments under non-cancelable operating leases with initial or remaining terms of one year or more are as follows:

     1996......................................................................  $58,000
     1997......................................................................   42,000
     1998......................................................................    4,000

8. SUBSEQUENT EVENTS

     On July 31, 1996 Allegro New Media, Inc. ("Allegro") acquired all of the Company's outstanding common stock in a purchase transaction. The accompanying balance sheet represents the historical carrying values of the assets and liabilities and no adjustments have been recorded related to this transaction. In addition, Allegro also acquired all of the outstanding common stock of Serif (Europe) Ltd.

     In connection with the transaction described above, the Company's principal shareholder agreed to transfer rights to certain shares of Allegro common stock received in consideration in the transaction to certain employees of the Company. This transfer will result in a charge to compensation expense by the Company of approximately $74,000 prior to the transaction.

                      INDEPENDENT AUDITORS' REPORT TO THE
                  BOARD OF DIRECTORS OF SERIF (EUROPE) LIMITED

     We have audited the accompanying financial statements set out on pages F-21 to F-29 of Serif (Europe) Limited. These financial statements were audited in accordance with UK Auditing Standards which do not differ in any significant respect from United States Generally Accepted Auditing Standards.

BASIS OF OPINION

     Our audit included an examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also included an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies were appropriate to the company's circumstances, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements were free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

     In our opinion, the financial statements set out on pages F-21 to F-29 present fairly, in all material respects, the financial position of the company at December 31, 1995 and the results of its operations for each of the two years in the period ended December 31, 1995 in conformity with generally accepted accounting principles in the United Kingdom which differ in certain respects from those followed in the United States (see Note 16 to the financial statements).

/s/  HAINES WATTS
---------------------------------------------------------
HAINES WATTS
CHARTERED ACCOUNTANTS
NOTTINGHAM, ENGLAND

May 20, 1996, except for Note 15
Subsequent events as to which
the date is July 31, 1996 and
Note 16 Differences between United
Kingdom and United States
Generally Accepted Accounting
Principles as to which the date is
October 14, 1996

                             SERIF (EUROPE) LIMITED

                            STATEMENT OF OPERATIONS
                 FOR THE YEARS ENDED 31 DECEMBER 1995 AND 1994

                                                                           1995          1994
                                                                NOTE     ---------     ---------
                                                                ----        BP            BP
TURNOVER......................................................    2      3,185,591     3,859,350
Cost of sales.................................................             648,611     1,271,507
                                                                         ---------     ---------
GROSS PROFIT..................................................           2,536,980     2,587,843
Administrative expenses.......................................           1,254,899     1,228,280
Selling and distribution costs................................           1,201,198     1,778,611
                                                                         ---------     ---------
OPERATING PROFIT/(LOSS).......................................    3         80,883       (23,213)
Bank interest received........................................              11,779         1,078
Bank interest payable.........................................               5,623         6,479
                                                                         ---------     ---------
PROFIT/(LOSS) ON ORDINARY ACTIVITIES BEFORE TAXATION..........              87,039       (28,614)
Taxation......................................................    5         18,851            --
                                                                         ---------     ---------
PROFIT FOR THE FINANCIAL YEAR.................................   12         68,188       (28,614)
                                                                         =========     =========

     There were no other recognised gains or losses other than those passing through the profit and loss account. All amounts relate to continuing operations.

     The notes on pages F-23 to F-29 form part of these accounts.

                             SERIF (EUROPE) LIMITED

                                 BALANCE SHEET
                             AS AT 31 DECEMBER 1995

                                                                                        1995
                                                                              NOTE     -------
                                                                              ----       BP
                                            ASSETS
Current assets:
  Cash......................................................................           146,610
  Accounts receivable less allowances of BP1,676............................           124,681
  Inventories...............................................................    8       46,154
  Due from Serif, Inc.......................................................           186,685
  Prepaid expenses and other current assets.................................            97,161
                                                                                       -------
          Total current assets..............................................           601,291
Fixed assets net of accumulated depreciation of BP107,568...................    7       28,614
Deferred development expenditure net of depreciation of BP94,961............    6       63,634
Deferred taxes..............................................................   10       13,501
                                                                                       -------
                                                                                       707,040
                                                                                       =======
                             LIABILITIES AND SHAREHOLDERS' FUNDS
Current liabilities:
  Accounts payable..........................................................           334,589
  Accrued expenses..........................................................            21,566
  Taxation and social security..............................................            77,378
  Loans payable.............................................................    9       77,285
                                                                                       -------
          Total current liabilities.........................................           510,818
                                                                                       -------
Loans payable...............................................................    9       35,993
                                                                                       -------
Shareholders' funds:
  Equity funds..............................................................   11
  Ordinary shares of BP1; 228,540 authorised, 135,620 issued................           135,620
  Share premium.............................................................            42,920
  Retained earnings deficiency*.............................................           (39,771)
                                                                                       -------
          Total equity funds................................................           138,769
                                                                                       -------
  Non-equity funds..........................................................   11
     Preference shares of BP1; 21,460 authorised, 21,460 issued.............            21,460
                                                                                       -------
          Total shareholders' funds.........................................   13      160,229
                                                                                       -------
                                                                                       707,040
                                                                                       =======

     A summary of the material adjustments to shareholders' funds which would be required if US GAAP had been applied instead of UK GAAP is given in note 16 to the financial statements.

     The notes on pages F-23 to F-29 form part of these accounts.

     Approved by the Board:

               /s/ JAMES BRYCE                   July 30, 1996
---------------------------------------------    --------------
                 James Bryce                          Date

                             SERIF (EUROPE) LIMITED

                             NOTES TO THE ACCOUNTS
                      FOR THE YEAR ENDED 31 DECEMBER 1995

     The accounts take into consideration events occurring between 31 December 1995 and the date of their approval by the Board of Directors.

1. ACCOUNTING POLICIES

     There have been no changes in accounting policies during the year.

     a. These accounts have been prepared under the historical cost convention and in accordance with accounting standards as defined in the Companies Act 1985, as amended, of Great Britain and have been reformatted for the purpose of the Securities and Exchange Commission filings for Allegro New Media Inc. In preparing these accounts the comparative results have been amended to show the 12 month period to December 31, 1994 from the 15 month statutory period to December 31, 1994.

     b. Turnover represents the net amount of invoices to customers less credit notes for goods returned, excluding VAT.

     c. Depreciation is provided on the cost less estimated residual values of tangible assets over their estimated useful lives.

     The following rates and bases apply:

    Office equipment............................................  15% Straight Line
    Computer hardware...........................................  25% Straight Line
    Fixtures and fittings.......................................  15% Straight Line
    Show equipment..............................................  16.7% per Show Attended
    Motor vehicles..............................................  25% Straight Line

     d. Inventories are stated at the lower of cost and net realisable value. Cost is based on the cost of purchase on a first in, first out basis. Finished goods include the relevant proportion of overheads. Net realisable value is based on estimated selling price less further costs to completion and disposal.

     e. Provision is made for taxation deferred in respect of all material timing differences between the treatment of certain items for taxation and accounting purposes, only to the extent that it is probable that the liability will become payable in the foreseeable future.

     f. Transactions denominated in foreign currencies are translated into sterling at the rate of exchange ruling at the date of the transaction. Assets and liabilities denominated in foreign currencies are translated into sterling at the rate of exchange ruling at the balance sheet date.

     g. Rentals payable under operating leases are charged to the profit and loss account as they are incurred.

     h. Research and development expenditure is written off to the profit and loss account in the period in which it is incurred. Development expenditure is written off in the same way unless the directors are satisfied as to the technical, commercial and financial viability of individual projects. In this situation, the expenditure is deferred and amortised at a rate of 1% of turnover (less applicable expenses) per period.

                             SERIF (EUROPE) LIMITED

                      FOR THE YEAR ENDED 31 DECEMBER 1995

2. TURNOVER

     During the year turnover was split between the following geographical markets:

                                                                                    1994
                                                                      1995        ---------
                                                                    ---------        BP
                                                                       BP
    United Kingdom................................................  3,178,511     3,506,477
    Rest of Europe................................................      7,080       352,873
                                                                    ---------     ---------
                                                                    3,185,591     3,859,350
                                                                    =========     =========

3. OPERATING PROFIT/(LOSS)

     The operating profit/(loss) is stated after charging/(crediting):

                                                                                     1994
                                                                          1995      ------
                                                                         ------       BP
                                                                           BP
    Amortised deferred development expenditure.........................  26,927     34,074
    Depreciation of tangible fixed assets
      Owned assets.....................................................  35,945     40,277
      Assets held under hire purchase agreements.......................   1,208         --
    Auditors remuneration..............................................   8,500      4,800
    Profit on sale of fixed assets.....................................    (650)        --
    Hire of plant and machinery........................................     678        873
    Operating lease rentals
      -- land and buildings............................................  22,880     17,553
      -- other.........................................................  15,848     17,718

4. TRANSACTIONS WITH DIRECTORS

     Mr. G. Jones a director of the company owns the majority of the issued share capital of Serif Inc., a company registered in the United States of America.

     Serif Inc. and Serif (Europe) Limited have a co-operative joint venture agreement regarding the sharing of product development and intellectual property rights.

5. TAXATION

                                                                                     1994
                                                                          1995      ------
                                                                         ------     BP
                                                                           BP
    Transfer to deferred taxation provision............................  18,851         --
                                                                         ------     ------

     The company had no liability to corporation tax at 31 December 1995 or 31 December 1994.

                             SERIF (EUROPE) LIMITED

                      FOR THE YEAR ENDED 31 DECEMBER 1995

6. DEFERRED DEVELOPMENT EXPENDITURE

    COST                                                                               BP
    Balance at 1995 and 1994...................................................   158,325
    PROVISION FOR DIMINUTION IN VALUE
    Balance at 1994............................................................    67,764
    Charge.....................................................................    26,927
                                                                                  -------
                                                                                   94,691
                                                                                  -------
    NET BOOK VALUE
    1995.......................................................................    63,634
                                                                                  =======

7. FIXED ASSETS

                                                      COMPUTER   FIXTURES     SHOW       MOTOR
                                                      HARDWARE     AND      EQUIPMENT   VEHICLES    TOTAL
                                                      --------   FITTINGS   ---------   --------   -------
                                           OFFICE                --------
                                          EQUIPMENT      BP                    BP          BP        BP
                                          ---------                 BP
                                             BP
COST
Balance at 1994.........................    21,620    106,654      4,412      8,524          --    141,210
Additions...............................        --     32,555      4,108        375      14,500     51,538
Disposals...............................        --    (56,566 )       --         --          --    (56,566)
                                            ------    -------      -----      -----      ------    -------
                                            21,620     82,643      8,520      8,899      14,500    136,182
                                            ------    -------      -----      -----      ------    -------
DEPRECIATION
Balance at 1994.........................     6,575     70,748      3,711      5,340          --     86,374
Charge..................................     3,243     27,854      1,289      3,559       1,208     37,153
Disposals...............................        --    (15,959 )       --         --          --    (15,959)
                                            ------    -------      -----      -----      ------    -------
                                             9,818     82,643      5,000      8,899       1,208    107,568
                                            ------    -------      -----      -----      ------    -------
NET BOOK VALUE
1995....................................    11,802         --      3,520         --      13,292     28,614
                                            ======    =======      =====      =====      ======    =======

     The net book value of tangible assets includes BP13,292 (1994: BPNil) in respect of assets held under hire purchase agreements.

8. INVENTORIES

                                                                                  1995
                                                                                 -------
                                                                                   BP
    Finished goods.............................................................   46,154
                                                                                  ------

     In the opinion of the directors the replacement cost of inventories is not materially different from the values shown above.

                             SERIF (EUROPE) LIMITED

                      FOR THE YEAR ENDED 31 DECEMBER 1995

9. LOANS PAYABLE

    ANALYSIS OF BORROWINGS
    Bank loans................................................................    50,661
    Bank overdraft............................................................    52,082
    Hire purchase ageements...................................................    10,535
                                                                                 -------
                                                                                 113,278
    Less: amounts due within one year.........................................    77,285
                                                                                 -------
    Amounts due in more than one year.........................................    35,993
                                                                                 -------
    Bank loans and overdrafts and other loans
      Payable on demand and due:
      Within one year.........................................................    52,082
      Repayable by installments and due:
      Within one year.........................................................    21,336
      Between one and two years...............................................    18,336
      Between two and five years..............................................    10,989
    Obligations under hire purchase agreements
      Repayable by installments and due:
      Within one year.........................................................     3,867
      Between one and five years..............................................     6,668
                                                                                 -------
                                                                                 113,278
                                                                                 -------

     The bank loans and overdraft are secured by a floating charge over the assets of the company.

10. DEFERRED TAXES

                                                                                  1995
                                                                                --------
                                                                                   BP
    Balance at 1 January 1995.................................................   (32,352)
    Transfer to profit and loss account.......................................    18,851
                                                                                 -------
    Balance at 31 December 1995...............................................   (13,501)
                                                                                 -------
    Deferred taxation is calculated at 25% (1994: 25%) and comprises:
    Total potential liability
    Accelerated capital allowances............................................   (22,363)
         Tax losses available.................................................    (7,046)
         Other timing differences.............................................    15,908
                                                                                 -------
                                                                                 (13,501)
                                                                                 -------
    Provided in accounts
    Accelerated capital allowances............................................   (22,363)
    Tax losses available......................................................    (7,046)
    Other timing differences..................................................    15,908
                                                                                 -------
                                                                                 (13,501)
                                                                                 =======

                             SERIF (EUROPE) LIMITED

                      FOR THE YEAR ENDED 31 DECEMBER 1995

11. SHARE CAPITAL

                                                                                  1995
                                                                                --------
                                                                                   BP
    Authorised Ordinary Shares of BP1 each....................................   228,540
    8% Non-Convertible, Redeemable Preference Shares of BP1 each..............    21,460
                                                                                 -------
                                                                                 250,000
                                                                                 -------
    Issued and Fully Paid Ordinary Shares of BP1 each.........................   135,620
    8% Non-Convertible, Redeemable Preference Shares of BP1 each..............    21,460
                                                                                 -------
                                                                                 157,080
                                                                                 =======

  Non Equity Shares

     The non-convertible, redeemable, preference shares of BP1 each are redeemable at par at any time at the option of the company and are not entitled to a surplus on winding-up and have no voting rights.

12. PROFIT AND LOSS ACCOUNT

                                                                                    1994
                                                                       1995       --------
                                                                     --------        BP
                                                                        BP
    Balance at beginning of the year...............................  (107,959)     (79,345)
    Profit/(loss) for the financial year...........................    68,188      (28,614)
                                                                     --------     --------
                                                                      (39,771)    (107,959)
                                                                     ========     ========

13. RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                                                    1994
                                                                        1995       -------
                                                                       -------       BP
                                                                         BP
    Profit/(loss) for the financial year.............................   68,188     (28,614)
    Opening shareholders' funds......................................   92,041     120,655
                                                                       -------     -------
    Closing shareholders' funds......................................  160,229      92,041
                                                                       -------     -------
    Non-equity shareholders' funds...................................   21,460      21,460
                                                                       =======     =======

14. LEASE COMMITMENTS

     At 31 December 1995 the company had the following lease commitments:

                                                                                   1995
                                                                                  ------
                                                                                    BP
    Rentals due in the next year on operating leases which expire:
      Non-property leases
         Less than one year.....................................................   4,713
         Between one and two years..............................................      --
         After five years.......................................................     400
      Property leases
         After five years.......................................................  27,500
                                                                                  ------
                                                                                  32,613
                                                                                  ======

                             SERIF (EUROPE) LIMITED

                      FOR THE YEAR ENDED 31 DECEMBER 1995

15. SUBSEQUENT EVENT

     On July 31, 1996, Allegro New Media, Inc., (Allegro) a publicly owned company incorporated in the United States, acquired all of the issued ordinary and preference shares of Serif (Europe) Limited in a share for share transaction. In addition, Allegro acquired all of the outstanding common stock of Serif, Inc. in a similar transaction.

16. DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     The accounting policies, under which the financial statements of Serif (Europe) Limited are prepared, conform with generally accepted accounting principles in the United Kingdom (UK GAAP), which differ in certain respects from generally accepted accounting principles in the United States (US GAAP). Differences having a significant effect on the profit/(loss) and shareholders funds are set out below.

  Research and product development

     Under UK GAAP certain research and product development costs are capitalized and amortized over future periods. Under US GAAP all research and product development costs are written off as incurred.

  Taxation

     Deferred taxation is not provided where, in the opinion of the directors, no tax liability is likely to arise in the foreseeable future. However, US GAAP requires full provision for deferred taxes using the liability method, and requires an evaluation as to the recoverability of deferred tax assets.

  Profit available for appropriation

                                                                                    1994
                                                                        1995       -------
                                                                       -------       BP
                                                                         BP
    Profit/(loss) as reported in the profit and loss account.........   68,188     (28,614)
    Adjustments: Amortization of deferred development costs..........   26,927      34,074
                  Taxation...........................................   18,851          --
                                                                       -------     -------
    Profit for the year in accordance with US GAAP...................  113,966       5,460
                                                                       -------     -------
    Ordinary shareholders' funds as reported in the balance sheet....  160,229
    Adjustments: Deferred development costs..........................  (63,634)
                  Taxation...........................................  (13,501)
                                                                       -------
    Ordinary shareholders' funds in accordance with US GAAP..........   83,094
                                                                       -------

                             SERIF (EUROPE) LIMITED

                      FOR THE YEAR ENDED 31 DECEMBER 1995

     Under FRS 1, UK GAAP does not require the company to present a statement of cash flows, however, under US GAAP the following statement of cash flows would be presented:

                                                                                        1994
                                                                           1995       --------
                                                                         --------        BP
                                                                            BP
Cash(used)/provided by:
  Operating activities
  Operating profit/(loss)..............................................    68,188      (28,614)
  Depreciation.........................................................    37,153       40,277
  Amortization of deferred development expenditure.....................    26,927       34,074
  Gain on sale of tangible fixed assets................................      (650)          --
  Changes in assets and liabilities
     Accounts receivable, prepaid expenses and other current assets....    19,603     (255,827)
  Inventories..........................................................    43,902      (28,350)
Accounts payable, accrued expenses and other taxation and social         (179,316)     289,161
  security.............................................................
                                                                         --------     --------
Net cash(used)/provided by operating activities........................    15,807       50,721
                                                                         --------     --------
Investing activities:
  Payments to acquire tangible fixed assets............................   (39,938)      59,022
  Receipts from sale of tangible fixed assets..........................    41,257           --
                                                                         --------     --------
  Net cash provided/used by investing activities.......................     1,319      (59,022)
                                                                         --------     --------
Financing activities:
  Bank loan repayments.................................................   (24,404)     (41,037)
  Finance from bank loans..............................................        --       50,000
  Capital element of hire purchase rental payments.....................    (1,066)          --
  Other net financing costs............................................     6,156       (5,401)
                                                                         --------     --------
Net cash (used)/provided by financing activities.......................   (19,314)       3,562
                                                                         --------     --------
Net decrease in cash and cash equivalents..............................    (2,188)      (4,739)
Cash and cash equivalents at beginning of the year.....................   148,798      153,537
                                                                         --------     --------
Cash and cash equivalents at end of the year...........................   146,610      148,798
                                                                         ========     ========

                         REPORT OF INDEPENDENT AUDITORS

To the Stockholders and Board of Directors of SOFTWARE PUBLISHING CORPORATION:

     We have audited the accompanying consolidated balance sheet of Software Publishing Corporation and subsidiaries as of September 30, 1995 and 1996, and the related consolidated statement of operations, stockholders' equity and cash flows for each of the years in the two-year period ended September 30, 1996. These consolidated financial statements are the responsibility of Software Publishing Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the 1995 and 1996 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Software Publishing Corporation and subsidiaries as of September 30, 1995 and 1996, and the results of their operations and cash flows for each of the years in the two-year period ended September 30, 1996 in conformity with generally accepted accounting principles.

                                            KPMG PEAT MARWICK LLP
San Jose, California
October 24, 1996

                         REPORT OF INDEPENDENT AUDITORS

To the Stockholders and Board of Directors of SOFTWARE PUBLISHING CORPORATION

     In our opinion, the accompanying consolidated statements of operations, cash flows and stockholders' equity of Software Publishing Corporation and its subsidiaries present fairly, in all material respects, the results of the operations and cash flows for the year ended September 30, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                                          PRICE WATERHOUSE LLP
San Jose, California
October 25, 1996

                SOFTWARE PUBLISHING CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                             SEPTEMBER 30,
                                                                          --------------------
                                                                           1995         1996
                                                                          -------     --------
ASSETS
Current assets:
  Cash and cash equivalents, including restricted cash of $4,550 in
     1995 and
     $2,150 in 1996....................................................   $15,496     $  4,629
  Short-term investments...............................................    12,935        7,976
  Accounts receivable, net of allowances of $3,929 in 1995 and $4,966
     in 1996...........................................................     5,887        2,543
  Inventories..........................................................     1,174          394
  Prepaid expenses.....................................................     1,172          527
                                                                          -------     --------
       Total current assets............................................    36,664       16,069
Property and equipment, net............................................     1,879          932
Other assets...........................................................     1,349          727
                                                                          -------     --------
       Total assets....................................................   $39,892     $ 17,728
                                                                          =======     ========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Trade accounts payable...............................................   $ 6,439     $  3,512
  Other accrued liabilities............................................    18,301        8,049
                                                                          -------     --------
       Total current liabilities.......................................    24,740       11,561
  Acquisition related liability........................................     1,449           --
                                                                          -------     --------
       Total liabilities...............................................    26,189       11,561
                                                                          -------     --------
Commitments and contingencies
Stockholders' equity:
  Preferred stock, $0.001 par value, 2,000,000 shares authorized;
     none outstanding in 1995 or 1996..................................        --           --
  Common stock, $0.001 par value, 30,000,000 shares authorized; issued
     and outstanding: 12,528,425 in 1995 and 12,582,820 in 1996........        13           13
  Additional paid-in capital...........................................    19,954       20,077
  Net unrealized gain (loss) on securities.............................      (235)       1,360
  Accumulated deficit..................................................    (6,029)     (15,283)
                                                                          -------     --------
       Total stockholders' equity......................................    13,703        6,167
                                                                          -------     --------
       Total liabilities and stockholders' equity......................   $39,892     $ 17,728
                                                                          =======     ========

   The accompanying notes are an integral part of these financial statements.

                SOFTWARE PUBLISHING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  YEAR ENDED SEPTEMBER 30,
                                                             ----------------------------------
                                                               1994         1995         1996
                                                             --------     --------     --------
Net revenues..............................................   $ 61,511     $ 31,377     $ 12,976
Cost of revenues..........................................     12,174        7,313        2,973
                                                             --------     --------     --------
  Gross profit............................................     49,337       24,064       10,003
                                                             --------     --------     --------
Operating expenses:
  Marketing and sales.....................................     34,917       21,807       11,130
  Research and development................................     17,303       11,948        5,831
  General and administrative..............................      6,843        5,870        5,527
  Provisions for restructuring and lease obligations......      5,244          (70)         428
  In-process research and development.....................         --        4,756           --
                                                             --------     --------     --------
       Total operating expenses...........................     64,307       44,311       22,916
                                                             --------     --------     --------
       Loss from operations...............................    (14,970)     (20,247)     (12,913)
                                                             --------     --------     --------
Other income and expense:
  Interest income.........................................      1,879        2,038        1,014
  Gain on investment securities and related income........      6,011           --          663
  Other income, net.......................................        533           --          510
                                                             --------     --------     --------
       Total other income and expense.....................      8,423        2,038        2,187
                                                             --------     --------     --------
Loss before income taxes..................................     (6,547)     (18,209)     (10,726)
Income tax benefit........................................     (1,680)      (1,672)      (1,472)
                                                             --------     --------     --------
Net loss..................................................   $ (4,867)    $(16,537)    $ (9,254)
                                                             ========     ========     ========
Net loss per common share.................................   $  (0.40)    $  (1.32)    $  (0.74)
                                                             ========     ========     ========
Shares used in computing net loss per share...............     12,391       12,494       12,551
                                                             ========     ========     ========

   The accompanying notes are an integral part of these financial statements.

                SOFTWARE PUBLISHING CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                       NET
                                                                     ADDITIONAL     UNREALIZED     RETAINED
                                                          COMMON      PAID-IN        LOSS ON       EARNINGS
                                             SHARES       STOCK       CAPITAL       SECURITIES     (DEFICIT)      TOTAL
                                            ---------     ------     ----------     ----------     ---------     --------
Balances at September 30, 1993...........   12,333,620     $ 12       $ 19,143        $   --       $ 15,404      $ 34,559
Issuance of common stock.................     107,422         1            508            --             --           509
Income tax benefit related to exercise of
  stock options..........................          --        --             13            --             --            13
Redeemable preferred stock dividends.....          --        --             --            --            (29 )         (29)
Net loss.................................          --        --             --            --         (4,867 )      (4,867)
                                            ---------     ------     ----------     ----------     ---------     --------
Balances at September 30, 1994...........   12,441,042       13         19,664            --         10,508        30,185
Issuance of common stock.................      87,383        --            290            --             --           290
Net unrealized loss on available-for-sale
  securities.............................          --        --             --          (235)            --          (235)
Net loss.................................          --        --             --            --        (16,537 )     (16,537)
                                            ---------     ------     ----------     ----------     ---------     --------
Balances at September 30, 1995...........   12,528,425       13         19,954          (235)        (6,029 )      13,703
Issuance of common stock.................      54,395        --            123            --             --           123
Net unrealized gain on available-for-sale
  securities.............................          --        --             --         1,595             --         1,595
Net loss.................................          --        --             --            --         (9,254 )      (9,254)
                                            ---------     ------     ----------     ----------     ---------     --------
Balances at September 30, 1996...........   12,582,820     $ 13       $ 20,077        $1,360       $(15,283 )    $  6,167
                                            =========     ========   =========      ==========     ========      ========

   The accompanying notes are an integral part of these financial statements.

                SOFTWARE PUBLISHING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                  YEAR ENDED SEPTEMBER 30,
                                                             ----------------------------------
                                                               1994         1995         1996
                                                             --------     --------     --------
Cash flows from operating activities:
  Net loss................................................   $ (4,867)    $(16,537)    $ (9,254)
  Adjustments to reconcile net loss to net cash used by
     operating activities:
     Depreciation and amortization........................      4,941        2,215          990
     Non-cash restructuring and other charges.............      1,623         (493)       2,296
     In-process research and development..................         --        4,756           --
     Net change in operating assets and liabilities:
       Accounts receivable, net...........................      7,338        3,963        2,764
       Other current assets...............................        360          253          775
       Trade accounts payable.............................     (3,505)      (2,253)      (2,927)
       Income taxes.......................................      7,931        1,061       (1,491)
       Other accrued liabilities..........................    (12,702)      (1,134)      (3,727)
       Accrued restructuring and lease obligations........     (6,469)      (7,285)      (5,425)
                                                             --------     --------     --------
       Net cash used by operating activities..............     (5,350)     (15,454)     (15,999)
                                                             --------     --------     --------
Cash flows from investing activities:
  Acquisition of property and equipment...................     (1,409)      (1,286)        (359)
  Decrease in short-term investments......................     25,983       16,069        6,555
  (Increase) decrease in other non-current assets.........       (766)        (443)         463
  Acquisition of Digital Paper............................         --       (2,000)          --
                                                             --------     --------     --------
       Net cash provided by investing activities..........     23,808       12,340        6,659
                                                             --------     --------     --------
Cash flows from financing activities:
  Issuance of common stock, net...........................        523          290          123
  Payment of dividends on preferred stock.................        (58)          --           --
  Redemption of preferred stock...........................     (2,642)          --           --
  Payments of acquisition related liability...............         --           --       (1,650)
                                                             --------     --------     --------
       Net cash provided (used) by financing activities...     (2,177)         290       (1,527)
                                                             --------     --------     --------
  Net increase (decrease) in cash and cash equivalents....     16,281       (2,824)     (10,867)
     Cash and cash equivalents, beginning balance:........      2,039       18,320       15,496
                                                             --------     --------     --------
     Cash and cash equivalents, ending balance:...........   $ 18,320     $ 15,496     $  4,629
                                                             ========     ========     ========
Supplemental disclosure of cash flow information:
  Income taxes paid (received) net........................   $ (7,718)    $ (2,799)    $     33
                                                             ========     ========     ========
Non-cash financing and investing activity:
  acquisition of Digital Paper............................                $  3,300
                                                                          ========

   The accompanying notes are an integral part of these financial statements.

                SOFTWARE PUBLISHING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) DESCRIPTION OF COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Description of Company

     Software Publishing Corporation (SPC) is engaged in the marketing and development of personal computer software. SPC sells primarily to distributors and resellers of personal computer software.

  Principles of Consolidation

     The consolidated financial statements include the accounts of Software Publishing Corporation and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. SPC's foreign operations are considered to be an extension of SPC's United States (U.S.) operations. As a result, the U.S. dollar is the functional currency for SPC's foreign subsidiaries. Gains and losses attributed to the remeasurement of foreign subsidiaries' financial statements, as well as gains and losses resulting from foreign currency transactions, are included in the results of operations.

  Revenue Recognition

     Revenue is generally recognized at the time of shipment, net of allowances for estimated future returns for inventory stock rotation and excess quantities in the distribution channel.

  Inventories

     Inventories are stated at the lower of first-in, first-out cost or market and consist mostly of finished goods.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the related assets estimated useful lives, which range from 3 to 5 years. Leasehold improvements are amortized on the straight-line basis over the lesser of the estimated useful lives or the remaining lease terms.

  Software Development Costs

     Costs incurred in the development of new software products and enhancements to existing software products are expensed as incurred until technological feasibility has been established. To date, SPC's software development has been completed concurrent with the establishment of technological feasibility, and accordingly, no costs have been capitalized.

  Income Taxes

     SPC utilizes an asset and liability method whereby the expected future tax consequences of temporary differences between the book and tax basis of assets and liabilities are recognized as deferred tax assets and liabilities. A valuation allowance is recorded for any deferred tax assets for which realization is not likely.

  Net Loss Per Common Share

     Net loss per common share has been computed using the weighted average number of common shares outstanding during each year.

  Concentration of Credit Risk

     SPC's investment portfolio consists of equity securities and short-term investment grade securities. SPC's accounts receivable are derived from sales to customers, principally distributors of personal computer software,

                SOFTWARE PUBLISHING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

located primarily in North America, Latin America, Europe and the Pacific Rim. SPC performs credit evaluations of its customers and has established sufficient allowances for potential credit losses.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2) CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

     Cash, cash equivalents and short-term investments consist primarily of U.S. government obligations, municipal obligations, equity securities, and commercial paper, all of which are carried at fair market value. Investments with maturities in excess of 90 days at the time of acquisition are considered short-term investments.

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (FAS 115). SPC adopted the provisions of FAS 115 effective October 1, 1994. Under the provisions of FAS 115, SPC has classified its investments in debt and equity securities as "available-for-sale." Such investments are now recorded at fair value, with unrealized gains and losses reported as a separate component of stockholders' equity. Interest income is recorded using an effective interest rate, with the associated discount or premium amortized to interest income.

     The cost of securities sold is based on the specific identification method. In accordance with the provisions of FAS 115, prior period financial statements have not been restated to reflect the change in accounting principle. The cumulative effect as of October 1, 1994 of adopting FAS 115 was immaterial.

     As of September 30, 1996, available-for-sale securities consisted of the following (in thousands):

                                                AMORTIZED     UNREALIZED     UNREALIZED         FAIR
                                                  COST          GAINS          LOSSES       MARKET VALUE
                                                ---------     ----------     ----------     ------------
Common stock of Computer Concepts Corporation
  (see Note 11)..............................    $    --        $1,404         $   --          $1,404
U.S. Government securities...................      2,495             1             (2)          2,494
Municipal securities.........................      1,250            --                          1,250
Mortgage-backed securities...................      1,000            --                          1,000
Corporate debt securities....................      1,871            --            (43)          1,828
                                                ---------     ----------     ----------     ------------
                                                 $ 6,616        $1,405         $  (45)         $7,976
                                                 =======      ========       ========       ==========

                SOFTWARE PUBLISHING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     As of September 30, 1995, available for sale securities consisted of the following (in thousands):

                                                AMORTIZED     UNREALIZED     UNREALIZED         FAIR
                                                  COST          GAINS          LOSSES       MARKET VALUE
                                                ---------     ----------     ----------     ------------
Equity securities............................    $ 1,306        $   --         $   (6)        $  1,300
U.S. Government securities...................      3,547            --            (58)           3,489
Municipal securities.........................      4,669             1            (21)           4,649
Mortgage-backed securities...................        648            --            (10)             638
Corporate debt securities....................      9,931             5           (146)           9,790
                                                ---------     ----------     ----------     ------------
                                                 $20,101        $    6         $ (241)        $ 19,866
                                                 =======      ========       ========       ==========

     The cost and estimated fair value of these securities as of September 30, 1996, by contractual maturity, consisted of the following (in thousands):

                                                                       AMORTIZED         FAIR
                                                                         COST        MARKET VALUE
                                                                       ---------     ------------
Due in less than one year..........................................     $ 4,497         $4,497
Due in one to three years..........................................       2,119          2,075
Common stock of Computer Concepts Corporation (see Note 11)........          --          1,404
                                                                       ---------     ------------
                                                                        $ 6,616         $7,976
                                                                        =======      ==========

     As part of the terms of the purchase agreement for Digital Paper, Inc. described below, SPC agreed to place $4.8 million in escrow as security for future payments to the former Digital Paper shareholders. Of this total, $2.65 million in cash was paid out in fiscal 1996 and 1995. Of the remaining $2.15 million in escrow, $1.65 million will be paid out in cash and/or stock in April 1997 and payment of the remaining $0.5 million is conditional upon the achievement of certain unit and revenue goals and technical milestones. Milestones achieved in fiscal 1995 and 1996 resulted in the payment of $1.0 million in conditional payments.

(3) PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following (in thousands):

                                                                            1995        1996
                                                                          --------     -------
Computer equipment.....................................................   $ 11,583     $ 5,985
Office furniture and equipment.........................................      9,304       2,617
Leasehold improvements.................................................      6,184          55
                                                                          --------     -------
                                                                            27,071       8,657
Less accumulated depreciation and write-downs (see Note 6).............    (25,192)     (7,725)
                                                                          --------     -------
                                                                          $  1,879     $   932
                                                                          ========     =======

                SOFTWARE PUBLISHING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(4) OTHER ACCRUED LIABILITIES

     Other accrued liabilities consisted of the following (in thousands):

                                                                            1995        1996
                                                                           -------     -------
Current portion of lease obligations....................................   $ 2,831     $   745
Rebates and channel marketing programs..................................     1,907         700
Accrued compensation....................................................     1,379         835
Restructuring accruals..................................................     5,405       1,826
Income taxes payable....................................................     3,074       1,583
Digital Paper payable...................................................     1,579       1,579
Other accruals..........................................................     2,126         781
                                                                           -------     -------
                                                                           $18,301     $ 8,049
                                                                           =======     =======

(5) REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY

  Redeemable Preferred Stock

     In fiscal 1991, SPC issued 9,028 shares of Series B preferred stock, $0.001 par value, representing all of the authorized shares of Series B preferred stock. Holders of this stock were entitled, subject to certain conditions, to cumulative annual dividends of $50.00 per share. All outstanding shares of the Series B preferred stock had been redeemed for $1,000 per share plus accrued and unpaid dividends by September 30, 1994.

  Stock Option Plans

     Under SPC's stock option plans, 6,102,500 shares of common stock have been reserved for issuance as incentive or nonstatutory options to employees, including officers and directors, or consultants.

     Options under the plans may be granted for periods of up to ten years, and at prices no less than fair value at the date of grant as determined by the Board of Directors, except for the 1987 and 1989 plans for which nonstatutory options can be issued with an exercise price no lower than 50% of fair value and the 1991 plan for which nonstatutory options can be issued with an exercise price no lower than 85% of fair value. To date all options have been issued at fair value. Options become exercisable at such times and under such conditions as determined by the Board of Directors. Options currently outstanding typically vest over a four-year period. At September 30, 1996, 3,047,663 options were outstanding of which 349,155 were vested and will become exercisable following the six month holding period.

     In July 1994, 633,912 options held by non-officer employees with exercise prices greater than $3.875 per share were canceled, and an equal number of new options were issued with an exercise price of $3.875 under the same terms as the canceled options, except that the new options had a term of seven years from date of grant, were unvested on the date of grant and became exercisable over a four-year vesting schedule from the date of grant.

     In September 1996, SPC offered to all employees, including officers, the opportunity to cancel substantially all outstanding stock options with exercise prices in excess of $1.25, the fair market value of the common stock on the date of the offer, in exchange for options exercisable at $1.25 per share. The exchanged options are identical to the canceled options, except that during the six month period commencing from the date of the exchange, the exchanged options are not exercisable.

                SOFTWARE PUBLISHING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Activity under these plans for the three fiscal years ended September 30, 1996 is as follows:

                                                                             OPTIONS OUTSTANDING
                                                             SHARES        ------------------------
                                                          AVAILABLE FOR     NUMBER         PRICE
                                                              GRANT        OF SHARES     PER SHARE
                                                          -------------    ---------    -----------
Balances at September 30, 1993..........................        739,682    1,682,934    $5.88-21.50
Additional options made available for grant.............        800,000           --             --
Options granted.........................................     (2,691,462)   2,691,462      3.88-8.25
Options exercised.......................................             --         (500)          6.75
Options cancelled.......................................      1,960,320    (1,960,320)   4.13-21.50
Options expired.........................................        (12,387)          --             --
                                                          -------------    ---------    -----------
Balances at September 30, 1994..........................        796,153    2,413,576     3.88-21.50
Options granted.........................................       (799,750)     799,750      3.00-5.38
Options exercised.......................................             --       (4,900)          3.88
Options canceled........................................        793,470     (793,470)    3.00-21.50
Options expired.........................................        (14,520)          --             --
                                                          -------------    ---------    -----------
Balances at September 30, 1995..........................        775,353    2,414,956     3.00-18.25
Options granted.........................................     (3,154,000)   3,154,000      1.25-3.56
Options exercised.......................................             --         (625)          3.00
Options canceled........................................      2,520,668    (2,520,668)   1.25-20.50
Options expired.........................................         (1,924)          --             --
                                                          -------------    ---------    -----------
Balances at September 30, 1996..........................        140,097    3,047,663    $1.25-18.25
                                                              =========    =========     ==========

  Employee Stock Purchase Plan

     SPC established an Employee Stock Purchase Plan (the ESPP) in October 1984, under which 925,000 shares of common stock were reserved for issuance to employees meeting minimum employment criteria. The ESPP provides that issuance of shares may not result in the employee's ownership (including options to purchase shares) of 5% or more of total outstanding shares. In addition, the fair value of shares made available to any employee for purchase under the ESPP may not exceed $25,000 in any calendar year. Employees may participate through payroll deductions in amounts related to their base compensation. The participant's purchase price is 85% of the lower of fair market value at the beginning or the end of each six month offering period. As of September 30, 1996, shares issued under the ESPP aggregated 857,567.

  Stockholder Rights Plan

     On April 23, 1991, SPC declared a distribution to stockholders of record on May 31, 1991 of one Preferred Share Purchase Right ("Right") for each outstanding share of common stock. Under certain circumstances, a Right may be exercised to purchase one-thousandth of a share of Series A preferred stock at an exercise price of $150. The Rights become exercisable if a person acquires 15% or more of SPC's common stock or announces a tender offer for 15% or more of SPC's common stock. The Rights may be redeemed by SPC at a price of $0.01 per Right at any time prior to the tenth day after a 15% position has been acquired.

     Upon occurrence of certain events after the Rights become exercisable, each Right would entitle the Right holder to purchase common stock of SPC or the acquiring company having a market value of twice the $150 exercise price of the Right, except that the acquiring person or group and other related holders would not be able to purchase common stock on these terms. The Rights are non-voting and expire in 2001.

                SOFTWARE PUBLISHING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6) RESTRUCTURING AND LEASE OBLIGATIONS

     During fiscal 1994, 1995 and 1996, SPC recorded restructuring charges of $7,844,000, $5,930,000 and $1,078,000, respectively. The restructuring charges represent costs associated with the consolidation of facilities, disposal of fixed assets and severance and reorganization activities associated with reductions in work force. As a result of these reorganizations, SPC has centralized all of its research and development as well as its finance and manufacturing activities, consolidated its sales and marketing functions and outsourced to third parties its telesales, support and customer service activities.

     Restructuring charges arising due to the consolidation of facilities related primarily to the centralization and downsizing of the Santa Clara, California facilities in fiscal years 1994 and 1995 and SPC's downsizing of its San Jose, California facilities in fiscal 1996. The reserves for lease obligations related to excess space at SPC's headquarters and certain sales office locations includes future rent for the excess space and buy-out payments for expected early termination of certain leases, net of sublease income. Other consists of costs associated with discontinued products and professional fees rendered by outside consultants and legal counsel. In connection with the restructurings, SPC reduced its work force, which resulted in the write-off of certain fixed assets at the Santa Clara facility in fiscal 1994 and at the Bracknell, United Kingdom facility in 1995. SPC also wrote off assets at the Madison, Wisconsin and Abingdon, United Kingdom facilities in fiscal 1994.

     In the second quarter of fiscal 1994, SPC incurred a charge of $7.8 million which included a charge of $3.9 million for costs associated with reduction in force and severance and a charge of $3.9 million for excess facilities, equipment, and professional fees and other. The charges for excess facilities and equipment were net of expected sublease income and estimated proceeds on the sale of excess equipment. During the fourth quarter of fiscal 1994, SPC subleased a significant portion of its Santa Clara, California facility, resulting in the reversal of $2.6 million of reserves associated with facilities-related restructuring charges initially recorded in the fourth quarter of fiscal 1992. The reorganization in the second quarter of fiscal 1994 included the cancellation of future development of the Superbase product line, which was sold in the third quarter of fiscal 1994. See Note 12.

     In the third quarter of fiscal 1995, SPC reversed $6.0 million in prior period restructuring charges upon the negotiated termination of the lease on its headquarters facility. In the fourth quarter of fiscal 1995, SPC incurred a restructuring charge of $5.9 million, which included $1.4 million for reduction in worldwide work force and severance and $4.5 million for excess facilities, equipment, and product discontinuation and other.

     In the second quarter of fiscal 1996, SPC reversed $0.65 million in prior period restructuring charges upon the negotiated sublease of a portion of its facilities located in Bracknell, United Kingdom. In the fourth quarter of fiscal 1996, SPC incurred a restructuring charge of $1.1 million, which included $0.2 million for reduction in worldwide work force and severance and $0.9 million for excess facilities, product discontinuation and other.

     As of September 30, 1996, expected cash payments, including taxes, insurance and maintenance for SPC's accrued lease obligations, net of expected sublease income, are $745,000 in fiscal year 1997; although other payment terms may be negotiated with the lessors.

                SOFTWARE PUBLISHING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The following table summarizes the activity in the restructuring reserves for the three fiscal years ended September 30, 1996 (in thousands):

                                                         LEASE       EMPLOYEE
                                                       OBLIGATION    RELATED     OTHER(1)     TOTAL
                                                       ----------    --------    --------    --------
Balances at September 30, 1993.......................   $ 22,399     $   804     $  1,028    $ 24,231
Additional provisions................................        289       3,940          464       4,693
Payments against accrual.............................     (5,237)     (4,169 )     (1,328)    (10,734)
Reclassifications....................................       (121)       (170 )        291          --
Reduction in accrual.................................     (2,600)         --           --      (2,600)
                                                          ------      ------       ------      ------
Balances at September 30, 1994.......................     14,730         405          455      15,590
                                                          ------      ------       ------      ------
Additional provisions................................        603       1,460        2,980       5,043
Payments against accrual.............................     (5,366)       (655 )       (376)     (6,397)
Reclassifications....................................     (1,136)        857          279          --
Reduction in accrual.................................     (6,000)         --           --      (6,000)
                                                          ------      ------       ------      ------
Balances at September 30, 1995.......................      2,831       2,067        3,338       8,236
                                                          ------      ------       ------      ------
Additional provisions................................         --         175          603         778
Payments against accrual.............................     (1,188)     (2,156 )     (2,733)     (6,077)
Reclassifications....................................       (248)        681         (433)         --
Reduction in accrual.................................       (650)         --           --        (650)
                                                          ------      ------       ------      ------
Balances at September 30, 1996.......................   $    745     $   767     $    775    $  2,287
                                                          ======      ======       ======      ======

---------------

(1) Other includes product discontinuation, professional fees, and other.

     In addition, SPC wrote off $3,151,000, $887,000 and $300,000 in fixed assets in 1994, 1995 and 1996.

(7) INCOME TAXES

     The components of loss before income taxes are as follows (in thousands):

                                                               1994         1995         1996
                                                             --------     --------     --------
    United States.........................................   $   (881)    $(11,930)    $ (8,048)
    Foreign...............................................     (5,666)      (6,279)      (2,678)
                                                              -------     --------     --------
                                                               (6,547)     (18,209)     (10,726)
                                                              =======     ========     ========

     The components of income tax benefit for the years ended September 30, 1994, 1995 and 1996 under the liability method are as follows (in thousands):

                                                               1994         1995         1996
                                                             --------     --------     --------
    Current:
      U.S. federal........................................   $ (2,018)    $ (1,909)    $ (1,540)
      State and local.....................................         38           44           40
      Foreign.............................................        300          193           28
                                                              -------      -------      -------
           Total current..................................   $ (1,680)    $ (1,672)    $ (1,472)
                                                              =======      =======      =======

                SOFTWARE PUBLISHING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Income tax benefit for the three fiscal years ended September 30, 1996, differed from the amounts computed by applying the U.S. federal income tax rate of 35% to loss before income taxes as a result of the following:

                                                                      1994      1995      1996
                                                                      -----     -----     -----
U.S. statutory rate................................................   (35.0)%   (35.0)%   (35.0)%
State and local taxes, net of federal benefit......................     0.6        --       0.2
Foreign taxes......................................................     4.6       0.4       0.1
Tax-exempt interest income.........................................    (3.6)     (0.3)       --
Nondeductible expenses.............................................     2.7       0.4       0.5
Losses not utilized................................................      --      16.2      20.5
In-process research and development................................      --       9.1        --
Other..............................................................     5.0        --        --
                                                                      -----     -----     -----
Effective tax rate.................................................   (25.7)%    (9.2)%   (13.7)%
                                                                      =====     =====     =====

     The components of the net deferred tax assets as of September 30, 1994, 1995 and 1996 are as follows (in thousands):

                                                               1994         1995         1996
                                                             --------     --------     --------
Deferred tax assets:
  Net operating losses carried forward....................   $ 11,676     $ 21,033     $ 28,142
  Lease obligation reserves...............................      5,668          639          373
  Reserve for returns and exchanges.......................      1,426        1,190          897
  Excess of book over tax depreciation....................      3,887        4,628        3,043
  Reserve for restructuring...............................      1,884        2,735          637
  Stock received for sale of Superbase....................      1,554        1,554        1,156
  Other...................................................      2,304        1,471        2,193
                                                             --------     --------     --------
Total deferred tax assets.................................     28,399       33,250       36,441
Valuation allowance.......................................    (27,581)     (32,717)     (36,099)
Deferred liability for state taxes, net of federal
  benefit.................................................       (818)        (533)        (342)
                                                             --------     --------     --------
Net deferred tax assets...................................   $     --     $     --     $     --
                                                             ========     ========     ========

     For the three fiscal years ended September 30, 1994, 1995 and 1996, SPC established a valuation allowance for deferred tax assets, as realizability was not sufficiently likely. If SPC generates taxable income in the U.S. in future years, the valuation allowance may be reduced, which correspondingly may reduce SPC's tax provision.

     At September 30, 1996, SPC has approximately $69 million of federal net operating loss carryforwards which expire through 2011. The utilization of SPC's net operating loss and credit carryforwards may be impaired or reduced under certain circumstances. Events which may affect these carryforwards include, but are not limited to, cumulative ownership changes of more than 50% over a three year period, as defined by the Internal Revenue Code of 1986 and related regulations. See Note (11).

(8) LITIGATION

     SPC is a defendant in certain litigation. Management is of the opinion that the ultimate outcome of the litigation will not have a material effect on the future operations or financial condition of SPC.

                SOFTWARE PUBLISHING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     In fiscal 1994, SPC resolved certain litigation between SPC and a purchaser of one of SPC's product lines, resulting in SPC receiving an arbitration award of $2.6 million. SPC also sold at such time certain stock previously received from such purchaser, resulting in income of $3.4 million.

(9) SEGMENT AND GEOGRAPHIC INFORMATION

     SPC conducts its business within one industry segment, which is the development, marketing and support of personal computer software. In fiscal 1994, one customer represented 22% of total net revenues. In fiscal 1995, one customer represented 31% of total net revenues and 46% of net outstanding accounts receivable at September 30, 1995. In fiscal 1996, one customer represented 19% of total net revenues and 38% of net outstanding accounts receivable as of September 30, 1996.

     Net revenues from customers outside of North America amounted to $20,552,000 or 33% of total net revenues, $11,320,000 or 36% and $4,385,000 or
34% in fiscal years 1994, 1995, and 1996, respectively. Sales and marketing operations outside of North America are conducted principally through international sales subsidiaries. Most of the international assets are located in the United Kingdom. Fiscal 1994, 1995 and 1996 financial information by geographical region is summarized below (in thousands):

                                                               NET        OPERATING     IDENTIFIABLE
                                                             REVENUES       LOSS           ASSETS
                                                             --------     ---------     ------------
Fiscal year 1994:
  North America...........................................   $ 40,959     $  (8,185)      $ 54,346
  International...........................................     20,552        (6,785)         8,710
                                                             --------     ---------     ------------
  Consolidated............................................   $ 61,511     $ (14,970)      $ 63,056
                                                             ========      ========       ========
Fiscal year 1995:
  North America...........................................   $ 20,057     $ (14,099)      $ 35,360
  International...........................................     11,320        (6,148)         4,532
                                                             --------     ---------     ------------
  Consolidated............................................   $ 31,377     $ (20,247)      $ 39,892
                                                             ========      ========       ========
Fiscal year 1996:
  North America...........................................   $  8,591     $ (10,326)      $ 16,361
  International...........................................      4,385        (2,587)         1,367
                                                             --------     ---------     ------------
  Consolidated............................................   $ 12,976     $ (12,913)      $ 17,728
                                                             ========      ========       ========

(10) COMMITMENTS AND CONTINGENCIES

     SPC leases its office facilities under noncancelable leases expiring in December 2000. During fiscal 1995, SPC entered into a new lease effective January 1996 for its headquarters location in San Jose, California. This lease includes two options to extend the lease, each for an additional two-year term, and an option to terminate a portion or the entire lease any time after December 1998. As of October 1, 1996, in conjunction with SPC's reduction in force, SPC surrendered a portion of the original leased premises.

                SOFTWARE PUBLISHING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The aggregate future minimum rental payments for all noncancelable operating leases that have initial lease terms in excess of one year, excluding the facilities for which excess leased space was accrued (see Note 6), are as follows:

                                                                         (IN THOUSANDS)
                                                                         --------------
        1997...........................................................      $  423
        1998...........................................................         409
        1999...........................................................         410
        2000...........................................................         363
        2001...........................................................         156
                                                                             ------
                                                                             $1,761
                                                                             ======

     Rent expense for the years ended September 30, 1994, 1995 and 1996 was $2,863,000, $1,528,000 and $995,000, respectively.

(11) ACQUISITIONS, MERGERS, AND DIVESTITURES

  Sale of Superbase Product Line

     In June 1994, SPC sold its Superbase product line to Computer Concepts Corporation ("CCC") for 2,031,175 shares of the CCC's restricted common stock. As part of such sale, CCC agreed to issue additional shares to SPC if CCC failed to register such shares with the Securities and Exchange Commission for resale by SPC within certain time periods or, in certain circumstances, if SPC realized less than a specified price upon such resale. In September 1996, CCC and SPC entered into a binding letter of intent, pursuant to which CCC agreed to pay SPC $619,420 and issue to SPC 1,064,667 additional shares of CCC common stock as penalties for late registration. In October 1996, SPC and CCC entered into a definitive settlement agreement, reflecting the same terms and conditions, including additional release of claims provisions, and SPC received the foregoing cash and shares. As of September 30, 1996, SPC had sold 588,195 shares of CCC common stock for a gain of $0.6 million. As of October 21, 1996, SPC sold an additional 674,000 shares. It is anticipated that SPC will attempt to sell the remaining CCC shares, approximately 1.8 million, over the next three fiscal quarters. As of September 30, 1996, the closing price of the CCC common stock on the Nasdaq National Market was $0.59.

  Acquisition of Digital Paper

     SPC acquired Digital Paper, a developer of visual communications software technology, during the second quarter of fiscal 1995 for approximately $5.0 million in cash and stock in installment payments and up to an additional $1.5 million in cash upon the achievement of certain unit, revenue and technical milestones over the next three years. As a result of this acquisition, SPC recorded a one time charge of $4.8 million in the second quarter of fiscal 1995 for the portion of the transaction related to in-process research and development. SPC expenses the milestone payments at the time of payment. As of September 30, 1996, SPC has paid $3.65 million in installment payments and paid milestone payments totaling $1.0 million.

  Merger With Allegro New Media, Inc.

     In October 1996, SPC announced that it had entered into a definitive merger agreement with Allegro New Media, Inc. ("Allegro"). Under the terms of the agreement, SPC will become a wholly-owned subsidiary of Allegro and will continue to operate under the name of Software Publishing Corporation. As a result of the merger, SPC's stockholders will receive approximately 0.26805 shares of Allegro common stock for each share of SPC's stock. Following the merger, SPC's stockholders and vested option holders will hold

                SOFTWARE PUBLISHING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

approximately 43% of the outstanding shares of Allegro. The transaction is structured to qualify as a tax-free reorganization and will be accounted for under the purchase method of accounting. The transaction will also trigger the change in ownership limitation on utilization of SPC's net operating loss carry forwards discussed in Note 7.

     The boards of directors of both companies have unanimously approved the definitive merger agreement. The merger is subject to the approval of both companies' stockholders and other customary conditions to closing. Subject to regulatory approval, the parties currently anticipate to close the transaction on or about December 31, 1996.

     The SPC Board of Directors also approved the lending of up to $1.0 million to Allegro pursuant to the terms of the proposed Agreement.

                            ALLEGRO NEW MEDIA, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEET

                                                                    SEPTEMBER 30,    DECEMBER 31,
                                                                        1996             1995
                                                                    -------------    ------------
                                                                     (UNAUDITED)
                                             ASSETS
Current assets:
  Cash...........................................................    $    990,516     $ 2,928,272
  Accounts receivable, net.......................................       1,347,991         342,425
  Inventories (Note 3)...........................................         421,870         225,013
  Other current assets...........................................         226,039         103,380
                                                                    -------------    ------------
       Total current assets......................................       2,986,416       3,599,090
Equipment, furniture and leasehold improvements--net.............         145,737          53,150
Goodwill and other intangibles--net..............................       1,376,065              --
Royalty advances and other assets................................         276,239         206,366
                                                                    -------------    ------------
                                                                     $  4,784,457     $ 3,858,606
                                                                      ===========      ==========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...............................................    $  1,164,711     $   410,818
  Accrued liabilities and current portion of debt................       1,470,670         309,924
                                                                    -------------    ------------
       Total current liabilities.................................       2,635,381         720,742
  Long-term debt.................................................          58,539              --
                                                                    -------------    ------------
       Total Liabilities.........................................       2,693,920         720,742
Stockholders' equity:
  Serial Preferred Stock, authorized 2,000,000 shares:
       Class B Voting Preferred Stock, 60,520 shares issued and
          outstanding............................................              61              61
  Common stock, par value $.001 per share, authorized 18,000,000 shares; issued and outstanding 4,464,431 shares in 1996 and
     3,335,077 shares in 1995....................................           4,464           3,335
  Additional paid-in capital.....................................      13,156,779       6,158,753
  Accumulated deficit............................................     (11,070,767)     (3,024,285)
                                                                    -------------    ------------
       Total stockholders' equity................................       2,090,537       3,137,864
                                                                    -------------    ------------
       Total liabilities and stockholders' equity................    $  4,784,457     $ 3,858,606
                                                                      ===========      ==========

Note: The balance sheet at December 31, 1995 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

                  See notes to condensed financial statements.

                            ALLEGRO NEW MEDIA, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                        NINE MONTHS ENDED
                                                                          SEPTEMBER 30,
                                                                    -------------------------
                                                                       1996           1995
                                                                    ----------     ----------
Net sales........................................................   $2,554,937     $  913,041
Cost of goods sold...............................................      729,513        430,015
                                                                    -----------    -----------
Gross profit.....................................................    1,825,424        483,026
Selling, general and administrative expenses.....................    5,623,831        987,996
Product development..............................................      597,738        249,894
In-process research and development..............................    3,886,000             --
Other (income) expense--net......................................     (135,663)        71,678
                                                                    -----------    -----------
Net loss.........................................................   (8,146,482)      (826,542)
Accretion of carrying value and dividends attributable to Class A
  Preferred Stock................................................                     251,466
                                                                    -----------    -----------
Net loss attributable to common stockholders.....................   $(8,146,482)   $(1,078,008)
                                                                    ===========    ===========
Net loss per share...............................................   $    (2.44)    $     (.72)
                                                                    ===========    ===========
Weighted average number of common shares outstanding.............    3,331,920      1,498,133
                                                                    ===========    ===========

                  See notes to condensed financial statements.

                             ALLEGRO NEW MEDIA INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                       FOR THE NINE MONTHS
                                                                       ENDED SEPTEMBER 30,
                                                                     ------------------------
                                                                        1996          1995
                                                                     ----------     ---------
OPERATING ACTIVITIES
Cash (used in) operations..........................................  $(1,783,155)   $(878,321)
INVESTMENT ACTIVITIES
Purchase of equipment and furniture................................     (28,602)      (17,151)
Loans/note receivable..............................................    (200,000)
Acquisition of Serif Inc. and Serif (Europe) Ltd.--net of cash
  acquired.........................................................    (390,906)
                                                                     ----------     ---------
                                                                       (619,508)      (17,151)
FINANCING ACTIVITIES
Proceeds from sale of common stock.................................     464,907
Issuance of notes payable..........................................                 1,648,717
Payment of notes payable...........................................    (559,000)
Deferred costs.....................................................    (185,685)
                                                                     ----------     ---------
                                                                        464,907       904,032
Net (decrease) increase in cash....................................  (1,937,756)        8,650
Cash at beginning of period........................................   2,928,272       212,749
                                                                     ----------     ---------
Cash at end of period..............................................  $  990,516     $ 221,309
                                                                     ==========     =========

                  See notes to condensed financial statements.

                            ALLEGRO NEW MEDIA, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and
Article 310 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month and nine month periods ended September 30, 1996 are not necessarily indicative of the results that may be expected for the year ended December 31, 1996. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-KSB and Form 10-KSB/A for the year ended December 31, 1995.

2. LOSS PER SHARE

     Net loss per share is computed based upon the weighted average number of shares of common stock and common share equivalents outstanding during the periods presented. In accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 83, shares issuable upon exercise of options granted during the twelve months immediately preceding the initial public offering have been included in the calculation of shares used in computing net loss per share as if they were outstanding for all periods presented using the treasury stock method. For the period subsequent to the initial public offering, common share equivalents resulting from outstanding options to purchase common stock are excluded as the impact is anti-dilutive.

3. INVENTORIES

     Inventories consist of the following:

                                                             SEPTEMBER 30, 1996     DECEMBER 31, 1995
                                                             ------------------     -----------------
Raw materials..............................................       $210,851              $  65,586
Finished goods.............................................        211,019                125,777
                                                             ------------------     -----------------
                                                                  $421,870              $ 225,013
                                                             ==============         =============

4. SHAREHOLDER'S EQUITY

     During 1994 the Company issued an aggregate of 1,190,250 shares of its Class A Cumulative, Convertible, Redeemable 10% Preferred Stock ("Redeemable Preferred Stock") in a private placement transaction. In accordance with its terms, all of the shares of Redeemable Preferred Stock were converted into an aggregate of 491,821 shares of the Company's common stock upon completion of the Company's initial public offering in December 1995. No dividends were declared or paid on the Redeemable Preferred Stock.

     In connection with certain financing transactions during 1993, certain of the then existing employee/ stockholders of the Company agreed to place an aggregate of 1,000,000 newly issued shares of the Company's common stock into escrow. Under the terms of the escrow agreement such shares are to be released to the stockholders based upon the Company achieving certain financial results, as defined. When such escrowed shares are released, Securities and Exchange Commission rules require recognition by the Company of compensation expense based on the fair value of the shares at the date of release. The escrow agreement expires the earlier of the release of all of the escrow shares or June 30, 1999. Any shares not released are to be returned to the Company. During 1994, with the approval of such stockholders, 677,500 of these escrowed shares were canceled.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     On March 31, 1995, certain existing stockholder employees surrendered to the Company a total of 280,000 shares of the Company's common stock and agreed to place an additional 220,000 shares under the terms of an additional escrow agreement. These shares are to be released to the stockholders upon the Company attaining certain financial results, as defined. Release of these shares results in recognition of compensation expense based on the fair value of the shares at the date of release.

     In December 1995, the Company completed an initial public offering of 1,033,000 shares of its common stock and received net proceeds of $4,156,411. Upon the completion of the offering the Company repaid all of its 10% notes payable and in addition issued 243,902 shares of its common stock to the former note holders pursuant to the terms of their subscription. On January 23, 1996 the Company issued 109,400 shares of common stock to its underwriter, upon the underwriter's exercise of its over-allotment option, and received net proceeds of $464,907.

     On April 26, 1996, upon the execution of and delivery by the Company of a letter of intent to acquire all of the issued and outstanding capital stock of Serif Inc. and Serif (Europe) Limited, 217,000 shares of Common Stock held in escrow pursuant to the above described arrangements were released from escrow and delivered to the two stockholder employees. In connection with this release of escrow shares, the Company recorded compensation expense of $637,980. On September 5, 1996, in recognition of the performance of the Company's management team, the Board of Directors released 314,000 shares of Common Stock held in escrow pursuant to the above described arrangements and authorized such shares to be delivered to the two stockholder employees, and the remaining 11,500 shares held in escrow were canceled. In connection with this release of escrow shares, the Company recorded compensation expense of $2,135,200. There are no shares remaining in escrow.

     In May 1996, the company issued 17,273 shares of common stock, which had an aggregate value of $95,000, as part compensation for the acquisition of software.

     On July 31, 1996 the Company issued 1,000,000 shares of common stock upon the completion of the acquisition of Serif Inc. and Serif (Europe) Limited. In addition, the Company issued 14,181 shares of common stock to its investment banker as partial payment for services rendered in conjunction with the acquisition of Serif Inc. and Serif (Europe) Limited.

     On September 18, 1996 the Company granted to M.S. Farrell & Co. ("MSF") and a designee thereof warrants to purchase 500,000 shares of common stock at an exercise price of $6.875, which approximated current market value. These warrants have a term of six years. In exchange for these warrants the Company received a waiver of certain cash compensation and consulting fees payable by the Company to MSF as well as the right to pay in cash or common stock, valued at time of payment, MSF's fee to terminate its exclusive investment banking relationship, right of first refusal with respect to future financing transactions, right to certain merger and acquisition fees and financial consultant fees. The Company ascribed a value of $100,000 to these warrants and recorded a charge to current operations for this amount. In addition to the grant of warrants, the Company extended the expiration date of MSF's 103,300 underwriter warrants to purchase shares of common stock at an exercise price of $6.15 per share to August 20, 2002.

5. BUSINESS COMBINATION

     On July 31, 1996, Allegro New Media, Inc. (the "Company") acquired all of the outstanding common stock of Serif, Inc. and all of the outstanding preferred and common stock of Serif (Europe) Ltd. (collectively "Serif".) The aggregate purchase price was approximately $5,300,000. The acquisition has been accounted for as a purchase and the results of operations of Serif are included in the Company's consolidated financial statements beginning August 1, 1996. Under the purchase method of accounting, the assets and liabilities have been adjusted to their preliminary estimated fair values based upon available information and are subject to revision. As a result of the preliminary purchase price allocation, a charge to earnings of approximately

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

$3,886,000 was recorded on the date of acquisition representing the cost assigned to in-process research and development.

     The following unaudited pro forma summary presents the consolidated results of operations as if the acquisition had been completed at the beginning of the respective periods and does not purport to be indicative of what would have occurred had the acquisition been made as of those dated or of results which may occur in the future.

                                                                                NINE MONTHS ENDED
                                                                YEAR ENDED        SEPTEMBER 30,
                                                               DECEMBER 31,     -----------------
                                                                   1995          1996       1995
                                                               ------------     ------     ------
Net sales...................................................     $ 11,445       $6,660     $9,006
(Loss) before extraordinary item............................     $  5,552           --         --
Net (loss)..................................................     $  6,523       $8,351     $1,327
Net (loss) per share........................................     $   2.62       $ 2.03     $ 0.54

6. SUBSEQUENT EVENTS.

     On October 1, 1996, the Company announced that it had entered into a definitive merger agreement with Software Publishing Corporation (NASDAQ: SPCO). Under the terms of the agreement, Software Publishing Corporation ("SPC") will become a wholly-owned subsidiary of the Company and SPC stockholders will receive approximately 0.26805 shares of the Company's common stock for each share of SPC stock. In connection with this transaction, SPC has agreed to provide a loan to the Company of $1,000,000. The merger requires the approval of the shareholders of SPC. Following the merger, SPC stockholders will hold approximately 43% of the outstanding shares of Allegro. The acquisition will be accounted for under the purchase method of accounting. In connection with this transaction, the Company will file a registration statement with the Securities and Exchange Commission to register the shares of its common stock to be exchanged.

                                  SERIF, INC.

                            CONDENSED BALANCE SHEET
                                  (UNAUDITED)
                                 JUNE 30, 1996

                                           ASSETS
Current assets:
  Cash and cash equivalents......................................................  $   16,065
  Accounts receivable............................................................     197,645
  Inventories....................................................................      55,214
  Prepaid Expenses...............................................................      12,956
  Other current assets...........................................................      34,389
                                                                                   ----------
          Total current assets...................................................     316,269
  Equipment, furniture and leasehold improvements-net............................      42,542
  Investment in affiliate, at cost...............................................      24,127
  Other assets...................................................................      25,708
                                                                                   ----------
                                                                                   $  408,646
                                                                                   ==========
                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...............................................................  $  846,062
  Accrued liabilities............................................................     121,166
  Deferred revenue...............................................................      40,024
  Due to shareholder and other related party.....................................      10,487
  Capitalized lease obligations, current portion.................................      13,870
                                                                                   ----------
          Total current liabilities..............................................   1,051,609
Capitalized lease obligations, less current portion..............................           0
Due to affiliate.................................................................     323,288
Commitments                                                                                --
Stockholders' equity:
  Common stock, par value $1.00 per share, authorized 1,000 shares; issued and
     outstanding 100 shares as of June 30, 1996..................................         100
Accumulated deficit..............................................................    (966,351)
                                                                                   ----------
Total stockholders' equity.......................................................    (966,251)
                                                                                   ----------
                                                                                   $  408,646
                                                                                   ==========

                            See accompanying notes.

                                  SERIF, INC.

                       CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                         FOR THE SIX MONTHS
                                                                           ENDED JUNE 30,
                                                                      -------------------------
                                                                         1996           1995
                                                                      ----------     ----------
Revenues
Net product sales...................................................  $1,349,930     $3,150,270
Royalty and licensing income........................................     234,079        490,268
                                                                      ----------     ----------
Total revenue.......................................................   1,584,009      3,640,538
Cost of goods sold..................................................     404,675        915,935
                                                                      ----------     ----------
Gross profit........................................................   1,179,334      2,724,603
Selling, general and administrative expenses........................   1,161,591      2,719,250
Product development.................................................          --        132,536
Interest (income) expense net.......................................          --           (426)
                                                                      ----------     ----------
Net Income (loss)...................................................  $   17,743     $ (126,757)
Accumulated deficit at beginning of period..........................    (984,094)      (601,341)
                                                                      ----------     ----------
Accumulated deficit at end of period................................  $ (966,351)    $ (728,098)
                                                                      ==========     ==========

                            See accompanying notes.

                                  SERIF, INC.

                       CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                          FOR THE SIX MONTHS
                                                                            ENDED JUNE 30,
                                                                         ---------------------
                                                                          1996         1995
                                                                         -------     ---------
OPERATING ACTIVITIES
Cash from (used in) operations.......................................    $12,600     $(131,397)
INVESTING ACTIVITIES
Purchase of property and equipment...................................         --        (9,697)
FINANCING ACTIVITIES.................................................         --            --
                                                                         -------     ---------
Net increase (decrease) in cash......................................     12,600      (141,094)
Cash at beginning of period..........................................      3,465       207,245
                                                                         -------     ---------
Cash at end of period................................................    $16,065     $  66,151
                                                                         =======     =========

                  See notes to condensed financial statements.

                                  SERIF, INC.

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Business/Concentration of Credit Risk

     Serif, Inc. (the "Company"), develops and publishes a line of desktop publishing software products. The Company sells its products directly to customers on a telemarketing basis and to distributors and other re-sellers in the United States and Canada. The Company performs periodic credit evaluations of its customers but generally does not require collateral. No individual customer represents a significant percentage of sales.

  Revenue Recognition

     Revenue is generally recognized upon shipment of products to customers and is recorded net of allowances for anticipated returns. Certain customers are provided goods on a consignment basis. Revenues on these transactions are recognized upon the sale of products to the ultimate customer.

     Revenues from the licensing of proprietary software are recognized upon delivery, in accordance with the contract terms.

  Cash Equivalents

     Cash equivalents consist of highly liquid investments with a maturity of three months or less when purchased.

  Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market.

  Product Development Costs

     Product development costs consist principally of compensation to employees, related costs paid to outside consultants and an affiliated company, and technology and software the Company may acquire for use in its products. All product development costs are expensed as incurred.

  Equipment, Furniture and Leasehold Improvements

     Equipment, furniture and leasehold improvements, including assets under capitalized leases are stated at cost. Depreciation, including amortization of assets under capitalized leases is provided on a straight-line basis based upon the estimated useful lives of the related assets, generally 3 to 7 years. Leasehold improvements are amortized on a straight-line basis over the shorter of the life of the improvement or the remainder of the lease term.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. These estimates principally include provisions for sales, returns and allowances. Actual results could differ from these entries.

  Interim Financial Statements

     The accompanying unaudited interim financial statements as of June 30, 1996 and for each of the six month periods ended June 30, 1996 and 1995 include all adjustments which, in the opinion of management, are necessary for a fair presentation of the Company's financial position and results of operations and cash flows for the periods presented. All such adjustments are of a normal recurring nature. The results of the Company's operations for the six months ended June 30, 1996 are not necessarily indicative of the results of operations for a full fiscal year.

                                  SERIF, INC.

2. INVENTORIES

     Inventories at June 30, 1996 and December 31, 1995 consisted of the following:

                                                                  AT                  AT
                                                             JUNE 30, 1996     DECEMBER 31, 1995
                                                             -------------     -----------------
    Raw material...........................................     $39,167            $ 108,242
    Finished Goods.........................................      16,047                8,920
                                                             -------------     -----------------
                                                                $55,214            $ 117,162
                                                             ==========        =============

3. CAPITAL LEASE OBLIGATIONS

     The Company has accounted for certain leases for equipment as capitalized lease obligations. These leases are payable in monthly installments, including interest, aggregating $979.

     As of June 30, 1996, future minimum lease payments, excluding interest, under capitalized leases are as follows:

        1996................................................................  $7,962
        1997................................................................   6,379

4. SUBSEQUENT EVENTS

     On July 31, 1996, Allegro New Media, Inc. ("Allegro") acquired all of the Company's outstanding common stock in a purchase transaction.

5. RELATED PARTY TRANSACTIONS

     The balance due to shareholders and other related party, an employee, is non-interest bearing and is due on demand.

                             SERIF (EUROPE) LIMITED

                            CONDENSED BALANCE SHEETS

                       EXPRESSED IN USD @ BP 1.00 = $1.50

                                                                                    JUNE 30,
                                                                                      1996
                                                                                   -----------
                                                                                   (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents......................................................   $ 218,223
  Accounts receivable, net.......................................................     267,561
  Intercompany receivable........................................................     291,528
  Inventories (Note 2)...........................................................     108,471
  Other current assets...........................................................      53,387
                                                                                    ---------
     Total current assets........................................................     939,170
  Equipment, furniture and leasehold improvements-net............................      47,139
  Other assets...................................................................          --
                                                                                    ---------
                                                                                    $ 986,309
                                                                                    =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...............................................................   $ 439,023
  Accrued liabilities............................................................     445,592
                                                                                    ---------
     Total current liabilities...................................................     884,615
  Other liabilities..............................................................      44,195
                                                                                    ---------
     Total liabilities...........................................................     928,810
  Commitments (Note 7)
  Stockholders' equity (Note 5):
     8% Preferred stock, par value, BP1; 21,460 shares issued....................      32,190
  Common stock, par value, BP 1.00 per share, 135,620 shares issued and
     outstanding in 1996 and 1995................................................     203,430
  Accumulated earnings/(deficit).................................................    (178,121)
                                                                                    ---------
     Total stockholders' equity..................................................      57,499
                                                                                    ---------
                                                                                    $ 986,309
                                                                                    =========

                            See accompanying notes.

                             SERIF (EUROPE) LIMITED

                       CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                       EXPRESSED IN USD @ BP 1.00 = $1.50

                                                                        FOR SIX MONTHS ENDED
                                                                              JUNE 30,
                                                                        ---------------------
                                                                          1996        1995
                                                                        ---------   ---------
Revenues:
Net product sales.....................................................  $2,235,035  2,752,815
Cost of goods sold....................................................    729,191     784,497
                                                                        ----------  -----------
Gross profit..........................................................  1,505,844   1,968,318
Selling, general and administrative expenses..........................  1,469,923   1,632,408
Product development...................................................    144,638     108,734
Interest (income) expense-net.........................................      9,747      10,227
                                                                        ----------  -----------
Net (loss)............................................................   (118,464)    216,949
Accumulated deficit at beginning of period............................    (59,657)   (161,730)
                                                                        ----------  -----------
Accumulated (deficit) at end of period................................  $(178,121)  $  55,219
                                                                        ==========  ===========

                            See accompanying notes.

                             SERIF (EUROPE) LIMITED

                       CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                       $

                                                                          FOR THE SIX MONTHS
                                                                            ENDED JUNE 30,
                                                                         ---------------------
                                                                           1996         1995
                                                                         --------     --------
OPERATING ACTIVITIES
Cash from operations..................................................   $ 81,847     $211,598
INVESTING ACTIVITIES
Purchase of fixed assets..............................................     (4,351)
Sale of fixed assets..................................................                  42,189
FINANCING ACTIVITIES
Repayment of loans payable............................................    (79,188)     (20,191)
                                                                         ---------    ---------
Net increase (decrease) in cash.......................................     (1,692)     233,596
Cash at beginning of period...........................................    219,915      230,235
                                                                         ---------    ---------
Cash at end of period.................................................   $218,223     $463,831
                                                                         =========    =========

                  See notes to condensed financial statements.

                             SERIF (EUROPE) LIMITED

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Business/Concentration of Credit Risk

     Serif (Europe) Limited (the "Company"), develops and publishes a line of desktop publishing software products. The Company sells its products directly to customers on a telemarketing basis and to distributors and other re-sellers in the United Kingdom and continental Europe. The Company performs periodic credit evaluations of its customers but generally does not require collateral. No individual customer represents a significant percentage of sales.

  Revenue Recognition

     Revenue is generally recognized upon shipment of products to customers and is recorded net of allowances for anticipated returns. Certain customers are provided goods on a consignment basis. Revenues on these transactions are recognized upon the sale of products to the ultimate customer.

     Revenues from the licensing of proprietary software are recognized upon delivery, in accordance with the contract terms.

  Cash Equivalents

     Cash equivalents consist of highly liquid investments with a maturity of three months or less when purchased.

  Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or net realiseable value. Finished goods include the relevant proportion of overheads. Net realiseable value is based on estimated selling price less further costs to completion and disposal.

  Product Development Costs

     Product development costs consist principally of compensation to employees, related costs paid to outside consultants and an affiliated company, and technology and software the Company may acquire for use in its products. All product development costs are expensed as incurred.

  Equipment, Furniture and Leasehold Improvements

     Equipment, furniture and leasehold improvements, are stated at cost less estimated residual values over their estimated useful lives. Depreciation is provided on a straight-line basis based upon the estimated useful lives of the related assets, generally 3 to 7 years. Leasehold improvements are amortized on a straight-line basis over the shorter of the life of the improvement or the remainder of the lease term.

  Use of Estimates

     The preparation of financial statements in conformity with United Kingdom generally accepted accounting principles and with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. These estimates principally include provisions for sales returns and allowances. Actual results could differ from these estimates.

                             SERIF (EUROPE) LIMITED

  Advertising and Promotion Costs

     Advertising and promotion costs are expensed as incurred.

2. INVENTORIES

     Inventories at June 30, 1996 and December 31, 1995 consist of the following:

                                                                                JUNE 30,
                                                                                  1996
                                                                                --------
    Raw material..............................................................  $     --
    Finished goods............................................................   108,471
                                                                                --------
                                                                                $108,471
                                                                                ========

3. INCOME TAXES

     Provision is made for taxation deferred in respect of all material timing differences between the treatment of certain items for taxation and accounting purposes, only to the extent that it is probable that the liability will become payable in the foreseeable future.

4. FOREIGN CURRENCY EXCHANGE

     Transactions denominated in foreign currencies are translated into sterling at the rate of exchange ruling at the date of the transaction. Assets and liabilities denominated in foreign currencies are translated into sterling at the rate of exchange ruling at the balance sheet date.

5. RELATED PARTY TRANSACTION

     The Company and Serif Inc., a company affiliated through common ownership have entered into an agreement under which the companies share certain software technology, software development and other related costs and marketing information. Under the terms of the agreement, Serif, Inc. retains copyright and trademark rights of all software products and receives royalties on certain software sales by the Company. The Company has been granted exclusive distribution rights for certain software in the United Kingdom and non-exclusive distribution rights in certain other countries.

6. COMMITMENTS

     The Company leases certain facilities and equipment under operating type leases which are charged to the profit and loss account as they are incurred. The leases expire through 1999.

7. SUBSEQUENT EVENTS

     On July 31, 1996 Allegro New Media, Inc. ("Allegro") acquired all of the Company's outstanding common shares and preference shares in a purchase transaction. The accompanying balance sheet represents the historical carrying values of the assets and liabilities and no adjustments have been recorded related to this transaction. In addition, Allegro also acquired all of the outstanding common stock of Serif, Inc.

                      AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of October 1st, 1996 among Allegro New Media, Inc., a Delaware corporation ("Allegro"), SPC Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Allegro ("Merger Sub"), and Software Publishing Corporation, a Delaware corporation ("SPC").

                                    RECITALS

     A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("Delaware Law"), Allegro and SPC will enter into a business combination transaction pursuant to which Merger Sub will merge with and into SPC (the "Merger").

     B. The Board of Directors of Allegro (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Allegro and fair to, and in the best interests of, Allegro and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has recommended that the stockholders of Allegro vote to approve this Agreement.

     C. The Board of Directors of SPC (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of SPC and fair to, and in the best interests of, SPC and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has recommended the approval of this Agreement by the stockholders of SPC.

     D. Allegro and Merger Sub, on the one hand, and SPC on the other hand, desire to make certain representations and warranties and other agreements in connection with the Merger.

     E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into SPC, the separate corporate existence of Merger Sub shall cease and SPC shall continue as the surviving corporation. SPC as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the time of such filing (or such later time as may be agreed in writing by the parties and specified in the Certificate of Merger) being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement and the Certificate of Merger. The closing of the Merger (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

     1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of SPC and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of SPC and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4 Certificate of Incorporation; Bylaws.

     (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that at the Effective Time the Certificate of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "Software Publishing Corporation."

     (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

     1.5 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, until their successors are duly elected or appointed or qualified.

     1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, SPC or the holders of any of the following securities:

     (a) Conversion of SPC Capital Stock. Each share of Common Stock, par value $.001 per share, of SPC (the "SPC Capital Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of SPC Capital Stock to be canceled pursuant to Section 1.6(b) and any Dissenting Shares (as defined in and to the extent provided in Section 1.7(a)) will be canceled and extinguished and automatically converted (subject to Sections 1.6(e) and (f)) into the right to receive 0.26805 (the "Exchange Ratio") shares of Common Stock, par value $.001 per share, of Allegro (the "Allegro Common Stock") upon surrender of the certificate representing such share of SPC Capital Stock in the manner provided in Section 1.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.10).

     (b) Cancellation of Allegro-Owned Stock. Each share of SPC Capital Stock held in the treasury of SPC or owned by Merger Sub, Allegro or any direct or indirect wholly owned subsidiary of SPC or of Allegro immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

     (c) Stock Options. At the Effective Time all options to purchase SPC Capital Stock then outstanding under SPC's 1987 Stock Option Plan, 1989 Stock Option Plan, and 1991 Stock Option Plan (collectively, the "SPC Stock Option Plans") shall be assumed by Allegro in accordance with Section 5.11 hereof.

     (d) Employee Stock Purchase Plan. With respect to the Company's Employee Stock Purchase Plan (the "SPC Employee Stock Purchase Plan"), the offering period currently in progress shall be shortened by setting a new exercise date which shall be the date immediately preceding the Effective Time (the "New Exercise Date"). The SPC Employee Stock Purchase Plan shall terminate immediately following the purchase of SPC Capital Stock on the New Exercise Date.

     (e) Capital Stock of Merger Sub. Each share of Common Stock, par value $.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, par value $.001 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

     (f) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Allegro Common Stock or SPC Capital Stock), reorganization, recapitalization or other like change with respect to Allegro Common Stock or SPC Capital Stock occurring on or after the date hereof and prior to the Effective Time.

     (g) Fractional Shares. No fraction of a share of Allegro Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of SPC Capital Stock who would otherwise be entitled to a fraction of a share of Allegro Common Stock (after aggregating all fractional shares of Allegro Common Stock to be received by such holder) shall receive from Allegro an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of Allegro Common Stock for the ten most recent days that Allegro Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq SmallCap Market.

     1.7 Dissenting Shares.

     (a) Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of SPC Capital Stock who has demanded and perfected appraisal rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares") shall not be converted into or represent a right to receive Allegro Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

     (b) Notwithstanding the foregoing, if any holder of shares of SPC Capital Stock who demands appraisal of such shares under Delaware Law shall effectively withdraw the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Allegro Common Stock, without interest thereon, upon surrender of the certificate representing such shares.

     (c) SPC shall give Allegro (i) prompt notice of any written demands for appraisal of any shares of SPC Capital Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by SPC which relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under Delaware Law. SPC shall not, except with the prior written consent of Allegro or as may be required by applicable law, voluntarily make any payment with respect to any demands for appraisal of SPC Capital Stock or offer to settle or settle any such demands.

     1.8 Surrender of Certificates.

     (a) Exchange Agent. Allegro shall select American Stock Transfer and Trust Company or another institution reasonably satisfactory to SPC to act as the exchange agent (the "Exchange Agent") in the Merger.

     (b) Allegro to Provide Common Stock. Promptly after the Effective Time, Allegro shall make available to the Exchange Agent for exchange in accordance with this Article I, the shares of Allegro Common Stock issuable pursuant to
Section 1.6 in exchange for outstanding shares of SPC Capital Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to
Section 1.6(f) and any dividends or distributions and holders of shares of SPC Capital Stock may be entitled pursuant to Section 1.8(d).

     (c) Exchange Procedures. Promptly after the Effective Time, Allegro shall cause the Exchange Agent to mail to each holder of record (as of the Effective
Time) of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of SPC Capital Stock whose shares were converted into the right to receive shares of Allegro Common Stock pursuant to Section 1.6, cash in lieu of any fractional shares pursuant to
Section 1.6(f) and any dividends or other distributions pursuant to Section 1.8(d), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Allegro may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Allegro

Common Stock, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.8(d). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Allegro, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Allegro Common Stock, payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.8(d), and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.8(d) as to the payment of dividends, to evidence the ownership of the number of full shares of Allegro Common Stock into which such shares of SPC Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.8(d).

     (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Allegro Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Allegro Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder thereof certificates representing whole shares of Allegro Common Stock issued in exchange therefor, without interest, along with the amount of dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Allegro Common Stock.

     (e) Transfers of Ownership. If any certificate for shares of Allegro Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Allegro or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Allegro Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Allegro or any agent designated by it that such tax has been paid or is not payable.

     (f) No Liability. Notwithstanding anything to the contrary in this Section 1.8, neither the Exchange Agent, Allegro, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Allegro Common Stock or SPC Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.9 No Further Ownership Rights in SPC Capital Stock. All shares of Allegro Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.6(f) and 1.8(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of SPC Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of SPC Capital Stock which were outstanding immediately prior to the Effective Time. If after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.10 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such whole number of shares of Allegro Common Stock into which the shares of SPC Capital Stock evidenced thereby shall have been converted, cash for fractional shares, if any, as may be required pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.8(d); provided, however, that Allegro may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Allegro or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.11 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

     1.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of SPC and Merger Sub, the officers and directors of SPC and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF SPC

     SPC represents and warrants to Allegro and Merger Sub, subject to the exceptions specifically disclosed in writing in the disclosure letter supplied by SPC to Allegro (the "SPC Schedules"), as follows:

     2.1 Organization of SPC. SPC and each of its material subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined below) on SPC. SPC has delivered to Allegro a true and complete list of all of SPC's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and SPC's equity interest therein. SPC has delivered or made available a true and correct copy of the Certificate of Incorporation and Bylaws of SPC and similar governing instruments of its subsidiaries, each as amended to date, to counsel for Allegro. When used in connection with SPC, the term "Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of SPC and its subsidiaries taken as a whole; provided, however, that the continuation of current trends in such business, assets (including intangible assets), financial condition or results of operations (including without limitation declining revenues and further losses) shall not be deemed to constitute a Material Adverse Effect, but material deviations therefrom shall constitute a Material Adverse Effect.

     2.2 SPC Capital Structure. The authorized capital stock of SPC consists of 30,000,000 shares of Common Stock, par value $.001 per share, of which there were 12,553,596 shares issued and outstanding as of October 1, 1996, and 2,000,000 shares of Preferred Stock, par value $.001 per share, none of which are issued and outstanding as of October 1, 1996. All outstanding shares of SPC Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of SPC or any agreement or document to which SPC is a party or by which it is bound. As of October 1, 1996, SPC had reserved an aggregate of 3,187,760 shares of Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the SPC Stock Option Plans, under which options are outstanding for an aggregate of 3,018,725 shares. All shares of SPC Capital Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. The SPC Schedules list each outstanding option to acquire shares of the Common Stock of SPC at October 1, 1996, the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option will have vested at such date and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, and indicate the extent of acceleration, if any. As of September 15, 1996, there were 10 participants in the SPC Employee Stock Purchase Plan.

     2.3 Obligations With Respect to Capital Stock.  Except as set forth in
Section 2.2, there are no equity securities of any class of SPC, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except for securities SPC owns, directly or indirectly through one or more subsidiaries, there are no equity securities of any class of any subsidiary of SPC, or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 2.2, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which SPC or any of its subsidiaries is a party or by which it is bound obligating SPC or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of SPC, or any of its subsidiaries or obligating SPC or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, to the knowledge of SPC, there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of SPC or with respect to any equity security of any class of any of its subsidiaries.

     2.4 Authority.

     (a) SPC has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of SPC, subject only to the approval of this Agreement by SPC's stockholders and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. A vote of the holders of at least a majority of the outstanding shares of the SPC Capital Stock is required for SPC's stockholders to approve this Agreement. This Agreement has been duly executed and delivered by SPC and, assuming the due authorization, execution and delivery by Allegro and, if applicable, Merger Sub, constitutes the valid and binding obligation of SPC, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by SPC does not, and the performance of this Agreement by SPC will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of SPC or the equivalent organizational documents of any of its subsidiaries, (ii) subject to obtaining the approval of SPC's stockholders of the Merger as contemplated in Section 5.2 and compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to SPC or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair SPC's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of SPC or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which SPC or any of its subsidiaries is a party or by which SPC or any of its subsidiaries or its or any of their respective properties are bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on SPC. The SPC Schedules list all material consents, waivers and approvals under any of SPC's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

     (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to SPC in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of a Form S-4 Registration Statement (the "Registration Statement") with the Securities and Exchange Commission ("SEC") in accordance with the Securities Act of 1933, as amended (the "Securities Act"),
(ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) the filing of the Proxy Statement (as defined in Section 2.20) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) the filing of a Current Report on Form 8-K with the

SEC, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on SPC or Allegro or have a material adverse effect on the ability of the parties to consummate the Merger.

     2.5 Section 203 of the Delaware General Corporation Law Not
Applicable. The Board of Directors of SPC has taken all actions so that the restrictions contained in Section 203 of the Delaware General Corporation Law applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement.

     2.6 SEC Filings; SPC Financial Statements.

     (a) SPC has filed all forms, reports and documents required to be filed with the SEC since October 1, 1994, and has made available to Allegro such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that SPC may file subsequent to the date hereof) are referred to herein as the "SPC SEC Reports." As of their respective dates, the SPC SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SPC SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of SPC's subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in SPC SEC Reports (the "SPC Financials"), including any SPC SEC Reports filed after the date hereof until the Closing, (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented the consolidated financial position of SPC and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of SPC contained in SPC SEC Reports as of June 30, 1996 is hereinafter referred to as the "SPC Balance Sheet." Except as disclosed in the SPC Financials, neither SPC nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of SPC and its subsidiaries taken as a whole, except liabilities (i) provided for in the SPC Balance Sheet, or
(ii) incurred since the date of the SPC Balance Sheet in the ordinary course of business consistent with past practices.

     (c) SPC has heretofore furnished to Allegro a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by SPC with the SEC pursuant to the Securities Act or the Exchange Act.

     2.7 Absence of Certain Changes or Events. Since the date of the SPC Balance Sheet through the date of this Agreement, there has not been: (i) any Material Adverse Effect on SPC, (ii) any material change by SPC in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (iii) any revaluation by SPC of any of its assets having a Material Adverse Effect on SPC, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business.

     2.8 Taxes. SPC and each of its subsidiaries has filed all tax returns required to be filed by any of them and has paid (or SPC has paid on its behalf), or has set up an adequate reserve for the payment of, all material taxes required to be paid as shown on such returns, and the most recent financial statements contained in the SPC SEC Reports reflect an adequate reserve for all material taxes payable by SPC and its subsidiaries accrued through the date of such financial statements. Except as reasonably would not be expected to have a Material Adverse Effect on SPC, no deficiencies for any taxes have been proposed, asserted or assessed against SPC or any of its subsidiaries. For the purpose of this Agreement, the term "tax" shall include all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

     2.9 Intellectual Property.

     (a) To the knowledge of SPC and its subsidiaries, SPC and its subsidiaries own, or have the right to use, sell or license all patents, trademarks, trade names, service marks, copyrights and other intellectual property necessary or required for the conduct of their respective businesses as presently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "SPC IP Rights"), except for any failure to own or have the right to use, sell or license that would not have a Material Adverse Effect on SPC; provided, that the foregoing exception shall not apply to the SPC IP Rights with respect to "Intelligent Formatting".

     (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any SPC IP Rights (the "SPC IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any SPC IP Rights or impair the right of SPC and its subsidiaries, the Surviving Corporation or Allegro to use, sell or license any SPC IP Rights or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not individually or in the aggregate, result in a Material Adverse Effect on SPC.

     (c) To the knowledge of SPC and its subsidiaries, (i) neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by SPC or any of its subsidiaries violates any license or agreement between SPC or any of its subsidiaries and any third party or infringes any intellectual property right of any other party; and (ii) there is no pending or, to the knowledge of SPC, threatened claim, arbitration or litigation contesting the validity, ownership or right to use, sell, license or dispose of any SPC IP Rights, nor has SPC received any written notice asserting that any SPC IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, except, with respect to clauses (i) and (ii), for any violations, infringements, claims or litigation that would not have a Material Adverse Effect on SPC.

     (d) SPC has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all SPC IP Rights.

     2.10 Compliance; Permits; Restrictions.

     (a) Neither SPC nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to SPC or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which SPC or any of its subsidiaries is a party or by which SPC or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations which would not have a Material Adverse Effect on SPC. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of SPC, threatened against SPC or its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which would not have a Material Adverse Effect on SPC.

     (b) SPC and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of SPC and its subsidiaries taken as a whole (collectively, the "SPC Permits"). SPC and its subsidiaries are in compliance with the terms of SPC Permits, except where the failure to hold the same or to so comply would not have a Material Adverse Effect on SPC.

     2.11 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which SPC or any of its subsidiaries has received any notice of assertion nor, to SPC's knowledge, is there a written threat of an action, suit, proceeding, claim, arbitration or investigation against SPC or any of its subsidiaries which would have a Material Adverse Effect on SPC, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

     2.12 Brokers' and Finders' Fees. Except for fees payable to Unterberg Harris disclosed to Allegro, SPC has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.13 Employee Benefit Plans.

     (a) With respect to each material employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by SPC or any trade or business (an "ERISA Affiliate") which is under common control with SPC within the meaning of Section 414 of the Code (the "SPC Employee Plans"), SPC has made available to Allegro a true and complete copy of, to the extent applicable, (i) such SPC Employee Plan, (ii) the most recent annual report (Form 5500), (iii) each trust agreement related to such SPC Employee Plan, (iv) the most recent summary plan description for each SPC Employee Plan for which such a description is required, (v) the most recent actuarial report relating to any SPC Employee Plan subject to Title IV of ERISA and (vi) the most recent United States Internal Revenue Service ("IRS") determination letter issued with respect to any SPC Employee Plan.

     (b) Each SPC Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination from the IRS covering the provisions of the Tax Reform Act of 1986 stating that such SPC Employee Plan is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such plan. Each SPC Employee Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law. Neither SPC nor any ERISA Affiliate of SPC has incurred or is reasonably expected to incur any material liability under Title IV of ERISA in connection with any SPC Employee Plan.

     (c) Neither SPC nor any ERISA Affiliate thereof has withdrawn in a complete or partial withdrawal from any multi-employer plan within the meaning of Section 4001(a)(3) of ERISA prior to the Effective Time. Neither SPC nor any ERISA Affiliate thereof has contributed to or been obligated to contribute to any multi-employer plan within the meaning of Section 4001(a)(3) of ERISA.

     2.14 Absence of Liens and Encumbrances. SPC and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the SPC Financials and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which would not have a Material Adverse Effect on SPC.

     2.15 Environmental Matters.

     (a) Hazardous Material. Except as would not have a Material Adverse Effect on SPC, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws,

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(a "Hazardous Material"), but excluding office and janitorial supplies, are present in the soil, groundwater, building materials or ambient air of any real property currently occupied by SPC as a result of the deliberate actions of SPC or any of its subsidiaries, and SPC has not received any notice that it is allegedly liable for the presence of Hazardous Materials in, on or under any other property, including the land and the improvements, ground water and surface water thereof, that SPC or any of its subsidiaries has at any time owned, operated, occupied or leased.

     (b) Hazardous Materials Activities. Except as would not have a Material Adverse Effect on SPC, neither SPC nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has SPC or any of its subsidiaries disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

     (c) Permits. SPC and its subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "SPC Environmental Permits") necessary for the conduct of SPC's and its subsidiaries' Hazardous Material Activities as currently conducted and other businesses of SPC and its subsidiaries as such activities and businesses are currently being conducted, except where the failure to so hold would not have a Material Adverse Effect on SPC.

     (d) Environmental Liabilities. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to SPC's knowledge, threatened concerning any SPC Environmental Permit or any Hazardous Materials Activity of SPC or any of its subsidiaries. SPC is not aware of any fact or circumstance which could involve SPC or any of its subsidiaries in any environmental litigation or impose upon SPC or any of its subsidiaries any environmental liability that would have a Material Adverse Effect on SPC.

     2.16 Labor Matters. To SPC's knowledge, there are no activities or proceedings of any labor union to organize any employees of SPC or any of its subsidiaries and there are no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of SPC or any of its subsidiaries. SPC and its subsidiaries are and have been in compliance with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA (as defined below), WARN or any similar state or local law), except for any noncompliance that would not have a Material Adverse Effect on SPC.

     2.17 Agreements, Contracts and Commitments. Except as set forth in the SPC Schedules, neither SPC nor any of its subsidiaries is a party to or is bound by:

          (a) any collective bargaining agreements;

          (b) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

          (c) any employment or consulting agreement, contract or commitment with any officer or director level employee, not terminable by SPC or any of its subsidiaries on thirty days notice without liability, except to the extent general principles of wrongful termination law may limit SPC's or any of its subsidiaries, ability to terminate employees at will;

          (d) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (e) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between SPC or any of its subsidiaries and any of its officers or directors;

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          (f) any agreement, contract or commitment containing any covenant limiting the freedom of SPC or any of its subsidiaries to engage in any line of business or compete with any person;

          (g) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $50,000 and not cancelable without penalty;

          (h) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

          (i) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

          (j) any joint marketing or development agreement (excluding agreements with resellers, value added resellers or independent software vendors entered into in the ordinary course of business that do not permit such resellers or vendors to modify SPC's or any of its subsidiaries' software products);

          (k) any distribution agreement (identifying any that contain exclusivity provisions); or

          (l) any other agreement, contract or commitment (excluding real and personal property leases) which involve payment by SPC or any of its subsidiaries under any such agreement, contract or commitment of $50,000 or more in the aggregate and is not cancelable without penalty within thirty
     (30) days.

     Neither SPC nor any of its subsidiaries, nor to SPC's knowledge any other party to an SPC Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which SPC is a party or by which it is bound of the type described in clauses (a) through (l) above (any such agreement, contract or commitment, an "SPC Contract") in such a manner as would permit any other party to cancel or terminate any such SPC Contract, or would permit any other party to seek damages, which would have a Material Adverse Effect on SPC.

     2.18 Change of Control Payments. There are no plans or agreements pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers or directors of SPC as a result of or in connection with the Merger.

     2.19 Statements; Proxy Statement/Prospectus. The information supplied by SPC for inclusion in the Registration Statement (as defined in Section 2.4(b)) shall not, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by SPC for inclusion in the proxy statement/prospectus to be sent to the stockholders of SPC and stockholders of Allegro in connection with the meeting of SPC's stockholders to consider the approval of this Agreement (the "SPC Stockholders' Meeting") and in connection with the meeting of Allegro's stockholders to consider the approval of this Agreement (the "Allegro Stockholders' Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to SPC's stockholders and Allegro's stockholders, at the time of the SPC Stockholders' Meeting or the Allegro Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the SPC Stockholders' Meeting or the Allegro Stockholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to SPC or any of its affiliates, officers or directors should be discovered by SPC which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, SPC shall promptly inform Allegro. Notwithstanding the foregoing, SPC makes no representation or warranty with

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respect to any information supplied by Allegro or Merger Sub which is contained in any of the foregoing documents.

     2.20 Board Approval. The Board of Directors of SPC has, as of the date of this Agreement, determined (i) that the Merger is fair to and in the best interests of SPC and its stockholders, and (ii) to recommend that the stockholders of SPC approve this Agreement.

     2.21 Minute Books. The minute books of SPC made available to counsel for Allegro are the only minute books of SPC and contain a reasonably accurate summary, in all material respects, of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of SPC.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF ALLEGRO AND MERGER SUB

     Allegro and Merger Sub represent and warrant to SPC, subject to the exceptions specifically disclosed in the disclosure letter supplied by Allegro to SPC (the "Allegro Schedules"), as follows:

     3.1 Organization of Allegro. Allegro and each of its material subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined below) on Allegro. Allegro has delivered to SPC a true and complete list of all of Allegro's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and Allegro's equity interest therein. Allegro has delivered or made available a true and correct copy of the Certificate of Incorporation and Bylaws of Allegro and similar governing instruments of its subsidiaries, each as amended to date, to counsel for SPC. When used in connection with Allegro, the term "Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of Allegro and its subsidiaries taken as a whole; provided, however, that the continuation of current trends in such business, assets (including intangible assets), financial condition or results of operations (including without limitation further losses) shall not be deemed to constitute a Material Adverse Effect, but material deviations therefrom shall constitute a Material Adverse Effect.

     3.2 Allegro Capital Structure. The authorized capital stock of Allegro consists of 18,000,000 shares of Common Stock, par value $.001 per share, of which there were 4,444,477 shares issued and outstanding as of October 1, 1996, 2,000,000 shares of Class A Preferred Stock, par value $.001 per share, of which there were no shares issued and outstanding as of October 1, 1996, 60,520 shares of Class B Voting Preferred Stock, par value $.001 per share, of which there were 60,520 shares issued and outstanding as of October 1, 1996 and 1,939,480 shares of Serial Preferred Stock, par value $.001 per share, of which no shares were issued or outstanding as of October 1, 1996. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $.001 per share, 100 shares of which, as of the date hereof, are issued and outstanding and are held by Allegro. All outstanding shares of the Common Stock of Allegro are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Allegro or any agreement or document to which Allegro is a party or by which it is bound. As of October 1, 1996, Allegro had reserved an aggregate of 1,500,000 shares of Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to Allegro's 1994 Long-Term Incentive Plan and Allegro's Outside Directors and Advisors Stock Option Plan (collectively, the "Allegro Stock Option Plans"), under which options are outstanding for an aggregate 1,106,115 shares. All shares of the Common Stock of Allegro subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. The Allegro Schedules list each outstanding option to acquire shares of the Common Stock Allegro at June 30, 1996, the name of the holder of such

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

option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option will have vested at such date and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, and indicate the extent of acceleration, if any.

     3.3 Obligations With Respect to Capital Stock.  Except as set forth in
Section 3.2, there are no equity securities of any class of Allegro, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except for securities Allegro owns, directly or indirectly through one or more subsidiaries, there are no equity securities of any class of any subsidiary of Allegro, or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 3.2, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which Allegro or any of its subsidiaries is a party or by which it is bound obligating Allegro or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Allegro or any of its subsidiaries or obligating Allegro or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, to the knowledge of Allegro there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Allegro or with respect to any equity security of any class of any of its subsidiaries.

     3.4 Authority.

     (a) Each of Allegro and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Allegro and, in the case of this Agreement, Merger Sub, subject only to the approval of the merger by Allegro's stockholders as contemplated in Section 5.2 and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by each of Allegro and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by SPC, this Agreement constitutes the valid and binding obligations of each of Allegro and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by each of Allegro and Merger Sub do not, and the performance of this Agreement by each of Allegro and Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Allegro or the Certificate of Incorporation or Bylaws of Merger Sub or the equivalent organizational documents of any of its other subsidiaries, (ii) subject to obtaining the approval of the Merger by Allegro's stockholders as contemplated in Section 5.2 and compliance with the requirements set forth in Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Allegro or any of its subsidiaries (including Merger Sub) or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Allegro's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Allegro or any of its subsidiaries (including Merger Sub) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Allegro or any of its subsidiaries (including Merger Sub) is a party or by which Allegro or any of its sub sidiaries (including Merger Sub) or its or any of their respective properties are bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on Allegro. The Allegro Schedules list all material consents, waivers and approvals under any of Allegro's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

     (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Allegro or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware,
(iii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (iv) the filing of a Current Report on Form 8-K with the SEC, (v) the listing of the Allegro Common Stock on the Nasdaq SmallCap Market, (vi) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (vii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on SPC or Allegro or have a material adverse effect on the ability of the parties to consummate the Merger.

     3.5 Section 203 of the Delaware General Corporation Law Not
Applicable. The Board of Directors of Allegro has taken all actions so that the restrictions contained in Section 203 of the Delaware General Corporation Law applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement.

     3.6 SEC Filings; Allegro Financial Statements.

     (a) Allegro has filed all forms, reports and documents required to be filed with the SEC since and including December 1995, and has made available to SPC such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Allegro may file subsequent to the date hereof) are referred to herein as the "Allegro SEC Reports." As of their respective dates, the Allegro SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Allegro SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Allegro's subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in Allegro SEC Reports (the "Allegro Financials"), including any Allegro SEC Reports filed after the date hereof until the Closing, (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-QSB under the Exchange
Act) and (z) fairly presented the consolidated financial position of Allegro and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Allegro contained in Allegro SEC Reports as of June 30, 1996 is hereinafter referred to as the "Allegro Balance Sheet." Except as disclosed in the Allegro Financials, neither Allegro nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Allegro and its subsidiaries taken as a whole, except liabilities (i) provided for in the Allegro Balance Sheet, or (ii) incurred since the date of the Allegro Balance Sheet in the ordinary course of business consistent with past practices.

     (c) Allegro has heretofore furnished to SPC a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Allegro with the SEC pursuant to the Securities Act or the Exchange Act.

     3.7 Absence of Certain Changes or Events. Since the date of the Allegro Balance Sheet through the date of this Agreement, there has not been: (i) any Material Adverse Effect on Allegro, (ii) any material change by Allegro in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (iii) any revaluation by Allegro of any of its assets having a Material Adverse Effect on Allegro, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business.

     3.8 Taxes. Allegro and each of its subsidiaries has filed all tax returns required to be filed by any of them and has paid (or Allegro has paid on its behalf), or has set up an adequate reserve for the payment of, all material taxes required to be paid as shown on such returns and the most recent financial statements contained in the Allegro SEC Reports reflect an adequate reserve for all material taxes payable by Allegro and its subsidiaries accrued through the date of such financial statements. Except as reasonably would not be expected to have a Material Adverse Effect on Allegro, no deficiencies for any taxes have been proposed, asserted or assessed against Allegro or any of its subsidiaries.

     3.9 Intellectual Property.

     (a) To the knowledge of Allegro and its subsidiaries, Allegro and its subsidiaries own, or have the right to use, sell or license all patents, trademarks, trade names, service marks, copyrights and other intellectual property necessary or required for the conduct of their respective businesses as presently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "Allegro IP Rights"), except for any failure to own or have the right to use, sell or license that would not have a Material Adverse Effect on Allegro.

     (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Allegro IP Rights (the "Allegro IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Allegro IP Rights or impair the right of Allegro and its subsidiaries to use, sell or license any Allegro IP Rights or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not individually or in the aggregate, result in a Material Adverse Effect on Allegro.

     (c) To the knowledge of Allegro and its subsidiaries, (i) neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by Allegro or any of its subsidiaries violates any license or agreement between Allegro or any of its subsidiaries and any third party or infringes any intellectual property right of any other party; and (ii) there is no pending or, to the knowledge of Allegro, threatened claim, arbitration or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Allegro IP Rights, nor has Allegro received any written notice asserting that any Allegro IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, except, with respect to clauses (i) and
(ii), for any violations, infringements, claims or litigation that would not have a Material Adverse Effect on Allegro.

     (d) Allegro has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Allegro IP Rights.

     3.10 Compliance; Permits; Restrictions.

     (a) Neither Allegro nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Allegro or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Allegro or any of its subsidiaries is a party or by which Allegro or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations which would not have a Material Adverse Effect on Allegro. No investigation or review by any governmental or, to the knowledge of Allegro, regulatory body or authority is pending or threatened against Allegro or its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which would not have a Material Adverse Effect on Allegro.

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

     (b) Allegro and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of Allegro and its subsidiaries taken as a whole (collectively, the "Allegro Permits"). Allegro and its subsidiaries are in compliance with the terms of Allegro Permits, except where the failure to hold the same or to so comply would not have a Material Adverse Effect on Allegro.

     3.11 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Allegro or any of its subsidiaries has received any notice of assertion nor, to Allegro's knowledge, is there a written threat of an action, suit, proceeding, claim, arbitration or investigation against Allegro or any of its subsidiaries which would have a Material Adverse Effect on Allegro, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

     3.12 Brokers' and Finders' Fees. Except for fees payable to Frost Capital Partners, Inc. and Joseph Abrams disclosed to SPC, Allegro has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.13 Employee Benefit Plans.

     (a) With respect to each material employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA) maintained or contributed to by Allegro or any ERISA Affiliate thereof which is under common control with Allegro within the meaning of Section 414 of the Code (the "Allegro Employee Plans"), Allegro has made available to SPC a true and complete copy of, to the extent applicable, (i) such Allegro Employee Plan, (ii) the most recent annual report (Form 5500), (iii) each trust agreement related to such Allegro Employee Plan, (iv) the most recent summary plan description for each Allegro Employee Plan for which such a description is required, (v) the most recent actuarial report relating to any Allegro Employee Plan subject to Title IV of ERISA and
(vi) the most recent IRS determination letter issued with respect to any Allegro Employee Plan.

     (b) Each Allegro Employee Plan which is intended to be qualified under
Section 401(a) of the Code has received a favorable determination from the IRS covering the provisions of the Tax Reform Act of 1986 stating that such Allegro Employee Plan is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such plan. Each Allegro Employee Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law. Neither Allegro nor any ERISA Affiliate of Allegro has incurred or is reasonably expected to incur any material liability under Title IV of ERISA in connection with any Allegro Employee Plan.

     (c) Neither Allegro nor any ERISA Affiliate thereof has withdrawn in a complete or partial withdrawal from any multi-employer plan within the meaning of Section 4001(a)(3) of ERISA prior to the Effective Time. Neither Allegro nor any ERISA Affiliate thereof has contributed to or been obligated to contribute to any multi-employer plan within the meaning of Section 4001(a)(3) of ERISA.

     3.14 Absence of Liens and Encumbrances. Allegro and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the Allegro Financials and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which would not have a Material Adverse Effect on Allegro.

     3.15 Environmental Matters.

     (a) Hazardous Material. Except as would not have a Material Adverse Effect on Allegro, no underground storage tanks and no Hazardous Materials (but excluding office and janitorial supplies) are present in the soil, ground water, building materials or ambient air of any real property currently occupied by SPC, as a result of the deliberate actions of Allegro or any of its subsidiaries, and Allegro has not received any notice that it is allegedly liable for the presence of Hazardous Materials in, on or under any other property,

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including the land and the improvements, ground water and surface water thereof, that Allegro has at any time owned, operated, occupied or leased.

     (b) Hazardous Materials Activities. Except as would not have a Material Adverse Effect on Allegro, neither Allegro nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Allegro or any of its subsidiaries engaged in any Hazardous Materials Activities in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

     (c) Permits. Allegro and its subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "Allegro Environmental Permits") necessary for the conduct of Allegro's and its subsidiaries' Hazardous Material Activities as currently conducted and other businesses of Allegro and its subsidiaries as such activities and businesses are currently being conducted, except where the failure to so hold would not have a Material Adverse Effect on Allegro.

     (d) Environmental Liabilities. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to Allegro's knowledge, threatened concerning any Allegro Environmental Permit or any Hazardous Materials Activity of Allegro or any of its subsidiaries. Allegro is not aware of any fact or circumstance which could involve Allegro or any of its subsidiaries in any environmental litigation or impose upon Allegro or any of its subsidiaries any environmental liability that would have a Material Adverse Effect on Allegro.

     3.16 Labor Matters. To Allegro's knowledge, there are no activities or proceedings of any labor union to organize any employees of Allegro or any of its subsidiaries and there are no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of Allegro or any of its subsidiaries. Allegro and its subsidiaries are and have been in compliance with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA, WARN or any similar state or local law), except for any noncompliance that would not have a Material Adverse Effect on Allegro.

     3.17 Agreements, Contracts and Commitments. Except as set forth in the Allegro Schedules, neither Allegro nor any of its subsidiaries is a party to or is bound by:

          (a) any collective bargaining agreements;

          (b) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

          (c) any employment or consulting agreement, contract or commitment with any officer or director level employee, not terminable by Allegro or any of its subsidiaries on thirty days notice without liability, except to the extent general principles of wrongful termination law may limit Allegro's or any of its subsidiaries' ability to terminate employees at will;

          (d) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (e) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between Allegro or any of its subsidiaries and any of its officers or directors;

          (f) any agreement, contract or commitment containing any covenant limiting the freedom of Allegro or any of its subsidiaries to engage in any line of business or compete with any person;

          (g) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $50,000 and not cancelable without penalty;

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

          (h) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

          (i) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

          (j) any joint marketing or development agreement (excluding agreements with resellers, value added resellers or independent software vendors entered into in the ordinary course of business that do not permit such resellers or vendors to modify Allegro's or any of its subsidiaries' software products);

          (k) any distribution agreement (identifying any that contain exclusivity provisions); or

          (l) any other agreement, contract or commitment (excluding real and personal property leases) which involves payment by Allegro or any of its subsidiaries under any such agreement, contract or commitment of $50,000 or more in the aggregate and is not cancelable without penalty within thirty
     (30) days.

     Neither Allegro nor any of its subsidiaries, nor to Allegro's knowledge any other party to an Allegro Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Allegro is a party or by which it is bound of the type described in clauses (a) through (l) above (any such agreement, contract or commitment, an "Allegro Contract") in such a manner as would permit any other party to cancel or terminate any such Allegro Contract, or would permit any other party to seek damages, which would have a Material Adverse Effect on Allegro.

     3.18 Change of Control Payments. There are no plans or agreements pursuant to which any material amounts may become payable (whether currently or in the future) to current or former officers or directors of Allegro as a result of or in connection with the Merger.

     3.19 Statements; Proxy Statement/Prospectus. The information supplied by Allegro for inclusion in the Registration Statement (as defined in Section 2.4(b)) shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Allegro for inclusion in the Proxy Statement to be sent to the stockholders of Allegro and the stockholders of SPC in connection with the Allegro Stockholders' Meeting and SPC Stockholders' Meeting shall not, on the date the Proxy Statement is first mailed to Allegro's stockholders and SPC's stockholders, at the time of the SPC Stockholders' Meeting or the Allegro Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Allegro Stockholders' Meeting or the SPC Stockholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to Allegro or any of its affiliates, officers or directors should be discovered by Allegro which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Allegro shall promptly inform SPC. Notwithstanding the foregoing, Allegro makes no representation or warranty with respect to any information supplied by SPC which is contained in any of the foregoing documents.

     3.20 Board Approval. The Board of Directors of Allegro has, as of the date of this Agreement, determined (i) that the Merger is fair to and in the best interests of Allegro and its stockholders, and (ii) to recommend that the stockholders of Allegro approve this Agreement.

     3.21 Minute Books. The minute books of Allegro made available to counsel for SPC are the only minute books of Allegro and contain a reasonably accurate summary, in all material respects, of all meetings

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of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of Allegro.

                                   ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1 Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, SPC (which for the purposes of this Article 4 shall include SPC and each of its subsidiaries) and Allegro (which for the purposes of this Article 4 shall include Allegro and each of its subsidiaries) agree, except (i) in the case of SPC as provided in Article 4 of the SPC Schedules and in the case of Allegro as provided in Article 4 of the Allegro Schedules, or (ii) to the extent that the other party shall otherwise consent in writing, to carry on its business diligently and in accordance with good commercial practice and to carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In furtherance of the foregoing and subject to applicable law, SPC and Allegro agree to confer, as promptly as practicable, prior to taking any material actions or making any material management decisions with respect to the conduct of business. In addition, except in the case of SPC as provided in Article 4 of the SPC Schedules and in the case of Allegro as provided in Article 4 of the Allegro Schedules, without the prior written consent of the other, not to be unreasonably withheld, neither SPC nor Allegro shall do any of the following, and neither SPC nor Allegro shall permit its subsidiaries to do any of the following:

          (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

          (b) Enter into any material partnership arrangements, joint development agreements or strategic alliances;

          (c) Grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to the other, or adopt any new severance plan;

          (d) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the SPC IP Rights or the Allegro IP Rights, as the case may be, or enter into grants to future patent rights, other than in the ordinary course of business;

          (e) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

          (f) Repurchase or otherwise acquire, directly or indirectly, any shares of capital stock except pursuant to rights of repurchase of any such shares under any employee, consultant or director stock plan;

          (g) Issue, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire and shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (i) the issuance of shares of SPC Capital Stock or Allegro Common Stock, as the case may be, pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement, (ii) options to purchase shares of SPC Capital Stock or Allegro Common Stock, as the

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

     case may be, to be granted at fair market value in the ordinary course of business, consistent with past practice and in accordance with existing stock option plans, (iii) shares of SPC Capital Stock or Allegro Common Stock, as the case may be, issuable upon the exercise of the options referred to in clause (ii), (iv) shares of SPC Capital Stock issuable to participants the SPC Employee Stock Purchase Plan consistent with the terms thereof, and (v) shares of Allegro Common Stock pursuant to the terms hereof;

          (h) Cause, permit or propose any amendments to any charter document or Bylaw (or similar governing instruments of any subsidiaries), except to increase the size of the Board of Directors of Allegro to eleven directors;

          (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of SPC or Allegro, as the case may be, or enter into any joint ventures, strategic partnerships or alliances, other than in the ordinary course of business consistent with past practice;

          (j) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of SPC or Allegro, as the case may be, except in the ordinary course of business consistent with past practice;

          (k) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of SPC or Allegro, as the case may be, or guarantee any debt securities of others;

          (l) Adopt or amend any employee benefit or stock purchase or option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice;

          (m) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business;

          (n) Make any grant of exclusive rights to any third party;

          (o) Make any expenditure equal to or exceeding $15,000; or

          (p) Agree in writing or otherwise to take any of the actions described in Article 4 (a) through (o) above.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1 Proxy Statement/Prospectus; Registration Statement; Other Filings. As promptly as practicable after the execution of this Agreement, SPC and Allegro will prepare and file with the SEC the Proxy Statement and Allegro will prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of SPC and Allegro will respond to any comments of the SEC, will use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and will cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time. As promptly as practicable after the date of this Agreement, SPC and Allegro will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or state securities or Blue Sky laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each party will notify the other party promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other

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

Filing or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. The Proxy Statement, the Registration Statement and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing, SPC or Allegro, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of SPC and Allegro, such amendment or supplement. The Proxy Statement will also include the recommendations of (i) the Board of Directors of SPC in favor of approval of this Agreement (except to the extent permitted by Section 5.4) and (ii) the Board of Directors of Allegro in favor of the approval of this Agreement (except that the Board of Directors of Allegro may withdraw, modify or refrain from making such recommendations to the extent that the Board determines, in good faith, after discussion with outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so).

     5.2 Meetings of Stockholders. Promptly after the date hereof, SPC will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the SPC Stockholders' Meeting to be held as promptly as practicable, and in any event within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon this Agreement. SPC will consult with Allegro and use its commercially reasonable efforts to hold the SPC Stockholders' Meeting on the same day as the Allegro Stockholders' Meeting. Promptly after the date hereof, Allegro will take all action necessary in accordance with the Delaware General Corporation Law and its Certificate of Incorporation and Bylaws to convene the Allegro Stockholders' Meeting to be held as promptly as practicable, and in any event within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon this Agreement. Allegro will consult with SPC and will use its commercially reasonable efforts to hold the Allegro Stockholders' Meeting on the same day as the SPC Stockholders' Meeting. Allegro and SPC will each use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and will take all other action necessary or advisable to secure the vote or consent of their respective stockholders required by the Delaware General Corporation Law to obtain such approval (except to the extent permitted by Section 5.4).

     5.3 Access to Information; Confidentiality.

     (a) Each party will afford the other party and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of the other party during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of such party, as the other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     (b) The parties acknowledge that Allegro and SPC have previously executed a Confidentiality Agreement (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms, except as is necessary to comply with the terms of this Agreement.

     5.4 No Solicitation by SPC.

     (a) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, SPC and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or knowingly encourage submission of, any proposals or offers by any person, entity or group (other than Allegro and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning SPC or any of its subsidiaries to, or afford any access to the properties, books or records of SPC or any of its subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than Allegro and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to SPC. For the purposes of this Agreement, an "Acquisition Proposal" with respect to an entity means any proposal or offer relating to (i) any merger, consolidation, sale of substantial assets or similar transactions involving the entity or any subsidiaries of the entity (other than sales of assets or inventory in the ordinary course of business or permitted under the terms of this Agreement), (ii) sale of 5% or more of the outstanding shares of capital stock of the entity (including without limitation by way of a tender offer or an exchange offer), (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 5% or more of the then outstanding shares of capital stock of the entity (except for acquisitions for passive investment purposes only in circumstances where the person or group qualifies for and files a Schedule 13G with respect thereto); or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. SPC will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. SPC will (i) notify Allegro as promptly as practicable if any inquiry or proposal is made or any information or access is requested in writing in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) as promptly as practicable notify Allegro of the significant terms and conditions of any such Acquisition Proposal. In addition, subject to the other provisions of this Section 5.4, from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, SPC and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Allegro); provided, however, that nothing herein shall prohibit SPC's Board of Directors from taking and disclosing to SPC's stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act.

     (b) Notwithstanding the provisions of paragraph (a) above, prior to the approval of this Agreement by the stockholders of SPC at the SPC Stockholders' Meeting, SPC may, to the extent the Board of Directors of SPC determines, in good faith, after consultation with outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of paragraph
(c), below, furnish information to any person, entity or group after such person, entity or group has delivered to SPC in writing, an unsolicited bona fide Acquisition Proposal which the Board of Directors of SPC in its good faith reasonable judgment determines, after consultation with its independent financial advisors, would result in a transaction more favorable to the stockholders of SPC from a financial point of view than the Merger and for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors of SPC (based upon the advice of independent financial advisors), is reasonably capable of being financed by such person, entity or group and which is likely to be consummated (an "SPC Superior Proposal"). In addition, notwithstanding the provisions of paragraph (a) above, in connection with a possible Acquisition Proposal, SPC may refer any third party to this Section 5.4 or make a copy of this Section 5.4 available to a third party. In the event SPC receives an SPC Superior Proposal, nothing contained in this Agreement (but subject to the terms hereof) will prevent the Board of Directors of SPC from approving such SPC Superior Proposal or recommending such SPC Superior Proposal to SPC's stockholders, if the Board determines that such action is required by its fiduciary duties under applicable law; in such case, the Board of Directors of SPC may withdraw, modify or refrain from making its recommendation concerning the approval of this Agreement; provided, however, that SPC shall not accept or recommend to its stockholders, or enter into any agreement concerning, an SPC Superior Proposal for a period of not less than 48 hours after Allegro's receipt of a copy of such SPC Superior Proposal (or a description of the significant terms and conditions thereof, if not in writing).

     (c) Notwithstanding anything to the contrary in paragraph (a), SPC will not provide any non-public information to a third party unless: (x) SPC provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement; and (y) such non-public information is the same information previously delivered to Allegro.

     5.5 Public Disclosure. Allegro and SPC will consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Alternative Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or Nasdaq.

     5.6 Legal Requirements. Each of Allegro, Merger Sub and SPC will take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals of or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement. Allegro will use its commercially reasonable efforts to take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Allegro Common Stock pursuant hereto. SPC will use its commercially reasonable efforts to assist Allegro as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Allegro Common Stock pursuant hereto.

     5.7 Third Party Consents. As soon as practicable following the date hereof, Allegro and SPC will each use its commercially reasonable efforts to obtain all material consents, waivers and approvals under any of its or its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

     5.8 FIRPTA. At or prior to the Closing, SPC, if requested by Allegro, shall deliver to the IRS a notice that the SPC Capital Stock is not a "U.S. Real Property Interest" as defined and in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

     5.9 Notification of Certain Matters. Allegro and Merger Sub will give prompt notice to SPC, and SPC will give prompt notice to Allegro, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, or (b) any material failure of Allegro and Merger Sub or SPC, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     5.10 Best Efforts and Further Assurances. Subject to the respective rights and obligations of Allegro and SPC under this Agreement, each of the parties to this Agreement will use its best efforts to effectuate the Merger and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

     5.11 Stock Options; Employee Stock Purchase Plan.

     (a) At the Effective Time, each outstanding option to purchase shares of SPC Capital Stock (each an "SPC Stock Option") under the SPC Stock Option Plans, whether or not exercisable, will be assumed by Allegro. Each SPC Stock Option so assumed by Allegro under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable SPC Stock Option Plan immediately prior to the Effective Time (including, without limitation, any repurchase rights), except that (i) each SPC Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Allegro Common Stock equal to the product of the number of shares of SPC Capital Stock that were issuable upon exercise of such SPC Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Allegro Common Stock, and
(ii) the per share exercise price for the shares of Allegro Common Stock issuable upon exercise of such assumed SPC

Stock Option will be equal to the quotient determined by dividing the exercise price per share of SPC Capital Stock at which such SPC Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. After the Effective Time, Allegro will issue to each holder of an outstanding SPC Stock Option a notice describing the foregoing assumption of such SPC Stock Option by Allegro.

     (b) It is the intention of the parties that SPC Stock Options assumed by Allegro qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent SPC Stock Options qualified as incentive stock options immediately prior to the Effective Time.

     (c) Allegro will reserve sufficient shares of Allegro Common Stock for issuance under Section 5.11(a) and under Section 1.6(c) hereof.

     5.12 Form S-8. Allegro agrees to file a registration statement on Form S-8 for the shares of Allegro Common Stock issuable with respect to assumed SPC Stock Options no later than ten (10) business days after the Closing Date.

     5.13 Indemnification and Insurance.

     (a) From and after the Effective Time, the Surviving Corporation will fulfill and honor in all respects the obligations of SPC pursuant to any indemnification agreements between SPC and its directors and officers existing prior to the date hereof. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to indemnification and elimination of liability for monetary damages not less favorable to officers and directors to those set forth in the Certificate of Incorporation and Bylaws of SPC, which provisions will not be amended, repealed or otherwise modified in a manner adverse to officers and directors for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at the Effective Time, were directors, officers, employees or agents of SPC, unless such modification is required by law.

     (b) After the Effective Time the Surviving Corporation will, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or Bylaws, indemnify and hold harmless, each present and former director or officer of SPC or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent arising out of or pertaining to any action or omission in his or her capacity as a director or officer of SPC arising out of or pertaining to the transactions contemplated by this Agreement for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time will be reasonably satisfactory to the Surviving Corporation and Allegro, (ii) after the Effective Time, the Surviving Corporation will pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and (iii) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation will not be liable for any settlement effected without its written consent (which consent will not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims will continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm (in addition to local counsel) to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

     (c) Allegro shall maintain through September 3, 1997 the current policies of directors' and officers' liability insurance maintained by SPC. The Surviving Corporation shall pay all retentions and deductibles payable by any Indemnified Party with respect to such policies; provided, that if and to the extent the Surviving Corporation has insufficient cash to pay such retentions and deductibles in full, the remaining amounts payable shall be paid by Allegro.

     (d) Promptly after the Effective Time, Allegro shall enter into indemnification agreements with directors and officers of SPC who become directors or officers of Allegro or of the Surviving Corporation, which agreements shall be substantially identical to those which Allegro has entered with its current officers and directors.

     (e) This Section 5.13 will survive any termination of this Agreement and the consummation of the Merger at the Effective Time, is intended to benefit SPC, the Surviving Corporation and the Indemnified Parties, and will be binding on all successors and assigns of the Surviving Corporation. If Allegro or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving person of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in each such case, proper provision shall be made so that such successors or assigns of Allegro or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.13.

     5.14 Tax-Free Reorganization. Allegro and SPC will each use its commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code. Allegro and SPC will each make available to the other party and their respective legal counsel copies of all returns requested by the other party.

     5.15 NASDAQ Listing. Allegro agrees to apply for authorization for listing on the Nasdaq SmallCap Market the shares of Allegro Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance, and will use its commercially reasonable efforts to have its Common Stock authorized for listing on the Nasdaq National Market System as soon as reasonably practicable.

     5.16 SPC Affiliate Agreement. Set forth on the SPC Schedules is a list of those persons who may be deemed to be, in SPC's reasonable judgment, affiliates of SPC within the meaning of Rule 145 promulgated under the Securities Act (an "SPC Affiliate"). SPC will provide Allegro with such information and documents as Allegro reasonably requests for purposes of reviewing such list. SPC will use its best efforts to deliver or cause to be delivered to Allegro prior to the Closing Date from each SPC Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit A (the "SPC Affiliate Agreement"), each of which will be in full force and effect as of the Effective Time. Allegro will be entitled to place appropriate legends on the certificates evidencing any Allegro Common Stock to be received by an SPC Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Allegro Common Stock, consistent with the terms of the SPC Affiliate Agreement.

     5.17 Board of Directors of Allegro. The Board of Directors of Allegro will take all actions necessary to cause the Board of Directors of Allegro, immediately after the Effective Time, to consist of eleven persons, nine of whom shall have served on the Board of Directors of Allegro immediately prior to the Effective Time and two of whom shall have served on the Board of Directors of SPC immediately prior to the Effective Time (one of whom shall be Fred Gibbons, in Class III, and one of whom shall be designated by the SPC Board of Directors, and is currently expected to be Miriam Frazer, in Class II). If, prior to the Effective Time, any of the SPC or Allegro designees shall decline or be unable to serve as an SPC or Allegro director, SPC (if such person was designated by SPC) or Allegro (if such person was designated by Allegro) shall designate another person to serve in such person's stead, which person shall be reasonably acceptable to the other party.

     5.18 Loan Facility. From the date hereof through the Effective Date or earlier termination of the Agreement, SPC shall, upon request by Allegro, loan up to $1,000,000 to Allegro. SPC shall not be required to loan more than one-third of the maximum loan amount in any 30-day period, and the proceeds of all loans shall be used only for working capital purposes; provided, however, that no such loan shall be required to be made unless and until the fairness opinions referred to in Sections 6.2(e) and 6.3(f) have been received or the condition relating thereto waived. Any such loan shall be evidenced by a promissory note with the following terms:

          (a) maturity on the tenth anniversary of the date of any loan;

          (b) in the event that this Agreement is terminated by Allegro, the note shall be converted into shares of Common Stock of Allegro at the Loan Conversion Price (as defined below);

          (c) in the event this Agreement is terminated by SPC, the note (less any amount payable by SPC to Allegro pursuant to Section 7.3(b) of this Agreement) shall be converted into shares of Common Stock of Allegro at the Loan Conversion Price; provided, however, that in the event that such termination shall result in a fee payable by Allegro to SPC pursuant to
     Section 7.3(c) of this Agreement, only one-half of the note shall be so converted and the remaining one-half shall be repayable at the same time and in the same manner as the fee payable pursuant to Section 7;

          (d) the note shall bear interest at a rate per annum equal to the prime rate plus 2%.

     As used herein, the term "Loan Conversion Price" shall mean 90% of the average of the last reported sale prices of the Allegro Common Stock for the ten trading days ending on the day immediately prior to the date of termination leading to conversion of the loan(s).

     5.19 Fairness Opinions. Each of SPC and Allegro shall use their best efforts to obtain the fairness opinions referred to in Sections 6.2(e) and 6.3(e), respectively.

     5.20 SPC Employee Benefits. Subject to being able to do so consistently with applicable laws, after the Effective Date, Allegro will use its commercially reasonable efforts to cause the Surviving Corporation to provide to the employees of SPC employee benefits comparable to those under the existing SPC plans generally available to SPC employees.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

     6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Stockholder Approval. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law by the stockholders of SPC and by the stockholders of Allegro.

          (b) Registration Statement Effective. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC.

          (c) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (d) Nasdaq Listing. The shares of Allegro Common Stock issuable to stockholders of SPC pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Nasdaq SmallCap upon official notice of issuance.

     6.2 Additional Conditions to Obligations of SPC. The obligations of SPC to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by SPC:

          (a) Representations and Warranties. The representations and warranties of Allegro and Merger Sub contained in this Agreement shall be true and correct on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases where the failure to be so true and correct, would not have a Material Adverse Effect on Allegro; and SPC shall have received a certificate to such effect signed on behalf of Allegro by the Chief Financial Officer of Allegro;

          (b) Agreements and Covenants. Allegro and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and SPC shall have received a certificate to such effect signed on behalf of Allegro by the Chief Financial Officer of Allegro;

          (c) Material Adverse Effect. No Material Adverse Effect with respect to Allegro shall have occurred since the date of this Agreement; and

          (d) Legal Opinion. SPC shall have received a legal opinion from Blau, Kramer, Wactlar & Lieberman, P.C., counsel to Allegro, in a form reasonably acceptable to SPC.

          (e) Fairness Opinion. SPC shall have received a written opinion from Unterberg Harris or another investment banking firm by not later than October 11, 1996, to the effect that as of the date hereof, the Exchange Ratio is fair to SPC's stockholders from a financial point of view, and shall have delivered to Allegro by not later than such date a copy of such opinion.

     6.3 Additional Conditions to the Obligations of Allegro and Merger
Sub. The obligations of Allegro and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Allegro:

          (a) Representations and Warranties. The representations and warranties of SPC contained in this Agreement shall be true and correct on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases where the failure to be so true and correct, would not have a Material Adverse Effect on SPC; and Allegro and Merger Sub shall have received a certificate to such effect signed on behalf of SPC by the Chief Financial Officer of SPC;

          (b) Agreements and Covenants. SPC shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Allegro shall have received a certificate to such effect signed on behalf of SPC by the Chief Financial Officer of SPC;

          (c) Material Adverse Effect. No Material Adverse Effect with respect to SPC shall have occurred since the date of this Agreement;

          (d) Legal Opinion. Allegro shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, counsel to SPC, in a form reasonably acceptable to Allegro.

          (e) Fairness Opinion. Allegro has received a written opinion from Frost Capital Partners, Inc. or another investment banking firm by not later than October 11, 1996 to the effect that as of the date hereof, the Merger is fair to Allegro's stockholders from a financial point of view, and shall have delivered to SPC a copy of such opinion by not later than such date.

          (f) Termination of SPC Shareholder Rights Plan. SPC's Shareholder Rights Plan shall either have been terminated or its operation waived with regard to the transaction contemplated hereby.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the stockholders of Allegro and SPC:

          (a) by mutual written consent duly authorized by the Boards of Directors of Allegro and SPC;

          (b) by either SPC or Allegro if the Merger shall not have been consummated by February 15, 1997; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

          (c) by either SPC or Allegro if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (an "Order"), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;

          (d) by either SPC or Allegro if the required approvals of the stockholders of SPC and Allegro contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof (provided that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party where the failure to obtain stockholder approval of such party shall have been caused by the action or failure to act of such party in breach of this Agreement);

          (e) by either SPC or Allegro, if SPC shall have accepted an SPC Superior Proposal or by Allegro if the SPC Board of Directors recommends an SPC Superior Proposal to the stockholders of SPC;

          (f) by Allegro, if the Board of Directors of SPC shall have withheld, withdrawn or modified in a manner adverse to Allegro its recommendation in favor of approving the issuance of the shares of Allegro Common Stock by virtue of the Merger;

          (g) by SPC, if the Board of Directors of Allegro shall have withheld, withdrawn or modified in a manner adverse to SPC its recommendation in favor of the Merger;

          (h) by SPC, upon a material breach of any representation, warranty, covenant or agreement on the part of Allegro set forth in this Agreement, or if any representation or warranty of Allegro shall have become untrue in any material respect, in either case such that the conditions set forth in
     Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in Allegro's representations and warranties or breach by Allegro is curable by Allegro through the exercise of its commercially reasonable efforts within fifteen
     (15) days of the time such representation or warranty shall have become untrue or such breach, then SPC may not terminate this Agreement under this
     Section 7.1(h) during such fifteen-day period provided Allegro continues to exercise such commercially reasonable efforts;

          (i) by Allegro, upon a material breach of any representation, warranty, covenant or agreement on the part of SPC set forth in this Agreement, or if any representation or warranty of SPC shall have become untrue in any material respect, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the Company's representations and warranties or breach by SPC is curable by SPC through the exercise of its commercially reasonable efforts within fifteen (15) days of the time such representation or warranty shall have become untrue or such breach, then Allegro may not terminate this Agreement under this
     Section 7.1(i) during such fifteen-day period provided SPC continues to exercise such commercially reasonable efforts;

          (j) by SPC, if there shall have occurred any Material Adverse Effect with respect to Allegro since the date of this Agreement;

          (k) by Allegro, if there shall have occurred any Material Adverse Effect with respect to SPC since the date of this Agreement;

          (l) by SPC, if the condition specified in Section 6.2(e) has not been satisfied by October 11, 1996; or

          (m) by Allegro, if the condition specified in Section 6.3(e) has not been satisfied by October 11, 1996.

     7.2 Notice of Termination; Effect of Termination.

     (a) Subject to Sections 7.2(b) and (c), any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and Article 8 (miscellaneous), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

     (b) Any termination of this Agreement by SPC pursuant to Sections 7.1(d) or 7.1(e) hereof shall be of no force or effect unless prior to such termination SPC shall have paid to Allegro any amounts payable pursuant to Section 7.3(b).

     (c) Any termination of this Agreement by Allegro pursuant to Sections 7.1(d) or 7.1(g) hereof shall be of no force or effect unless prior to such termination Allegro shall have paid to SPC any amounts payable pursuant to
Section 7.3(c).

     7.3 Fees and Expenses.

     (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Allegro and SPC shall share equally all fees and expenses, other than reasonable attorneys' and accountants fees and expenses, incurred in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

     (b) SPC shall immediately make payment to Allegro (by wire transfer or certified or cashiers check) of (x) $1,000,000 (i) in the event SPC shall have accepted an SPC Superior Proposal or if the SPC Board of Directors recommends an SPC Superior Proposal to the stockholders of SPC, or (ii) in the event the vote of the stockholders of SPC contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof (an "SPC Negative Vote") if prior to such SPC Negative Vote there shall have occurred an Acquisition Proposal with respect to SPC which shall have been publicly disclosed and not withdrawn; or (iii) in the event of an SPC Negative Vote if prior to such SPC Negative Vote the Board of Directors of SPC shall have withheld, withdrawn or modified in a manner adverse to Allegro its recommendation in favor of the Merger or (y) $750,000 in the event of (i) an SPC Negative Vote if SPC shall not be required to make payment of the $1,000,000 required by clause (x) above or (ii) a failure to perform or observe any covenant of SPC contained herein.

     (c) Allegro shall immediately make payment to SPC (by wire transfer or certified or cashiers check) of $750,000 in the event of (i) an Allegro Negative Vote or (ii) a failure to perform or observe any covenant of Allegro contained herein.

     (d) Payment of the fees described in Section 7.3(b) and (c) above shall not be in lieu of damages incurred in the event of breach of this Agreement.

     7.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 Non-Survival of Representations and Warranties. The representations and warranties of SPC, Allegro and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

     8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

          (a) if to Allegro or Merger Sub, to:

          Allegro New Media, Inc.
          3 Oak Road
          Fairfield, New Jersey 07004
          Attention: Barry A. Cinnamon
            President
          Telephone No.: (201) 808-1992
          Telecopy No.: (201) 808-2645

          with a copy to:

          Blau, Kramer, Wactlar & Lieberman, P.C.
          100 Jericho Quadrangle
          Jericho, New York 11753
          Attention: Neil M. Kaufman, Esq.
          Telephone No.: (516) 822-4820
          Telecopy No.: (516) 822-4824

        (b) if to SPC, to:

           Software Publishing Corporation
           111 North Market Street
           San Jose, CA 95113
           Attention: Miriam Frazer
           Telephone No.: (408) 537-3000
           Telecopy No.: (408) 537-3506
           with a copy to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
Attention: Herbert Fockler, Esq.
Telephone No.: (415) 493-9300
Telecopy No.: (415) 493-6811

     8.3 Interpretation; Knowledge.

     (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

     (b) For purposes of this Agreement, the term "knowledge" means, with respect to any matter in question, that the executive officers of SPC or Allegro, as the case may be, have actual knowledge of such matter.

     8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     8.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including SPC Schedules and the Allegro Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth herein.

     8.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     8.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     8.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

     IN WITNESS WHEREOF, Allegro, Merger Sub, and SPC have caused this Agreement to be signed by themselves or their duly authorized respective officers, all as of the date first written above.

                                          ALLEGRO NEW MEDIA, INC.

                                          By: /s/       BARRY CINNAMON

                                            ------------------------------------
                                          Name: Barry Cinnamon
                                          Title: Chairman

                                          SOFTWARE PUBLISHING CORPORATION

                                          By: /s/        FRED GIBBONS

                                            ------------------------------------
                                          Name: Fred Gibbons
                                          Title: Chairman

                                          By: /s/        MIRIAM FRAZER

                                            ------------------------------------
                                          Name: Miriam Frazer
                                          Title: V.P. Finance and Chief
                                          Financial Officer

                                          SPC ACQUISITION CORPORATION

                                          By: /s/       BARRY CINNAMON

                                            ------------------------------------
                                          Name: Barry Cinnamon
                                          Title: President

                                                                         ANNEX B

                          FROST CAPITAL PARTNERS, INC.
                              44 Montgomery Street
                        San Francisco, California 94104
                              Tel: (415) 274-2400
                              Fax: (415) 274-2444

September 30, 1996

Board of Directors
Allegro New Media
3 Oak Road
Fairfield, NJ 07004

Gentlemen:

     We understand that Allegro New Media ("ANMI" or the "Company") and Software Publishing Corporation ("SPC") are considering a transaction ("Transaction" or "Merger") pursuant to which a newly formed wholly-owned subsidiary of ANMI ("Merger Sub") would merge with and into SPC and each of the outstanding shares of common stock of SPC would be converted into the right to receive .26805 (the "Exchange Ratio") shares of ANMI's common equity (the "Shares"). As of September 30, 1996, the application of this Exchange Ratio to SPC common equity approximated 3,818,940 Shares.

     Upon the advice of ANMI and SPC and their accounting advisors, we have assumed that the Merger will be treated as a purchase for accounting purposes. We also have assumed that the pro forma financial statements of the combined company provided to us are accurate and present fairly in all material respects the combined financial position and results of ANMI and SPC and have been prepared in accordance with generally accepted accounting principles.

     You have asked us to render our opinion (the "Opinion") as to whether the Exchange Ratio is fair, from a financial point of view, to the Company and its stockholders.

     In arriving at our Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate in the circumstances. In the course of such activities, among other things, we have:

          1. Reviewed the Agreement and Plan of Reorganization among ANMI, Merger Sub and SPC, dated as of October 1, 1996, and certain related documents.

          2. Discussed with senior management of ANMI and SPC their respective views of the strategic rationale for the Merger and the benefits of the Merger to ANMI.

          3. Participated in discussions and negotiations among representatives of ANMI and SPC and their financial and legal advisors.

          4. Reviewed the Form 10-K annual reports of SPC for the fiscal years ended September 30, 1993, 1994 and 1995, and the Form 10-KSB annual report of ANMI for the fiscal year ending December 31, 1995.

          5. Reviewed the audited annual financial statements of SPC for the fiscal years ended September 30, 1993, 1994 and 1995, and for ANMI for the fiscal years ending December 31, 1994 and 1995.

          6. Reviewed the Form 10-Q quarterly reports of SPC for the three months ended December 31, 1995, the six months ended March 31, 1996 and the nine months ended June 30, 1996.

          7. Reviewed the Form 10-QSB quarterly reports of ANMI for the three months ended March 31, 1996 and the six months ended June 30, 1996.

          8. Reviewed the ANMI prospectus dated December 6, 1995.

          9. Analyzed certain internal financial statements and other financial and operating data concerning ANMI prepared by the management of ANMI.

          10. Analyzed certain internal financial statements and other financial and operating data concerning SPC prepared by the management of SPC.

          11. Discussed the past and current operations and financial condition and the prospects of ANMI and SPC with senior executives of each.

          12. Analyzed certain financial projections prepared by SPC for the fiscal year ended September 30, 1996, the three month period ending December 31, 1996, and for the fiscal years ending September 30, 1997 through 1999.

          13. Analyzed certain financial projections prepared by ANMI for the quarter ending September 30, 1996, the fiscal year ending December 31, 1996 and the fiscal year ending December 31, 1997.

          14. Reviewed the analysis prepared by KPMG on the "Allocation of Purchase Price to Acquired Assets" relating to the proposed merger.

          15. Analyzed certain financial projections prepared by ANMI regarding the combined entity post-Merger for the fiscal year ended December 31, 1997, and discussed with management of SPC and ANMI such financial projections and their underlying assumptions.

          16. Reviewed certain financial and securities data of companies deemed similar to SPC and ANMI; such review included, among other things, an analysis of historical financial performance, scope of operations, capital structure and market valuations of those companies relative to both ANMI and SPC.

          17. Reviewed the financial terms, to the extent publicly available, of certain selected acquisition transactions completed between January 1994 and September 1996 involving companies engaged in the development and publishing of business productivity software.

          18. Reviewed the trading activity in ANMI and SPC's common stock in the past 12 months.

          19. Reviewed research reports prepared by securities analysts of major brokerage and investment banking firms for both ANMI and SPC.

          20. Reviewed various press releases on SPC and ANMI.

          21. Reviewed the external technology report titled "ASAP Product Technical Assets Evaluation" dated September 20, 1996.

          22. Conducted such other studies, analyses and investigations as we have deemed appropriate.

     In connection with our review, we have not independently verified the information described above and for purposes of this Opinion have assumed the accuracy, completeness and fairness thereof. We have further relied upon the assurances of the management of ANMI and SPC that the information provided to us by ANMI and SPC has been prepared on a reasonable basis, and, with respect to projections, financial planning data, products under development, potential publishing or distribution relationships, and other business outlook information, reflects the best currently available estimates and judgments of such respective management, and that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. We have not performed any appraisals or valuations of specific assets, liabilities, properties or facilities of ANMI or SPC. Our Opinion also relies upon, without independent verification, ANMI management's assessment of the validity of, and the risks associated with, SPC's products and technology.

     For our services in rendering this Opinion, ANMI will pay us a fee and indemnify us against certain liabilities. This fee is not contingent upon consummation of the Merger. Frost Capital Partners has also acted as financial advisor to ANMI in connection with the Merger and will receive a fee for such advisory services, payment of a significant portion of which is contingent upon the consummation of the Merger. Approximately fifty percent of the fees to be paid by ANMI to us will be in the form of ANMI stock. Frost Capital Partners currently owns 14,181 shares and 25,000 options with an exercise price of $3.25 of ANMI stock received as payment for a previous transaction in which we acted as financial advisor.

     Our Opinion herein is as of September 30, 1996, the date upon which we completed our review, analysis and inquiries as described above, and we have not undertaken and disclaim any obligation to undertake any such review, analysis or inquiry subsequent to that date.

     This Opinion is intended solely for the use of the Board of Directors in connection with the matters contemplated hereby. This Opinion shall not be used without our written consent, which we agree shall not be unreasonably withheld, for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner, or for any purpose, other than as required by law or by legal process. This Opinion is not intended to be and does not constitute a recommendation to any stockholder as to how a stockholder should vote with respect to the Merger.

     Based upon and subject to the foregoing and based on such other factors as we consider relevant, it is our Opinion that the Exchange Ratio proposed to be paid by ANMI in the Merger is fair, from a financial point of view, to ANMI and its stockholders as of the date hereof.

Very truly yours,

FROST CAPITAL PARTNERS, INC.

By: /s/  IAN BERMAN

    -------------------------------------------------------
Ian Berman
Managing Director

                                                                         ANNEX C

                                UNTERBERG HARRIS
                         275 BATTERY STREET, 29TH FLOOR
                            SAN FRANCISCO, CA 94111
                       (415) 399-1500 FAX (415) 399-1113

                                                                October 11, 1996

Board of Directors
Software Publishing Corporation
111 N. Market Street
San Jose, CA 95113

Dear Ladies and Gentlemen:

     We understand that Software Publishing Corporation ("Software Publishing" or the "Company") and Allegro New Media ("Allegro") have entered into an Agreement and Plan of Merger, dated October 1, 1996 (the "Merger Agreement"), pursuant to which Software Publishing will become a wholly owned subsidiary of Allegro (the "Merger"). In connection with the Merger, Allegro will issue
0.26805 shares of its Common Stock for each share of Software Publishing's Common Stock (the "Exchange Ratio") and the vested and non-vested options will be assumed by Allegro based on the terms of the Merger.

     You have requested our opinion with respect to the fairness of the Exchange Ratio, from a financial point of view, to the shareholders of Software Publishing.

     In connection with our review, we have, among other things:

          (i) reviewed the Merger Agreement dated October 1, 1996;

          (ii) reviewed publicly available financial information with respect to the business operations of the Company including, but not limited to, audited financial statements for the fiscal years ended September 1993, 1994 and 1995 and unaudited financial statements for the period ended June 30, 1996;

          (iii) reviewed publicly available financial information with respect to the business operations of Allegro including, but not limited to, audited financial statements for the fiscal year ended December 31, 1995 and unaudited financial statements for the period ended June 30, 1996;

          (iv) reviewed certain internal financial and operating information relating to Software Publishing and Allegro (including financial projections) prepared by the respective managements of each company;

          (v) held discussions with certain members of both Software Publishing and Allegro senior management concerning their past and current operations, financial condition and business prospects and the potential financial effect of the Merger of Software Publishing and Allegro if the Merger were consummated;

          (vi) reviewed a comparison of operating results and other financial information of Software Publishing and Allegro with other companies which we deemed appropriate;

          (vii) reviewed the historical market prices and reported trading activity of Software Publishing and Allegro Common Stock;

          (viii) compared the financial terms of the Merger and the premium paid over the Company's current, historical and average stock price with the terms and premiums paid of certain other merger, acquisition and business combination transactions which we deemed appropriate; and

          (ix) considered such other information, financial studies and analyses as we deemed relevant and performed such analyses, studies and investigations as we deemed necessary.

     We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us. With respect to any financial projections, we assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective future financial performances of Software Publishing and Allegro and the future financial performance of the combined company. We also have assumed, without independent verification, that Allegro owns and has adequate legal protection for all material intellectual property it purports to own, that Allegro owns or has adequate rights to use all intellectual property material to its business as conducted or contemplated to be conducted and that the representations and warranties of Software Publishing and Allegro in the Agreement and Plan of Reorganization are true and correct. We have also assumed that the Merger will be accounted for as a purchase.

     We have not conducted a physical inspection of the properties or facilities of Software Publishing or Allegro or made any independent valuation or appraisal of the assets, liabilities, patents or intellectual property of Software Publishing and Allegro, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to us, as of the date of this letter.

     We understand that in considering the Merger, the Board of Directors of the Company has considered a wide range of financial and non-financial factors, many of which are beyond the scope of this letter. This letter is not intended to substitute for the Board's exercise of its own business judgment in reviewing the Merger. This opinion is solely for purposes of the Board of Directors of the Company in connection with its exercise of its business judgment, and delivery of this opinion is not intended to confer rights on any third party, including shareholders, employees or creditors of the Company or Allegro.

     We are expressing no opinion herein as to the prices at which the shares of the Company or Allegro will actually trade at any time. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote on the Merger. It should be understood that, although subsequent developments may occur which might affect this opinion, Unterberg Harris does not have any obligation to update, revise or reaffirm this opinion.

     Based upon and subject to the foregoing considerations, it is our opinion as financial advisors that, as of the date of the Merger Agreement, the Exchange Ratio is fair, from a financial point of view, to the shareholders of Software Publishing.

                                          Very truly yours,

                                          /s/  Unterberg Harris

                                          UNTERBERG HARRIS

                                                                         ANNEX D

                        DELAWARE GENERAL CORPORATION LAW

SECTION 262 -- APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec.251, 252, 254, 257, 258, 263 or 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsections (f) or (g) of sec.251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec.228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         ANNEX E

     If Proposal 2 is approved, the following will be included in an amendment to the Certificate of Incorporation of the Company, in Article FOURTH thereof:

FOURTH: (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is THIRTY-FOUR MILLION (34,000,000) shares. Of these (i) THIRTY MILLION (30,000,000) shares shall be shares of Common Stock of the par value of $.001 per share; (ii) TWO MILLION (2,000,000) shares shall be shares of Class A Convertible Preferred Stock; (iii) ONE MILLION NINE HUNDRED THIRTY-NINE THOUSAND FOUR HUNDRED EIGHTY (1,939,480) shares shall be shares of Serial Preferred Stock of the par value of $.001 per share; and
(iv) SIXTY-THOUSAND FIVE HUNDRED TWENTY (60,520) shares shall be shares of Class B Voting Preferred Stock, Series A of the par value of $.001 per share. [If Proposal 3 is approved, to read "The total number of shares of all classes of stock which the Corporation shall have authority to issue is THIRTY-TWO MILLION (32,000,000) shares. Of these (i) THIRTY MILLION (30,000,000) shares shall be shares of Common Stock of the par value of $.001 per share; (ii) ONE MILLION NINE HUNDRED THIRTY-NINE THOUSAND FOUR HUNDRED EIGHTY (1,939,480) shares shall be shares of Serial Preferred Stock of the par value of $.001 per share; and
(iii) SIXTY-THOUSAND FIVE HUNDRED TWENTY (60,520) shares shall be shares of Class B Voting Preferred Stock, Series A of the par value of $.001 per share."] [If Proposals 2 and 3 are not approved to read: "The amount of the total authorized capital stock of this Corporation is TWENTY-TWO MILLION (22,000,000) shares. Of these (i) EIGHTEEN MILLION (18,000,000) shares shall be shares of Common Stock of the par value of $.001 per share; (ii) TWO MILLION (2,000,000) shares shall be shares of Class A Convertible Preferred Stock; and (iii) TWO MILLION (2,000,000) shares shall be shares of Serial Preferred Stock of the par value of $.001 per share."]

     (b) The statement of the relative rights, preferences and limitations of the shares of each class is as follows:

     A. Class A Convertible Preferred Stock.

     1. Dividends. Each issued and outstanding share of Class A Convertible Preferred Stock shall entitle the holder of record thereof to receive out of funds legally available therefor, when, as and if declared by the Board of Directors, dividends accruing at the annual rate of ten percent (10%) of the liquidation preference thereof, commencing December 1, 1994, which shall be payable only on such date as the shares of Class A Convertible Preferred Stock are redeemed pursuant to paragraph 3 below or the Company is liquidated, dissolved or wound up in accordance with paragraph 2 below. Whenever any full dividends which have been declared upon the issued and outstanding shares of Class A Convertible Preferred Stock as aforesaid for all past annual periods shall have been paid, without interest, and whenever full dividends upon the issued and outstanding shares of Class A Convertible Preferred Stock as aforesaid for the then current annual dividend period shall have been declared and either paid or a sum sufficient for the payment thereof set aside in full, without interest, the Board of Directors may declare, set aside, or pay additional cash dividends on each share of Common Stock.

     2. Liquidation. In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, each issued and outstanding share of Class A Convertible Preferred Stock shall entitle the holder of record thereof to payment at the rate per share of $1.00 before any payment or distribution of the net assets of the Corporation shall be made to or set apart for the holders of record of the issued and outstanding Common Stock in respect of said Common Stock. After setting apart or paying in full the preferential amounts aforesaid to the respective holders of record of the issued and outstanding Class A Convertible Preferred Stock, the remaining net assets, if any, shall be distributed exclusively to the holders of record of the issued and outstanding Common Stock, each issued and outstanding share of Common Stock entitling the holder of record thereof to receive an equal proportion of said remaining net assets. If the net assets of the Corporation shall be insufficient to pay in full the preferential amounts to which the holders of record of all the outstanding shares of Class A Convertible Preferred Stock are respectively entitled as aforesaid, the entire net assets of the Corporation shall be distributed ratably to the holders of all the outstanding shares of Class A Convertible Preferred Stock in proportion to the full amounts to which they are respectively entitled, and the holders of the Common Stock shall in no event be entitled to participate in the distribution of said net assets in respect of their Common Stock. Without excluding any other proceeding which does not in fact effect a liquidation, dissolution, or winding up of the Corporation, a merger or consolidation of the Corporation into or with any other corporation, a merger of any other corporation into the Corporation, or a sale, lease, mortgage, pledge, exchange, transfer or other disposition by the Corporation of all of substantially all of its assets shall not be deemed, for the purposes of this paragraph, to be a liquidation, dissolution, or winding up of the Corporation.

     3. Redemption. (a) At any time after December 1, 1996, if no Exit Event (as defined below) has occurred, the holders of record of a majority of the shares of Class A Convertible Preferred Stock shall have the right to require the Company to redeem all of the issued and outstanding shares of Class A Convertible Preferred Stock by paying the holders of record thereof, out of funds legally available therefor, an amount equal to the sum of (i) $1.00 per share to be redeemed, plus (ii) an amount equal to all accrued and unpaid dividends which have been declared on each such share to be redeemed (said sum being hereafter referred to as the "Redemption Price"). The holders of record of at least a majority of the shares of Class A Convertible Preferred Stock may exercise such right only by sending the Corporation written notice of their exercise of such right, which notice shall be signed by the holders of record of at least a majority of the issued and outstanding shares of Class A Convertible Preferred Stock. Promptly after the receipt of such notice, the Corporation shall mail to each holder of record of shares of Class A Convertible Preferred Stock at his address as it appears on the Corporation's records of stockholders a notice fixing the date (on a date within 90 days of the date of receipt of the notice from the holders of the Class A Preferred Stock), time and place of redemption of all the issued and outstanding shares of Class A Convertible Preferred Stock. On such date, time and place, the Corporation shall, through its Board of Directors and in conformity with the provisions of the Delaware General Corporation Law, redeem all of the issued and outstanding shares of Class A Convertible Preferred Stock by paying the holders of record thereof, out of funds legally available therefor, the Redemption Price for each share redeemed pursuant to subparagraph (d) of this paragraph 3. From and after the date fixed by the Corporation for such redemption (the "Redemption Date"), unless default shall be made by the Corporation in providing the funds for redemption, dividends on the Class A Convertible Preferred Stock shall cease to accrue and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof in respect of such shares shall cease as of the Redemption Date except the right to receive the Redemption Price payable upon surrender of certificates representing such shares.

     For these purposes, an "Exit Event" shall mean (i) the Common Stock being listed ("Listed") for trading on the New York Stock Exchange, the American Stock Exchange (including the emerging company market), or the National Association of Securities Dealers, Inc. Automated Quotation System (on the national market system or the small capitalization market, or any successor thereto, but not including the Bulletin Board), (ii) the sale of a majority or substantially all of the Company's assets or a majority of the capital stock of the Company in an all cash and/or capital stock transaction or to a non-affiliated purchaser which has a class of capital stock that is Listed; provided, that if all or any part of the purchase price is paid in securities which are not Listed, then the holders of shares of Class A Convertible Preferred Stock shall be entitled to be paid in cash unless M.S. Farrell & Co., Inc. in its sole discretion, consents to such holders being paid on the same basis as the remaining shareholders of the Company; or (iii) the sale of a majority or substantially all of the assets or a majority of the capital stock of the Company to a non-affiliated purchaser which does not have a class of capital stock that is Listed in a transaction that is not for all cash and either M.S. Farrell & Co., Inc. and the holders of shares of Class A Convertible Preferred Stock have been paid entirely in cash or M.S. Farrell & Co., Inc. has, in its sole discretion, consented to such holders being paid on the same basis as the remaining shareholders of the Company.

     (b) Any shares of Class A Convertible Stock redeemed pursuant to this paragraph, or otherwise acquired by the Corporation in any manner whatsoever, shall be permanently retired immediately on the acquisition thereof and shall not, under any circumstances, be reissued, sold or transferred by the Corporation; and the Corporation may, from time to time, take appropriate action to reduce the authorized number of shares of the Class A Convertible Preferred Stock accordingly.

     (c) Any monies set aside by the Corporation for the payment of the Redemption Price of Class A Convertible Preferred Stock which shall remain unclaimed by the holders of the shares of Class A Convertible Preferred Stock entitled thereto at the end of six (6) years after the Redemption Date, together with any interest thereon which shall be allowed by any bank or trust company with which such moneys may have been deposited during such time by the Corporation, shall, subject to applicable law, be paid to the Corporation and shall revert to the treasury of the Corporation and be available for general corporate purposes as if never provided by the Corporation for the payment of the Redemption Price for shares of Class A Convertible Preferred Stock; provided, however, that thereafter such holders, if and when they shall make claim therefor, shall be paid the applicable Redemption Price for such shares of Class A Convertible Preferred Stock (but without interest thereon) from any funds of the Corporation then available for that purpose.

     (d) In the event of a redemption pursuant to this paragraph 3, the Company shall pay to the holders of record of shares of Class A Convertible Preferred Stock the Redemption Price therefor in equal quarterly installments over the three-year period subsequent to the Redemption Date; provided that if an Exit Event occurs within such three-year period, each of the former holders of shares of Class A Convertible Preferred Stock which have been so redeemed shall have the right to repurchase all of their previously held shares of Class A Convertible Preferred Stock (and to convert such shares of Class A Convertible Preferred Stock into shares of Common Stock on the same basis as set forth below) for a price equal to the Redemption Price plus interest at a rate equal to 10% per annum for the period from the Redemption Date to the date of repurchase.

     4. Conversion. (a) Subject to any conditions herein contained, upon the shares of Common Stock becoming Listed, all of the shares of Class A Convertible Preferred Stock of the Corporation shall be automatically converted into fully paid and nonassessable shares of Common Stock of the Corporation. Upon receipt by the Corporation or its designee of surrendered certificate or certificates representing the shares of Class A Convertible Preferred Stock to be converted, with any appropriate endorsement thereon, as may be prescribed by the Board of Directors, such holder shall be entitled to receive a certificate or certificates representing the shares of Common Stock into which such share(s) of Class A Convertible Preferred Stock are converted, and such holder shall be deemed to be a holder of record of said shares of Common Stock, and no longer a holder of such shares of Class A Convertible Preferred Stock to be so converted, as of the time of such automatic conversion. The basis for such conversion shall be the "conversion rate" in effect at the time of conversion, which for the purposes hereof, shall mean the number of shares of Common Stock issuable for each share of Class A Convertible Preferred Stock surrendered for conversion. The conversion rate shall be 2.42 shares of Class A Convertible Preferred Stock for each share of Common Stock obtainable upon conversion; provided that if the Common Stock becomes Listed on or prior to October 1, 1995, the conversion rate shall equal a rate equal to one share of Common Stock for such number of shares of Class A Convertible Preferred Stock as shall have a liquidation preference equal to the lesser of (a) one-half of the price per share of Common Stock in the initial public offering of shares of Common Stock, or if there has been no initial public offering of shares of Common Stock, one-half of the closing price per share of Common Stock on the first day on which it is traded after becoming Listed, or (b) $3.00. In connection with effecting any transfer to the Corporation for cancellation of any shares of Class A Convertible Preferred Stock upon conversion of the same into Common Stock, the Corporation may, but shall not be obliged to, issue a certificate or certificates for fractions of a share of Common Stock. If the Corporation elects not to issue a certificate or certificates for fractions of a share of Common Stock, the Corporation shall pay in lieu thereof an amount equal to the conversion price of such fractional share (computed to the nearest one hundredth of a share) in effect at the close of business on the date of conversion. Any shares of Class A Convertible Preferred Stock which have been converted shall be cancelled and shall be restored to the status of authorized but unissued shares of Class A Convertible Preferred Stock. Except as such requirement may otherwise be dispensed with by law, the Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of shares of the Class A Convertible Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all shares of the Class A Convertible Preferred Stock from time to time outstanding.

     (b) The number of shares of Common Stock into which each share of Class A Convertible Preferred Stock is convertible shall be subject to adjustment from time to time only as follows:

          (A) In case the Corporation shall at any time or from time to time issue (other than in a stock dividend or subdivision or combination to which subparagraph (D) of the paragraph 4(b) shall be applicable) or sell any shares of its Common Stock (including shares now or hereafter held in the treasury), without consideration or for a consideration per share less than the "conversion price" (as hereinafter defined), then immediately upon such issuance or sale, the conversion rate shall be reduced to a rate determined by dividing (i) an amount equal to the arithmetic sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale (excluding shares held in the treasury), multiplied by the conversion rate then in effect, plus (y) the aggregate of the amounts of all consideration, if any, received by the Corporation upon such issuance or sale by (ii) the number of shares of Common Stock outstanding immediately after such issuance or sale; provided that there shall be excluded from the foregoing computation all shares issued (and the consideration received for such shares): (1) upon the conversion of any shares of Class A Convertible Preferred Stock, but not including within this exception any shares of Class A Convertible Preferred Stock which may be reissued following redemption or repurchase or may be otherwise reissued; (2) which are issuable pursuant to the Corporation's 1994 Long Term Incentive Plan; (3) pursuant to the exercise of the Warrants issued as of December 23, 1993 to M.S. Farrell & Co., Inc., Neil M. Kaufman, Harvey
     R. Blau, Edward I. Kramer, David H. Lieberman and Edward S. Wactlar (collectively, the "Warrants"); and (4) which were issued, in a stock dividend or in a subdivision to which subparagraph (D) shall be applicable, with respect to shares described in the foregoing clauses (1), (2) and (3). As used herein, the term "conversion price" shall be an amount computed by multiplying the conversion rate then in effect by $1.00. Upon each adjustment of the conversion rate under the provisions of this subparagraph
     (A) or said subparagraph (D) of this paragraph 4(b), the conversion price shall be correspondingly adjusted.

          (B) No reduction of the conversion price shall be made if the amount of any such reduction would be an amount less than $.01, but any such amount shall be carried forward and reduction with respect thereto shall be made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.03 or more.

          (C) For the purposes of subparagraph (A) of this paragraph 4(b), the following provisions (1) through (5), inclusive, also shall be applicable:

             (1) In case of the issue of any shares of Common Stock for (a) cash, the consideration received by the Corporation therefor shall be deemed to be the amount of cash received by the Corporation for such shares; or (b) consideration other than cash, the value of such consideration shall be deemed to be the fair market value thereof as of the date of adoption of the resolution authorizing such transaction, as determined by the Board of Directors at or as of such date.

             (2) In case the Corporation shall grant or issue any rights to subscribe to, or options or warrants to purchase, any shares of its Common Stock at a price per share less than the conversion price then in effect (other than pursuant to its 1994 Long Term Incentive Plan or the rights, options and warrants referred to in subparagraph (C)(3) of this paragraph 4(b)), the conversion rate hereunder shall be adjusted in the manner and to the extent provided in subparagraph (A) of this paragraph 4(b) as though all the shares of Common Stock called for by such rights, options or warrants had been then issued and sold for the then applicable aggregate subscription or purchase price payable to the Corporation upon exercise of, and provided for in, such rights, options or warrants plus the amount, if any, paid or payable to the Corporation as consideration for the granting of such rights, options or warrants. For purposes of determining whether the aforesaid price per share of Common Stock is less than the conversion price then in effect, the price per share of Common Stock shall be determined by dividing (a) an amount equal to the arithmetic sum of (x) such aggregate subscription or purchase price plus (y) the consideration, if any, paid or payable for the granting of such rights, options or warrants by (b) the aggregate number of shares of Common Stock called for by such rights, options or warrants. Upon the expiration of such rights, options, or warrants, the conversion rate shall then be recalculated in accordance with the provisions of subparagraph (A) of this paragraph 4(b) as though all the shares of Common Stock which were issued pursuant to the exercise of such options, rights and warrants had been sold at such date of expiration at the aggregate purchase price actually received by the Corporation; provided, however, that no such recalculation shall be made if as a result thereof there would be a decrease in the conversion rate below the conversion rate which would have been in effect had such rights, options or warrants never been issued.

             (3) In case the Corporation shall issue any security which is convertible into or exchangeable for its Common Stock (other than the Warrants and shares of Class A Convertible Preferred Stock, but not including within this exception any shares of Class A Convertible Preferred Stock which may be reissued after redemption or acquisition or may be otherwise reissued), entitling the holders thereof to convert such security at a price per share of Common Stock less than the conversion price then in effect, such issue of such other convertible or exchangeable security shall be deemed, for the purpose of paragraph (A) of this paragraph 4(b), to be an issue of an aggregate number of shares of Common Stock equal to the number of shares of Common Stock into which such other security is then convertible or exchangeable and for an aggregate consideration, if any, equal to the amount of consideration for which such other security is so issued by the Corporation plus the amount, if any, then payable to the Corporation upon conversion or exchange of such security and from and after the date of issue of such other security, any adjustment in the conversion rate hereunder shall be made in the manner and to the extent provided in subparagraph (A) of this paragraph 4(b). For the purposes of determining whether the holders of such security are entitled to convert same at a price per share of Common Stock less than the conversion price then in effect, such price per share of Common Stock shall be determined by dividing (a) an amount equal to the arithmetic sum of (x) the aggregate consideration, if any, for which such other security is so issued by the Corporation plus (y) the aggregate amount, if any, then payable to the Corporation upon such conversion or exchange of such security by (b) the aggregate number of shares of Common Stock into which other security is then convertible or exchangeable. Upon the expiration of the right to convert such other convertible security, or upon the redemption or other repurchase or retirement of any shares or other instruments of such other convertible security, the conversion rate shall then be recalculated in accordance with the provisions of subparagraph (A) of this paragraph 4(b) as though all the shares of Common Stock which were issued upon conversion of such other convertible security had been sold at the date of expiration of such right to convert at the aggregate purchase price actually received by the Corporation; provided, however, that no such recalculation shall be made if as a result thereof there would be a decrease in the conversion rate below the conversion rate which would have been in effect had such other convertible security never been sold.

             (4) For the purpose of determining the amount of consideration received by the Corporation for the issue of shares of Common Stock or for obligations or securities of the Corporation converted into or exchanged for shares of Common Stock as specified in the foregoing subparagraphs (1) through (3) of this subparagraph 4(b)(C), deduction shall be made for such compensation or discount in the sale, underwriting, or purchase of such obligations or securities by underwriters or dealers or others performing similar services or for such expenses incurred in connection therewith as may be paid or allowed by the Corporation.

             (5) In case the Corporation shall issue any shares of Common Stock as a dividend or make any other distribution upon its Common Stock in Common Stock, the aggregate number of shares of Common Stock issued in payment of such dividend or distribution shall be deemed to have been issued without consideration.

             (6) The terms "issue" and "issued", as used herein, shall include the transfer and delivery of treasury shares by the Corporation.

          (D) (1) In case shares of Common Stock are issued as a dividend or other distribution on the Common Stock, the conversion price in effect at the opening of business on the business day next succeeding the date fixed for the determination of the holders of Common Stock entitled to receive such dividend or other distribution shall be decreased to an amount equal to the conversion price so in effect multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock issued and outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of said number of shares issued and outstanding at the close of business on the date fixed for such determination and the number of shares constituting such dividend or other distribution, such decrease becoming effective immediately after the opening of business on the business day next succeeding the date fixed for such determination. The Corporation will not pay any dividend or make any distribution on the Common Stock held in the treasury of the Corporation.

          (2) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares or outstanding shares shall be combined into a smaller number of shares, the conversion price in effect at the opening of business on the business day next succeeding the day upon which such subdivision or combination becomes effective shall be decreased or increased, as the case may be, to an amount equal to the conversion price so in effect multiplied by a fraction, the numerator of which shall be the number of shares outstanding immediately before such subdivision or combination becomes effective and the denominator of which shall be the number of shares outstanding at the opening of business on the business day next succeeding the day upon which such subdivision or combination becomes effective, such increase or decrease becoming effective immediately after the opening of business on the business day next succeeding the day upon which such subdivision or combination becomes effective.

          (3) If the Corporation shall issue any securities by recapitalization or reclassification of the Common Stock, each share of Common Stock into which a share of the Class A Convertible Preferred Stock may immediately prior thereto be converted shall be replaced for the purposes hereof by the securities issuable or distributable in respect to each such share of Common Stock upon such recapitalization or reclassification and appropriate adjustment of the conversion rate in effect immediately prior to such recapitalization or reclassification shall be made, such adjustment to become effective immediately after the opening of business on the day on which such recapitalization and reclassification shall become effective. If, as a result of an adjustment made pursuant to this subparagraph (D)(3), the holder of any Class A Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, such holders of the Class A Convertible Preferred Stock shall be entitled to receive such securities as would the holder of such number of shares of Common Stock as would at that time be obtainable upon conversion of such shares of Class A Convertible Preferred Stock into shares of Common Stock.

          (E) In case of any consolidation or merger of the Corporation with or into another corporation, or in case of any sale, lease, mortgage, pledge, conveyance or other disposition to another corporation of all or substantially all the property of the Corporation, each holder of a share of Class A Convertible Preferred Stock then outstanding and thereafter remaining outstanding shall have the right thereafter to convert each share held into the kind and amount of shares, other securities, cash and property receivable upon such transaction by a holder of the number of shares of Common Stock into which such shares of Class A Convertible Preferred Stock might have been converted immediately prior to such transaction; in any such event, effective provision shall be made, in the certificate of incorporation of the resulting or surviving corporation or otherwise, so that the provisions set forth herein for the protection of the conversion rights of the Class A Convertible Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares, other securities, cash and property deliverable upon conversion of the shares of Class A Convertible Preferred Stock remaining outstanding or other convertible shares or securities received by the holders in place thereof, and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, other securities, cash or property as the holders of the shares of Class A Convertible Preferred Stock remaining outstanding, or other convertible shares or securities received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provision for the protection of the conversion right as above provided.

          (F) Whenever the conversion rate and conversion price are adjusted as herein provided, the Treasurer of the Corporation shall compute the adjusted conversion rate and conversion price in accordance with the foregoing provisions and shall prepare a written instrument setting forth such adjusted conversion rate and conversion price and showing in detail the facts upon which such adjustment is based, including a statement of the consideration received or to be received by the Corporation for any shares of Common Stock issued or deemed to have been issued and included in the computations of such adjustment, and such written instrument shall promptly be delivered to the holders of the Class A Convertible Preferred Stock.

          (G) In case: (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock payable otherwise than in shares of Common Stock or in cash out of its capital surplus; or (ii) of any reclassification of the capital stock of the Corporation (other than a subdivision or combination of outstanding shares of Common Stock), or of any consolidation or merger to which the Corporation is a party or of the sale, lease, mortgage, pledge, conveyance or other disposition of all or substantially all of the property of the Corporation; or (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then the Corporation shall cause to be mailed to the record holders of the Class A Convertible Preferred Stock at least twenty (20) days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of record of Common Stock to be entitled to such dividend, distribution or rights are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, lease, mortgage, pledge, conveyance, other disposition, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, liquidation, merger, sale, lease, mortgage, pledge, conveyance, other disposition, dissolution, liquidation or winding-up.

          (H) The Corporation shall pay all issue taxes, if any, incurred in respect of the issue of shares of Common Stock on conversion. If a holder of shares surrendered for conversion specifies that the shares of Common Stock to be issued on conversion are to be issued in a name or names other than the name of names in which such surrendered shares stand, the Corporation shall not be required to pay any transfer or other taxes incurred by reason of the issuance of such shares of Common Stock to the name of another, and if the appropriate transfer taxes shall not have been paid to the Corporation or the transfer agent for the Class A Convertible Preferred Stock at the time of surrender of the shares involved, the shares of Common Stock issued upon conversion thereof may be registered in the name or names in which the surrendered shares were registered, despite the instructions to the contrary.

          (I) The reference to Common Stock herein shall be deemed to include shares of any class into which said Common Stock may be changed. Notwithstanding any provision of this certificate or incorporation or of law, by reason of which limited or unlimited preemptive rights are otherwise conferred upon the holders of any class of shares of the Corporation, no preemptive right shall accrue solely by reason of the issuance by the Corporation of shares in satisfaction of the conversion rights and privileges of the holders of the Class A Convertible Preferred Stock as aforesaid.

     5. Voting Rights. (a) Except as expressly otherwise provided by law and as set forth in paragraph 5(b) below, the holders of the Class A Convertible Preferred Stock shall not be entitled to vote at any meeting of the stockholders or to receive notice of such meeting, all voting rights to the fullest extent permitted by law being vested exclusively in the holders of the Common Stock.

     (b) If and whenever any of the following events shall occur: (i) the Corporation intends to or shall file a voluntary petition under the United States Bankruptcy Code; (ii)'an involuntary petition thereunder shall have been filed and remain undismissed for sixty (60) days; (iii) the Corporation takes any other similar action for the benefit of creditors; or (iv) the Corporation shall have failed to provide any of the weekly or monthly reports required under
Section 3.z of the Engagement Agreement dated as of December 23, 1993 between the Corporation and M.S. Farrell & Co., Inc. (the "Engagement Agreement") for a period of five

(5) business days after three (3) or more consecutive weekly periods or thirty
(30) days after any monthly period; (v) the Corporation shall have failed eight or more times to provide the weekly and/or monthly reports required of Section 3.z of the Engagement Agreement; or (vi) the Corporation shall have failed to comply with its obligations under Section 7 of the Engagement Agreement; then the holders of record of the issued and outstanding shares of Class A Convertible Preferred Stock, voting together as a separate class, shall, at the annual meeting of the stockholders of the Corporation next held and at all subsequent annual meetings, have the right to elect one member of the Board of Directors and the size of the Board of Directors, as it then exists pursuant to this Certificate or the By-Laws, shall be no greater than that permitted pursuant to Section 7 of such engagement agreement. Except as provided below, any Director elected by the holders of the Class A Convertible Preferred Stock pursuant to this subparagraph may be removed and any vacancy in the directorship created and existing at any time to give effect to the rights of the holders of Class A Convertible Preferred Stock hereunder may be filled only by vote of the holders of a majority of such Class A Convertible Preferred Stock.

     6. Sinking Fund. No share of Class A Convertible Preferred Stock shall be entitled to the benefit of any sinking fund or purchase fund to be applied to the redemption or purchase thereof.

     B. Serial Preferred Stock. The Serial Preferred Stock may be issued from time to time in classes or series and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions of the Board of Directors providing for the issuance of such stock.

     1. Designation. (a) The designation of the series of Serial Preferred Stock created by this resolution shall be "Class B Voting Preferred Stock, Series A" (hereinafter called the "Class B Preferred"), and the number of shares constituting the Class B Preferred is 60,520.

     (b) All shares of Class B Preferred shall be identical with each other in all respects. All shares of Class B Preferred shall rank, as to the payment of dividends and of distributions of assets upon any dissolution, liquidation or winding up of the Corporation, prior to the common stock, par value $.001 per share, of the Corporation, and any other stock which by its terms ranks junior to the Class B Preferred, and on a parity with all shares designated as Corporation's Class A Convertible Preferred Stock.

     (c) Shares of the Class B Preferred that have been redeemed, purchased or otherwise acquired by the Corporation shall not be reissued as Class B Preferred and when retired as provided by the General Corporation Law of the State of Delaware, shall have the status of authorized but unissued shares of Serial Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation or a duly authorized committee thereof.

     2. Dividends. Each holder of shares of Class B Preferred (each a "Holder") shall not be entitled to receive any dividends.

     3. Liquidation Rights. (a) Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Holders of shares of Class B Preferred then outstanding shall be entitled to receive, out of the assets of the Corporation available for distribution to stockholders after satisfying claims of creditors but before distributions of assets shall be made on the Common Stock or any other class or series of stock ranking junior to the shares of Class B Preferred upon liquidation, dissolution or winding up of the Corporation, the amount of $.001 per share plus an amount equal to all accrued but unpaid dividends on such shares to the date of final distribution.

     (b) Neither the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation, or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph.

     (c) After payment to the Holders of the full preferential amount provided for in this paragraph 4 ($605.20), holders of shares of Class B Preferred in their capacity as Holders shall have no right or claim to any of the remaining assets of the Corporation.

     (d) If the assets of the Corporation available for distribution to the Holders upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which the Holders are entitled pursuant to clause (a) of this paragraph 3, and to which holders of any other class or series of stock of the Corporation ranking on a parity with the Class B Preferred as to distribution upon dissolution, liquidation or winding up of the Corporation (collectively, the "Parity Stockholders") are entitled pursuant to the Certificate of Incorporation, as it may be amended from time to time (including any Certificate of Designations), then such assets shall be distributed among the Holders of the Class B Preferred and the Parity Stockholders ratably in proportion to the full amounts otherwise due such Holders and Parity Stockholders.

     4. Voting Rights. (a) The Holders of shares of Class B Preferred shall vote together with the shares of Common Stock of the Corporation. The Holder of each share of Class B Preferred shall be entitled to ten (10) votes per share of Class B Preferred.

     (b) Voting rights hereunder shall be exercised at each meeting of stockholders for the election of directors or otherwise or in connection with a written consent in lieu thereof, as the case may be.

     C. Common Stock. Subject to the rights, privileges, preferences and priorities of any holders of SERIAL PREFERRED STOCK, INCLUDING WITHOUT LIMITATION THE CLASS B PREFERRED the Common Stock shall be entitled to dividends out of funds legally available therefor, when, as and if declared and paid to the holders of Common Stock, and upon liquidation, dissolution or winding up of the Corporation, to share ratably in the assets of the Corporation available for distribution to the holders of Common Stock. Except as otherwise provided herein or by law, the holders of the Common Stock shall have full voting rights and powers, and each share of Common Stock shall be entitled to one vote. All shares of Common Stock shall be identical with each other in every respect. [If Proposal 3 is not approved to read: Subject to the rights, privileges, preferences and priorities of any holders of Class A Convertible Preferred Stock and any Serial Preferred Stock, the Common Stock shall be entitled to dividends out of funds legally available therefor, when, as and if declared and paid to the holders of Common Stock, and upon liquidation, dissolution or winding up of the Corporation, to share ratably in the assets of the Corporation available for distribution to the holders of Common Stock. Except as otherwise provided herein or by law, the holders of the Common Stock shall have full voting rights and powers, and each share of Common Stock shall be entitled to one vote. All shares of Common Stock shall be identical with each other in every respect.]

                                                                         ANNEX F

     If Proposal 3 is approved, the following will be included in an amendment to the Certificate of Incorporation of the Company, in Article FOURTH thereof:

FOURTH: (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is THIRTY-TWO MILLION (32,000,000) shares. Of these (i) THIRTY MILLION (30,000,000) shares shall be shares of Common Stock of the par value of $.001 per share; (ii) ONE MILLION NINE HUNDRED THIRTY-NINE THOUSAND FOUR HUNDRED EIGHTY (1,939,480) SHARES SHALL BE SHARES OF SERIAL PREFERRED STOCK OF THE PAR VALUE OF $.001 PER SHARE; AND (III) SIXTY-THOUSAND FIVE HUNDRED TWENTY (60,520) SHARES SHALL BE SHARES OF CLASS B VOTING PREFERRED STOCK, SERIES A OF THE PAR VALUE OF $.001 PER SHARE." [If Proposal 2 is not approved, to read: "The total number of shares of all classes of stock which the Corporation shall have authority to issue is TWENTY MILLION (20,000,000) shares. Of these (i) EIGHTEEN MILLION (18,000,000) shares shall be shares of Common Stock of the par value of $.001 per share; and (ii) ONE MILLION NINE HUNDRED THIRTY-NINE THOUSAND FOUR HUNDRED EIGHTY (1,939,480) shares shall be shares of Serial Preferred Stock of the par value of $.001 per share; and
(iii) SIXTY-THOUSAND FIVE HUNDRED TWENTY (60,520) shares shall be shares of Class B Voting Preferred Stock, Series A of the par value of $.001 per share."]

     (b) The statement of the relative rights, preferences and limitations of the shares of each class is as follows:

     A. Serial Preferred Stock. The Serial Preferred Stock may be issued from time to time in classes or series and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions of the Board of Directors providing for the issuance of such stock.

     1. Designation. (a) The designation of the series of Serial Preferred Stock created hereby shall be "Class B Voting Preferred Stock, Series A" (hereinafter called the "Class B Preferred"), and the number of shares constituting the Class B Preferred is 60,520.

     (b) All shares of Class B Preferred shall be identical with each other in all respects. All shares of Class B Preferred shall rank, as to the payment of dividends and of distributions of assets upon any dissolution, liquidation or winding up of the Corporation, prior to the common stock, par value $.001 per share, of the Corporation, and any other stock which by its terms ranks junior to the Class B Preferred AND ON A PARITY WITH ANY OTHER CLASS OR SERIES OF STOCK OF THE CORPORATION RANKING ON A PARITY WITH THE CLASS B PREFERRED AS TO DISTRIBUTION UPON DISSOLUTION, LIQUIDATION OR WINDING UP OF THE CORPORATION. [If proposal 3 is not approved to read: All shares of Class B Preferred shall be identical with each other in all respects. All shares of Class B Preferred shall rank, as to the payment of dividends and of distributions of assets upon any dissolution, liquidation or winding up of the Corporation, prior to the common stock, par value $.001 per share, of the Corporation, and any other stock which by its terms ranks junior to the Class B Preferred, and on a parity with all shares designated as Corporation's Class A Convertible Preferred Stock.]

     (c) Shares of the Class B Preferred that have been redeemed, purchased or otherwise acquired by the Corporation shall not be reissued as Class B Preferred and when retired as provided by the General Corporation Law of the State of Delaware, shall have the status of authorized but unissued shares of Serial Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation or a duly authorized committee thereof.

     2. Dividends. Each holder of shares of Class B Preferred (each a "Holder") shall not be entitled to receive any dividends.

     3. Liquidation Rights. (a) Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Holders of shares of Class B Preferred then outstanding shall be entitled to receive, out of the assets of the Corporation available for distribution to stockholders after satisfying claims of creditors but before distributions of assets shall be made on the Common Stock or any other class or series of stock ranking junior to the shares of Class B Preferred upon liquidation, dissolution or winding up of the Corporation, the amount of $.001 per share plus an amount equal to all accrued but unpaid dividends on such shares to the date of final distribution.

     (b) Neither the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation, or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph.

     (c) After payment to the Holders of the full preferential amount provided for in this paragraph 4 ($605.20), holders of shares of Class B Preferred in their capacity as Holders shall have no right or claim to any of the remaining assets of the Corporation.

     (d) If the assets of the Corporation available for distribution to the Holders upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which the Holders are entitled pursuant to clause (a) of this paragraph 3, and to which holders of any other class or series of stock of the Corporation ranking on a parity with the Class B Preferred as to distribution upon dissolution, liquidation or winding up of the Corporation (collectively, the "Parity Stockholders") are entitled pursuant to the Certificate of Incorporation, as it may be amended from time to time (including any Certificate of Designations), then such assets shall be distributed among the Holders of the Class B Preferred and the Parity Stockholders ratably in proportion to the full amounts otherwise due such Holders and Parity Stockholders.

     4. Voting Rights. (a) The Holders of shares of Class B Preferred shall vote together with the shares of Common Stock of the Corporation. The Holder of each share of Class B Preferred shall be entitled to ten (10) votes per share of Class B Preferred.

     (b) Voting rights hereunder shall be exercised at each meeting of stockholders for the election of directors or otherwise or in connection with a written consent in lieu thereof, as the case may be.

     B. Common Stock. SUBJECT TO THE RIGHTS, PRIVILEGES, PREFERENCES AND PRIORITIES OF ANY HOLDERS OF SERIAL PREFERRED STOCK, the Common Stock shall be entitled to dividends out of funds legally available therefor, when, as and if declared and paid to the holders of Common Stock, and upon liquidation, dissolution or winding up of the Corporation, to share ratably in the assets of the Corporation available for distribution to the holders of Common Stock. Except as otherwise provided herein or by law, the holders of the Common Stock shall have full voting rights and powers, and each share of Common Stock shall be entitled to one vote. All shares of Common Stock shall be identical with each other in every respect. [If Proposal 3 is not approved, to read: "C. Common Stock. Subject to the rights, privileges, preferences and priorities of any holders of Class A Convertible Preferred Stock and any Serial Preferred Stock, the Common Stock shall be entitled to dividends out of funds legally available therefor, when, as and if declared and paid to the holders of Common Stock, and upon liquidation, dissolution or winding up of the Corporation, to share ratably in the assets of the Corporation available for distribution to the holders of Common Stock. Except as otherwise provided herein or by law, the holders of the Common Stock shall have full voting rights and powers, and each share of Common Stock shall be entitled to one vote. All shares of Common Stock shall be identical with each other in every respect.]

                                                                         ANNEX G

                            ALLEGRO NEW MEDIA, INC.

                         1994 LONG-TERM INCENTIVE PLAN

     1. PURPOSE. The purpose of the 1994 Long-Term Incentive Plan (the "Plan") is to advance the interests of Allegro New Media, Inc., a Delaware corporation (the "Company"), and its shareholders by providing incentives to certain key employees of the Company and its affiliates and to certain other key individuals who perform services for these entities, including those who contribute significantly to the strategic and long-term performance objectives and growth of the Company and its affiliates.

     2. ADMINISTRATION.

     (a) The Plan shall be determined solely by the Long-Term Incentive Plan Administrative Committee (the "Committee") of the Board of Directors (the "Board") of the Company, as such Committee is from time to time constituted, or any successor committee the Board may designate to administer the Plan; provided that if at any time Rule 16b-3 or any successor rule ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), so permits without adversely affecting the ability of the Plan to comply with the conditions for exemption from Section 16 of the Exchange Act (or any successor provision) provided by Rule 16b-3, the Committee may delegate the administration of the Plan in whole or in part, on such terms and conditions, and to such person or persons as it may determine in its discretion, as it relates to persons not subject to Section 16 of the Exchange Act (or any successor provision). The membership of the Committee or such successor committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3. No member of the Committee shall be eligible or have been eligible within one year prior to his appointment to receive awards under the Plan ("Awards") or to receive awards under any other plan, program or arrangement of the Company or any of its affiliates if such eligibility would cause such member to cease to qualify AS A "NON-EMPLOYEE DIRECTOR" OR ANY SUCCESSOR STANDARD under Rule 16b-3 AS THEN IN EFFECT; provided that if at any time Rule 16b-3 so permits without adversely affecting the ability of the Plan to comply with the conditions for exemption from Section 16 of the Exchange Act (or any successor provision) provided by Rule 16b-3, one or more members of the Committee may cease to QUALIFY AS A "NON-EMPLOYEE DIRECTOR" OR ANY SUCCESSOR STANDARD.

     (b) The Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include exclusive authority (except as may be delegated as permitted herein) to select the key employees and other key individuals to be granted Awards under the Plan, to determine the type, size and terms of the Award to be made to each individual selected, to modify the terms of any Award that has been granted, to determine the time when awards will be granted, to establish performance objectives, to make any adjustments necessary or desirable as a result of the granting of Awards to eligible individuals located outside the United States and to prescribe the form of the instruments embodying Awards made under the Plan. The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determination, which it deems necessary or desirable for the administration of the Plan. The Committee (or its delegate as permitted herein) may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee (or its delegate as permitted herein) in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their members or any officer of the Company to execute and deliver documents or to take any other ministerial action on behalf of the Committee with respect to Awards made or to be made to Plan participants. No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his own willful misconduct or as expressly provided by statute. Determinations to be made by the Committee under the Plan may be made by its delegates.

     3. PARTICIPATION.

     (a) Affiliates. If an Affiliate (as hereinafter defined) of the Company wishes to participate in the Plan and its participation shall have been approved by the Board upon the recommendation of the Committee, the board of directors or other governing body of the Affiliate shall adopt a resolution in form and substance satisfactory to the Committee authorizing participation by the Affiliate in the Plan with respect to its key employees or other key individuals performing services for it. As used herein, the term "Affiliate" means any entity in which the Company has a substantial direct or indirect equity interest or which has a substantial direct or indirect equity interest in the Company, as determined by the Committee in its discretion.

     An Affiliate participating in the Plan may cease to be a participating company at any time by action of the Board or by action of the board of directors or other governing body of such Affiliate, which latter action shall be effective not earlier than the date of delivery to the Secretary of the Company of a certified copy of a resolution of the Affiliate's board of directors or other governing body taking such action. If the participation in the Plan of an Affiliate shall terminate, such termination shall not relieve it of any obligations theretofore incurred by it, except as may be approved by the Committee in its discretion.

     (b) Participants. Consistent with the purposes of the Plan, the Committee shall have exclusive power (except as may be delegated as permitted herein) to select the key employees and other key individuals performing services for the Company, including consultants or independent contractors and others who perform services for the Company and its Affiliates who may participate in the Plan and be granted Awards under the Plan. Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion. No director of the Company, unless he is an employee of the Company or is an officer or director of an Affiliate, shall be eligible to receive an Award under the Plan. In no event may a corporation be eligible to receive an Award under the Plan.

     4. AWARDS UNDER THE PLAN.

     (a) Types of Awards. Awards under the Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof: (i) "Stock Options," (ii) "Stock Appreciation Rights,"
(iii) "Restricted Stock," (iv) "Performance Grants" and (v) any other type of Award deemed by the Committee in its discretion to be consistent with the purposes of the Plan (including but not limited to, Awards of or options or similar rights granted with respect to unbundled stock units or components thereof, and Awards to be made to participants who are foreign nationals or are employed or performing services outside the United States). Stock Options, which include "Non-Qualified Stock Options" and "Incentive Stock Options" or combinations thereof, are rights to purchase common shares of the Company and stock of any other class into which such shares may thereafter be changed (the "Common Shares"). Non-Qualified Stock Options and Incentive Stock Options are subject to the terms, conditions and restrictions specified in Paragraph 5. Stock Appreciation Rights are rights to receive (without payment to the Company) cash, Common Shares, other Company securities (which may include, but need not be limited to, unbundled stock units or components thereof, debentures, preferred stock, warrants, securities convertible into Common Shares or other property, and other types of securities including, but not limited to, those of the Company or an Affiliate, or any combination thereof ("Other Company Securities") or property, or other forms of payment, or any combination thereof, as determined by the Committee, based on the increase in the value of the number of Common Shares specified in the Stock Appreciation Rights. Stock Appreciation Rights are subject to the terms, conditions and restrictions specified in Paragraph 6. Shares of Restricted Stock are Common Shares which are issued subject to certain restrictions pursuant to Paragraph 7. Performance Grants are contingent awards subject to the terms, conditions and restrictions described in Paragraph 8, pursuant to which the participant may become entitled to receive cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee.

     (b) Maximum Number of Shares that May Be Issued. There may be issued under the Plan (as Restricted Stock, in payment of Performance Grants, pursuant to the exercise of Stock Options or Stock Appreciation Rights, or in payment of or pursuant to the exercise of such other Awards as the Committee, in its discretion, may determine) an aggregate of not more than 3,000,000 Common Shares, subject to adjustment as provided in Paragraph 15. Common Shares issued pursuant to the Plan may be either authorized but unissued shares, treasury shares, reacquired shares, or any combination thereof. If any Common Shares issued as Restricted Stock or otherwise subject to repurchase or forfeiture rights are reacquired by the Company pursuant to such rights, or if any Award is cancelled, terminates or expires unexercised, any Common Shares that would otherwise have been issuable pursuant thereto will be available for issuance under new Awards.

     (c) Rights with Respect to Common Shares and Other Securities.

     (i) Unless otherwise determined by the Committee in its discretion, a participant to whom an Award of Restricted Stock has been made (and any person succeeding to such a participant's rights pursuant to the Plan) shall have, after issuance of a certificate or copy thereof for the number of Common Shares awarded and prior to the expiration of the Restricted Period or the earlier repurchase of such Common Shares as herein provided, ownership of such Common Shares, including the right to vote the same and to receive dividends or other distributions made or paid with respect to such Common Shares (provided that such Common Shares, and any new, additional or different shares, or Other Company Securities or property, or other forms of consideration which the participant may be entitled to receive with respect to such Common Shares as a result of a stock split, stock dividend or any other change in the corporate or capital structure of the Company, shall be subject to the restrictions hereinafter described as determined by the Committee in its discretion), subject, however, to the options, restrictions and limitations imposed thereon pursuant to the Plan. Notwithstanding the foregoing, unless otherwise determined by the Committee in its discretion, a participant with whom an Award agreement is made to issue Common Shares in the future shall have no rights as a shareholder with respect to Common Shares related to such agreement until issuance of a certificate to him.

     (ii) Unless otherwise determined by the Committee in its discretion, a participant to whom a grant of Stock Options, Stock Appreciation Rights, Performance Grants or any other Award is made (and any person succeeding to such a participant's rights pursuant to the Plan) shall have no rights as a stockholder with respect to any Common Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date of the issuance of a stock certificate to him for such Common Shares or other instrument of ownership, if any. Except as provided in Paragraph 15, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such stock certificate or other instrument of ownership, if any, is issued.

     5. STOCK OPTIONS. The Committee may grant Stock Options either alone, or in conjunction with Stock Appreciation Rights, Performance Grants or other Awards, either at the time of grant or by amendment thereafter, provided that an Incentive Stock Option may be granted only to an eligible employee of the Company or its parent or subsidiary corporation. Each Stock Option (referred to herein as an "Option") granted under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Option or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish:

     (a) The option price may be less than, equal to, or greater than, the fair market value of the Common Shares subject to such Option at the time the Option is granted, as determined by the Committee, but in no event will such option price be less than 85% of the fair market value of the underlying Common Shares at the time the Option is granted; provided, however, that in the case of an Incentive Stock Option granted to such an employee, the option price shall not be less than the fair market value of the Common Shares subject to such Option at the time the Option is granted, or if granted to such an employee who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of its parent or subsidiary (a "Ten Percent Employee"), such option price shall be not less than 110% of such fair market value at the time the Option is granted; provided, further that in no event will such option price be less than the par value of such Common Shares.

     (b) The Committee shall determine the number of Common Shares to be subject to each option. The number of Common Shares subject to an outstanding Option may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Shares under such Option are used to calculate the cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, received pursuant to exercise of a Stock Appreciation Right attached to such Option, or to the extent that any other Award granted in conjunction with such Option is paid.

     (c) The Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, and shall be exercisable during the grantee's lifetime only by him. Unless the Committee determines otherwise, the Option shall not be exercisable for at least six months after the date of grant, unless the grantee ceases employment or performance of services before the expiration of such six-month period by reason of his disability as defined in Paragraph 12 or his death.

     (d) The Option shall not be exercisable:

          (i) in the case of any Incentive Stock Option granted to a Ten Percent Employee, until after the expiration of five years from the date it is granted, and, in the case of any other Option, until after the expiration of ten years from the date it is granted. Any Option may be exercised during such period only at such time or times and in such installments as the Committee may establish;

          (ii) unless payment in full is made for the shares being acquired thereunder at the time of exercise, such payment shall be made in such form (including, but not limited to, cash, Common Shares, or the surrender of another outstanding Award under the Plan, or any combination thereof) as the Committee may determine in its discretion; and

          (iii) unless the person exercising the Option has been, at all times during the period beginning with the date of the grant of the Option and ending on the date of such exercise, employed by or otherwise performing services for the Company or an Affiliate, or a corporation, or a parent or subsidiary of a corporation, substituting or assuming the Option in a transaction to which Section 425(a) of the Internal Revenue Code of 1986, as amended, or any successor statutory provisions thereto (the "Code"), is applicable, except that:

             (A) in the case of any Non-Qualified Stock Option, if such person shall cease to be employed by or otherwise performing services for the Company or an Affiliate solely by reason of a period of Related Employment as defined in Paragraph 14, he may, during such period of Related Employment, exercise the Non-Qualified Stock Option as if he continued such employment or performance of service; or

             (B) if such person shall cease such employment or performance of services by reason of his disability as defined in Paragraph 12 or early, normal or deferred retirement under an approved retirement program of the Company or an Affiliate (or such other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose) while holding an option which has not expired and has not been fully exercised, such person, at any time within three years (or such other period determined by the Committee) after the date he ceased such employment or performance of services (but in no event after the Option has expired), may exercise the Option with respect to any shares as to which he could have exercised the Option on the date he ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee; or

             (C) if such person shall cease such employment or performance of services for reasons other than Related Employment, disability, early, normal or deferred retirement or death (as provided elsewhere) while holding an Option which has not expired and has not been fully exercised, such person may exercise the Option at any time during the period, if any, which the Committee approves (but not beyond the expiration of the Option) following the date he ceased such employment or performance of services with respect to any shares as to which he could have exercised the Option on the date he ceased such employment or performance of services or, in the Committee's discretion, any or all shares under the Option whether or not he could have exercised the Option on the date he ceased such employment or performance of services; or

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

             (D) if any person to whom an Option has been granted shall die holding an Option which has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year (or such other period determined by the Committee) after the date of death (but in no event after the Option has expired), exercise the Option with respect to any shares as to which the decedent could have exercised the Option at the time of his death, or with respect to such greater number of shares as determined by the Committee.

     (e) In the case of an Incentive Stock Option, the amount of aggregate fair market value of Common Shares (determined at the time of grant of the Option pursuant to subparagraph 5(a) of the Plan) with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all such plans of his employer corporation and its parent and its parent and subsidiary corporations) shall not exceed $100,000.

     (f) It is the intent of the Company that Non-Qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that the Incentive Stock Options granted under the Plan be consistent with and contain or be deemed to contain all provisions required under Section 422A and other appropriate provisions of the Code and any implementing regulations (and any successor provisions thereof), and that any ambiguities in construction shall be interpreted in order to effectuate such intent. The Agreements providing Non-Qualified Stock Options shall provide that such Options are not "incentive stock options" for the purposes of Section 422A of the Code.

     6. STOCK APPRECIATION RIGHTS. The Committee may grant Stock Appreciation Rights either alone, or in conjunction with Stock Options, Performance Grants or other Awards, either at the time of grant or by amendment thereafter. Each Award of Stock Appreciation Rights granted under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or the Common Shares issuable upon exercise thereof, as the Committee in its discretion shall establish:

     (a) The Committee shall determine the number of Common Shares to be subject to each Award of Stock Appreciation Rights. The number of Common Shares subject to an outstanding Award of Stock Appreciation Rights may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Shares under such Award of Stock Appreciation Rights are used to calculate the cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, received pursuant to exercise of an Option attached to such Award of Stock Appreciation Rights, or to the extent that any other Award granted in conjunction with such Award of Stock Appreciation Rights is paid.

     (b) The Award of Stock Appreciation Rights may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of the descent and distribution, and shall be exercisable during the grantee's lifetime only by him. Unless the Committee determines otherwise, the Award of Stock Appreciation Rights shall not be exercisable for at least six months after the date of grant, unless the grantee ceases employment or performance of services before the expiration of such six-month period by reason of his disability as defined in Paragraph 12 or his death.

     (c) The Award of Stock Appreciation Rights shall not be exercisable:

          (i) in the case of any Award of Stock Appreciation Rights that are attached to an Incentive Stock Option granted to a Ten Percent Employee, after the expiration of five years from the date it is granted, and, in the case of any other award of Stock Appreciation Rights, after the expiration of ten years from the date it is granted. Any Award of Stock Appreciation Rights may be exercised during such period only at such time or times and in such installments as the Committee may establish;

          (ii) unless the Option or other Award to which the Award of Stock Appreciation Rights is attached is at the time exercisable; and

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

          (iii) unless the person exercising the Award of Stock Appreciation Rights has been, at all times during the period beginning with the date of the grant thereof and ending on the date of such exercise, employed by or otherwise performing services for the Company or an Affiliate, except that

             (A) in the case of any Award of Stock Appreciation Rights (other than those attached to an Incentive Stock Option), if such person shall cease to be employed by or otherwise performing services for the Company or an Affiliate solely by reason of a period of Related Employment as defined in Paragraph 14, he may, during such period of Related Employment, exercise the Award of Stock Appreciation Rights as if he continued such employment or performance of services; or

             (B) if such person shall cease such employment or performance of services by reason of his disability as defined in Paragraph 12 or early, normal or deferred retirement under an approved retirement program of the Company or an Affiliate (or such other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose) while holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, such person may, at any time within three years (or such other period determined by the Committee) after the date he ceased such employment or performance of services (but in no event after the Award of Stock Appreciation Rights has expired), exercise the Award of Stock Appreciation Rights with respect to any shares as to which he could have exercised the Award of Stock Appreciation Rights on the date he ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee; or

             (C) if such person shall cease such employment or performance of services for reasons other than Related Employment, disability, early, normal or deferred retirement or death (as provided elsewhere) while holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, such person may exercise the Award of Stock Appreciation Rights at any time during the period, if any, which the Committee approves (but in no event after the Award of Stock Appreciation Rights expires) following the date he ceased such employment or performance of services with respect to any shares as to which he could have exercised the Award of Stock Appreciation Rights on the date he ceased such employment or performance of services or as otherwise permitted in the Committee's discretion; or

             (D) if any person to whom an Award of Stock Appreciation Rights has been granted shall die holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year (or such other period determined by the Committee) after the date of death (but in no event after the Award of Stock Appreciation Rights has expired), exercise the Award of Stock Appreciation Rights with respect to any shares as to which the decedent could have exercised the Award of Stock Appreciation Rights at the time of his death, or with respect to such greater number of shares as determined by the Committee.

     (d) An Award of Stock Appreciation Rights shall entitle the holder (or any person entitled to act under the provisions of subparagraph 6(c)(iii)(D) hereof) to exercise such Award or to surrender unexercised the option (or other Award) to which the Stock Appreciation Rights is attached (or any portion of such Option or other Award) to the Company and to receive from the Company in exchange therefor, without payment to the Company, that number of Common Shares having an aggregate value equal to the excess of the fair market value of one share, at the time of such exercise, over the exercise price (or Option Price, as the case may be) per share, times the number of shares subject to the Award or the Option (or other Award), or portion thereof, which is so exercised or surrendered, as the case may be. The Committee shall be entitled in its discretion to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or Other Company Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee, equal to the aggregate value of the Common Shares it would otherwise be obligated to deliver. Any such election by the Committee shall be made as soon as practicable after the receipt by the Committee of written notice of the exercise of the Stock Appreciation Right. The value of a Common Share, Other Company Securities or property, or other forms of payment determined by the Committee for this purpose shall be the fair market value thereof on the last business day next preceding the date of the election to exercise the Stock Appreciation Right, unless the Committee, in its discretion, determines otherwise.

     (e) A Stock Appreciation Right may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Stock Appreciation Right or of the related Option (or other Award), or such other date as specified by the Committee, if at such time such Stock Appreciation Right has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof as provided in subparagraph 6(d) hereof.

     (f) No fractional shares may be delivered under this Paragraph 6, but in lieu thereof a cash or other adjustment shall be made as determined by the Committee in its discretion.

     7. RESTRICTED STOCK. Each Award of Restricted Stock under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish:

     (a) The Committee shall determine the number of Common Shares to be issued to a participant pursuant to the Award, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both.

     (b) Common Shares issued to a participant in accordance with the Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, or as otherwise determined by the Committee, for such period as the Committee shall determine, from the date on which the Award is granted (the "Restricted Period"). The Company will have the option, at the Committee's discretion, to repurchase the shares subject to the Award at such price as the Committee shall have fixed or to provide for forfeiture to the Company of the shares subject to the Award, which option or forfeiture may be exercisable (i) if the participant's continuous employment or performance of services for the Company and its Affiliates shall terminate for any reason, except solely by reason of a period of Related Employment as defined in Paragraph 14, or except as otherwise provided in subparagraph 7(c), prior to the expiration of the Restricted Period,
(ii) if, on or prior to the expiration of the Restricted Period or the earlier lapse of such forfeiture option, the participant has not paid to the Company an amount equal to any federal, state, local or foreign income or other taxes which the Company determines is required to be withheld in respect of such shares, or
(iii) under such other circumstances as determined by the Committee in its discretion. Such repurchase option or forfeiture shall be exercisable on such terms, in such manner and during such period as shall be determined by the Committee when the Award is made or as amended thereafter, except as otherwise determined in the Committee's discretion. Each certificate for Common Shares issued pursuant to a Restricted Stock Award shall bear an appropriate legend referring to the foregoing repurchase option or forfeiture and other restrictions and to the fact that the shares are partly paid, shall be deposited by the award holder with the Company, together with a stock power endorsed in blank, or shall be evidenced in such other manner permitted by applicable law as determined by the Committee in its discretion. Any attempt to dispose of any such Common Shares in contravention of the foregoing repurchase and forfeiture options and other restrictions shall be null and void and without effect. If Common Shares issued pursuant to a Restricted Stock Award shall be repurchased or forfeited pursuant to the repurchase option described above, the participant, or in the event of his death, his personal representative, shall forthwith deliver to the Secretary of the Company the certificates for the Common Shares awarded to the participant, accompanied by such instrument of transfer, if any, as may reasonably be required by the Secretary of the Company.

     (c) If a participant who has been in continuous employment or performance of services for the Company or an Affiliate since the date on which a Restricted Stock Award was granted to him shall, while in such employment or performance of services, die, or terminate such employment or performance of services by reason of disability as defined in Paragraph 12 or by reason of early normal or deferred retirement under an approved retirement program of the Company or an Affiliate (or such other plan or arrangement as may be approved by the Committee in its discretion, for this purpose) and any of such events shall occur after the date on which the Award was granted to him and prior to the end of the Restricted Period of such Award, the

Committee may determine to cancel the repurchase option or forfeiture (and any and all other restrictions) on any or all of the Common Shares subject to such Award; and the repurchase option or forfeiture shall become exercisable at such time as to the remaining shares, if any.

     8. PERFORMANCE GRANTS. The Award of a Performance Grant ("Performance Grant") to a participant will entitle him to receive a specified amount determined by the Committee (the "Actual Value"), if the terms and conditions specified herein and in the Award are satisfied. Each Award of a Performance Grant shall be subject to the following terms and conditions, and to such other terms and conditions, including but not limited to, restrictions upon any cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, issued in respect of the Performance Grant, as the Committee, in its discretion, shall establish, and shall be embodied in an instrument in such form and substance as is determined by the Committee.

     (a) The Committee shall determine the value or range of values of a Performance Grant to be awarded to each participant selected for an award and whether or not such a Performance Grant is granted in conjunction with an Award of Options, Stock Appreciation Rights, Restricted Stock or other Award, or any combination thereof, under the Plan (which may include, but need not be limited to, deferred Awards) concurrently or subsequently granted to the participant (the "Associated Award"). As determined by the Committee, the maximum value of each Performance Grant (the "Maximum Value") shall be: (i) an amount fixed by the Committee at the time the award is made or amended thereafter, (ii) an amount which varies from time to time based in whole or in part on the then current value of a Common Share, Other Company Securities or property, or other securities or property, or any combination thereof, or (iii) an amount that is determinable from criteria specified by the Committee. Performance Grants may be issued in different classes or series having different names, terms and conditions. In the case of a Performance Grant awarded in conjunction with an Associated Award, the Performance Grant may be reduced on an appropriate basis to the extent that the Associated Award has been exercised, paid to or otherwise received by the participant, as determined by the Committee.

     (b) The award period ("Award Period") in respect of any Performance Grant shall be a period determined by the Committee. At the time each Award is made, the Committee shall establish performance objectives to be attained within the Award Period as the means of determining the Actual Value of such a Performance Grant. The performance objectives shall be based on such measure or measures of performance, which may include, but need not be limited to, the performance of the participant, the Company, one or more of its subsidiaries or one or more of their divisions or units, or any combination of the foregoing, as the Committee shall determine, and may be applied on an absolute basis or be relative to industry or other indices, or any combination thereof. The Actual Value of a Performance Grant shall be equal to its Maximum Value only if the performance objectives are attained in full, but the Committee shall specify the manner in which the Actual Value of Performance Grants shall be determined if the performance objectives are met in part. Such performance measures, the Actual Value or the Maximum Value, or any combination thereof, may be adjusted in any manner by the Committee in its discretion at any time and from time to time during or as soon as practicable after the Award Period, if it determines that such performance measures, the Actual Value or the Maximum Value, or any combination thereof, are not appropriate under the circumstances.

     (c) The rights of a participant in Performance Grants awarded to him shall be provisional and may be cancelled or paid in whole or in part, all as determined by the Committee, if the participant's continuous employment or performance of services for the Company and its Affiliates shall terminate for any reason prior to the end of the Award Period, except solely by reason of a period of Related Employment as defined in Paragraph 14.

     (d) The Committee shall determine whether the conditions of subparagraph 8(b) or 8(c) hereof have been met and, if so, shall ascertain the Actual Value of the Performance Grants. If the Performance Grants have no Actual Value, the Award and such Performance Grants shall be deemed to have been cancelled and the Associated Award, if any, may be cancelled or permitted to continue in effect in accordance with its terms. If the Performance Grants have any Actual Value and:

          (i) were not awarded in conjunction with an Associated Award, the Committee shall cause an amount equal to the actual Value of the Performance Grants earned by the participant to be paid to him or his beneficiary as provided below; or

          (ii) were awarded in conjunction with an Associated Award, the Committee shall determine, in accordance with criteria specified by the Committee (A) to cancel the Performance Grants, in which event no amount in respect thereof shall be paid to the participant or his beneficiary, and the Associated Award may be permitted to continue in effect in accordance with its terms, (B) to pay the Actual Value of the Performance Grants to the participant or his beneficiary as provided below, in which event the Associated Award may be cancelled or (C) to pay to the participant or his beneficiary as provided below, the Actual Value of only a portion of the Performance Grants, in which a complimentary portion of the Associated Award may be permitted to continue in effect in accordance with its terms or be cancelled, as determined by the Committee.

     Such determination by the Committee shall be made as promptly as practicable following the end of the Award Period or upon the earlier termination of employment or performance of services, or at such other time or times as the Committee shall determine, and shall be made pursuant to criteria specified by the Committee.

     Payment of any amount in respect of the Performance Grants which the Committee determines to pay as provided above shall be made by the Company as promptly as practicable after the end of the Award Period or at such other time or times as the Committee shall determine, and may be made in cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof or in such other manner, as determined by the Committee in its discretion. Notwithstanding anything in this Paragraph 8 to the contrary, the Committee may, in its discretion, determine and pay out the Actual Value of the Performance Grants at any time during the Award Period.

     9. DEFERRAL OF COMPENSATION. The Committee shall determine whether or not an Award shall be made in conjunction with deferral of the participant's salary, bonus or other compensation, or any combination thereof, and whether or not such deferred amounts may be

          (i) forfeited to the Company or to other participants, or any combination thereof, under certain circumstances (which may include, but need not be limited to, certain types of termination of employment or performance of services for the Company and its Affiliates),

          (ii) subject to increase or decrease in value based upon the attainment of or failure to attain, respectively, certain performance measures and/or

          (iii) credited with income equivalents (which may include, but need not be limited to, interest, dividends or other rates of return) until the date or dates of payment of the Award, if any.

     10. DEFERRED PAYMENT OF AWARDS. The Committee may specify that the payment of all or any portion of cash, Common Shares, Other Company Securities or property, or any other form of payment, or any combination thereof, under an Award shall be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms, as the Committee shall determine in its discretion. Deferred payments of Awards may be made by undertaking to make payment in the future based upon the performance of certain investment equivalents (which may include, but need not be limited to, government securities, Common Shares, other securities, property or consideration, or any combination thereof), together with such additional amounts of income equivalents (which may be compounded and may include, but need not be limited to, interest, dividends or other rates of return, or any combination thereof) as may accrue thereon until the date or dates of payment, such investment equivalents and such additional amounts of income equivalents to be determined by the Committee in its discretion.

     11. AMENDMENT OR SUBSTITUTION OF AWARDS UNDER THE PLAN. The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any

Award and/or payments thereunder, or reduction of the Option Price of an Option or exercise price of an Award of Stock Appreciation Rights); provided, that no such amendment shall adversely affect in a material manner any right of a participant under the Award without his written consent, unless the Committee determines in its discretion that there have occurred or are about to occur significant changes in the participant's position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/benefit conditions which are determined by the Committee in its discretion to have or to be expected to have a substantial effect on the performance of the Company, or any subsidiary, affiliate, division or department thereof, on the Plan or an any Award under the Plan. The Committee may, in its discretion, permit holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under the Plan.

     12. DISABILITY. For the purposes of this Plan, a participant shall be deemed to have terminated his employment or performance of services for the Company and its Affiliates by reason of disability if the Committee shall determine that the physical or mental condition of the participant by reason of which such employment or performance of services terminated was such at that time as would entitle him to payment of monthly disability benefits under any disability plan of the Company or an Affiliate in which he is a participant. If the participant is not eligible for benefits under any disability plan of the Company or an Affiliate, he shall be deemed to have terminated such employment or performance of services by reason of disability if the Committee shall determine that he is permanently and totally disabled within the meaning of
Section 22(e)(3) of the Code.

     13. TERMINATION OF A PARTICIPANT. For all purposes under the Plan, the Committee shall determine whether a participant has terminated employment by or the performance of services for the Company or an Affiliate, provided that transfers between the Company and an Affiliate or between Affiliates, and approved leaves of absence shall not be deemed such a termination.

     14. RELATED EMPLOYMENT. For the purposes of this Plan, Related Employment shall mean the employment or performance of services by an individual for an employer that is neither the Company nor an Affiliate, provided that (i) such employment or performance of services is undertaken by the individual at the request of the Company or an Affiliate, (ii) immediately prior to undertaking such employment or performance of services, the individual was employed by or performing services for the Company or an Affiliate or was engaged in Related Employment as herein defined, and (iii) such employment or performance of services is in the best interests of the Company and is recognized by the Committee, in its discretion, as Related Employment for purposes of this Paragraph 14. The death or disability of an individual during a period of Related Employment as herein defined shall be treated, for purposes of this Plan, as if the death or onset of disability had occurred while the individual was employed by or performing services for the Company or an Affiliate.

     15. DILUTION AND OTHER ADJUSTMENTS. In the event of any change in the outstanding Common Shares of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, share offering, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, if the Committee shall determine, in its discretion, that such change equitably requires an adjustment in the terms of any Award or the number of Common Shares available for Awards, such adjustment may be made by the Committee and shall be final, conclusive and binding for all purposes of the Plan.

     16. DESIGNATION OF BENEFICIARY BY PARTICIPANT. A participant may name a beneficiary to receive any payment to which he may be entitled in respect of any Award under the Plan in the event of his death, on a written form to be provided by and filed with the Committee, and in a manner determined by the Committee in its discretion. The Committee reserves the right to review and approve beneficiary designations. A participant may change his beneficiary from time to time in the same manner, unless such participant has made an irrevocable designation. Any designation of beneficiary under the Plan (to the extent it is valid and enforceable under applicable law) shall be controlling over any other disposition, testamentary or otherwise, as determined by the Committee in its discretion. If no designated beneficiary survives the participant and is living on the date on which any amount becomes payable to such participant's beneficiary, such payment will be made to the legal representatives of the participant's estate, and the term "beneficiary" as used in the Plan shall be deemed to include such person or persons. If there is any question as to the legal right of any beneficiary to receive a distribution under the Plan, the Committee in its discretion may determine that the amount in question be paid to the legal representatives of the estate of the participant, in which event the Company, the Board and the Committee and the members thereof will have no further liability to anyone with respect to such amount.

     17. CHANGE IN CONTROL.

     (a) Upon any Change in Control:

          (i) each Stock Option and Stock Appreciation Right that is outstanding on the date of such Change in Control shall be exercisable in full immediately;

          (ii) all restrictions with respect to Restricted Stock shall lapse immediately, and the Company's right to repurchase or forfeit any Restricted Stock outstanding on the date of such Change in Control shall thereupon terminate and the certificates representing such Restricted Stock and the related stock powers shall be promptly delivered to the participants entitled thereto; and

          (iii) All Award Periods for the purposes of determining the amounts of Awards of Performance Grants shall end as of the end of the calendar quarter immediately preceding the date of such Change in Control, and the amount of the Award payable shall be the portion of the maximum possible Award allocable to the portion of the Award Period that had elapsed and the results achieved during such portion of the Award Period.

     (b) For this purpose, a Change in Control shall be deemed to occur when and only when any of the following events first occurs:

          (i) any person who is not currently such becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities; or

          (ii) three or more directors, whose election or nomination for election is not approved by a majority of the Incumbent Board (as hereinafter defined), are elected within any single 24-month period to serve on the Board of Directors; or

          (iii) members of the Incumbent Board cease to constitute a majority of the Board of Directors without the approval of the remaining members of the Incumbent Board; or

          (iv) any merger (other than a merger where the Company is the survivor and there is no accompanying Change in Control under subparagraphs (i),
     (ii) or (iii) of this paragraph (b)), consolidation, liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company.

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to subparagraph (i) of this paragraph (b) solely because 25% or more of the combined voting power of the Company's outstanding securities is acquired by one or more employee benefit plans maintained by the Company or by any other employer, the majority interest in which is held, directly or indirectly, by the Company. For purposes of this Section 17, the terms "person" and "beneficial owner" shall have the meaning set forth in Sections 3(a) and 13(d) of the Exchange Act, and in the regulations promulgated thereunder, as in effect on December 15, 1993; and the term "Incumbent Board" shall mean (A) the members of the Board of Directors of the Company on December 31, 1993, to the extent that they continue to serve as members of the Board of Directors, and (B) any individual who becomes a member of the Board of Directors after December 31, 1993, if his election or nomination for election as a director was approved by a vote of at least three-quarters of the then Incumbent Board.

     18. MISCELLANEOUS PROVISIONS.

     (a) No employee or other person shall have any claim or right to be granted an Award under the Plan. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the Company or any Affiliate, and the right to terminate the employment of or performance of services by any participant at any time and for any reason is specifically reserved.

     (b) No participant or other person shall have any right with respect to the Plan, the Common Shares reserved for issuance under the Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Award applicable to such recipient (and each person claiming under or through him) have been met.

     (c) Except as may be approved by the Committee where such approval shall not adversely affect compliance of the Plan with Rule 16b-3 under the Exchange Act, a participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that any Option or similar right (including, but not limited to, a Stock Appreciation Right) offered pursuant to the Plan shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the participant's lifetime only by him.

     (d) No Common Shares, Other Company Securities or property, other securities or property, or other forms of payment shall be issued hereunder with respect to any Award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

     (e) It is the intent of the Company that the Plan comply in all respects with Rule 16b-3 under the Exchange Act, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3.

     (f) The Company and its Affiliates shall have the right to deduct from any payment made under the Plan, any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under the Plan, that the participant (or any beneficiary or person entitled to act) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof. Notwithstanding anything in the Plan to the contrary, the Committee may, in its discretion, permit an eligible participant (or any beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, owned by such person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a fair market value equal to the amount of such taxes.

     (g) The expenses of the Plan shall be borne by the Company. However, if an Award is made to an individual employed by or performing services for an
Affiliate:

          (i) if such Award results in payment of cash to the participant, such Affiliate shall pay to the Company an amount equal to such cash payment unless the Committee shall otherwise determine in its discretion;

          (ii) if the Award results in the issuance by the Company to the participant of Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, such Affiliate shall, unless the Committee shall otherwise determine in its discretion, pay to the Company an amount equal to the fair market value thereof, as determined by the Committee, on the date such Common Shares, other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, are issued (or in the case of the issuance of Restricted Stock or of Common Shares, Other Company Securities or property, or other securities or property, or other forms of payment subject to transfer and forfeiture conditions, equal to the fair market value thereof on the date on which they are no longer subject to applicable restrictions), minus the amount, if any, received by the Company in respect of the purchase of such Common Shares, Other Company Securities or property, other securities or property or other forms of payment, or any combination thereof, all as the Committee shall determine in its discretion; and

          (iii) the foregoing obligations of any such Affiliate entity shall survive and remain in effect and binding on such entity even if its status as an Affiliate of the Company should subsequently cease, except as otherwise agreed by the Company and the entity.

     (h) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan, and rights to the payment of Awards shall be no greater than the rights of the Company's general creditors.

     (i) By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken by the Company, the Board or the Committee or its delegates.

     (j) Fair market value in relation to Common Shares, Other Company Securities or property, other securities or property or other forms of payment of Awards under the Plan or any combination thereof, as of any specific time shall mean such value as determined by the Committee in accordance with applicable law.

     (k) The masculine pronoun includes the feminine and the singular includes the plural wherever appropriate.

     (l) The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Awards hereunder or any Common Shares issued pursuant hereto as may be required by Section 13 or 15(d) of the Exchange Act (or any successor provision) or any other applicable statute, rule or regulation.

     (m) The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

     19. PLAN AMENDMENT OR SUSPENSION. The Plan may be amended or suspended in whole or in part at any time and from time to time by the Board, but no amendment shall be effective unless and until the same is approved by shareholders of the Company where the failure to obtain such approval would adversely affect the compliance of the Plan with Rule 16b-3 under the Exchange Act and with other applicable law. No amendment of the Plan shall adversely affect in a material manner any right of any participant with respect to any Award theretofore granted without such participant's written consent, except as permitted under Paragraph 11.

     20. PLAN TERMINATION. This Plan shall terminate upon the earlier of the following dates or events to occur:

     (a) upon the adoption of a resolution of the Board terminating the Plan; or

     (b) ten years from the date the Plan is initially approved and adopted by the shareholders of the Company in accordance with Paragraph 21 hereof; provided, however, that the Board may, prior to the expiration of such ten-year period, extend the term of the Plan for an additional period of up to five years for the grant of Awards other than Incentive Stock Options. No termination of the Plan shall materially alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan except that subsequent to termination of the Plan, the Committee may make amendments permitted under Paragraph 11.

     21. SHAREHOLDER ADOPTION. The Plan shall be submitted to the shareholders of the Company for their approval and adoption at a meeting to be held on or before December 31, 1993, or at any adjournment thereof. The Plan shall not be effective and no Award shall be made hereunder unless and until the Plan has been so approved and adopted. The shareholders shall be deemed to have approved and adopted the Plan only if it is approved and adopted at a meeting of the shareholders duly held by vote taken in the manner required by the laws of the State of Delaware and the applicable Federal securities laws.

                            ALLEGRO NEW MEDIA, INC.

     The undersigned hereby appoints Barry A. Cinnamon and Mark E. Leininger, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in ALLEGRO NEW MEDIA, INC., a Delaware corporation, at the
Special Meeting of Stockholders scheduled to be held on           , 1996 and any
adjournments thereof.

     The Board of Directors recommends a vote FOR the following proposals:

1. Proposal to approve the Merger and the Agreement and Plan of Reorganization (the "Agreement") dated as of October 1, 1996, among Allegro, SPC Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Allegro (the "Merger Sub"), and Software Publishing Corporation, a Delaware corporation ("SPC") and the transactions contemplated thereby, pursuant to which, among other things (x) Merger Sub will be merged with and into SPC (the "Merger") and (y) each share of Common Stock, par value $.001 per share, of SPC (the "SPC Common Stock") will be converted into the right to receive, and become exchangeable for, 0.26805 shares of the Company's Common Stock, par value $.001 per share (the "Allegro Common Stock")

     FOR [ ]                  AGAINST [ ]                  ABSTAIN [ ]

2. Proposal to amend the Company's Certificate of Incorporation, increasing the number of shares of Allegro Common Stock authorized to be issued from 18,000,000 to 30,000,000, subject to and upon consummation of the Merger, as set forth in Annex "E" .

     FOR [ ]                  AGAINST [ ]                  ABSTAIN [ ]

3. Proposal to amend the Company's Certificate of Incorporation, eliminating the Company's Class A Convertible Preferred Stock, as set forth in Annex "F".

     FOR [ ]                  AGAINST [ ]                  ABSTAIN [ ]

4. Proposal to amend to the Company's 1994 Long Term Incentive Plan, increasing the number of shares available for options from 1,000,000 to 3,000,000, subject to and upon consummation of the Merger, as set forth in Annex "G".

     FOR [ ]                  AGAINST [ ]                  ABSTAIN [ ]

5. Upon such other business as may properly come before the meeting or any adjournment thereof.

                  (Continued and to be signed on reverse side)
  ............................................................................

     THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, SHAREHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR PROPOSALS 1 THROUGH 4, AS SET FORTH ON THE REVERSE HEREOF.

     Dated:           , 1996
                                                                       [L.S.]
                                          ---------------------------
                                                                       [L.S.]
                                          ---------------------------
                                          (Note: Please sign exactly as your
                                          name appears hereon. Executors,
                                          administrators, trustees, etc. should
                                          so indicate when signing, giving full
                                          title as such. If signer is a
                                          corporation, execute in full corporate
                                          name by authorized officer. If shares
                                          are held in the name of two or more
                                          persons, all should sign.)

        PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE